Exhibit 99.2

**No securities regulatory authority in Canada or any other jurisdiction has expressed an opinion about, or passed upon the fairness or merits of, the transaction described in this document, the securities offered pursuant to such transaction or the adequacy of the information contained in this document and it is an offense to claim otherwise.**

GAMESQUARE

# NOTICE OF SPECIAL MEETING

# AND

# MANAGEMENT INFORMATION CIRCULAR

# WITH RESPECT TO A SPECIAL MEETING OF SHAREHOLDERS

# OF

# GAMESQUARE HOLDINGS, INC.

**TO BE HELD ON FEBRUARY 27, 2024**
**10:00 a.m. EST**

**The members of the Board of Directors of GameSquare Holdings, Inc.**
**UNANIMOUSLY recommend that Shareholders vote FOR the Merger Resolution**

*These materials are important and require your immediate attention. They require Shareholders of GameSquare Holdings, Inc. to make an important decision. If you are in doubt as to how to make such decision, please contact your financial, legal or other professional advisor. If you have any questions or require more information with regard to the procedures for voting, please contact Computershare Trust Company of Canada, by telephone at 1-416-263-9200 or toll-free at 1-800-564-6253 or by email at resolution@computershare.com*

January 29, 2024

Dear Shareholders:

On October 20, 2023, GameSquare Holdings, Inc. ("**GameSquare**") announced that it had entered into an agreement and plan of merger pursuant to which GameSquare is to acquire FaZe Holdings Inc. ("**FaZe**") in an all-share transaction (the "**Merger**"). The Merger seeks to bring together two complementary businesses to create one of the world's leading content, media and entertainment companies focused on gaming, esports and youth culture. The acquisition of FaZe continues GameSquare's strategy of acquiring leading companies in esports, gaming and youth culture to increase capabilities, grow scale, unlock cost savings, empower fans and creators and drive value for shareholders.

If the Merger is completed, FaZe shareholders will receive 0.13091 of a common share in the capital of GameSquare ("**GameSquare Shares**") for each issued and outstanding share of FaZe common stock ("**FaZe Shares**"). This exchange ratio was fixed at the time of signing of the Merger and will not be adjusted to reflect share price changes prior to the closing of the Merger.

Based on the number of FaZe Shares outstanding on the record date for the special meeting of FaZe shareholders, GameSquare expects to issue approximately 10,132,951 GameSquare Shares to holders of FaZe Shares on closing of the Merger, which would represent approximately 43.82% of the issued and outstanding GameSquare Shares on closing of the Merger (not including shares to be issued pursuant to the proposed GameSquare private placement (the "**GameSquare PIPE**")).

FaZe Shares are currently listed for trading on the Nasdaq under the symbol "FAZE". Following completion of the Merger, GameSquare Shares will continue to trade on the Nasdaq and TSXV under the symbol "GAME" and FaZe Shares will cease to be listed for trading. In order to become effective, among other things, the Merger requires the approval of both the shareholders of GameSquare and FaZe.

In connection with the Merger, GameSquare has called a special meeting of shareholders (the "**Meeting**"), which will include the consideration of a resolution to approve issuance of the consideration shares as part of the Merger to the securityholders of FaZe (the "**Merger Resolution**"). After careful consideration of the Merger, the board of directors of GameSquare has unanimously recommended that GameSquare shareholders vote in favour of the Merger Resolution. In order to become effective, the Merger Resolution requires the affirmative vote of the holders of a majority of the issued and outstanding GameSquare Shares entitled to vote at the Meeting on the Merger Resolution.

FaZe will hold a meeting of FaZe shareholders on February 16, 2024 at which FaZe shareholders will consider and vote on the approval of the Merger.

Shareholders of GameSquare are also being asked, among other things set out below, to approve a special resolution authorizing and approving the continuance of GameSquare from the laws of the Province of British Columbia to the laws of the State of Delaware (the "**Continuance**") and approving the articles of domestication and certificate of incorporation of the continued corporation. If approved, the Continuance is expected to occur prior to the Merger.

As further set out in the circular, shareholders of GameSquare will be asked at the Meeting to consider and, if deemed advisable, to pass, without or without variation, (i) an ordinary resolution to approve the issuance of the consideration shares as part of the Merger to the securityholders of FaZe; (ii) an ordinary resolution to approve GameSquare's amended and restated Omnibus Plan (the "**Omnibus Plan**"), including the increase to the number of securities available under the Omnibus Plan; (iii) a resolution of disinterested shareholders to approve the grant of up to an aggregate of 3% of the outstanding GameSquare

Shares outside the Omnibus Plan as an inducement to certain of the founders of FaZe who will be employed by GameSquare following the Merger; (iv) a special resolution authorizing and approving the continuance of GameSquare from the laws of the Province of British Columbia to the laws of the State of Delaware and approving the articles of domestication and certificate of incorporation of the continued corporation; (v) an ordinary resolution approving, on a non-binding advisory basis, the compensation that may be paid or become payable to GameSquare's named executive officers that is based or otherwise relates to the Merger; (vi) an ordinary resolution approving the adjournment of the Meeting from time to time to solicit additional proxies in favour of the Merger Resolution and/or the Continuance Resolution; (vii) an ordinary resolution approving, in accordance with Nasdaq rule 5635(d), issuance of more than 20% of GameSquare Shares at a discount to affiliates in accordance with the Backstop Agreement and under the GameSquare PIPE and a resolution approving, in accordance with Multilateral Instrument 61-101 – *Protection of Minority Security Holders in Special Transactions*, issuance of GameSquare Shares to certain insiders of GameSquare in accordance with the Backstop Agreement and under the GameSquare PIPE, and (viii) an ordinary resolution of disinterested shareholders approving the potential creation of new "Control Persons" of GameSquare within the meaning of the applicable policies of the TSX Venture Exchange.

Your vote is important regardless of how many GameSquare Shares you own. To ensure that your GameSquare Shares will be represented at the Meeting, whether or not you are personally able to attend, registered holders of GameSquare Shares are asked to return the enclosed form of proxy, properly completed and signed, prior to 10:00 a.m. (Toronto time) on February 23, 2024 (or a day, other than a Saturday, Sunday or holiday which is at least two (2) business days prior to any adjournment or postponement of the Meeting). The proxy deadline may be waived or extended by the Chair of the Meeting, in their sole discretion without notice.

Thank you for your continued support of GameSquare.

Sincerely,

***/s/ "Lou Schwartz"***
Lou Schwartz
President and Chairman

# GAMESQUARE HOLDINGS, INC.

## NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

**TAKE NOTICE** that the special meeting (the "**Meeting**") of shareholders (the "**Shareholders**") of GameSquare Holdings, Inc. ("**GameSquare**" or the "**Corporation**") will be held on February 27, 2024 at the offices of Blake, Cassels & Graydon LLP located at 199 Bay Street, Suite 4000, Commerce Court West, Toronto, Ontario M5L 1A9 commencing at 10:00 a.m. (Toronto time), for the following purposes:

1) to consider, and if deemed advisable, to pass, with or without variation, an ordinary resolution (the "**Merger Resolution**"), the full text of which is attached as **Schedule B** to the Circular, approving the issuance of common shares in the capital of GameSquare (the "**GameSquare Shares**") forming the consideration to be issued to securityholders of FaZe Holdings Inc. ("**FaZe**"), including the GameSquare Shares issuable to the holders of each share of common stock of FaZe and the GameSquare Shares issuable upon exercise of: (i) FaZe warrants which will be assumed by GameSquare and converted into GameSquare warrants; (ii) FaZe options which will be assumed by GameSquare and converted into GameSquare options, and (iii) restricted shares and units of FaZe which will be assumed by GameSquare and converted into GameSquare restricted shares and units, in each case, in connection with the agreement and plan of merger dated October 19, 2023 among GameSquare, GameSquare Merger Sub I, Inc. and FaZe, as may be amended from time to time, pursuant to which GameSquare will acquire all of FaZe's securities and FaZe will become a wholly-owned subsidiary of GameSquare, all as more particularly set forth in the Circular (the "**Merger**");

2) to consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution to approve the Corporation's amended and restated Omnibus Plan to increase the number of securities available under the Omnibus Plan;

3) to consider, and if deemed advisable, to pass, with or without variation, an ordinary resolution of disinterested shareholders to approve the grant of awards representing up to 1% of the issued GameSquare Shares, respectively, and 3% in the aggregate, to be issued to three of the founders of FaZe as an inducement to each of them to enter into a contract of full-time employment with GameSquare;

4) to consider, and if deemed advisable, to pass, with or without variation, a special resolution authorizing and approving the continuance of GameSquare from the laws of the Province of British Columbia to the laws of the State of Delaware (the "**Continuance**") and approving the articles of domestication and certificate of incorporation of the continued corporation (the "**Continuance Resolution**"), the full text of which is set forth in **Schedule H** to the Circular;

5) to consider, and if deemed advisable, to pass an ordinary resolution approving, on a non-binding advisory basis, compensation that may be paid or become payable to GameSquare's named executive officers that is based on or otherwise relates to the Merger;

6) to consider, and if deemed advisable, to pass, with or without variation, an ordinary resolution approving the adjournment of the Meeting from time to time to solicit additional proxies in favour of the Merger Resolution and/or the Continuance Resolution;

7) to consider, and if deemed advisable, to pass, with or without variation, an ordinary resolution approving, in accordance with Nasdaq rule 5635(d), the issuance of more than 20% of the outstanding GameSquare Shares at a discount to its affiliates in accordance with the Backstop

Agreement (as defined in the Circular) and under the GameSquare PIPE and a resolution approving, in accordance with Multilateral Instrument 61-101 – *Protection of Minority Security Holders in Special Transactions*, issuance of GameSquare Shares to certain insiders of GameSquare in accordance with the Backstop Agreement and under the GameSquare PIPE;

8) a resolution of disinterested Shareholders approving the potential creation of new "Control Persons" of GameSquare within the meaning of the applicable policies of the TSXV; and

9) to consider any permitted amendment to, or variation of, any matter identified in this Notice of Special Meeting (the "**Notice**") and to transact such other business as may properly come before the Meeting or any adjournment thereof. Management is not currently aware of any other matters that could come before the Meeting.

Accompanying this Notice are: (1) the Circular; and (2) a form of proxy. The Circular provides further information respecting proxies and the matters to be considered at the Meeting and is deemed to form part of this Notice.

**Registered Shareholders who are unable to attend the Meeting in person and who wish to ensure that their GameSquare Shares will be voted at the Meeting, must complete, date and execute the enclosed form of proxy, or another suitable form of proxy, and deliver it in accordance with the instructions set out in the form of proxy and in the Circular.**

**Non-registered Shareholders who plan to attend the Meeting must follow the instructions set out in the form of proxy and in the Circular to ensure that their GameSquare Shares will be voted at the Meeting. If you hold your GameSquare Shares in a brokerage account, you are a non-registered Shareholder.**

Pursuant to the *Business Corporations Act* (British Columbia) (the "**BCBCA**"), a registered Shareholder may, until the close of business on February 25, or at least two days before any date to which the Meeting may be postponed or adjourned, give GameSquare a notice of dissent by sending it to GameSquare at 6775 Cowboys Way, Ste. 1335, Frisco, Texas, USA, 75034, Attention: Corporate Secretary, with respect to the Continuance Resolution set forth in **Schedule H** to the Circular. As a result of giving a notice of dissent you may, on receiving from GameSquare a notice under section 243 of the BCBCA that GameSquare intends to act or has acted on the authority of the Continuance Resolution, require GameSquare to purchase all of your GameSquare Shares in respect of which the notice of dissent was given. This dissent right, and the procedures for its exercise, are as described in the Circular under the heading "*Continuance – Dissent Rights*" and in **Schedule I** of the Circular. Only registered Shareholders are entitled to exercise rights of dissent. Failure to comply strictly with the dissent procedures described in the Circular and **Schedule I** will result in the loss or unavailability of any right of dissent.

Non-registered Shareholders whose GameSquare Shares are registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that **ONLY REGISTERED SHAREHOLDERS ARE ENTITLED TO DISSENT IN RESPECT OF THE CONTINUANCE RESOLUTION**. Non-registered beneficial Shareholders should contact their broker, investment dealer, bank or other nominee in order to exercise dissent rights. It is strongly suggested that any Shareholder wishing to dissent seek independent legal advice.

A Shareholder that intends to give a notice of dissent with respect to any GameSquare Shares registered in their name should not vote those GameSquare Shares in favor of the Continuance Resolution.

**DATED** at Frisco, Texas, January 29, 2024.

**BY ORDER OF THE BOARD OF DIRECTORS**

**On behalf of the Board of Directors of GameSquare**,
***/s/ "Lou Schwartz"***
Lou Schwartz
President and Chairman

# TABLE OF CONTENTS

# GAMESQUARE HOLDINGS, INC.

## MANAGEMENT INFORMATION CIRCULAR

This Circular and accompanying form of proxy are furnished in connection with the solicitation of proxies by the management of GameSquare Holdings, Inc. ("**GameSquare**" or the "**Corporation**") for use at the special meeting (the "**Meeting**") of holders (the "**Shareholders**") of common shares of the Corporation to be held on February 27, 2024 at the offices of Blake, Cassels & Graydon LLP located at 199 Bay Street, Suite 4000, Commerce Court West, Toronto, Ontario M5L 1A9 commencing at 10:00 a.m. (Toronto time), and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of special meeting (the "**Notice of Meeting**").

All summaries of, and references to, the Merger Agreement, the Merger Resolution, the Backstop Agreement or the Omnibus Plan in this Circular are qualified in their entirety by reference to the complete text of these documents, each of which is either included as a schedule to this Circular or filed under the Corporation's profile on SEDAR+ at www.sedarplus.com or EDGAR at www.sec.gov.

In this Circular, references to "the Corporation" and "GameSquare" refer to GameSquare Holdings, Inc., and "FaZe" refers to FaZe Holdings Inc. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Glossary of Terms, which can be found in **Schedule A** of this Circular.

This Circular contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this Circular may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Shareholders are urged to carefully read the full text of these documents.

## GENERAL MATTERS

### *Information Contained in this Circular*

The information contained in this Circular, unless otherwise indicated, is given as of January 26, 2024.

No person has been authorized by the Corporation to give any information (including any representations) in connection with the matters to be considered at the Meeting other than the information contained in this Circular. This Circular does not constitute an offer to buy, or a solicitation of an offer to acquire, any securities, or a solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or is unlawful. Information contained in this Circular should not be construed as legal, tax or financial advice, and Shareholders should consult their own professional advisors concerning the consequences of the Merger in their own circumstances.

This Circular and the matters discussed in the Circular including the Merger have not been approved or disapproved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of such transactions or upon the accuracy or adequacy of the information contained in this Circular. Any representation to the contrary is unlawful.

***Information Contained in this Circular Regarding FaZe***

Certain information included or incorporated by reference in this Circular pertaining to FaZe, has been furnished by FaZe, or is derived from FaZe's publicly available documents. With respect to this information, the GameSquare Board of Directors has relied exclusively upon FaZe, without independent verification by the Corporation. Although the Corporation does not have any knowledge that would indicate that such information is untrue or incomplete, neither the Corporation nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information, or for the failure by FaZe to disclose events or information that may affect the completeness or accuracy of such information.

For further information regarding FaZe, please refer to FaZe's filings with the securities regulatory authorities which may be obtained under FaZe's profile on EDGAR at www.sec.gov.

***Financial Information***

Unless otherwise indicated, all financial information referred to in this Circular was prepared in accordance with IFRS or, in the case of, FaZe financial information in accordance with U.S. GAAP.

***Currency***

Except as otherwise indicated in this Circular, references to "$", "U.S. dollars" or "US$" are to the currency of the United States and references to "C$" are to Canadian dollars.

On January 26, 2024, the final business day prior to the date hereof, the daily average rate of exchange posted by the Bank of Canada for conversion of U.S. dollars into Canadian dollars was US$1.00 equals C$1.3449.

## NOTICE TO SECURITYHOLDERS IN THE UNITED STATES

**NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR THE SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES HAVE PASSED UPON THE ADEQUACY OR ACCURACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.**

***Canadian Circular***

This Circular has been prepared in accordance with disclosure requirements applicable in Canada, and the solicitations and transactions contemplated in this Circular are made in the United States for securities of a Canadian issuer in accordance with Canadian corporate law and Canadian Securities Laws.

***IFRS Accounting Principles***

Financial statements of GameSquare included or incorporated by reference in this Circular have been prepared in accordance with IFRS as issued by the International Accounting Standards Board, which differs from U.S. GAAP in certain material respects, and thus they may not be comparable to financial statements of U.S. companies.

***Enforcement of Civil Liabilities***

The enforcement by securityholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that GameSquare is incorporated or organized outside the United States, that some of

its directors and officers and the experts named in this Circular are not residents of the United States and that a portion of its assets and the assets of said persons may be located outside the United States. As a result, securityholders in the United States may be unable to effect service of process within the United States upon GameSquare, its officers and directors or the experts named herein, or to realize against them upon judgments of courts of the United States predicated upon civil liabilities under the federal securities laws of the United States or any applicable securities laws of any state of the United States. In addition, securityholders in the United States should not assume that the courts of Canada: (i) would enforce judgments of United States courts obtained in actions against such persons predicated upon civil liabilities under the federal securities laws of the United States or any applicable securities laws of any state of the United States; or (ii) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the federal securities laws of the United States or any applicable securities laws of any state of the United States.

## CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Circular and the documents incorporated into this Circular by reference contain "forward-looking statements" and "forward-looking information" within the meaning of Securities Laws (forward-looking statements and forward-looking information being collectively referred to as "**forward-looking statements**") that are based on expectations, estimates and projections as at the date of this Circular or the dates of the documents incorporated by reference, as applicable. This forward-looking information includes, but is not limited to, statements and information concerning future events or, following the Merger, the future financial or operating performance of GameSquare and FaZe (collectively, the "**Combined Company**"), including pro forma and estimated financial information and projections (including EBITDA and Adjusted EBITDA), forecasts or other characterizations of future events or circumstances, including any underlying assumptions and other "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995 (the "**PSLRA**")). They include statements regarding the parties' ability to close the Merger, the anticipated benefits of the Merger and may include statements and expectations regarding the combined business. In addition, words such as "estimates," "projected," "expects," "estimated," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "should," "will," "would," "future," "propose," "predict," "potential," "continue," "target," "goal," "objective," "outlook" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

The forward-looking statements are based on the current expectations of the management of GameSquare and/or FaZe, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this Circular. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC or on SEDAR+ by GameSquare and FaZe and, include, but are not limited to, the following:

- the timing or our ability to complete the Merger;

- the failure to realize the anticipated benefits of the Merger, which may be affected by, among other things, competition, the ability of the Combined Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees;

- delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the Merger;
- the outcome of any legal proceedings that may be instituted in connection with the Merger;
- the inability to complete the transactions contemplated by the proposed Merger due to the failure to satisfy any conditions to closing, including the failure to obtain certain approvals of GameSquare shareholders and/or FaZe stockholders;
- the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including the failure to satisfy any of the conditions to closing in the Merger Agreement;
- the failure to realize anticipated pro forma results or projections and underlying assumptions, including with respect to the purchase price;
- the projected financial information, anticipated growth rate and market opportunity for the Combined Company;
- our success in retaining or recruiting, our principal officers, key employees or directors following the Merger;
- intense competition and competitive pressures from other companies in the industry in which the Combined Company will operate;
- factors relating to the business, operations and financial performance of the Combined Company, including market conditions and global and economic factors beyond the Combined Company's control;
- the risk that the transaction contemplated by the Merger Agreement disrupt current plans and operations of GameSquare or FaZe as a result of the announcement and consummation of the Merger Agreement and the transactions contemplated thereby;
- macroeconomic conditions related to the global COVID-19 pandemic or any other global pandemic;
- costs related to the Merger;
- the effect of legal, tax and regulatory changes;
- the outbreak or escalation of military hostilities, including between Russian and Ukraine and the Israel-Hamas conflict and the potential destabilizing effect such conflicts may pose for global markets;
- potential for limited liquidity, defaults, non-performance or other adverse developments occurring with respect to U.S. banks or other financial institutions, such as the closure of Silicon Valley Bank, or concerns or rumors about any events of these kinds or other similar risks, could pose risks to the U.S. and global economy and our liquidity may be adversely affected; and

- other factors detailed under the section entitled "*Risk Factors Relating to the Merger*" and additional risks are discussed under the heading *"Information Concerning FaZe - Risk Factors"* in **Schedule C** to this Circular.

The forward-looking statements contained in this Circular are based on current expectations and beliefs concerning future developments and their potential effects on GameSquare and/or FaZe.

There can be no assurance that future developments affecting GameSquare and/or FaZe will be those that GameSquare and/or FaZe have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond GameSquare's control or the control of FaZe) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading "*Risk Factors Relating to the Merger*" and additional risks are discussed under the heading *"Information Concerning FaZe - Risk Factors"* in **Schedule C** to this Circular. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made herein prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Neither GameSquare nor FaZe undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before you grant your proxy or instruct how your vote should be cast or vote on the resolutions to be presented at the Meeting, you should be aware that the occurrence of the events described in the sections entitled "*Risk Factors Relating to the Merger*", *"Information Concerning FaZe - Risk Factors"* in **Schedule C** to this Circular and elsewhere in this Circular may adversely affect GameSquare, FaZe, or, following the consummation of the Merger, the Combined Company.

## SUMMARY

*The following summary should be read together with the more detailed information contained elsewhere in the Circular, including the Schedules hereto. Capitalized terms have the meanings ascribed to such terms in the Glossary of Terms in **Schedule A**. This summary is qualified in its entirety by the more detailed information appearing or referred to elsewhere herein.*

### Date, Place and Time of Meeting

The Meeting will be held at the offices of Blake, Cassels & Graydon LLP located at 199 Bay Street, Suite 4000, Commerce Court West, Toronto, Ontario M5L 1A9, at 10:00 a.m. (Toronto time) on February 27, 2024.

### Record Date

The GameSquare Board of Directors has fixed the close of business on January 5, 2024, as the record date for the determination of the GameSquare Shareholders entitled to receive notice of, and vote at, the Meeting. Only Shareholders whose names have been entered in the register of shareholders as of the close of business on January 5, 2024, will be entitled to receive notice of, and to vote at, the Meeting.

### Business of the Meeting

At the Meeting, Shareholders will be asked to consider, and if deemed advisable, pass, with or without variation: (i) an ordinary resolution authorizing and approving the Merger including the issuance of GameSquare Shares forming the consideration for the Merger; (ii) an ordinary resolution to approve the amended and restated Omnibus Plan to increase the number of securities available under the Omnibus Plan; (iii) an ordinary resolution of disinterested Shareholders to approve the grant of awards representing up to 1% of the issued GameSquare Shares, respectively, and 3% in the aggregate, outside of the Omnibus Plan, to be issued to three of the founders of FaZe as an inducement to each of them to enter into a contract of full-time employment with GameSquare; (iv) a special resolution authorizing and approving the continuance of GameSquare from the laws of the Province of British Columbia to the laws of the State of Delaware and approving the articles of domestication and certificate of incorporation of the continued corporation; (v) an ordinary resolution approving, on a non-binding advisory basis, compensation that may be paid or become payable to GameSquare's named executive officers that is based on or otherwise relates to the Merger; (vi) an ordinary resolution approving the adjournment of the Meeting from time to time to solicit additional proxies in favour of the Merger Resolution and/or the Continuance Resolution; (vii) an ordinary resolution approving, in accordance with Nasdaq rule 5635(d), issuance of more than 20% of its outstanding shares at a discount to affiliates in accordance with the Backstop Agreement and under the GameSquare PIPE and a resolution approving, in accordance with MI 61-101, issuance of GameSquare Shares to certain insiders of GameSquare in accordance with the Backstop Agreement and under the GameSquare PIPE; and (viii) an ordinary resolution of disinterested Shareholders approving the potential creation of new "Control Persons" of GameSquare within the meaning of the applicable policies of the TSXV.

Shareholders may also be asked to consider any permitted amendment to, or variation of, any matter identified in the Notice and to transact such other business as may properly come before the Meeting or any adjournment thereof. Management is not currently aware of any other matters that could come before the Meeting.

***The Merger Agreement***

On October 19, 2023, GameSquare entered into the Merger Agreement with FaZe pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, GameSquare Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of GameSquare ("**Merger Sub**"), will merge with and into FaZe (the "**Merger**"), with FaZe surviving such Merger as a wholly-owned subsidiary of GameSquare.

Merger Consideration

On the terms and subject to the conditions of the Merger Agreement, each share of common stock, par value $0.0001 per share, of FaZe (the "**FaZe Share**") issued and outstanding immediately prior to the effective time of the Merger (the "**Effective Time**") (other than shares held in treasury by FaZe or held directly by GameSquare or Merger Sub) will be converted into the right to receive 0.13091 (the "**Exchange Ratio**") of a fully paid and non-assessable GameSquare Share and, if applicable, cash in lieu of fractional FaZe Shares, subject to any applicable withholding.

Each share of common stock, par value $0.001 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per FaZe Share as the surviving corporation.

No fractional GameSquare Shares will be issued in connection with the Merger.

Treatment of FaZe Equity Awards

At the Effective Time, (i) all FaZe equity awards outstanding immediately prior to the Effective Time, including options to purchase FaZe Shares and each FaZe Share subject to vesting, repurchase, or other lapse of restrictions will be assumed by GameSquare and converted into GameSquare equity awards on substantially the same terms, except that the assumed equity awards will cover a number of GameSquare Shares, and, if applicable, have an exercise price, determined using the Exchange Ratio and (ii) all outstanding FaZe Warrants exercisable for FaZe Shares will be assumed by GameSquare and converted into GameSquare Warrants on substantially the same terms, except that the assumed warrants will cover a number of shares of GameSquare Shares, and, if applicable, have an exercise price, determined using the Exchange Ratio

Post-Closing Governance

Under the Merger Agreement, GameSquare has agreed to appoint at least two persons determined by FaZe to the GameSquare Board of Directors as of the Effective Time, with such directors to hold office until the earliest to occur of the appointment or election and qualification of their respective successor or their death, resignation, disqualification or proper removal. Each such director must qualify as an "independent director" under applicable Nasdaq rules and regulations and will be designated by the GameSquare Board of Directors after reasonable consultation with, and reasonable consideration of, the recommendations of FaZe.

Justin Kenna will lead the Combined Company as Chief Executive Officer. The directors of the Combined Company are expected to include (i) Justin Kenna, (ii) Lou Schwartz, (iii) Stu Porter, (iv) Tom Walker, (v) Travis Goff, (vi) Jeremi Gorman, (vii) Paul Hamilton, (viii) Nick Lewin, and (ix) a person to be mutually agreed upon by FaZe and GameSquare prior to the closing of the Merger (the "**Closing**").

Conditions to the Merger

The Merger Agreement contains conditions to the Closing, including the following mutual conditions of the Parties (unless waived): (i) approval of the Merger Agreement by the GameSquare Shareholders and the FaZe Shareholders; (ii) the GameSquare Shares issuable as merger consideration shall have been approved for listing on the Nasdaq, subject to official notice of issuance; (iii) the registration statement filed by GameSquare in connection with the issuance of GameSquare Shares (the "**GameSquare Registration Statement**") shall have become effective under the Securities Act and shall not be subject to any stop order or any legal action by or before the U.S. Securities and Exchange Commission (the "**SEC**") seeking a stop order; (iv) all required filings shall have been made and all required approvals obtained (or waiting periods expired or terminated) under any applicable antitrust law; and (v) the absence of any law or order prohibiting consummation of the Merger.

In addition, unless waived by GameSquare, the obligations of GameSquare and Merger Sub to consummate the Merger are subject to the satisfaction of the following additional conditions on or prior to the Closing: (i) the accuracy of the representations and warranties made by FaZe in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Effective Time or the date in respect of which such representation or warranty was specifically made; (ii) FaZe having performed in all material respects all obligations and complied in all material respects with the agreements and covenants in the Merger Agreement required to be performed by or complied with by FaZe at or prior to the Closing; and (iii) the absence of any material adverse effect on FaZe.

Unless waived by FaZe, the obligations of FaZe to consummate the Merger are subject to the satisfaction of the following additional conditions on or prior to the Closing: (i) the accuracy of the representations and warranties made by GameSquare and Merger Sub in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Effective Time or the date in respect of which such representation or warranty was specifically made; (ii) GameSquare and Merger Sub having performed in all material respects all obligations and complied in all material respects with the agreements and covenants in the Merger Agreement required to be performed by or complied with by FaZe at or prior to the Closing; (iii) the absence of any material adverse effect on GameSquare; (iv) GameSquare and Merger Sub having completed the GameSquare Financing and (v) the employment agreements between GameSquare and certain FaZe executive officers shall have not been terminated by GameSquare, other than in the event of a for "Cause" termination (as such term is defined in the respective employment agreements).

Representations and Warranties

The Merger Agreement contains customary representations and warranties made by each of FaZe, GameSquare and Merger Sub as of the date of the Merger Agreement or other specified dates, in each case relating to, among other things, organization, standing and power, capitalization, authority, non-contravention, certain public filings with the SEC or other regulatory authorities and absence of litigation. Many of the representations and warranties are qualified by materiality or other similar qualifiers as set forth therein.

The Merger Agreement also contains additional representations and warranties by GameSquare relating to, among other things, the following: (i) Merger Sub's required shareholder approval; (ii) the absence of beneficial ownership of FaZe Shares by GameSquare and its subsidiaries; (iii) ownership and operation of Merger Sub; and (iv) absence of taking any action reasonably likely to prevent or impede the Merger from qualifying as a "reorganization" under applicable tax rules.

Covenants

Each party agreed in the Merger Agreement to use its reasonable best efforts to affect the Closing and to as soon as reasonably practicable respond to inquiries or requests from governmental authorities applicable to

the transactions contemplated by the Merger Agreement. Each party has also agreed to not solicit or engage in any discussions or negotiations with any person making an inquiry or proposal for an alternative transaction, and requiring FaZe's and GameSquare's respective boards of directors to recommend the transaction-related proposals to their shareholders, in each case subject to certain exceptions. The Merger Agreement also contains, subject to certain exceptions, certain other customary reciprocal covenants of each of the Parties, including (i) the provision of access to their properties, books and personnel; (ii) the operation of their respective businesses in the Ordinary Course of business, consistent with past practice; (iii) notifications of certain breaches, consent requirements or other matters; (iv) tax matters; (v) public announcements; and (vi) confidentiality.

GameSquare Financing

In addition, in connection with the Merger, GameSquare is to complete a financing involving the raising of additional capital or commitments to be made available to it following the Merger consisting of (i) a private placement in public equity ("**PIPE**") to raise $10,000,000 through the sale of GameSquare securities (the "**PIPE Financing**"), which financing is supported by the backstop obligation by Goff & Jones Lending Co, LLC (the "**Backstop Investor**") under the backstop agreement dated October 19, 2023 (the "**Backstop Agreement**") and merits the resolution approving, in accordance with Nasdaq rule 5635(d), issuance of more than 20% of GameSquare Shares at a discount to affiliates under the Backstop Agreement and PIPE, a resolution approving, in accordance with MI 61-101, issuance of GameSquare Shares to certain insiders of GameSquare in accordance with the Backstop Agreement and GameSquare PIPE and a resolution approving the potential creation of new "Control Persons" of GameSquare within the meaning of the applicable policies of the TSXV; (ii) GameSquare shall have entered into an asset-based loan facility agreement (the "**Financing and Security Agreement**") with SLR Digital Finance LLC, as lender (the "**Lender**"), having a three (3) year term and providing for maximum aggregate borrowings thereunder at any one time of not less than $10,000,000, and such facility agreement shall be in full force and effect as of the Closing with no principal amounts drawn thereunder; and (iii) GameSquare shall have consummated after the date of the Merger Agreement and prior to Closing a disposition of non-core assets of GameSquare having a gross sales price of approximately $4,000,000 (subject to certain earnout provisions) (the financings described above in clauses (i), (ii) and (iii) are collectively referred to as the "**GameSquare Financing**").

On November 9, 2023 GameSquare announced that it and its subsidiary, Frankly Media LLC ("**Frankly**"), entered into a definitive agreement with SoCast, Inc. ("**SoCast**") for SoCast's acquisition of Frankly's radio business assets. In exchange for the Frankly technology platform and customer accounts, SoCast has agreed to pay Frankly US$3,400,000. The transaction closed on December 29, 2023. The Parties have confirmed that the Frankly transaction satisfies clause (iii) of the GameSquare Financing.

Together, the issuance of GameSquare Shares issuable as consideration under the Merger Agreement and issuable as part of the PIPE Financing is referred to in this Circular as the "**GameSquare Share Issuance**".

See "*– Backstop Agreement*" and "*– Financing and Security Agreement*" for additional information regarding the GameSquare Financing.

No Survival

None of the representations and warranties of the Parties contained in the Merger Agreement or in any instrument delivered under the Merger Agreement will survive the Effective Time. The covenants and agreements of the Parties contained in the Merger Agreement do not survive the Closing, except those covenants and agreements that, by their terms, contemplate performance after the Effective Time.

Termination

The Merger Agreement contains customary mutual termination rights for FaZe and GameSquare, including if the Merger is not completed by February 15, 2024, which termination right the parties have mutually agreed to waive with respect to the occurrence of the End Date until February 29, 2024 (which date, as extended pursuant to such mutual waiver, we refer to in this Circular as the "**End Date**"), and if either of the required shareholder approvals by the FaZe Shareholders or the GameSquare Shareholders is not obtained. The Merger Agreement also contains customary termination rights for the benefit of each party, including (i) if the board of directors of the other party changes its recommendation with respect to the Merger, (ii) if the board of directors of such party authorizes entry into a definitive agreement relating to a Superior Proposal (as permitted by the Merger Agreement) and (iii) if the other party breaches its representations, warranties or covenants under the Merger Agreement in a way that would result in a failure of its conditions to closing being satisfied (subject to certain procedures and cure periods).

Governing Law

The Merger Agreement is governed by the laws of the State of Delaware and the Parties are subject to exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court located in the State of Delaware).

***Certain Related Arrangements***

GameSquare Voting and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain GameSquare Shareholders entered into certain irrevocable voting and support agreements with FaZe (together, the "**GameSquare Support Agreements**"), whereby such GameSquare Shareholders agreed to, among other things, at the Meeting, vote in favour of the Merger Resolution including the GameSquare Share Issuance, and vote against certain other actions that would have the effect of preventing the Merger or the GameSquare Share Issuance. Such GameSquare Shareholders also agreed to not transfer any securities of GameSquare held by them from the date of execution of the GameSquare Support Agreements until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, subject to certain exceptions.

The GameSquare Support Agreements will terminate in their entirety, and be of no further force or effect, upon the earlier to occur of (i) the Effective Time and (ii) the valid termination of the Merger Agreement in accordance with its terms.

FaZe Voting and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain FaZe Shareholders entered into certain irrevocable voting and support agreements with GameSquare (together, the "**FaZe Support Agreements**"), whereby such FaZe Shareholders agreed to, among other things, at a meeting of FaZe Shareholders, vote in favour of the approval of the Merger Agreement and the transactions contemplated thereby and vote against certain other actions that would have the effect of preventing the Merger. Such FaZe Shareholders also agreed to not transfer any securities of FaZe held by them from the date of execution of the FaZe Support Agreements until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, subject to certain exceptions.

The FaZe Support Agreements will terminate in their entirety, and be of no further force or effect, upon the earlier to occur of (i) the Effective Time and (ii) the valid termination of the Merger Agreement in accordance with its terms.

Backstop Agreement

Simultaneously with the execution and delivery of the Merger Agreement and in connection with the PIPE Financing, GameSquare entered into the Backstop Agreement. Pursuant to the Backstop Agreement, to the extent necessary to close the PIPE Financing with no less than $10,000,000, GameSquare has secured a commitment of up to $10,000,000 from the Backstop Investor, an affiliate of GameSquare's largest investors, Goff Capital, Inc. and Blue & Silver Ventures, Ltd., to purchase GameSquare Shares (or other GameSquare securities, if applicable) to the extent necessary contemporaneously with the Closing. The Backstop Agreement contains customary representations, warranties, covenants and conditions precedent of the Parties. The Backstop Agreement and all of its provisions shall terminate and be of no further force or effect (i) upon the date that is immediately following an applicable End Date, following written notice from the Backstop Investor electing to terminate the Backstop Agreement, or (ii) if FaZe or GameSquare experience a material adverse change, upon written notice from the Backstop Investor electing to terminate the Backstop Agreement.

The representations, warranties and covenants contained in the Backstop Agreement were made only for purposes of the Backstop Agreement and as of specific dates, were solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties.

Financing and Security Agreement

In connection with partially satisfying its obligations in connection with the GameSquare Financing, on September 14, 2023, certain subsidiaries of GameSquare, namely, Frankly Media LLC, GCN, Inc., GameSquare Esports (USA) Inc. d/b/a Fourth Square Studios, Nextgen Tech LLC d.b.a Complexity Gaming, Swingman, LLC d/b/a Cut+Sew and Zoned, Mission Supply LLC, and Sideqik, Inc. (collectively, on a joint and several basis, the "**Borrower**") entered into the Financing and Security Agreement with the Lender.

The Financing and Security Agreement also contains customary representations and warranties being made by the Borrower and other customary terms and conditions.

***Background to the Merger***

The provisions of the Merger Agreement are the result of arm's length negotiations conducted among representatives of GameSquare, FaZe, and their respective legal and financial advisors, as applicable. See "*The Merger – Background to the Merger*" for a description of the background to the Merger.

***Reasons for the Merger***

In evaluating the Merger, and in making their recommendations, the GameSquare Board of Directors gave careful consideration to the current and expected future financial position of GameSquare and all terms of the Merger Agreement. The GameSquare Board of Directors considered a number of factors including, among others, the following:

(i) *Complementary Businesses.* The Merger will bring together two complementary businesses to create one of the world's leading content, media and entertainment companies focused on gaming, esports and youth culture.

(ii) *Significant Profile.* GameSquare and FaZe, combined, establishes the largest audience in gaming with over 1 billion social followers.

(iii) *Significant Cost Saving Opportunity.* GameSquare management expects to realize over $18 million in run-rate cost savings, supported by reduced corporate costs and focus on driving efficiencies across the organization.

(iv) *FaZe Clan's Founders.* Return of FaZe's founders offers opportunity to re-establish FaZe's business, brand and authenticity.

(v) *Terms of the Merger Agreement.* The Merger Agreement is the result of an arm's length negotiation process and includes terms and conditions that are reasonable in the circumstances including a Superior Proposal provision.

(vi) *Shareholder Approval.* The requirement for shareholder approval is protective of the rights of the Shareholders. The Merger Resolution must be approved by a majority of the votes cast at the Meeting which provides protection for Shareholders.

The GameSquare Board of Directors also considered a number of potential risks and potential negative factors relating to the Merger. See also "*Cautionary Statement Regarding Forward-Looking Information*".

***Required Shareholder Approval for the Merger***

In accordance with Nasdaq rules, the Merger Resolution requires the affirmative vote of the holders of a majority of the issued and outstanding GameSquare Shares entitled to vote at the Meeting on the Merger Resolution. **For purposes of the Merger Resolution, a quorum will exist at the Meeting if holders of GameSquare Shares as of the record date representing a majority of the issued and outstanding GameSquare Shares entitled to vote at the meeting are present or represented by proxy at the Meeting. All GameSquare Shares represented by a valid proxy and all abstentions will be counted as present for purposes of establishing a quorum for purposes of the Merger Resolution.**

***Canadian Securities Laws***

A general overview of certain requirements of Canadian Securities Laws that may be applicable to Shareholders is included in this Circular under the heading "*Securities Law Matters – Canadian Securities Laws*". **All Shareholders are urged to obtain legal advice to ensure that their resale of GameSquare Shares complies with applicable Canadian Securities Laws.**

**All Shareholders residing outside Canada and the United States are advised to consult their own legal advisors regarding resale restrictions with respect to GameSquare Shares.**

***U.S. Securities Laws***

A general overview of certain requirements of U.S. Securities Laws that may be applicable to Shareholders is described in this Circular under the heading "*Securities Law Matters – U.S. Securities Laws*". **All Shareholders are urged to obtain legal advice to ensure that their resale of GameSquare securities complies with applicable U.S. Securities Laws.** Further information applicable to the holders of such securities resident in the United States is disclosed in this Circular under the heading "*Notice to Securityholders in the United States*".

***Risk Factors Relating to the Merger***

In assessing the Merger, Shareholders should carefully consider the risk factors relating to the Merger (which are not an exhaustive list of potentially relevant risks factors relating to the Merger). These risk factors are discussed in this Circular.

See "*Cautionary Statement Regarding Forward-Looking Information*" and *"Risk Factors Relating to the Merger"*.

***Information Concerning the Combined Company and Unaudited Pro Forma Financial Statements***

See **Schedule G** for the unaudited pro forma financial information of the Combined Company. The pro forma financial information has been derived from the audited historical financial information of GameSquare and FaZe for the fiscal year ended December 31, 2022 and the unaudited historical financial statements of GameSquare and FaZe for the nine-months ended September 30, 2023. The unaudited pro forma statement of financial position as of September 30, 2023 presents the financial positions of GameSquare and FaZe giving pro form effect to the Merger as if these events occurred on September 30, 2023. The unaudited pro forma statements of earnings for the year ended December 31, 2022 and the nine-months ended September 30, 2023 present the results of operations of GameSquare and FaZe giving pro forma effect to the Merger as if these events occurred on January 1, 2022 and January 1, 2023 (collectively, the "***unaudited pro forma financial information***").

The GameSquare financial statements were prepared in accordance with IFRS and the FaZe financial statements were prepared in accordance with GAAP.

***Recommendation of the GameSquare Board of Directors for the Merger***

After careful consideration, the GameSquare Board of Directors has unanimously determined that the Merger is in the best interests of the Corporation, is fair to the GameSquare Shareholders, and has authorized the submission of the Merger to the GameSquare Shareholders for their approval at the Meeting. The GameSquare Board of Directors has **UNANIMOUSLY** determined to recommend to the GameSquare Shareholders that they vote **FOR** the Merger Resolution.

**Omnibus Plan**

At a meeting of GameSquare Shareholders held on March 8, 2023, Shareholders passed an ordinary resolution to approve the Corporation's amended and restated Omnibus Plan, including to increase the maximum number of Common Shares available for issuance pursuant to the settlement of RSUs and DSUs together to be an aggregate of 4,268,586 Common Shares.

The Corporation is seeking Shareholder approval for a further amendment to the amended and restated Omnibus Plan to increase the number of Common Shares available for issuance pursuant to the settlement of RSUs and DSUs together to be an aggregate of 2,861,658 Common Shares (which is 10% based on the expected number of Common Shares to be outstanding as of the Effective Time). Policies of the TSXV require acceptance by the TSXV to any proposed amendment, and approval by a majority of votes cast by Shareholders.

The Corporation has adopted the Omnibus Plan in accordance with the policies of the TSXV which provides that the GameSquare Board of Directors may from time to time, in its discretion and in accordance with TSXV requirements, grant Awards to Eligible Participants.

***Recommendation of the GameSquare Board of Directors for the Omnibus Plan***

After careful consideration, the GameSquare Board of Directors has unanimously determined that the Omnibus Plan is in the best interests of the Corporation. The GameSquare Board of Directors has **UNANIMOUSLY** determined to recommend to the GameSquare Shareholders that they vote **FOR** the approval of the Omnibus Plan.

**Inducement Grants**

In accordance with TSXV rules, the Corporation is seeking disinterested shareholder approval for the an ordinary resolution of disinterested Shareholders to approve the grant of awards representing up to 1% of the issued GameSquare Shares, respectively, and 3% in the aggregate, to be issued to three of the founders of FaZe, being Richard Bengtson II, Thomas Oliveira and Yousef Abdelfattah, as an inducement to each of them to enter into a contract of full-time employment with GameSquare and to treat such grants outside of the Omnibus Plan (the "**Inducement Grants**"). Section 6.4 of TSXV Policy 4.4 allows an issuer to apply to the TSXV to treat one-time inducement payments outside of its security based compensation plan, subject to approval by disinterested shareholders, if the number of shares to be issued pursuant to the exemption in Section 6.4 in any 12 month period to: (i) any one person exceeds 1% of the issued shares of the issuer, or (ii) all persons in aggregate exceeds 2% of the issued shares of the issuer (collectively, the "**TSXV Inducement Grant Limits**").

The Corporation requires disinterested shareholder approval as the Inducement Grants as contemplated under the Merger Agreement exceed the TSXV Inducement Grant Limits. The employment agreements and Inducement Grants thereunder are part of the closing conditions for the Merger.

***Recommendation of the GameSquare Board of Directors for the Inducement Grants***

After careful consideration, the GameSquare Board of Directors has unanimously determined that the Inducement Grants are in the best interests of the Corporation. The GameSquare Board of Directors has **UNANIMOUSLY** determined to recommend to the GameSquare Shareholders that they vote **FOR** the approval of the Inducement Grants.

**Continuance**

Shareholders will be asked at the Meeting to consider, and if deemed advisable, approve the Continuance Resolution authorizing the Continuance of GameSquare from the laws of the Province of British Columbia to the laws of the State of Delaware, the form of which is attached as **Schedule H**. GameSquare intends to affect the Continuance by filing articles of domestication and certificate of incorporation of GameSquare with the Secretary of State of the State of Delaware and by filing an Application for Authorization to Continue in another Jurisdiction with the Registrar of Companies in British Columbia under Section 308 of the BCBCA.

The GameSquare Board of Directors believes that there are significant advantages that will arise as a result of the Continuance. The GameSquare Board believes that a corporation organized in the United States would be advantageous and appropriate because the operations of GameSquare and FaZe are, and the operations of the Combined Company will be, conducted primarily in the United States. Key members of management of GameSquare and FaZe are also resident of the United States. The GameSquare Board also believes that the State of Delaware is an attractive jurisdiction of incorporation because Delaware has comprehensive and flexible corporate laws that are responsive to the legal and business needs of its domiciled corporations.

If approved, the Continuance is expected to occur immediately prior to the Merger.

***Recommendation of the GameSquare Board of Directors for the Continuance***

After careful consideration, the GameSquare Board of Directors has unanimously determined that the Continuance Resolution is in the best interests of the Corporation. The GameSquare Board of Directors has **UNANIMOUSLY** determined to recommend to the GameSquare Shareholders that they vote **FOR** the approval of the Continuance Resolution.

**Compensation Proposal**

The Corporation is seeking shareholder approval, on a non-binding advisory basis, for the compensation that may be paid or become payable to GameSquare's named executive officers that is based on or otherwise relates to the Merger and the transactions contemplated by the Merger Agreement including the GameSquare PIPE and the Backstop Agreement (the "**Compensation Proposal**").

***Recommendation of the GameSquare Board of Directors for the Compensation Proposal***

After careful consideration, the GameSquare Board of Directors has unanimously determined that the Compensation Proposal is in the best interests of the Corporation. The GameSquare Board of Directors has **UNANIMOUSLY** determined to recommend to the GameSquare Shareholders that they vote **FOR** the Compensation Proposal.

**Adjournment of Meeting**

The Corporation is seeking shareholder approval for the adjournment of the Meeting from time to time to solicit additional proxies in favour of the Merger Resolution and/or the Continuance Resolution, to ensure that any supplemental or amendment to this Circular is timely provided to GameSquare Shareholders or if otherwise determined by the chair of the Meeting to be necessary of appropriate (the "**Adjournment Resolution**").

***Recommendation of the GameSquare Board of Directors for the Adjournment Resolution***

After careful consideration, the GameSquare Board of Directors has unanimously determined that the Adjournment Resolution is in the best interests of the Corporation. The GameSquare Board of Directors has **UNANIMOUSLY** determined to recommend to the GameSquare Shareholders that they vote **FOR** the approval of the Adjournment Resolution.

**Private Placement**

Nasdaq Rule 5635(d) requires the Corporation to seek Shareholder approval for any issuance of securities in a transaction, other than a public offering, where such transaction involves the issuance of 20% or more of the Corporation's total outstanding common shares at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement for the transaction, or (ii) the average closing price of the common shares for the five trading days immediately preceding the signing of the binding agreement for the transaction (the "**Nasdaq 20% Rule**").

Accordingly, in order to comply with Nasdaq Rule 5635(d) and to satisfy the conditions under the Backstop Agreement, the Corporation is seeking Shareholder approval to permit issuance of more than 20% of its outstanding GameSquare Shares at a discount to affiliates pursuant to the terms of the Backstop Agreement or under the GameSquare PIPE (the "**PIPE Resolution**"). As set out herein, securities under the

GameSquare PIPE and the Backstop Agreement may be issued at a 10% discount from the volume weighted average price of the GameSquare Shares as of a specified date (the "**Subscription Price**"). As a result, the Subscription Price may be lower than the price required under the Nasdaq 20% Rule.

The Corporation currently expects that the GameSquare PIPE will be undertaken by way of units with each unit consisting of one GameSquare Share and one-half of a share purchase warrant and subject to the requirements of applicable law. There can be no guarantee that the terms of the GameSquare PIPE shall be consistent or similar to the terms set out herein.

The PIPE Resolution is also subject to minority approval under MI 61-101 meaning that the PIPE Resolution must also be approved by a simple majority of the votes cast at the Meeting in person or by proxy by shareholders, excluding the votes cast in respect of GameSquare Shares held by Blue & Silver Ventures, Ltd. and John Goff, and any other related parties (as defined in MI 61-101) or join actors (as defined in MI 61-101). See "*Securities Law Matters – Multilateral Instrument 61-101*".

***Recommendation of the GameSquare Board of Directors for the PIPE Resolution***

After careful consideration, the GameSquare Board of Directors has unanimously determined that the PIPE Resolution is in the best interests of the Corporation. The GameSquare Board of Directors has **UNANIMOUSLY** determined to recommend to the GameSquare Shareholders that they vote **FOR** the approval of the PIPE Resolution.

**Control Person**

In addition, any transaction that could result in the creation of a new "Control Person" within the meaning of applicable TSXV policies requires securityholder approval (the "**Control Person Resolution**"). As defined in the policies of the TSXV, a "Control Person" means any person that holds, or is one of a combination of persons that holds, a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer, or that holds more than 20% of the outstanding voting securities of an issuer (except where there is evidence showing that the holder of those securities does not materially affect the control of the issuer).

The securities to be issued under the GameSquare PIPE and the Backstop Agreement are to be priced in the future based on, subject to applicable laws (which includes the TSXV policies), the trading price of the GameSquare Shares. As such, the number of GameSquare Shares which may be issued under the GameSquare PIPE and the Backstop Agreement cannot be determined at this time. By way of illustration, if securities were issued at a 10% discount to the closing price of the GameSquare Shares as of January 26, 2024 (which was US$1.84), the Corporation would issue approximately 6 million GameSquare Shares under the GameSquare PIPE and Backstop Agreement. However, if the trading price of GameSquare Shares decreased to US$1.50, the number of GameSquare Shares to be issued would increase to approximately 7.4 million. As such, the number of securities to be issued under the GameSquare PIPE and Backstop Agreement will be determined based on the trading price of the GameSquare Shares as of the pricing date.

Therefore, depending on the Subscription Price for the GameSquare PIPE and level of participation by other investors in the GameSquare PIPE, either of Blue & Silver Ventures, Ltd. and John Goff may receive sufficient GameSquare Shares such that following completion of the Merger and the GameSquare PIPE, each of them holds more than 20% of the issued and outstanding GameSquare Shares, including GameSquare Shares that may be acquired upon the exercise of any GameSquare Warrants and any warrants to be issued pursuant to the GameSquare PIPE. See also "*Information Concerning the Combined Company – Principal Holders of the Combined Company Shares*". As of the date hereof, each of Blue & Silver

Ventures, Ltd. and John Goff own, directly or indirectly, or exercise control or direction over 1,473,241 and 1,378,624 GameSquare Shares, respectively. See "*Voting Securities and Principal Holders Thereof*".

As the GameSquare PIPE and Backstop Agreement could result in one or both of Blue & Silver Ventures, Ltd. and/or John Goff becoming a new "Control Person" of GameSquare, approval of the Control Person Resolution by a simple majority (50% plus one vote) of votes cast at the Meeting by the GameSquare Shareholders present in person or by proxy (excluding votes attached to GameSquare Shares beneficially owned or controlled by either of Blue & Silver Ventures, Ltd. and John Goff), is required.

***Recommendation of the GameSquare Board of Directors for the Control Person Resolution***

After careful consideration, the GameSquare Board of Directors has unanimously determined that the Control Person Resolution is in the best interests of the Corporation. The GameSquare Board of Directors has **UNANIMOUSLY** determined to recommend to the GameSquare Shareholders that they vote **FOR** the approval of the Control Person Resolution.

## GENERAL PROXY INFORMATION

### *Solicitation of Proxies*

The solicitation of proxies will be primarily by mail, but proxies may also be solicited personally or by telephone by directors, officers, and employees of the Corporation. The Corporation will bear all costs of this solicitation. We have arranged for intermediaries to forward the Meeting Materials to beneficial owners of the GameSquare Shares held of record by those intermediaries and we may reimburse the intermediaries for their reasonable fees and disbursements in that regard.

### *Appointment of Proxyholders*

The individuals named in the accompanying form of proxy (the "**Proxy**") are officers of the Corporation. **If you are a Shareholder entitled to vote at the Meeting, you have the right to appoint a person or company other than either of the persons designated in the Proxy, who need not be a Shareholder, to attend and act for you and on your behalf at the Meeting or at any adjournment thereof. You may do so either by inserting the name of that other person in the blank space provided in the Proxy (and striking out the names now designated) or by completing and delivering another suitable form of proxy.** For instructions regarding the delivery of instruments of proxy, see below under the heading "*Registered Shareholders*".

### *Voting by Proxyholder*

The persons named in the Proxy will vote the Common Shares represented thereby in accordance with your instructions on any ballot that may be called for. If you specify a choice with respect to any matter to be acted upon, your Common Shares will be voted accordingly. The Proxy confers discretionary authority on the persons named therein with respect to: (i) each matter or group of matters identified therein for which a choice is not specified; (ii) any amendment to or variation of any matter identified therein; and (iii) any other matter that properly comes before the Meeting.

**In respect of a matter for which a choice is not specified in the Proxy, the persons named in the Proxy will vote the Common Shares represented by the Proxy FOR the approval of such matter. Management is not currently aware of any other matter that could come before the Meeting.** However, if any amendment or variation to any matter identified in the accompanying Notice or any other matter, which are not now known to management, should properly come before the Meeting or any adjournment thereof, the Common Shares represented by properly executed proxies in favour of the person(s) designated by management in the enclosed Proxy will be voted on any such matter pursuant to such discretionary authority.

### *Registered Shareholders*

A Registered Shareholder may wish to vote by proxy whether or not they are able to attend the Meeting in person. Registered Shareholders electing to submit a proxy may do so by completing, dating and signing the enclosed Proxy and returning it to the Corporation's transfer agent, Computershare Trust Company of Canada (the "**Transfer Agent**") as follows: by internet at www.investorvote.com; or by mail or hand delivery to 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1. To be effective, the Proxy must be received by not less than forty-eight (48) hours, excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia or Ontario, before the time set for the holding of the Meeting or any adjournment(s) thereof.

***Non-Registered Shareholders***

Only Registered Shareholders or duly appointed proxyholders are permitted to vote at the Meeting. However, in many cases, GameSquare Shareholders are Non-Registered Shareholders, because the Common Shares they own are not registered in their names, but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Common Shares. More particularly, a person is a Non-Registered Shareholder in respect of Common Shares which are held on behalf of that person, but which are registered either: (a) in the name of an intermediary that the Non-Registered Shareholder deals with in respect of the Common Shares (intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited or the Depository Trust Company ("**DTC**")) of which the intermediary is a participant. Non-Registered Shareholders do not appear on the list of GameSquare Shareholders maintained by the Transfer Agent.

In accordance with the requirements as set out in National Instrument 54-101 – *Communications with Beneficial Owners of Securities of a Reporting Issuer*, the Corporation has distributed copies of the Notice, this Circular, the Proxy and the supplemental mailing list return card (collectively, the "**Meeting Materials**") to the clearing agencies and intermediaries for onward distribution to Non-Registered Shareholders who have advised their intermediaries that they object to such intermediaries providing their ownership information to the Corporation.

Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless a Non-Registered Shareholder has waived the right to receive them. Intermediaries will frequently use service companies to forward the Meeting Materials to Non-Registered Shareholders. Generally, any Non-Registered Shareholder who has not waived the right to receive Meeting Materials will either:

(a) be given the Proxy which has already been signed by the intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Common Shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed. Because the intermediary has already signed the Proxy, it is not required to be signed by the Non-Registered Shareholder when submitting it. If the Non-Registered Shareholder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on their behalf), the Non-Registered Shareholder must complete the Proxy and deposit it with the Corporation's Transfer Agent, as provided above. If a Non-Registered Shareholder wishes to attend and vote at the Meeting in person (or have another person attend and vote on their behalf), the Non-Registered Shareholder must strike out the names of the persons named in the Proxy and insert the Non-Registered Shareholder's (or such other person's) name in the blank space provided; or

(b) (more typically) be given a voting instruction form ("**VIF**") which is not signed by the intermediary, and which, when properly completed and signed by the Non-Registered Shareholder and returned to the intermediary or its service company, will constitute voting instructions which the intermediary must follow. Typically, the VIF will consist of a one-page pre-printed form. Sometimes, instead of the one-page pre-printed form, the VIF will consist of a regular printed proxy form accompanied by a page of instructions, which contains a removable label containing a bar-code and other information. In order for the proxy to validly constitute a VIF, the Non-Registered Shareholder must remove the label from the instructions and affix it to the proxy, properly complete and sign the proxy and return it to the intermediary or its service company in accordance with the instructions of the intermediary or its service company. If the Non-Registered Shareholder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on the holder's behalf), the VIF must be completed, signed and returned in accordance with the directions

on the form. If a Non-Registered Shareholder wishes to attend and vote at the Meeting in person (or have another person attend and vote on their behalf), the Non-Registered Shareholder must complete, sign and return the VIF in accordance with the directions provided and a form of proxy giving the right to attend and vote will be forwarded to the Non-Registered Shareholder.

In either case, the purpose of this procedure is to permit Non-Registered Shareholders to direct the votes attached to the Common Shares which they beneficially own. Should a Non-Registered Shareholder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Shareholder should strike out the names of the Management proxyholders named in the form and insert the Non-Registered Shareholder's name in the blank space provided on the form. **In either case, Non-Registered Shareholders should carefully follow the instructions of their intermediaries, including those regarding when and where the proxy or proxies' authorization forms are to be delivered.**

***Exercise of Discretion by Proxies***

The GameSquare Shares represented by an appropriate form of proxy will be voted on any ballot that may be conducted at the Meeting, or at any adjournment or postponement thereof, in accordance with the instructions contained on the form of proxy and, if the Shareholder specifies a choice with respect to any matter to be acted on, the GameSquare Shares will be voted accordingly. **In the absence of instructions, such GameSquare Shares will be voted <u>FOR</u> each of the matters described in the Notice of Meeting.**

**The enclosed form of proxy, when properly completed and signed, confers discretionary authority upon the persons named therein to vote on any amendments to or variations of the matters described in the Notice of Meeting and on other matters, if any, which may properly be brought before the Meeting or any adjournment or postponement thereof, whether or not any amendments variations or other matters are routine or contested.** As at the date hereof, management of the Corporation knows of no such amendments or variations or other matters to be brought before the Meeting. However, if any other matter which is not now known to management of the Corporation should properly be brought before the Meeting, or any adjournment thereof, the GameSquare Shares represented by such proxy will be voted on such matter in accordance with the judgment of the person named as proxy thereon.

***Signing of Proxy***

The form of proxy must be signed by the Shareholder or the duly appointed attorney thereof authorized in writing or, if the Shareholder is a corporation, by an authorized officer of such corporation. A form of proxy signed by the person acting as attorney of the Shareholder or in some other representative capacity, including an officer of a corporation which is a Shareholder, should indicate the capacity in which such person is signing. A Shareholder or their attorney may sign the form of proxy or a power of attorney authorizing the creation of a proxy by electronic signature provided that the means of electronic signature permits a reliable determination that the document was created or communicated by or on behalf of such Shareholder or by or on behalf of their attorney, as the case may be.

***Revocation of Proxies***

In addition to revocation in any other manner permitted by law, a Registered Shareholder who has given a proxy may revoke it by:

(a) executing a Proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the Registered Shareholder or the Registered Shareholder's authorized attorney in writing, or, if the Registered Shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by delivering the Proxy bearing a later date to the Transfer

Agent or at the address of the Corporation at 6775 Cowboys Way #1335, Frisco, Texas, 75034, United States of America, at any time up to and including the last Business Day that precedes the day of the Meeting or, if the Meeting is adjourned, the last Business Day that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law, or

(b) by personally attending the Meeting and voting the Registered Shareholder's Common Shares.

A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

Only Registered Shareholders have the right to revoke proxies. Any Non-Registered Shareholder who wishes to change its vote must arrange for its intermediary to revoke its proxy on its behalf.

***Quorum***

Other than as set out herein for specific matters to be voted upon, a quorum will be present at the Meeting if one or more voting persons are present in person or by proxy at the Meeting.

***Abstentions and Broker Non-Votes***

As some of the proposals for consideration at the Meeting are considered "non-routine" matters, GameSquare Shares held in "street name" will not be counted as present for the purpose of determining the existence of a quorum unless the GameSquare Shareholder provides their bank, broker or other nominee with voting instructions for at least one of the proposals at the Meeting. If a quorum is not present, the Meeting will be adjourned or postponed until the holders of the number of GameSquare Shares required to constitute a quorum attend.

Under United States securities law, rules, banks, brokers or other nominees who hold shares in "street name" on behalf of the beneficial owner of such shares have the authority to vote such shares in their discretion on certain "routine" proposals when they have not received voting instructions from the beneficial owners. However, banks, brokers or other nominees are not allowed to exercise their voting discretion with respect to matters that are "non-routine." This can result in a "broker non-vote," which occurs on an item when (i) a bank, broker or other nominee has discretionary authority to vote on one or more "routine" proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other "non-routine" proposals without instructions from the beneficial owner of the shares, and (ii) the beneficial owner fails to provide the bank, broker or other nominee with voting instructions on a "non-routine" matter. The proposals before the Meeting are considered "non-routine" matters, and banks, brokers or other nominees will not have discretionary authority to vote on such matters before the Meeting. It is therefore critical that you cast your vote by instructing your bank, broker or other nominee on how to vote. **Brokers will not be able to vote on either of the proposals before the Meeting unless they have received voting instructions from the beneficial owners.**

***Required Votes***

The vote required to approve the proposals at the Meeting are set out below:

| **Proposal** | **Required Vote** | **Effects of Certain Actions** |
|---|---|---|
| **Proposal 1:** *Merger Proposal* | Approval requires the affirmative vote of the holders of a majority of the issued and outstanding GameSquare | An abstention or other failure to vote on the Merger Proposal will have the same effect as a vote "**AGAINST**" the Merger Proposal. |

| | | |
|---|---|---|
| | Shares entitled to vote at the Meeting on the Merger Proposal. | |
| **Proposal 2:** *Omnibus Plan Proposal* | Approval requires the affirmative vote of the holders of a majority of the issued and outstanding shares of GameSquare Shares present or represented by proxy at the Meeting and entitled to vote there at. | An abstention or other failure to vote on the Omnibus Plan Proposal will have the same effect as a vote "**AGAINST**" the Omnibus Plan Proposal. |
| **Proposal 3:** *Inducement Grant Proposal* | Approval requires the affirmative vote of the holders of a majority of the issued and outstanding shares of GameSquare Shares present or represented by proxy at the Meeting and entitled to vote there at. | An abstention or other failure to vote on the Inducement Grant Proposal will have the same effect as a vote "**AGAINST**" the Inducement Grant Proposal. |
| **Proposal 4:** *Continuance Proposal* | Approval requires the affirmative vote of at least two-thirds of the votes cast by GameSquare Shareholders in person or represented by proxy at the Meeting. | An abstention or other failure to vote on the Continuance Proposal will have no impact on the Continuance Proposal. |
| **Proposal 5:** *Compensation Proposal* | Approval requires the affirmative vote of the holders of a majority of the issued and outstanding shares of GameSquare Shares present or represented by proxy at the Meeting and entitled to vote there at. | An abstention or other failure to vote on the Compensation Proposal will have the same effect as a vote "**AGAINST**" the Compensation Proposal. |
| **Proposal 6:** *Adjournment Proposal* | Approval requires the affirmative vote of the holders of a majority of the issued and outstanding GameSquare Shares present or represented by proxy at the Meeting and entitled to vote there at. | Any shares not present or represented by proxy (including due to the failure of a GameSquare Shareholder who holds shares in "street name" through a bank, broker or other nominee to provide voting instructions to such bank, broker or other nominee) will have no effect on the outcome of the Adjournment Proposal. An abstention or other failure of any shares present or represented by proxy and entitled to vote at the Meeting on the Adjournment Proposal to vote on the Adjournment Proposal will have the same effect as a vote "**AGAINST**" the Adjournment Proposal. In addition, if a GameSquare Shareholders who holds shares in "street name" through a bank, broker or other nominee provides voting instructions for one or more other proposals, but not for the Adjournment Proposal, it will have the same effect as a vote "**AGAINST**" the Adjournment Proposal. |
| **Proposal 7:** *PIPE Proposal* | Approval requires the affirmative vote of the holders of a majority of the issued and outstanding GameSquare | An abstention or other failure to vote on the PIPE Proposal will have the same effect as a vote "**AGAINST**" the PIPE Proposal with respect to |

| | | |
|---|---|---|
| | present or represented by proxy at the Meeting and entitled to vote thereat. | the Nasdaq requirement and no impact for purposes of MI 61-101 approval. |
| **Proposal 8:** *Control Person Proposal* | Approval requires the affirmative vote of majority of the votes cast by GameSquare Shareholders in person or represented by proxy at the Meeting excluding votes attached to GameSquare Shares beneficially owned or controlled by either of Blue & Silver Ventures, Ltd. and John Goff. | An abstention or other failure to vote on the PIPE Proposal will no impact on the Control Person Proposal. |

## VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the date of this Circular, 12,989,128 GameSquare Shares were issued and outstanding, with each GameSquare Share carrying one vote in respect of each matter to be voted upon at a meeting of Shareholders.

As at the Record Date and the date hereof, to the knowledge of the Corporation, no person owns, directly or indirectly, or exercises control or direction over, GameSquare Shares carrying more than 10% of the voting rights attached to all outstanding GameSquare Shares other than as set out below:

| Name | Number of Votes Held | Percentage of Total Eligible Votes(1) |
|---|---|---|
| Blue & Silver Ventures, Ltd. | 1,473,241 | 11.34% |
| John Goff | 1,378,624 | 10.61% |

Notes:

(1) Based on a total of 12,989,128 Common Shares outstanding on an undiluted basis as of the Record Date.

(2) To the knowledge of the Corporation, this amount comprises Common Shares held by Goff Family Investments, LP, JCG 2016 Holdings, LP and Goff NextGen Holdings, LLC, each being entities over which Mr. Goff exercises control and direction.

## SPECIAL BUSINESS TO BE CONDUCTED AT THE MEETING

**Merger Resolution**

At the Meeting, Shareholders will be asked to consider, and if deemed advisable, to pass, with or without variation, an ordinary resolution authorizing and approving the issuance of GameSquare Shares forming the consideration for the Merger. To be effective, the Merger Resolution requires the affirmative vote of the holders of a majority of the issued and outstanding GameSquare Shares entitled to vote at the Meeting on the Merger Resolution. A copy of the Merger Resolution is set out in **Schedule B** of this Circular. See "The Merger" below for, among others, description of the terms and conditions of the Merger, summary of the Merger Agreement and the GameSquare Board of Directors consideration and recommendation related to the Merger.

**In the absence of contrary directions, the management designees of GameSquare intend to vote proxies in the accompanying form of proxy in favour of the Merger Resolution.**

**Omnibus Plan Resolution**

At the annual and special meeting of shareholders held on March 8, 2023, GameSquare Shareholders passed an ordinary resolution to approve the Corporation's amended and restated Omnibus Plan, including to increase the maximum number of Common Shares available for issuance pursuant to the settlement of RSUs and DSUs together to be an aggregate of 4,268,586 Common Shares. The Corporation is seeking shareholder approval for a further amendment to the amended and restated Omnibus Plan to increase the number of Common Shares available for issuance pursuant to the settlement of RSUs and DSUs together to be an aggregate of 2,861,658 Common Shares (which is 10% based on the expected number of Common Shares to be outstanding as of the Effective Time). Policies of the TSXV require acceptance by the TSXV to any proposed amendment, and approval by a majority of votes cast by shareholders.

The Corporation has adopted the Omnibus Plan in accordance with the policies of the TSXV which provides that the GameSquare Board of Directors may from time to time, in its discretion and in accordance with TSXV requirements, grant Awards to Eligible Participants.

Under the policies of the TSXV, RSUs and DSUs are subject to a 1-year vesting period except in certain circumstances. Further, Directors may grant Awards with vesting periods as the circumstances require. The Omnibus Plan authorizes the GameSquare Board of Directors to grant Awards to Eligible Participants on the following terms:

1. Under the Omnibus Plan, the total number of Common Shares reserved and available for grant and issuance pursuant to GameSquare Options shall not exceed 10% of the issued and outstanding Common Shares at the time of grant. As described in the Omnibus Plan, the exercise price for Common Shares that are the subject of any GameSquare Option are fixed by the GameSquare Board of Directors when such GameSquare Option is granted but will not be less than the last closing price of the Common Shares on the principal stock exchange on which the Common Shares are listed prior to the date of grant. While the term in which the GameSquare Option is exercisable will vary based on the determination of the GameSquare Board of Directors at the time of grant, the GameSquare Option will not expire on a date that is later than ten (10) years from the date the GameSquare Option was granted.

2. For so long as the Corporation is listed on the TSXV or on another exchange that requires the Corporation to fix the number of Common Shares to be issued in settlement of Awards that are not GameSquare Options, the maximum number of Common Shares available for issuance pursuant to

the settlement of RSUs and DSUs together shall be an aggregate of 2,861,658 Common Shares (which is 10% based on the expected number of GameSquare Shares to be outstanding as of the Effective Time). Eligible Participants are entitled to redeem DSUs during the period commencing on the Business Day immediately following the Termination Date (as defined in the Omnibus Plan) and ending on the date that is 1 year following the Termination Date. RSUs must be settled by the Eligible Participant at a time beginning on the first Business Day following the RSU Vesting Determination Date (as defined in the Omnibus Plan) but no later than three (3) years after the RSU is granted.

3. The aggregate number of Common Shares issuable to Insiders at any time, under all of the Corporation's Share Compensation Arrangements, shall not exceed 10% of the Corporation's issued and outstanding Common Shares at any point in time, unless the Corporation has obtained disinterested shareholder approval as required by the policies of the TSXV.

4. The aggregate number of Common Shares for which Awards may be issued to any one participant in any 12-month period shall not exceed 5% of the outstanding Common Shares, unless the Corporation obtains disinterested shareholder approval as required by the policies of the TSXV. The aggregate number of Common Shares for which Awards may be issued to any one consultant within any 12-month period shall not exceed 2% of the outstanding Common Shares, calculated on the date an Award is granted to the consultant. The aggregate number of Common Shares for which GameSquare Options may be issued to any Investor Relations service provider (as defined by the TSXV) within any 12-month period shall not exceed 2% of the outstanding Common Shares, calculated on the date a GameSquare Option is granted to such persons. Investor Relations service providers are not eligible to receive any Award of RSUs or DSUs.

5. Unless disinterested shareholder approval as required by the policies of the TSXV is obtained, the aggregate number of GameSquare Shares (i) issued to Insiders under the Omnibus Plan or any other proposed or established Share Compensation Arrangement within any 12-month period and (ii) issuable to Insiders at any time under the Omnibus Plan or any other proposed or established Share Compensation Arrangement, shall in each case not exceed ten percent (10%) of the total issued and outstanding Shares of the Corporation (on a non-diluted basis) from time to time.

6. The GameSquare Board of Directors shall not make grants of Awards to Directors if, after giving effect to such grants of Awards, the aggregate number of GameSquare Shares issuable to Directors, at the time of such grant, under all of the Corporation's Share Compensation Arrangements would exceed 2% of the issued and outstanding Common Shares on a non-diluted basis, provided that such limit shall not apply to (i) Awards taken in lieu of any cash retainer or meeting director fees, and (ii) a one-time initial grant to a Director upon such Director joining the GameSquare Board of Directors.

7. All Awards granted or issued under the Omnibus Plan must be redeemed within 12-months of ceasing to be an Eligible Participant under the Omnibus Plan. In the case of death of an Eligible Participant, any claim for outstanding entitlement to Awards by an Eligible Participant's heirs or administrators must be made within 12-months of death.

8. All Awards granted or issued under the Omnibus Plan are non-transferable and non-assignable in any manner, including assignment, except as may be permitted by TSXV policies.

The GameSquare Board of Directors may provide the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a participant ceases to provide service to the Corporation or any affiliate of the Corporation prior to the end of a performance period or exercise or settlement of such Award. On the

occurrence of a Change in Control (as such term is defined in the Omnibus Plan) and unless otherwise provided in an Award Agreement (as such term is defined in the Omnibus Plan) or a written employment contract between the Corporation and a participant and except as otherwise set out as follows, the GameSquare Board of Directors, may provide that: (1) the successor corporation or entity will assume each Award or replace it with a substitute Award on terms substantially similar to the existing Award; (2) the Awards will be surrendered for a cash payment made by the successor corporation or entity equal to the fair market value thereof; or (3) any combination of the foregoing will occur, provided that the replacement of any option with a substitute option shall comply with the provisions of subsection 7(1.4) of the *Income Tax Act* (Canada) and the replacement of any Award with a substitute option, DSU or RSU shall be such that the substitute Award shall continuously be governed by section 7 of the *Income Tax Act* (Canada).

If within 12 months following a Change in Control (unless otherwise provided in an Award Agreement or a written employment contract between the Corporation and a participant), a participant or a participant's service, consulting relationship, or employment with the Corporation, or continuing entity is terminated without cause, or the participant resigns from their employment as a result of either (i) the Corporation requiring the participant to be based at a location in excess of one hundred (100) kilometers from the location of the participant's principal job location or office immediately prior to a Change in Control; or (ii) a reduction in the participant's base salary, or a substantial reduction in the participant's target compensation under any incentive compensation plan, as in effect as of the date of a Change in Control, then all Awards then held by such participant (and, if applicable, the time during which such Awards may be exercised) shall immediately vest. In the event that an Award is subject to vesting upon the attainment of Performance Criteria (as defined in the Omnibus Plan) and falls within a permitted exception to the 12-month vesting requirement in TSXV policies, then the number of GameSquare Options or RSUs that shall immediately vest will be determined by multiplying the Award agreement by the pro rata Performance Criteria achieved by the Termination Date (as defined in the Omnibus Plan).

The GameSquare Board of Directors may amend the Omnibus Plan or any Award at any time without the consent of a participant provided that such amendment shall (i) not adversely alter or impair any Award previously granted except as permitted by the terms of the Omnibus Plan, (ii) be in compliance with applicable law and subject to any Regulatory Approval including, where required, the approval of the TSXV, and (iii) be subject to shareholder approval, where required by law, the requirements of the TSXV or the Omnibus Plan, provided however that shareholder approval shall not be required for the following amendments and the GameSquare Board of Directors may make any changes which may include but are not limited to: (A) amendments of a general housekeeping or clerical nature that, among others, clarify, correct or rectify any ambiguity, defective provision, error or omission in the Omnibus Plan; and (B) changes that alter, extend or accelerate the terms of vesting or settlement applicable to any Award provided that for GameSquare Options it does not entail an extension beyond the original expiry date.

As described in the Omnibus Plan, the following amendments require the approval of Shareholders: (i) a change to the maximum number of Common Shares that may be made the subject of Awards under the Omnibus Plan; (ii) any amendment which reduces the exercise price of any Award, as applicable, after such Awards have been granted or any cancellation of an Award and the substitution of that Award by a new Award with a reduced price; (iii) any amendment which extends the expiry date of any Award, or the restriction period of any RSU beyond the original expiry date; (iv) any amendment which would have the potential of broadening or increasing participation by insiders; (v) any amendment which would permit any Award granted under the Omnibus Plan to be transferable or assignable by any participant other than for normal estate settlement purposes; (vi) any amendment which increases the maximum number of Shares that may be (a) issuable to insiders, associates of such insiders, consultants or persons retained to provide Investor Relations Activities at any time; or (b) issued to insiders, associates of such insiders, consultants or persons retained to provide Investor Relations Activities under the Omnibus Plan and any other proposed or established share compensation arrangement in a one-year period; (vii) increase limits imposed on the

participation of non-employee directors that are not officers or employees of the Corporation; (viii) otherwise cause the Omnibus Plan to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement; or (ix) any amendment to the amendment provisions of the Omnibus Plan. Common Shares held directly or indirectly by insiders benefiting from the amendments in sections (ii) and (iii) above shall be excluded when obtaining such shareholder approval.

The GameSquare Board of Directors may, subject to Regulatory Approval, discontinue the Omnibus Plan at any time without the consent of the participants provided that such discontinuance shall not materially and adversely affect any Awards previously granted to a Participant under the Omnibus Plan.

The GameSquare Board of Directors (or the designate committee of the GameSquare Board of Directors) may, by resolution, but subject to applicable Regulatory Approval, decide that any of the provisions of the Omnibus Plan concerning the effect of termination of the participant's employment shall not apply for any reason acceptable to the GameSquare Board of Directors (or a committee thereof).

As of January 26, 2024, there were an aggregate of 675,205 GameSquare Options, nil DSUs, and 664,597 RSUs outstanding under the existing Omnibus Plan.

In order to be adopted, the resolution approving the amended and restated Omnibus Plan must be passed by the affirmative vote of the holders of a majority of the issued and outstanding shares of GameSquare Shares present or represented by proxy at the Meeting and entitled to vote there at.

**In the absence of contrary directions, the management designees of GameSquare intend to vote proxies in the accompanying form of proxy in favour of the ordinary resolution confirming the amended and restated Omnibus Plan.**

<u>Inducement Grant</u>

In accordance with TSXV rules, the Corporation is seeking disinterested shareholder approval for the grant of awards representing up to 1% of the issued GameSquare Shares, respectively, and 3% in the aggregate, to be issued to three of the founders of FaZe, being Richard Bengtson II, Thomas Oliveira and Yousef Abdelfattah, as an inducement to each of them to enter into a contract of full-time employment with GameSquare and to treat such grants outside of the Omnibus Plan (the "**Inducement Grants**"). Section 6.4 of TSXV Policy 4.4 allows an issuer to apply to the TSXV to treat one-time inducement payments outside of its security based compensation plan, subject to approval by disinterested shareholders, if the number of shares to be issued pursuant to the exemption in Section 6.4 in any 12 month period to: (i) any one person exceeds 1% of the issued shares of the issuer; or (ii) all persons in aggregate exceeds 2% of the issued shares of the issuer (collectively, the "**TSXV Inducement Grant Limits**").

The Corporation requires disinterested shareholder approval as the Inducement Grants as contemplated under the Merger Agreement exceed the TSXV Inducement Grant Limits. The employment agreements and Inducement Grants thereunder are part of the closing conditions for the Merger.

In order to be adopted, the resolution approving the Inducement Grants must be passed by the affirmative vote of the holders of a majority of the issued and outstanding shares of GameSquare Shares present or represented by proxy at the Meeting and entitled to vote there at.

**In the absence of contrary directions, the management designees of GameSquare intend to vote proxies in the accompanying form of proxy in favour of the ordinary resolution confirming the Inducement Grants.**

**Continuance**

Shareholders will be asked at the Meeting to consider, and if deemed advisable, approve the Continuance Resolution authorizing the Continuance of GameSquare from the laws of the Province of British Columbia to the laws of the State of Delaware, the form of which is attached as **Schedule H**. GameSquare intends to affect the Continuance by filing articles of domestication and certificate of incorporation of GameSquare with the Secretary of State of the State of Delaware and by filing an Application for Authorization to Continue in another Jurisdiction with the Registrar of Companies in British Columbia under Section 308 of the BCBCA.

The GameSquare Board of Directors believes that there are significant advantages that will arise as a result of the Continuance. The GameSquare Board believes that a corporation organized in the United States would be advantageous and appropriate because the operations of GameSquare and FaZe are, and the operations of the Combined Company will be, conducted primarily in the United States. Key members of management of GameSquare and FaZe are also resident of the United States. The GameSquare Board also believes that the State of Delaware is an attractive jurisdiction of incorporation because Delaware has comprehensive and flexible corporate laws that are responsive to the legal and business needs of its domiciled corporations.

Section 309 of the BCBCA gives Registered Shareholders who object to the Continuance the right to dissent (the "**Dissent Rights**") under Division 2 of Part 8 of the BCBCA in respect of the Continuance and to be paid the fair value of their GameSquare Shares as determined as of the day before the resolution approving the Continuance was passed. This dissent right, and the procedures for its exercise, are as described in the Circular under the heading "*Continuance – Dissent Rights*" and in **Schedule I** of the Circular. Only registered Shareholders are entitled to exercise rights of dissent. Failure to comply strictly with the dissent procedures described in the Circular and **Schedule I** will result in the loss or unavailability of any right of dissent. See "Continuance" below for a discussion of the Continuance including the reasons for and effect of the Continuance.

If approved, the Continuance is expected to occur immediately prior to the Merger.

In order to be adopted, the special resolution approving the Continuance must be passed by the affirmative vote of the holders of a majority of the issued and outstanding shares of GameSquare Shares present or represented by proxy at the Meeting and entitled to vote there at.

**In the absence of contrary directions, the management designees of GameSquare intend to vote proxies in the accompanying form of proxy in favour of the special resolution approving the Continuance.**

**Compensation Proposal**

The Corporation is seeking shareholder approval, on a non-binding advisory basis, for the compensation that may be paid or become payable to GameSquare's named executive officers that is based on or otherwise relates to the Merger and the transactions contemplated by the Merger agreement including the Backstop Agreement and the GameSquare PIPE (the "**Compensation Proposal**").

Under applicable rules, GameSquare is required to seek a non-binding advisory vote of its Shareholders relating to the compensation that may be paid or become payable to GameSquare named executives that is based on or otherwise relates to the Merger. As the securities to be issued in accordance with the Backstop Agreement and in the GameSquare PIPE may be issued at a discount to its then market price, participation by GameSquare named executive officers and insiders must be approved in accordance with these rules.

In order to be adopted, the Compensation Proposal must be passed by the affirmative vote of the holders of a majority of the outstanding GameSquare Shares, present or represented by proxy at the Meeting, and entitled to vote on the Compensation Proposal.

**In the absence of contrary directions, the management designees of GameSquare intend to vote proxies in the accompanying form of proxy in favour of the Compensation Proposal.**

**Adjournment of Meeting**

The Corporation is seeking shareholder approval for the adjournment of the Meeting from time to time to solicit additional proxies in favour of the Merger Resolution and/or the Continuance Resolution, to ensure that any supplemental or amendment to this Circular is timely provided to GameSquare Shareholders or if otherwise determined by the chair of the Meeting to be necessary of appropriate.

In order to be adopted, the Adjournment Resolution must be approved by the affirmative vote of the holders of the majority of the voting power of the GameSquare Shares present or represented by proxy at the Meeting and entitled to vote on such proposal.

**In the absence of contrary directions, the management designees of GameSquare intend to vote proxies in the accompanying form of proxy in favour of the ordinary resolution authorizing the Adjournment Resolution.**

**Private Placement**

Nasdaq Rule 5635(d) requires the Corporation to seek Shareholder approval for any issuance of securities in a transaction, other than a public offering, where such transaction involves the issuance of 20% or more of the Corporation's total outstanding common shares at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement for the transaction, or (ii) the average closing price of the common shares for the five trading days immediately preceding the signing of the binding agreement for the transaction (the "**Nasdaq 20% Rule**").

Accordingly, in order to comply with Nasdaq Rule 5635(d) and to satisfy the conditions under the Backstop Agreement, the Corporation is seeking Shareholder approval to permit issuance of more than 20% of its outstanding GameSquare Shares at a discount to affiliates pursuant to the terms of the Backstop Agreement and/or under the GameSquare PIPE. As set out herein, securities under the GameSquare PIPE and the Backstop Agreement may be issued at a 10% discount from the volume weighted average price of the GameSquare Shares as of a specified date (the "**Subscription Price**"). As a result, the Subscription Price may be lower than the price required under the Nasdaq 20% Rule.

The Corporation currently expects that the GameSquare PIPE will be undertaken by way of units with each unit consisting of one GameSquare Share and one-half of a share purchase warrant and subject to the requirements of applicable law. There can be no guarantee that the terms of the GameSquare PIPE shall be consistent or similar to the terms set out herein.

In order to be adopted, the PIPE Resolution must be passed by the affirmative vote of the holders of a majority of the issued and outstanding shares of GameSquare Shares present or represented by proxy at the Meeting and entitled to vote there at.

The PIPE Resolution is also subject to minority approval under MI 61-101 meaning that the PIPE Resolution must also be approved by a simple majority of the votes cast at the Meeting in person or by proxy by shareholders, excluding the votes cast in respect of GameSquare Shares held by Blue & Silver

Ventures, Ltd. and John Goff, and any other related parties (as defined in MI 61-101) or join actors (as defined in MI 61-101). See "*Securities Law Matters – Multilateral Instrument 61-101*".

**In the absence of contrary directions, the management designees of GameSquare intend to vote proxies in the accompanying form of proxy in favour of the PIPE Resolution.**

<u>**Control Person**</u>

In addition, any transaction that could result in the creation of a new "Control Person" within the meaning of applicable TSXV policies requires securityholder approval (the "**Control Person Resolution**"). As defined in the policies of the TSXV, a "Control Person" means any person that holds, or is one of a combination of persons that holds, a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer, or that holds more than 20% of the outstanding voting securities of an issuer (except where there is evidence showing that the holder of those securities does not materially affect the control of the issuer).

The securities to be issued under the GameSquare PIPE and the Backstop Agreement are to be priced in the future based on, subject to applicable laws (which includes the TSXV policies), the trading price of the GameSquare Shares. As such, the number of GameSquare Shares which may be issued under the GameSquare PIPE and the Backstop Agreement cannot be determined at this time. By way of illustration, if securities were issued at a 10% discount to the closing price of the GameSquare Shares as of January 26, 2024 (which was US$1.84), the Corporation would issue approximately 6 million GameSquare Shares under the GameSquare PIPE and Backstop Agreement. However, if the trading price of GameSquare Shares decreased to US$1.50, the number of GameSquare Shares to be issued would increase to approximately 7.4 million. As such, the number of securities to be issued under the GameSquare PIPE and Backstop Agreement will be determined based on the trading price of the GameSquare Shares as of the pricing date.

Therefore, depending on the Subscription Price for the GameSquare PIPE and level of participation by other investors in the GameSquare PIPE, either of Blue & Silver Ventures, Ltd. and John Goff may receive sufficient GameSquare Shares such that following completion of the Merger and the GameSquare PIPE, each of them holds more than 20% of the issued and outstanding GameSquare Shares, including GameSquare Shares that may be acquired upon the exercise of any GameSquare Warrants and any warrants to be issued pursuant to the GameSquare PIPE. See also "*Information Concerning the Combined Company – Principal Holders of the Combined Company Shares*". As of the date hereof, each of Blue & Silver Ventures, Ltd. and John Goff own, directly or indirectly, or exercise control or direction over 1,473,241 and 1,378,624 GameSquare Shares, respectively. See "*Voting Securities and Principal Holders Thereof*". To the knowledge of the Corporation, Blue & Silver Ventures, Ltd. and John Goff are not acting in concert by virtue of an agreement, arrangement, commitment or understanding.

As the GameSquare PIPE and Backstop Agreement could result in one or both of Blue & Silver Ventures, Ltd. and/or John Goff becoming a new "Control Person" of GameSquare, approval of the Control Person Resolution by a simple majority (50% plus one vote) of votes cast at the Meeting by the GameSquare Shareholders present in person or by proxy (excluding votes attached to GameSquare Shares beneficially owned or controlled by either of Blue & Silver Ventures, Ltd. and John Goff), is required.

**In the absence of contrary directions, the management designees of GameSquare intend to vote proxies in the accompanying form of proxy in favour of the Control Person Resolution.**

# THE MERGER

### *Background to the Merger*

FaZe, GameSquare and Merger Sub have entered into the Merger Agreement, which provides for the merger of Merger Sub with and into FaZe. As a result of the Merger, the separate existence of Merger Sub will cease and FaZe will continue its existence under the DGCL as the surviving corporation and as a wholly-owned subsidiary of GameSquare. The surviving corporation will be named "FaZe Holdings Inc."

The GameSquare Board of Directors and management team regularly reviews its operating performance, liquidity, future growth prospects and overall strategic direction and consider potential opportunities to strengthen the business and enhance value to its shareholders. These reviews have included consideration of possible strategic opportunities, joint ventures or combinations with third parties. The Merger was the result of these extensive searches. The terms of the Merger Agreement were the result of extensive negotiations between FaZe and GameSquare. The Merger Agreement was signed on October 19, 2023, followed by a press release announcing the execution of the Merger Agreement and describing certain terms of the Merger Agreement.

### *Merger Agreement*

#### *Explanatory Note Regarding the Merger Agreement*

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosure contained in this Circular and in the public filings GameSquare and FaZe may supplement, update or modify the factual disclosure about GameSquare and FaZe contained in the Merger Agreement and described in this summary. The representations, warranties and covenants made in the Merger Agreement by GameSquare, Merger Sub and FaZe are qualified and subject to important limitations agreed to by the parties to the Merger Agreement in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement and were negotiated with the principal purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality that may be different from that generally relevant to shareholders or applicable to reports and documents publicly filed, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the Merger Agreement or otherwise publicly disclosed. The representations and warranties in the Merger Agreement will not survive the completion of the Merger. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Circular, may have changed since the date of the Merger Agreement. If specific material facts exist that contradict the representations, warranties and covenants contained in the Merger Agreement, GameSquare and FaZe have disclosed those material facts in this Circular. If subsequent information concerning the subject matter of the representations, warranties and covenants contained in the Merger Agreement has not been reflected in this Circular, each of GameSquare and FaZe will make publicly available any material information necessary to provide shareholders a materially complete understanding of the provisions of the Merger Agreement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this Circular and in the public filings of GameSquare.

Structure of the Merger

On October 19, 2023, GameSquare entered into the Merger Agreement with FaZe pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub, a Delaware corporation and wholly owned subsidiary of GameSquare, will merge with and into FaZe, with FaZe surviving such Merger as a wholly-owned subsidiary of GameSquare.

At the Effective Time, Merger Sub will be merged with and into FaZe in accordance with the DGCL and on the terms and subject to the conditions set forth in the Merger Agreement, whereupon the separate existence of Merger Sub will cease and FaZe will be the surviving corporation and a wholly owned subsidiary of GameSquare. At the Effective Time, all of the property, rights, powers, privileges and franchises of FaZe and Merger Sub will vest in FaZe as the surviving corporation, and all of the debts, obligations, liabilities, restrictions and duties of FaZe and Merger Sub will become debts, obligations, liabilities, restrictions and duties of FaZe as the surviving corporation.

Completion and Effectiveness of the Merger

The Closing will take place as soon as possible (and, in any event, within three Business Days) after the satisfaction or waiver (to the extent permitted) of the last of the conditions to closing (described under "Conditions to the Merger") to be satisfied or waived (other than such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions at the Closing).

At the Closing, the Parties to the Merger Agreement will cause a certificate of merger relating to the Merger to be executed and filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger will become effective at the time when the certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time as may be agreed to in writing by GameSquare and FaZe and specified in the certificate of merger.

Merger Consideration

On the terms and subject to the conditions of the Merger Agreement, each FaZe Share, par value $0.0001 issued and outstanding immediately prior to the Effective Time of the Merger (other than shares held in treasury by FaZe or held directly by GameSquare or Merger Sub) will be converted into the right to receive 0.13091 of a fully paid and non-assessable GameSquare Share, and, if applicable, cash in lieu of fractional FaZe Shares, subject to any applicable withholding.

At the Effective Time, automatically, by virtue of the Merger and without any further action on the part of FaZe, FaZe Shareholders, GameSquare or Merger Sub:

- all FaZe Shares that are held in treasury by FaZe or are held directly by GameSquare or any of its subsidiaries (including Merger Sub) immediately prior to the Effective Time will be automatically cancelled and retired and will cease to exist and no consideration will be paid or payable in respect thereof;

- except as described in the preceding bullet, each FaZe Share that is issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, without interest, 0.13091 validly issued, fully paid and non-assessable GameSquare Share; and

- each share, par value $0.001 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable share, par value $0.001 per share, of FaZe as the surviving corporation.

The Exchange Ratio is fixed, which means that it will not change between now and the date of the Merger, regardless of whether the market price of GameSquare Shares or FaZe Shares change. Therefore, the value of the Merger Consideration will depend on the market price of GameSquare Shares at the time the Merger is completed. The market price of GameSquare Shares has fluctuated prior to and after the date of the announcement of the Merger Agreement and will continue to fluctuate from the date of this Circular to the date of the Meeting, and through the date the Merger is consummated and thereafter.

Treatment of Fractional Shares

No fractional shares of GameSquare will be issued in connection with the Merger. Each FaZe Shareholder who would otherwise have been entitled to receive in the Merger a fractional share of GameSquare pursuant to the Merger Agreement will, in lieu of such fractional share and subject to tax withholding and upon surrender of such holder's certificates representing shares of FaZe Share or book-entry positions representing non-certificated shares of FaZe Share, in each case outstanding as of immediately prior to the Effective Time, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the average of the volume-weighted average trading prices per GameSquare Share on Nasdaq on each of the twenty consecutive trading days ending immediately prior to the date of the Closing Date. No such holder will be entitled to dividends, voting rights or any other rights in respect of any fractional share of GameSquare that would otherwise have been issuable as part of the Merger Consideration. The payment of cash in lieu of fractional share interests merely represents a mechanical rounding-off of the fractions in the exchange.

Exchange of Shares

***Exchange Agent***

No later than 15 Business Days prior to the Closing Date, GameSquare will select and enter into a customary exchange agreement with its transfer agent or another nationally recognized financial institution or trust company to act as exchange agent with respect to the Merger.

At or substantially concurrent with the Effective Time, GameSquare will deposit with the exchange agent (a) certificates or evidence of book-entry shares representing the GameSquare Shares issuable pursuant to the Merger Agreement and (b) cash sufficient to make payments in lieu of fractional shares in accordance with the Merger Agreement.

***Exchange of FaZe Share Certificates and FaZe Book-Entry Shares***

With respect to certificates representing shares of FaZe (collectively, the "**FaZe Share Certificates**"), as promptly as reasonably practicable after the Effective Time, the exchange agent will mail to each holder of record of each such FaZe Share Certificate (a) a notice advising such holder of the effectiveness of the Merger, (b) a letter of transmittal and (c) instructions for surrendering FaZe Share Certificates in exchange for the Merger Consideration.

Upon surrender of a FaZe Share Certificate and a duly executed letter of transmittal to the exchange agent in compliance with the instructions for surrender, the exchange agent will mail to each holder of record, as promptly as reasonably practicable thereafter:

- the number of whole shares of GameSquare, if any, that such holder is entitled to receive pursuant to the Merger Agreement in non-certificated book-entry form in the name of such record holder, and

- a check in the amount (after giving effect to any required tax withholdings as provided in the Merger Agreement) of (a) any cash in lieu of fractional shares of GameSquare plus (b) any unpaid

cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the Merger Agreement.

With respect to book-entry positions representing non-certificated shares of FaZe (the "**FaZe Book-Entry Shares**"), that are not held through DTC, the exchange agent will pay and deliver to each holder of record of any such share as promptly and reasonably practicable after the Effective Time, but in any event within three Business Days thereafter:

- the Merger Consideration; and

- a check in the amount (after giving effect to any required tax withholdings as provided in the Merger Agreement) of (a) any cash in lieu of fractional shares of GameSquare plus (b) any unpaid cash dividends and any other dividends or distributions that such holder has the right to receive pursuant to the Merger Agreement. The exchange agent will promptly cancel each such non-DTC book-entry share.

With respect to FaZe Book-Entry Shares that are held through DTC, GameSquare and FaZe will cooperate to establish procedures with the exchange agent and DTC to ensure that the exchange agent will transmit to DTC or its nominees as soon as practicable after the Effective Time, but in any event within three Business Days thereafter, upon surrender of shares held of record by DTC or its nominees in accordance with DTC's customary surrender procedures:

- the Merger Consideration;

- any cash in lieu of fractional shares of GameSquare; and

- any unpaid cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the Merger Agreement.

In the event of a transfer of ownership of shares of FaZe that are not registered in FaZe's transfer records, the exchange agent may deliver the Merger Consideration and any cash in lieu of fractional shares of GameSquare to such transferee if:

- in the case of FaZe Book-Entry Shares, written instructions authorizing the transfer of the FaZe Book-Entry Shares are presented to the exchange agent;

- in the case of FaZe Share Certificates, the FaZe Share Certificates formerly representing such shares of FaZe are surrendered to the exchange agent; and

- such FaZe Share Certificates or FaZe Book-Entry Shares are presented to the exchange agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer taxes have been paid or are not applicable, in each case, in form and substance reasonably satisfactory to GameSquare and the exchange agent.

***Lost, Stolen or Destroyed Certificates***

In the event that any FaZe Share Certificate has been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the person claiming such FaZe Share Certificate to be lost, stolen or destroyed and the posting by such person of a bond in a reasonable and customary amount and upon such terms as may reasonably be required as indemnity against any claim that may be made against it with respect to such FaZe Share Certificate, the exchange agent will issue in exchange for such lost, stolen or destroyed FaZe

Share Certificate, the Merger Consideration, any cash in lieu of fractional shares of GameSquare, and any unpaid cash dividends and any other dividends or other distributions, in each case, payable or issuable pursuant to the Merger Agreement, as if such lost, stolen or destroyed FaZe Share Certificate had been surrendered.

***Dividends and Distributions with Respect to Unexchanged Shares of FaZe***

No dividends or other distributions declared or made with respect to shares of GameSquare with a record date after the Effective Time will be paid or otherwise delivered to the holder of any unsurrendered FaZe Share Certificate or FaZe Book-Entry Shares with respect to the shares of GameSquare that such holder has the right to receive in the Merger until the later to occur of:

- the date on which the holder surrenders such FaZe Share Certificate or FaZe Book-Entry Shares in accordance with the Merger Agreement; and
- the payment date for such dividend or distribution with respect to shares of GameSquare (at which time such holder will be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest).

***Rights of FaZe Stockholders Following the Effective Time and Transfers Following the Effective Time***

At the Effective Time, all FaZe Shares outstanding immediately prior to the Effective Time will automatically be cancelled and retired and will cease to exist, and all holders of FaZe Share Certificates and of FaZe Book-Entry shares will cease to have any rights as FaZe Shareholders, except the right to receive the Merger Consideration, any cash in lieu of fractional shares of GameSquare, and any dividends or other distributions that such holder has the right to receive pursuant to the Merger Agreement.

GameSquare will not be liable to any holder or former holder of FaZe Shares or to any other person with respect to any portion of the Merger Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or other similar law. Any Merger Consideration or cash in lieu of fractional shares remaining unclaimed by holders of FaZe Shares one year after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental entity) shall become, to the extent permitted by applicable Law, the property of GameSquare free and clear of any claims or interest of any person previously entitled thereto.

***Withholding Rights***

GameSquare, the exchange agent, Merger Sub and FaZe as the surviving corporation will each be entitled to deduct and withhold any amounts required to be deducted or withheld pursuant to applicable tax laws from the amounts that would otherwise be payable under the terms of the Merger Agreement. Any such amounts that are deducted or withheld and, if required, paid over to the appropriate governmental authorities will be treated as having been paid to the person in respect of which such deduction or withholding was made.

Treatment of FaZe Equity Awards

At the Effective Time, (i) all FaZe equity awards outstanding immediately prior to the Effective Time, including options to purchase FaZe Shares (the "**FaZe Options**") and each FaZe Share subject to vesting, repurchase, or other lapse of restrictions (the "**FaZe Restricted Shares**") will be assumed by GameSquare and converted into GameSquare equity awards on substantially the same terms, except that the assumed equity awards will cover a number of GameSquare Shares, and, if applicable, have an exercise price, determined using the Exchange Ratio and (ii) all outstanding FaZe Warrants exercisable for FaZe Shares

will be assumed by GameSquare and converted into GameSquare Warrants on substantially the same terms, except that the assumed warrants will cover a number of shares of GameSquare Shares, and, if applicable, have an exercise price, determined using the Exchange Ratio.

***FaZe Options***

At the Effective Time, any outstanding FaZe Option held by a FaZe employee will be automatically converted into an option to acquire a number of GameSquare Shares determined based on the Exchange Ratio (with the exercise price with respect to such option being adjusted based on the Exchange Ratio).

Aside from the foregoing adjustments, FaZe Options, if any, will generally remain subject to the same vesting and other terms and conditions that applied to such awards immediately prior to the Effective Time.

***FaZe Restricted Shares***

At the Effective Time, each outstanding FaZe Restricted Share with vesting criteria based solely on continuing service that is held by a FaZe employee immediately prior to the Effective Time, will be automatically converted into GameSquare Restricted Shares denominated in GameSquare Shares based on the Exchange Ratio.

Aside from the foregoing adjustments, FaZe Restricted Shares will generally remain subject to the same vesting and other terms and conditions that applied to such awards immediately prior to the Effective Time.

***FaZe Restricted Share Units*** (the "***FaZe RSUs***")

At the Effective Time, each outstanding FaZe RSU with vesting criteria based solely on continuing service that is held by a FaZe employee immediately prior to the Effective Time, will be automatically converted into GameSquare Restricted Share Units (the "**GameSquare RSUs**") denominated in GameSquare Shares based on the Exchange Ratio.

Aside from the foregoing adjustments, FaZe RSUs will generally remain subject to the same vesting and other terms and conditions that applied to such awards immediately prior to the Effective Time.

Post-Closing Governance

Under the Merger Agreement, GameSquare has agreed to appoint at least two persons determined by FaZe to the GameSquare Board of Directors as of the Effective Time, with such directors to hold office until the earliest to occur of the appointment or election and qualification of their respective successor or their death, resignation, disqualification or proper removal. Each such director must qualify as an "independent director" under applicable Nasdaq rules and regulations and will be designated by the GameSquare Board of Directors after reasonable consultation with, and reasonable consideration of, the recommendations of FaZe.

Justin Kenna will lead the Combined Company as Chief Executive Officer. The directors of the Combined Company are expected to include (i) Justin Kenna, (ii) Lou Schwartz, (iii) Stu Porter, (iv) Tom Walker, (v) Travis Goff, (vi) Jeremi Gorman, (vii) Paul Hamilton, (viii) Nick Lewin, and (ix) a person to be mutually agreed upon by FaZe and GameSquare prior to the closing of the Merger (the "**Closing**").

GameSquare Financing

In addition, in connection with the Merger, GameSquare is to complete a financing involving the raising of additional capital or commitments to be made available to it following the Merger consisting of (i) a private placement in public equity to raise $10,000,000 through the sale of GameSquare securities, subject to reduction to the minimum extent necessary based on applicable restrictions pertaining to GameSquare's issuance of GameSquare Shares under Nasdaq Listing Rule 5635, or any other applicable rule imposed by applicable stock exchanges, which financing is supported by the backstop obligation by the Backstop Investor under the Backstop Agreement, a resolution approving, in accordance with MI 61-101, issuance of GameSquare Shares to certain insiders of GameSquare in accordance with the Backstop Agreement and GameSquare PIPE and a resolution approving the potential creation of new "Control Persons" of GameSquare within the meaning of the applicable policies of the TSXV; (ii) GameSquare shall have entered into the Financing and Security Agreement with the Lender, having a three (3) year term and providing for maximum aggregate borrowings thereunder at any one time of not less than $10,000,000, and such facility agreement shall be in full force and effect as of the Closing with no principal amounts drawn thereunder; and (iii) GameSquare shall have consummated after the date of the Merger Agreement and prior to Closing a disposition of non-core assets of GameSquare having a gross sales price of approximately $4,000,000 (subject to certain earnout provisions) (the financings described above in clauses (i), (ii) and (iii) are collectively referred to as the "**GameSquare Financing**").

On November 9, 2023 GameSquare announced that it and its subsidiary, Frankly Media LLC ("**Frankly**"), entered into a definitive agreement with SoCast, Inc. ("**SoCast**") for SoCast's acquisition of Frankly's radio business assets. In exchange for the Frankly technology platform and customer accounts, SoCast has agreed to pay Frankly US$3,400,000. The transaction closed on December 29, 2023. The Parties have confirmed that the Frankly transaction satisfies clause (iii) of the GameSquare Financing.

Together, the issuance of GameSquare Shares issuable as consideration under the Merger Agreement and issuable as part of the PIPE Financing is referred to in this Circular as the "**GameSquare Share Issuance**".

Conditions to the Merger

The Merger Agreement contains conditions to the Closing, including the following mutual conditions of the Parties (unless waived): (i) approval of the Merger Agreement by the GameSquare Shareholders and the FaZe Shareholders; (ii) the GameSquare Shares issued as Merger Consideration shall have been approved for listing on the Nasdaq; (iii) the registration statement filed by GameSquare in connection with the issuance of GameSquare Shares shall have be declared effective by the SEC and not be subject of any stop order or any legal action by or before the SEC seeking a stop order; (iv) all required filings shall have been made and all required approvals obtained (or waiting periods expired or terminated) under any applicable antitrust law; and (v) the absence of any law or order prohibiting consummation of the Merger.

In addition, unless waived by GameSquare, the obligations of GameSquare and Merger Sub to consummate the Merger are subject to the satisfaction of the following additional conditions on or prior to the Closing: (i) the accuracy of the representations and warranties made by FaZe in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Effective Time or the date in respect of which such representation or warranty was specifically made; (ii) FaZe having performed in all material respects all obligations and complied in all material respects with the agreements and covenants in the Merger Agreement required to be performed by or complied with by FaZe at or prior to the Closing; and (iii) the absence of any material adverse effect on FaZe.

Unless waived by FaZe, the obligations of FaZe to consummate the Merger are subject to the satisfaction of the following additional conditions on or prior to the Closing: (i) the accuracy of the representations and

warranties made by GameSquare and Merger Sub in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Effective Time or the date in respect of which such representation or warranty was specifically made; (ii) GameSquare and Merger Sub having performed in all material respects all obligations and complied in all material respects with the agreements and covenants in the Merger Agreement required to be performed by or complied with by FaZe at or prior to the Closing; (iii) the absence of any material adverse effect on GameSquare; (iv) GameSquare and Merger Sub having completed the GameSquare Financing and (v) the employment agreements between GameSquare and certain FaZe executive officers shall have not been terminated by GameSquare, other than in the event of a for "Cause" termination (as such term is defined in the respective employment agreements).

The obligations of each of GameSquare and FaZe to complete the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable law), at or prior to the Closing, of each of the following conditions:

- the Merger Proposal will have been adopted by a holders of a majority of the outstanding FaZe Shares;

- the Merger Agreement will have been adopted by a holders of a majority of the outstanding GameSquare Shares;

- approval by GameSquare Shareholders of the GameSquare Share Issuance;

- the GameSquare Shares issuable as Merger Consideration pursuant to the Merger Agreement shall have been approved for listing on Nasdaq, subject to official notice of issuance;

- the registration statement to be filed with the SEC by GameSquare in connection with the stock issuance as Merger Consideration shall have become effective under the Securities Act and shall not be the subject of any stop order or any legal action by or before the SEC seeking a stop order;

- all required filings shall have been made and all required approvals obtained (or waiting periods expired or terminated) under any applicable antitrust law; and

- no governmental entity having jurisdiction over any party to the Merger Agreement shall have enacted, issued, promulgated, enforced, or entered any order, whether temporary, preliminary, or permanent, that makes illegal, enjoins, or otherwise prohibits consummation of the Merger, the GameSquare Share Issuance, or the other transactions contemplated by the Merger Agreement.

The obligation of each of GameSquare and Merger Sub to complete the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) by GameSquare or Merger Sub on or prior to the Closing of each of the following conditions:

- the accuracy of the representations and warranties of FaZe in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

- FaZe having performed in all material respects all obligations and complied in all material respects with the agreements and covenants, in the Merger Agreement required to be performed by or complied with by FaZe at or prior to the Closing; and

- the absence of any FaZe material adverse effect having occurred that is continuing.

The obligation of FaZe to complete the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) by FaZe on or prior to the Closing of each of the following conditions:

- the accuracy of the representations and warranties of GameSquare and Merger Sub in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

- GameSquare and Merger Sub having performed in all material respects all obligations and complied in all material respects with the agreements and covenants, in the Merger Agreement required to be performed by or complied with by GameSquare and Merger Sub at or prior to the Closing;

- the absence of any GameSquare material adverse effect having occurred that is continuing;

- GameSquare shall have completed the GameSquare Financing; and

- the employment agreements of certain FaZe executive officers shall have not been terminated by GameSquare, other than in the event of a for "Cause" termination (as such term is defined in the respective employment agreements).

Representations and Warranties

The Merger Agreement contains customary and reciprocal representations and warranties made by each of Faze, GameSquare and Merger Sub as of the date of the Merger Agreement or other specified dates, in each case relating to, among other things, organization, standing and power, capitalization, authority, non-contravention, certain public filings with the SEC or other regulatory authorities and absence of litigation. Many of the representations and warranties are qualified by materiality or other similar qualifiers as set forth therein.

The Merger Agreement also contains additional representations and warranties by GameSquare relating to, among other things, the following: (i) Merger Sub's required shareholder approval; (ii) the absence of beneficial ownership of FaZe Shares by GameSquare and its subsidiaries; (iii) ownership and operation of Merger Sub; and (iv) absence of taking any action reasonably likely to prevent or impede the Merger from qualifying as a "reorganization" under applicable tax rules.

The reciprocal representations and warranties relate to, among other things:

- organization, good standing and qualification to do business and subsidiaries' organization, good standing and qualification to do business;

- capitalization;

- corporate authority and approval relating to the execution, delivery and performance of the Merger Agreement;

- the absence of any violation of organizational documents, any conflict with or violation of applicable laws, any violation of or default under contracts, or any lien on the properties, rights or assets of a party or its subsidiaries as a result of the execution and delivery of the Merger Agreement and completion of the merger;

- the absence of any need for action by governmental authorities in order to complete the merger, except as may be required by the Securities Act, the Exchange Act, the DGCL, “blue sky” laws or Nasdaq rules and regulations;
- the inapplicability of state anti-takeover statutes;
- the proper filing of reports, schedules, forms, documents and financial statements required by the SEC and compliance with certain provisions of the Sarbanes-Oxley Act;
- the maintenance of internal controls and procedures;
- the absence of undisclosed liabilities;
- the absence of off-balance sheet arrangements;
- the absence of certain material changes or events in the respective businesses of each of GameSquare and FaZe;
- tax matters;
- intellectual property, including with respect to the enforceability of intellectual property, third-party intellectual property infringement claims, absence of infringement of third-party’s intellectual property, security breaches and compliance with privacy and security laws and regulations;
- compliance with applicable laws and the holding of necessary permits;
- litigations, investigations and orders;
- broker’s and finder’s fees;
- related party transactions;
- employee benefit plans and employment and labor practices;
- real and personal property owned and leased by FaZe;
- compliance with environmental laws and absence of legal proceedings alleging violation of environmental laws;
- absence of any breaches of material contracts;
- insurance policies;
- information provided by a party for inclusion in this proxy statement/prospectus;
- anti-corruption matters;
- matters relating to top talents; and
- matters relating to vendors.

The Merger Agreement also contains additional representations and warranties by FaZe relating to, among other things, the opinion of Current Capital Securities. Additionally, the Merger Agreement contains additional representations and warranties by GameSquare relating to, among other things, the following:

- Merger Sub's required shareholder approval;
- the absence of beneficial ownership of FaZe Shares by GameSquare and its subsidiaries;
- ownership and operation of Merger Sub; and
- absence of taking any action reasonably likely to prevent or impede the Merger from qualifying as a "reorganization" under applicable tax rules.

***No Survival***

None of the representations and warranties of the Parties contained in the Merger Agreement or in any instrument delivered under the Merger Agreement will survive the Effective Time. The covenants and agreements of the Parties contained in the Merger Agreement do not survive the Closing, except those covenants and agreements that, by their terms, contemplate performance after the Effective Time.

***Material Adverse Effect***

A material adverse effect, with respect to GameSquare or FaZe, as applicable, means any event, circumstance, development, occurrence, fact, condition, effect, or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of the party and its subsidiaries, excluding:

- changes generally affecting the economy, financial or securities markets, or political conditions;
- any changes in applicable law or U.S. GAAP or other applicable accounting standards, including interpretations thereof;
- any outbreak or escalation of war or any act of terrorism, or military actions, or the escalation thereof;
- natural disasters, weather conditions, epidemics, pandemics, or disease outbreaks (including the COVID-19 virus)/public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States), or other force majeure events;
- general conditions in the industry in which the party and its subsidiaries operate;
- any failure, in and of itself, by a party to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period;
- any change, in and of itself, in the market price or trading volume of a party's securities or in its credit ratings;
- actions taken as required or specifically permitted by the Merger Agreement or actions or omissions taken with the consent of the other party; or
- the identity of the other party and, other than with respect to a specific representation or warranty contained in the Merger Agreement addressing the consequences resulting from the execution and

delivery of the Merger Agreement or the consummation of the Merger, the public announcement, pendency or consummation of the Merger or the other transactions contemplated by the Merger Agreement (including, to the extent resulting from the foregoing, any effect on any of a party's or any of its subsidiaries' relationships with their respective customers, suppliers or employees);

except that with respect to the first five bullets above, any change or event shall only be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the party and its subsidiaries, taken as a whole, compared to other participants in the industries in which the party and its subsidiaries conduct their businesses (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a material adverse effect has occurred.

Covenants

Each party agreed in the Merger Agreement to use its reasonable best efforts to affect the Closing and to as soon as reasonably practicable respond to inquiries or requests from governmental authorities applicable to the transactions contemplated by the Merger Agreement. Each party has also agreed to not solicit or engage in any discussions or negotiations with any person making an inquiry or proposal for an alternative transaction, and requiring FaZe's and GameSquare's respective boards of directors to recommend the transaction-related proposals to their shareholders, in each case subject to certain exceptions. The Merger Agreement also contains, subject to certain exceptions, certain other customary reciprocal covenants of each of the Parties, including (i) the provision of access to their properties, books and personnel; (ii) the operation of their respective businesses in the Ordinary Course of business, consistent with past practice; (iii) notifications of certain breaches, consent requirements or other matters; (iv) tax matters; (v) public announcements; and (vi) confidentiality.

***Regulatory Approvals***

Under the Merger Agreement, GameSquare, Merger Sub and FaZe have each agreed to cooperate with each other and to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, as promptly as reasonably practicable (and in any event no later than the End Date), the Merger and the other transactions contemplated by this Agreement, including:

- obtaining all necessary permits, approvals, waivers from applicable governmental authorities and the making of all necessary registrations, filings, and notifications (including filings with applicable governmental authorities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any such governmental authority;

- obtaining all necessary consents or waivers from third parties; and

- the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.

However, GameSquare shall not be required to offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or governmental order to: (i) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of FaZe, the surviving corporation, GameSquare, Merger Sub, or any of their respective subsidiaries; (ii) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of FaZe, the surviving corporation, GameSquare, Merger Sub, or any of their respective

subsidiaries in any manner; or (iii) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of FaZe, the surviving corporation, GameSquare, Merger Sub, or any of their respective subsidiaries; provided, that if requested by GameSquare, FaZe has agreed to become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or governmental order so long as such requirement, condition, limitation, understanding, agreement, or governmental order is only binding on FaZe in the event the Merger is consummated.

***Employee Benefits Matters***

For a period of three months following the Effective Time, GameSquare will provide, or will cause to be provided, to each employee of FaZe and its subsidiaries who continues employment with GameSquare (a) annual base salary or wage level and annual bonus opportunities that are at least as favourable as that in effect immediately prior to the Effective Time, (b) equity incentive opportunities that are comparable to annual or other equity incentive opportunities provided to similarly situated employees of GameSquare, and (c) employee benefits (excluding any retiree health or defined benefit retirement benefits) that are, in the aggregate, substantially comparable to the employee benefits (excluding any retiree health or defined benefit retirement benefits) provided by FaZe and its subsidiaries immediately prior to the Effective Time.

GameSquare will provide service credit to continuing FaZe employees for purposes of determining eligibility to participate, vesting and accrual and level of benefits with respect to GameSquare benefit plans.

***Certain Tax Matters***

FaZe and GameSquare have agreed (and they shall cause their respective subsidiaries) to use their reasonable best efforts to cause the Merger to qualify, and not take or fail to take any action which action (or failure to act) would reasonably be expected to prevent or impede the Merger from qualifying, as a "reorganization" within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "**Code**").

***Conduct of Business Prior to the Merger's Completion***

GameSquare and FaZe have agreed that, except as may be required by applicable laws, as expressly permitted or required by the Merger Agreement, as set forth in their respective disclosure schedules, or unless the other party approves in writing (such approval not to be unreasonably withheld, conditioned or delayed), GameSquare and FaZe, as applicable, will use its reasonable best efforts, and to cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice in all material respects and will use its reasonable best efforts to preserve its and its subsidiaries' present relationship with customers, suppliers, distributors, licensors, licensees and other third parties having relationships with it.

FaZe has also agreed that, except as may be required by applicable laws, as expressly permitted or required by the Merger Agreement, as set forth in FaZe's disclosure letter, or unless GameSquare approves in writing (such approval not to be unreasonably withheld, conditioned or delayed), FaZe will not, and will not permit its subsidiaries to:

- amend its or its subsidiaries' organizational documents;

- split, combine, or reclassify any FaZe Shares or other equity interests of FaZe or any of its subsidiaries;

- declare, set aside, or pay any dividend or distribution (whether in cash, share, property, or otherwise) on any shares of its capital share or equity interest;

- except as required by applicable law or by any FaZe employee plan or contract in effect as of the date of the Merger Agreement (i) increase the compensation payable or that could become payable by FaZe or any of its subsidiaries to directors, officers, or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice, (ii) promote any officers or employees, except in connection with FaZe's annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, or (iii) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any FaZe employee plans, or make any contribution to any FaZe employee plan, other than contributions required by law, the terms of such FaZe employee plans as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practice;

- acquire, by merger, consolidation, acquisition of shares or assets, or otherwise, any business or person or division thereof or make any loans, advances, or capital contributions to or investments in any person in excess of $75,000 in the aggregate;

- (i) transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of shares or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any lien (other than a permitted lien), any assets, including the capital share or other equity interests in any subsidiary of FaZe; provided, that FaZe and its subsidiaries may transfer, sell, lease, or dispose of obsolete equipment or assets being replaced, or grant non-exclusive licenses under FaZe's intellectual property, in each case in the ordinary course of business consistent with past practice, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

- repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another third party, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of FaZe or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other contract to maintain any financial statement condition of any other person (other than any wholly owned subsidiary of FaZe) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

- enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any material contract of FaZe or lease with respect to material real estate of FaZe;

- institute, settle, or compromise any legal action involving the payment of monetary damages by FaZe or any of its subsidiaries of any amount exceeding $75,000 in the aggregate, other than (i) any legal action brought against GameSquare or Merger Sub arising out of a breach or alleged breach of the Merger Agreement by GameSquare or Merger Sub, and (ii) the settlement of claims, liabilities, or obligations reserved against on FaZe's 2022 balance sheet; provided, that neither FaZe nor any of its subsidiaries shall settle or agree to settle any legal action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on FaZe's business;

- make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in U.S. GAAP or applicable law;

- (i) settle or compromise any material tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on FaZe's 2022 balance sheet (or most recent consolidated balance sheet included in the FaZe's filings with the SEC), (ii) make or change any material tax election, change any annual tax accounting period, or adopt or change any method of tax accounting, (iii) amend any material tax returns or file claims for material tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to FaZe or its subsidiaries;

- enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar contract with respect to any joint venture, strategic partnership, or alliance;

- except in connection with actions permitted by the Merger Agreement, take any action to exempt any person from, or make any acquisition of securities of FaZe by any person not subject to, any state takeover statute or similar statute or regulation that applies to FaZe with respect to a Takeover Proposal or otherwise, including the restrictions on "business combinations" set forth in Section 203 of the DGCL, except for GameSquare, Merger Sub, or any of their respective subsidiaries or affiliates, or the transactions contemplated by the Merger Agreement;

- abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any intellectual property of FaZe, or grant any right or license to any such intellectual property other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

- terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

- engage in any transaction with, or enter into any agreement, arrangement or understanding with, any of FaZe's affiliate or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

- adopt or implement any shareholder rights plan or similar arrangement; or

- agree or commit to do any of the foregoing.

GameSquare has also agreed that, except as may be required by applicable laws, as expressly permitted or required by the Merger Agreement, as set forth in GameSquare's disclosure letter, or unless FaZe approves in writing (such approval not to be unreasonably withheld, conditioned or delayed), GameSquare will not, and will not permit its subsidiaries to:

- amend its organizational documents in a manner that would adversely affect FaZe or the holders of FaZe Shares relative to the other holders of GameSquare Shares;

- (i) split, combine, or reclassify any securities of GameSquare or its subsidiaries in a manner that would adversely affect GameSquare or the holders of FaZe Shares relative to the other holders of GameSquare Shares, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any securities of GameSquare or its subsidiaries, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, share, property, or otherwise) in respect of, or

enter into any contract with respect to the voting of, any shares of its capital share (other than dividends from its direct or indirect wholly owned subsidiaries of GameSquare and ordinary quarterly dividends, consistent with past practice with respect to timing of declaration and payment);

- issue, sell, pledge, dispose of, or encumber any securities of GameSquare or its subsidiaries, other than (i) the issuance of GameSquare Shares upon the exercise of any equity awards of GameSquare outstanding as of the date of the Merger Agreement in accordance with its terms, (ii) the issuance of GameSquare Shares in connection with or upon the exercise of any GameSquare equity awards granted after the date hereof in the ordinary course of business consistent with past practice, and (iii) sales or issuances of shares of GameSquare Share in connection with the GameSquare PIPE;

- acquire, by merger, consolidation, acquisition of shares or assets, or otherwise, any business or person or division thereof or make any loans, advances, or capital contributions to or investments in any person, in each case that would reasonably be expected to prevent, impede, or materially delay the consummation of the Merger or other transactions contemplated by the Merger Agreement;

- repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of GameSquare or any of its subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other contract to maintain any financial statement condition of any other person (other than any wholly owned subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

- (i) transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any lien (other than a permitted lien), any assets, including the capital share or other equity interests in any subsidiary of GameSquare; provided, that the foregoing shall not prohibit GameSquare and its subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, or selling GameSquare’s interest in the equity or assets of certain Subsidiaries including (without limitation) Frankly Media, LLC and Winview, Inc., in each case in the ordinary course of business consistent with past practice, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

- institute, settle, or compromise any legal action involving the payment of monetary damages by GameSquare or any of its Subsidiaries of any amount exceeding $75,000 in the aggregate, other than (i) any legal action brought against GameSquare or Merger Sub arising out of a breach or alleged breach of the Merger Agreement by GameSquare or Merger Sub, and (ii) the settlement of claims, liabilities, or obligations reserved against on GameSquare’s 2022 balance sheet; provided, that neither FaZe nor any of its subsidiaries shall settle or agree to settle any legal action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on GameSquare’s business;

- enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar contract with respect to any joint venture, strategic partnership, or alliance;

- terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

- adopt or implement any shareholder rights plan or similar arrangement;
- make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in U.S. GAAP or applicable law;
- adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization; or
- agree or commit to do any of the foregoing.

***Access to Information***

Subject to certain limitations, prior to the Effective Time, each of GameSquare and FaZe will afford the other party and its representatives reasonable access, at reasonable times and in a manner not to unreasonably interfere with the business and operations of the other party, to GameSquare's or FaZe's, as applicable, and its subsidiaries' the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Corporation and its subsidiaries, and, during such period, will furnish promptly to the other party such information concerning the business and properties of FaZe and GameSquare, as applicable, as the other party may reasonably request.

<u>No Solicitation of Acquisition Proposals</u>

Except as otherwise permitted by the Merger Agreement, GameSquare and FaZe have agreed that neither GameSquare nor FaZe, nor any of their respective subsidiaries, will, and that they will cause their and their respective subsidiaries' representatives not to, directly or indirectly:

- solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal;
- conduct or engage in any discussions or negotiations with, disclose any non-public information relating to FaZe or GameSquare or any of their respective subsidiaries to, afford access to the business, properties, assets, books, or records of FaZe or GameSquare or any of their respective subsidiaries to;
- knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal;
- except where the FaZe Board of Directors or GameSquare Board of Directors, as applicable, makes a good faith determination, after consultation with its financial advisors and outside legal counsel, that the failure to do so would cause it to be in breach of its fiduciary duties, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of FaZe or GameSquare, as applicable, or any of their respective subsidiaries;
- approve any transaction under, or any third party becoming an "interested stockholder" under, Section 203 of the DGCL;
- enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract relating to any Takeover Proposal.

Notwithstanding the restrictions described above, prior to, in the case of FaZe, obtaining approval of the Merger Proposal, or, in the case of GameSquare, obtaining approval of the GameSquare Share Issuance, the FaZe Board or the GameSquare Board, as applicable, directly or indirectly through any representative, may:

- participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the FaZe Board of Directors or GameSquare Board of Directors, as applicable, believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal;

- thereafter furnish to such third party non-public information relating to such party or any of its respective Subsidiaries pursuant to an executed confidentiality agreement in form permitted under the Merger Agreement (a copy of which confidentiality agreement shall be promptly (in all events within 24 hours) provided for informational purposes to the other party); or

- take any action that any court of competent jurisdiction orders such party to take (which order remains unstayed);

but in each case referred to in the foregoing bullets above, only if the FaZe Board of Directors or GameSquare Board of Directors, as applicable, determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to cause it to be in breach of its fiduciary duties under applicable law.

GameSquare and FaZe have also agreed that prior to or substantially concurrently with providing any non-public information to any such third party, GameSquare or FaZe, as applicable, will make such non-public information available to each other.

A "Takeover Proposal" means with respect to FaZe or GameSquare, as the case may be, an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any person or group relating to any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement), involving any:

- direct or indirect acquisition of assets of such party hereto or its subsidiaries (including any voting equity interests of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of such party and its subsidiaries' consolidated assets or to which 20% or more of such party's and its subsidiaries' net revenues or net income on a consolidated basis are attributable;

- direct or indirect acquisition of 20% or more of the voting equity interests of such party hereto or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of such party and its subsidiaries, taken as a whole;

- tender offer or exchange offer that if consummated would result in any person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of such party hereto; (d) merger, consolidation, other business combination, or similar transaction involving such party hereto or any of its subsidiaries, pursuant to which such person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the consolidated net revenues, net income, or assets of such party and its subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of such

party hereto or one or more of its subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income, or assets of such party and its subsidiaries, taken as a whole; or

- any combination of the foregoing.

A "Superior Proposal" means a bona fide written Takeover Proposal with respect to the applicable party or its subsidiaries (except that, for purposes of the definition of "Superior Proposal", each reference in the definition of "Takeover Proposal" to "20% or more" shall be "more than 50%") that such party's board determines in good faith (after consultation with outside legal counsel and such party's financial advisor) is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, more favourable from a financial point of view to the holders of such party's common shares than the transactions contemplated by the Merger Agreement, in each case, after taking into account:

- all financial considerations;
- the identity of the third party making such Takeover Proposal;
- the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal;
- the other terms and conditions of such Takeover Proposal and the implications thereof on such party, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by such party (including any conditions relating to financing, shareholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and
- any revisions to the terms of the Merger Agreement and the Merger proposed by the other party during the required period of at last five Business Days prior to a party entering into an alternative acquisition agreement or making change in recommendation.

Existing Discussions or Negotiations; Notice Regarding Acquisition Proposals

GameSquare and FaZe have agreed that they will, and that they will cause their respective subsidiaries and their and their respective representatives to cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted at time of the execution of the Merger Agreement with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of FaZe or GameSquare, as applicable, and any of their respective subsidiaries that was furnished by or on behalf of such party or its respective subsidiaries to return or destroy (and confirm destruction of) all such information.

GameSquare and FaZe have also agreed that if either of them receives a Takeover Proposal or any inquiry or request for information with respect to a Takeover Proposal or that is reasonably likely to lead to a Takeover Proposal, such party shall notify the other party promptly (but in no event later than 24 hours) after it becomes aware of the receipt by such party (or any of its representatives) of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to such party or any of its subsidiaries or for access to the business, properties, assets, books, or records of such party or any of its subsidiaries by any third party. Any such notice shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request, including any proposed financing. Such party shall also keep the other party fully

informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof. Such party shall provide the other party with at least 48 hours prior notice of any meeting of its board of directors, or any committee thereof (or such lesser notice as is provided to the members of such party's board of directors or committee thereof) at which such party's board of directors, or any committee thereof, is reasonably expected to consider any Takeover Proposal. Such party shall promptly provide the other party with a list of any non-public information concerning such party's or any of its Subsidiaries' business, present or future performance, financial condition, or results of operations, provided to any third party, and, to the extent such information has not been previously provided to the other party, copies of such information.

No Change of Recommendation

GameSquare and FaZe have agreed that, except as otherwise set forth in the Merger Agreement, neither the GameSquare Board of Directors nor the FaZe Board of Directors, will:

- withhold, amend, modify, or materially qualify, in a manner adverse to GameSquare and Merger Sub, on the one hand, or to FaZe, on the other hand, the FaZe Board of Directors' recommendation to FaZe Shareholders to adopt the Merger Agreement (the "**FaZe Board Recommendation**") or the GameSquare Board of Directors' recommendation to GameSquare Shareholders to approve the Merger Agreement and the GameSquare Share Issuance (the "**GameSquare Board Recommendation**") as applicable;

- recommend Takeover Proposal;

- fail to recommend against acceptance of any tender offer or exchange offer for FaZe Shares or GameSquare Shares, as applicable, within ten Business Days after the commencement of such offer;

- fail to reaffirm (publicly, if so requested by the other party) the FaZe Board Recommendation or the GameSquare Board Recommendation, as applicable, within ten Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by FaZe or GameSquare, as applicable, or the person making such Takeover Proposal;

- make any public statement inconsistent with the FaZe Board Recommendation or GameSquare Board Recommendation, as applicable;

- resolve or agree to take any of the foregoing actions.

Permitted Change of Recommendation or Entry into an Alternative Acquisition Agreement — Superior Proposal

However, FaZe, at any time prior to its shareholders approving the Merger Proposal, and GameSquare, at any time prior to its shareholders approving the GameSquare Share Issuance, may make a change of recommendation related to an acquisition proposal or enter into an alternative acquisition agreement, if:

- such party promptly notifies the other party, in writing, of the Superior Proposal, and at least five Business Days before changing the FaZe Board Recommendation or GameSquare Board Recommendation, as applicable, or entering into (or causing one of its subsidiaries to enter into) an alternative acquisition agreement, of its intention to change its recommendation or enter into an alternative acquisition agreement ;

- such party specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement and any related documents including financing documents, to the extent provided by the relevant party in connection with the Superior Proposal,

- during such five Business Day notice period mentioned above, such party and its representatives shall negotiate with the other party in good faith to make such adjustments in the terms and conditions of the Merger Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if the other party, in its discretion, proposes to make such adjustments (it being understood that, if during the five Business Day notice period, there is any material revision to the terms of a Superior Proposal, the original five Business Day period shall be extended, if applicable, to ensure that other party has at least three Business Days to modify the terms of the Merger Agreement subsequent to any such material revision, and

- such party's board of directors (or a committee thereof) determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by the other party during the five Business Day period (or such longer period if applicable) in the terms and conditions of the Merger Agreement) and that the failure to take such action would cause the FaZe Board of Directors or GameSquare Board of Directors, as applicable, to be in breach of its fiduciary duties under applicable law.

Publicity

GameSquare and FaZe agreed that neither party shall issue a public release, statement or other disclosure about the Merger or the other transactions contemplated thereby without the prior written consent of the other party, not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either party may make a public statement or disclosure about the Merger or the transactions contemplated thereby as required by law, court process, the rules or regulations of any applicable securities exchange, or other governmental authority, after consultation with the other party. In addition,

- GameSquare and FaZe need not consult with the other party in connection with any public announcement or, statement to be made with respect to any change of recommendation made in compliance with the Merger Agreement; and

- each of GameSquare and FaZe may make public announcements concerning the Merger Agreement or the transactions contemplated thereby that is substantially similar (and identical in any material respect) to those statements made in a previous release, statement, announcement, or other disclosure made by FaZe or GameSquare in accordance with the Merger Agreement.

Termination

The Merger Agreement contains customary mutual termination rights for FaZe and GameSquare, including if the Merger is not completed the End Date, and if either of the required shareholder approvals by the FaZe Shareholders or the GameSquare Shareholders is not obtained. The Merger Agreement also contains customary termination rights for the benefit of each party, including (i) if the board of directors of the other party changes its recommendation with respect to the Merger, (ii) if the board of directors of such party authorizes entry into a definitive agreement relating to a Superior Proposal (as permitted by the Merger Agreement) and (iii) if the other party breaches its representations, warranties or covenants under the

Merger Agreement in a way that would result in a failure of its conditions to closing being satisfied (subject to certain procedures and cure periods).

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of the required vote of the FaZe Shareholders approving the Merger Proposal or the required vote of the GameSquare Shareholders approving the GameSquare Share Issuance (except as otherwise provided in the Merger Agreement), in the following ways:

- by the mutual written consent of GameSquare and FaZe;
- by either FaZe or GameSquare if the Merger has not been consummated on or before the End Date (as extended pursuant to the parties' mutual waiver), except that (i) a party may not terminate this Merger Agreement pursuant to this provision if such party's material breach material breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been a contributing cause of, or was a contributing factor that resulted in, the failure of the Merger to be consummated on or before the End Date;
- by either FaZe or GameSquare if prior to the Effective Time any governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger, the GameSquare Share Issuance, or the other transactions contemplated by the Merger Agreement, and such law or order shall have become final and nonappealable, except, in each case, that the right to terminate will not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been a contributing cause of, or was a contributing factor that resulted in, the issuance, promulgation, enforcement, or entry of any such law or order;
- by either FaZe or GameSquare if the Merger Agreement has been submitted to the FaZe Shareholders for adoption at the FaZe Special Meeting and the required vote for approving the Merger Proposal shall not have been obtained at the FaZe Special Meeting (unless the FaZe Special Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);
- by either FaZe or GameSquare if the GameSquare Share Issuance has been submitted to the GameSquare Shareholders for approval at a duly convened shareholders meeting of GameSquare and the required vote for approving the GameSquare Share Issuance shall not have been obtained at such meeting (unless such meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);
- by GameSquare if prior to the approval of the GameSquare Share Issuance by the GameSquare Shareholders, the GameSquare Board of Directors authorizes GameSquare, to the extent permitted by and subject to full compliance with the applicable terms and conditions of the Merger Agreement, to enter into an acquisition agreement in respect of a Superior Proposal;
- by GameSquare if: (i) the FaZe Board of Directors makes a change in its recommendation regarding the Merger Agreement or the FaZe Board shall have approved an alternative acquisition agreement; or (ii) FaZe shall have breached its no solicitation obligations or the requirement to hold the meeting of its shareholders; or
- by GameSquare if FaZe shall have breached any representation, warranty, covenant, or agreement such that the conditions to the Closing would not be satisfied and such breach is incapable of being

cured by the End Date; or, if curable by the End Date, shall not have been cured prior to the earlier of (i) 30 days after written notice thereof is given by GameSquare to FaZe or (ii) the End Date; however, GameSquare may not exercise this termination right if GameSquare or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder which breach would give rise to the failure of a condition to the Merger Agreement regarding the accuracy of GameSquare representations and warranties or its compliance with its covenants under the Merger Agreement.

- by FaZe if prior to the approval of the Merger Agreement by the FaZe Shareholders, the FaZe Board of Directors authorizes FaZe, to the extent permitted by and subject to full compliance with the applicable terms and conditions of the Merger Agreement, to enter into an acquisition agreement in respect of a Superior Proposal;

- by FaZe if: (i) the GameSquare Board of Directors makes a change in its recommendation regarding the GameSquare Share Issuance or the GameSquare Board of Directors shall have approved an alternative acquisition agreement; or (ii) GameSquare shall have breached its no solicitation obligations or the requirement to hold the meeting of its shareholders; or

- by FaZe if GameSquare shall have breached any representation, warranty, covenant, or agreement such that the conditions to the Closing would not be satisfied and such breach is incapable of being cured by the End Date; or, if curable by the End Date, shall not have been cured prior to the earlier of (i) 30 days after written notice thereof is given by FaZe to GameSquare or (ii) the End Date; however, FaZe may not exercise this termination right if FaZe is then in material breach of any representation, warranty, covenant, or obligation hereunder which breach would give rise to the failure of a condition to the Merger Agreement regarding the accuracy of FaZe representations and warranties or its compliance with its covenants under the Merger Agreement.

***Post-Termination Liability***

If the Merger Agreement is terminated, it will become void and of no further force and effect, with no liability on the part of any party (or any shareholder, director, officer, employee, agent, or representative of such party) to any other party hereto, except with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants, or other agreements set forth in the Merger Agreement.

Each of GameSquare, Merger Sub and FaZe has also agreed that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with its terms. Accordingly, prior to the termination of the Merger Agreement, in addition to any other remedy that each may be entitled to, GameSquare, Merger Sub and FaZe have agreed that each will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement or to enforce specifically the performance of its terms and provisions. Each of GameSquare, Merger Sub and FaZe has also irrevocably waived any requirement for the posting of any bond or similar instrument in connection with such injunctions.

<u>Indemnification; Directors' and Officers' Insurance</u>

For at least six years following the Effective Time, GameSquare and FaZe as the surviving corporation must maintain charter documents of the surviving corporation with provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favourable to the FaZe indemnified parties as the indemnification, advancement of expenses, and exculpation provisions set forth in FaZe charter documents as of the date of the Merger Agreement. During such six-year period, such

provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable law.

Furthermore, GameSquare shall cause the surviving corporation to obtain as of the Effective Time "tail" insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the indemnified parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by the Merger Agreement). However, in no event will FaZe, as the surviving corporation, be required to expend a premium for such tail coverage in excess of $2,500,000.

Each of the indemnified parties entitled to indemnification under the FaZe charter documents or are otherwise are beneficiaries under the "tail" policy discussed above are intended to be third party beneficiaries of the Merger Agreement's indemnification provisions, with full rights of enforcement as if a party thereto.

Amendment and Waiver

The Merger Agreement may be amended or supplemented at any time prior to the Effective Time by an instrument in writing signed on behalf of each of the parties to the Merger Agreement, except that:

- if the Merger Proposal is approved, no amendment or supplement may be made which by applicable law requires further approval by the FaZe Shareholders without such further approval of the FaZe Shareholders; and

- if the GameSquare Share Issuance proposal is approved, no amendment or supplement may be made which by applicable law requires further approval by the GameSquare Shareholders without such further approval of the GameSquare Shareholders.

At any time prior to the Effective Time, GameSquare or Merger Sub, on the one hand, or FaZe, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other parties; (b) waive any inaccuracies in the representations and warranties of the other parties; or (c) unless prohibited by applicable law, waive compliance with any of the covenants, agreements, or conditions contained in the Merger Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of such rights.

Assignment

The Merger Agreement is not assignable by any party to the Merger Agreement, without the express prior written consent of the other parties thereto, except Merger Sub may, without the prior written consent of FaZe, assign all or any portion of its rights under the Merger Agreement to GameSquare or to one or more of GameSquare's direct or indirect wholly owned subsidiaries.

Third-Party Beneficiaries

GameSquare, Merger Sub and FaZe have agreed that the Merger Agreement is for the sole benefit of the parties thereto. Nothing in the Merger Agreement, express or implied, is intended to or shall confer upon any person other than GameSquare, Merger Sub and FaZe and their permitted assigns and respective successors any legal or equitable right, benefit, or remedy of any nature whatsoever, except with respect to the provisions of the Merger Agreement relating to payment of the Merger Consideration, the treatment of

FaZe Warrants, FaZe Options and FaZe Restricted Shares, and the indemnification of FaZe directors and officers, including directors' and officers' insurance. Furthermore, each of FaZe and GameSquare may enforce any applicable indemnity or payment or reimbursement obligation provided for under the Merger Agreement on behalf of their respective affiliates.

Governing Law

The Merger Agreement is governed by the laws of the State of Delaware and the Parties are subject to exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court located in the State of Delaware).

***Certain Related Arrangements***

GameSquare Voting and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain GameSquare Shareholders entered into the GameSquare Support Agreements, whereby such GameSquare Shareholders agreed to, among other things, at the Meeting, vote in favour of the Merger Resolution including the GameSquare Share Issuance, and vote against certain other actions that would have the effect of preventing the Merger or the GameSquare Share Issuance. Such GameSquare Shareholders also agreed to not transfer any securities of GameSquare held by them from the date of execution of the GameSquare Support Agreements until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, subject to certain exceptions.

The GameSquare Support Agreements will terminate in their entirety, and be of no further force or effect, upon the earlier to occur of (i) the Effective Time and (ii) the valid termination of the Merger Agreement in accordance with its terms.

FaZe Voting and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain FaZe Shareholders entered into the FaZe Support Agreements, whereby such FaZe Shareholders agreed to, among other things, at a meeting of FaZe Shareholders, vote in favour of the approval of the Merger Agreement and the transactions contemplated thereby and vote against certain other actions that would have the effect of preventing the Merger. Such FaZe Shareholders also agreed to not transfer any securities of FaZe held by them from the date of execution of the FaZe Support Agreements until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, subject to certain exceptions.

The FaZe Support Agreements will terminate in their entirety, and be of no further force or effect, upon the earlier to occur of (i) the Effective Time and (ii) the valid termination of the Merger Agreement in accordance with its terms.

Backstop Agreement

Simultaneously with the execution and delivery of the Merger Agreement and in connection with the PIPE Financing, GameSquare entered into the Backstop Agreement. Pursuant to the Backstop Agreement, to the extent necessary to close the PIPE Financing with no less than $10,000,000, GameSquare has secured a commitment of up to $10,000,000 from the Backstop Investor, an affiliate of GameSquare's largest investors, Goff Capital, Inc. and Blue & Silver Ventures, Ltd., to purchase GameSquare Shares (or other GameSquare securities, if applicable) to the extent necessary contemporaneously with the Closing. The

Backstop Agreement contains customary representations, warranties, covenants and conditions precedent of the Parties. The Backstop Agreement and all of its provisions shall terminate and be of no further force or effect (i) upon the date that is immediately following an applicable End Date, following written notice from the Backstop Investor electing to terminate the Agreement, or (ii) if FaZe or GameSquare experience a material adverse change, upon written notice from the Backstop Investor electing to terminate the Agreement.

Financing and Security Agreement

In connection with partially satisfying its obligations in connection with the GameSquare Financing, on September 14, 2023, the Borrower entered into the Financing and Security Agreement with the Lender.

The Financing and Security Agreement also contains customary representations and warranties being made by the Borrower and other customary terms and conditions.

### ***Reasons for the Merger***

In evaluating the Merger, and in making their recommendations, the GameSquare Board of Directors gave careful consideration to the current and expected future financial position of GameSquare and all terms of the Merger Agreement. The GameSquare Board of Directors considered a number of factors including, among others, the following:

(i) *Complementary Businesses.* The Merger will bring together two complementary businesses to create one of the world's leading content, media and entertainment companies focused on gaming, esports and youth culture.

(ii) *Significant Profile.* GameSquare and FaZe, combined, establishes the largest audience in gaming with over 1 billion social followers.

(iii) *Significant Cost Saving Opportunity.* GameSquare management expects to realize over $18 million in run-rate cost savings, supported by reduced corporate costs and focus on driving efficiencies across the organization.

(iv) *FaZe Clan's Founders.* Return of FaZe's founders offers opportunity to re-establish FaZe's business, brand and authenticity.

(v) *Terms of the Merger Agreement.* The Merger Agreement is the result of an arm's length negotiation process and includes terms and conditions that are reasonable in the circumstances including a Superior Proposal provision.

(vi) *Shareholder Approval.* The requirement for shareholder approval is protective of the rights of the GameSquare Shareholders. The Merger Resolution must be approved by a majority of the votes cast at the Meeting which provides protection for the GameSquare Shareholders.

The GameSquare Board of Directors also considered a number of potential risks and potential negative factors relating to the Merger. See also "*Cautionary Statement Regarding Forward-Looking Information*".

## CONTINUANCE

Shareholders will be asked at the Meeting to consider, and if deemed advisable, approve the Continuance Resolution authorizing the continuance of GameSquare from the laws of the Province of British Columbia to the laws of the State of Delaware, the form of which is attached as **Schedule H**. To be effective, the Continuance Resolution must be approved by at least 66 2/3% of the votes attached to the GameSquare Shares present in person or represented by proxy at the Meeting and entitled to vote thereat.

GameSquare intends to affect the Continuance by filing articles of domestication and certificate of incorporation of GameSquare Holdings, Inc. with the Secretary of State of the State of Delaware and by filing an Application for Authorization to Continue in another Jurisdiction with the Registrar of Companies in British Columbia under Section 308 of the BCBCA.

On January 29, 2024, the GameSquare Board of Directors approved the Continuance. Subject to the approval of the GameSquare Resolutions at the Meeting, the Continuance will become effective immediately prior to the Merger.

In connection with the Continuance, the GameSquare Board of Directors will adopt bylaws, which together with the certificate of incorporation filed with the State of Delaware, will be the organizational documents of GameSquare from and after the domestication.

### Reasons for the Continuance

The GameSquare Board of Directors believes that there are significant advantages that will arise as a result of the Continuance. In addition, the GameSquare Board of Directors believes that any direct benefit that Delaware law provides to a corporation also indirectly benefits its Shareholders. The GameSquare Board of Directors believes that a corporation organized in the United States would be advantageous and appropriate because the operations of GameSquare are, and the operations of the Combined Company will be, conducted primarily in the United States. Certain key members of GameSquare management are also expected to be resident in the State of Delaware.

The GameSquare Board of Directors further believes that the State of Delaware is an attractive jurisdiction of incorporation because Delaware has comprehensive and flexible corporate laws that are responsive to the legal and business needs of its domiciled corporations.

Shareholders will be asked to consider, and if deemed appropriate, to pass, with or without variation, the Continuance Resolution authorizing the GameSquare Board of Directors, in its sole discretion, to file an Application for Authorization to Continue in another Jurisdiction with the Registrar of Companies in British Columbia under section 308 of the BCBCA, and, subject to obtaining such authorization, to file articles of domestication and certificate of incorporation with the Secretary of State of the State of Delaware.

### Effect of the Continuance

British Columbia law permits a British Columbia company to continue out of British Columbia and continue in an appointed jurisdiction (which includes Delaware) as if it had been incorporated under the laws of that other jurisdiction.

Delaware law provides that an entity organized in a country outside the United States may become domesticated as a corporation in Delaware by filing in Delaware articles of domestication, certificate of

incorporation and certain other corporate information. Delaware does not provide shareholders with statutory rights of appraisal in connection with a domestication under Delaware law.

Under Section 311 of the BCBCA, the BCBCA will cease to apply to GameSquare on the date that the corporation is continued and domesticated under Delaware law. Similarly, Delaware law provides that, upon domestication in Delaware:

- GameSquare following the Continuance is deemed to be the same entity as GameSquare prior to the Continuance, and the Continuance will constitute a continuation of the existence of GameSquare as a Delaware corporation;
- all rights, privileges and powers of GameSquare will remain vested in GameSquare;
- all debts, liabilities and duties of GameSquare will remain attached to GameSquare and may be enforced against it to the same extent as if originally incurred by it; and
- unless otherwise agreed to or otherwise required under applicable British Columbia law, the Continuance will not be deemed a dissolution of GameSquare.

Following the Continuance, GameSquare will continue to be listed on the TSXV and remain subject to the laws governing reporting issuers in Canada. Generally, such laws will permit GameSquare to satisfy its continuous disclosure obligations by filing documents filed with the SEC. The executive officers and GameSquare Board of Directors will not change by virtue of the Continuance.

**Comparison of Shareholders' Rights**

Upon the consummation of the Continuance, GameSquare's jurisdiction of incorporation will change from the Province of British Columbia to the State of Delaware and GameSquare will adopt a certificate of incorporation and bylaws in connection with the consummation of the Merger. As a result, GameSquare's organizational documents will change and GameSquare will be governed by Delaware law rather than the laws of British Columbia.

Although the rights and privileges of shareholders of a Delaware corporation and the rights and privileges of shareholders of a British Columbia corporation are, in many instances, comparable, there are significant differences. There will also be differences between the organizational documents of GameSquare before and following the Continuance. These differences arise principally from differences between Delaware law and the BCBCA and between GameSquare's notice of articles and articles and the forms of the GameSquare certificate of incorporation and bylaws. A summary of the material differences between such rights is set forth under "*Comparison of Shareholders' Rights*" in **Schedule K**. Such summary does not necessarily contain all information that may be important to you. Accordingly, you are urged to read the applicable provisions of the DGCL and the BCBCA, as well as the forms of the GameSquare (post-Continuance) certificate of corporate domestication, certificate of incorporation and bylaws attached as **Schedule J** to this Circular, as such materials are relevant to a full understanding of the rights and privileges available.

**Dissent Rights**

*The following is a summary of section sections 237 to 247 of the BCBCA (the "**Dissent Provisions**") relating to the rights of Dissenting Shareholders and is qualified in its entirety by the full text of the Dissent Provisions. These provisions are technical and complex. A Registered Shareholder who intends to exercise Dissent Rights in respect of the Continuance Resolution should carefully review, consider and comply with*

*the Dissent Provisions and should seek legal advice as failure to comply strictly with the Dissent Provisions may prejudice the availability of the Dissent Rights.* ***Anyone who is a Non-Registered Shareholder and who wishes to dissent should be aware that only Registered Shareholders are entitled to exercise Dissent Rights.***

Section 309 of the BCBCA gives Registered Shareholders who object to the Continuance the right to dissent (the "**Dissent Rights**") under Division 2 of Part 8 of the BCBCA in respect of the Continuance and to be paid the fair value of their GameSquare Shares as determined as of the day before the resolution approving the Continuance was passed.

A Shareholder who wishes to exercise the Dissent Rights must give written notice of dissent (a "**Dissent Notice**") to GameSquare by depositing the Dissent Notice with GameSquare, or by mailing it to GameSquare by registered mail at its registered office at 6775 Cowboys Way, Ste. 1335, Frisco, Texas, USA, 75034, Attention: General Counsel, at least two days before the Meeting. A Shareholder who wishes to exercise the Dissent Rights must prepare a separate Dissent Notice for: (i) the Shareholder, if the Shareholder is dissenting on its own behalf, and (ii) each other person who beneficially owns GameSquare Shares registered in the Shareholder's name and on whose behalf the Shareholder is dissenting. To be valid, a Dissent Notice must:

(a) identify in each Dissent Notice the person on whose behalf dissent is being exercised;

(b) set out the number of GameSquare Shares in respect of which the Shareholder is exercising the Dissent Rights (the "**Notice Shares**"), which number cannot be less than all of the GameSquare Shares held by a beneficial owner on whose behalf the Dissent Rights are being exercised, if any;

(c) if the Notice Shares constitute all of the GameSquare Shares of which the Dissenting Shareholder is both the registered owner and beneficial owner and the Dissenting Shareholder owns no other GameSquare Shares as beneficial owner, a statement to that effect;

(d) if the Notice Shares constitute all of GameSquare Shares of which the Dissenting Shareholder is both the registered and beneficial owner but the Dissenting Shareholder owns other GameSquare Shares as beneficial owner, a statement to that effect, and (i) the names of the registered owners of those other GameSquare Shares, (ii) the number of those other GameSquare Shares that are held by each of those registered owners, and (iii) a statement that Dissent Notices are being or have been sent in respect of all those other GameSquare Shares; and

(e) if dissent is being exercised by the Dissenting Shareholder on behalf of a beneficial owner who is not the Dissenting Shareholder, a statement to that effect, and (i) the name and address of the beneficial owner, and (ii) a statement that the Dissenting Shareholder is dissenting in relation to all of the GameSquare Shares beneficially owned by the beneficial owner that are registered in the Dissenting Shareholder's name.

The giving of a Dissent Notice does not deprive a Dissenting Shareholder of the Shareholder's right to vote at the Meeting, however, a Shareholder is not entitled to exercise the Dissent Rights with respect to any GameSquare Shares if the shareholder votes (or instructs or is deemed, by submission of an incomplete proxy or otherwise, to have instructed the shareholder's proxyholder to vote) in favour of the Continuance Resolution. A vote against the Continuance Resolution or the execution or exercise of a proxy does not constitute a Dissent Notice. A Dissenting Shareholder, however, may vote as a proxy for a Shareholder whose proxy required an affirmative vote, without affecting the Shareholder's right to exercise the Dissent Rights. If GameSquare intends to act on the authority of the Continuance Resolution, it must send a notice (the "**Notice to Proceed**") to the Dissenting Shareholder promptly after the later of:

(a) the date on which GameSquare forms the intention to proceed with the Continuance; and

(b) the date on which the Dissent Notice was received.

If GameSquare has acted on the Continuance Resolution it must promptly send a Notice to Proceed to the Dissenting Shareholder. The Notice to Proceed must be dated not earlier than the date on which it is sent and state that GameSquare intends to act or has acted on the authority of the Continuance Resolution and advise the Dissenting Shareholder of the manner in which dissent is to be completed. On receiving a Notice to Proceed, the Dissenting Shareholder is entitled to require GameSquare to purchase all of the GameSquare Shares in respect of which the Dissent Notice was given. A Dissenting Shareholder who receives a Notice to Proceed, and who wishes to proceed with the dissent, must send to GameSquare within one month after the date of the Notice to Proceed:

(a) a written statement that the Dissenting Shareholder requires GameSquare to purchase all of the Notice Shares;

(b) the certificates, if any, representing the Notice Shares; and

(c) if dissent is being exercised by the Shareholder on behalf of a beneficial owner who is not the Dissenting Shareholder, a written statement signed by the beneficial owner setting out whether the beneficial owner is the beneficial owner of other GameSquare Shares and if so, setting out (i) the names of the registered owners of those other GameSquare Shares, (ii) the number of those other GameSquare Shares that are held by each of those registered owners, and (iii) that dissent is being exercised in respect of all of those other GameSquare Shares, whereupon GameSquare is bound to purchase them in accordance with the Dissent Notice.

GameSquare and the Dissenting Shareholder may agree on the amount of the payout value of the Notice Shares and in that event, GameSquare must either promptly pay that amount to the Dissenting Shareholder or send a notice to the Dissenting Shareholder that GameSquare is unable lawfully to pay Dissenting Shareholders for their GameSquare Shares as GameSquare is insolvent or the payment would render GameSquare insolvent. If GameSquare and the Dissenting Shareholder do not agree on the amount of the payout value of the Notice Shares, the Dissenting Shareholder or GameSquare may apply to the Supreme Court of British Columbia (the "**Court**") and the Court may:

(a) determine the payout value of the Notice Shares or order that the payout value of the Notice Shares be established by arbitration or by reference to the registrar or a referee of the Court;

(b) join in the application each Dissenting Shareholder who has not agreed with GameSquare on the amount of the payout value of the Notice Shares; and

(c) make consequential orders and give directions it considers appropriate.

Promptly after a determination of the payout value of the Notice Shares has been made, GameSquare must either pay that amount to the Dissenting Shareholder or send a notice to the Dissenting Shareholder that GameSquare is unable lawfully to pay the Dissenting Shareholder for his GameSquare Shares as GameSquare is insolvent or the payment would render GameSquare insolvent. If the Dissenting Shareholder receives a notice that GameSquare is unable to lawfully pay the Dissenting Shareholders for its GameSquare Shares, the Dissenting Shareholder may, within 30 days after receipt, withdraw the Shareholder's Dissent Notice. If the Dissent Notice is not withdrawn, the Dissenting Shareholder remains a claimant against GameSquare to be paid as soon as GameSquare is lawfully able to do so or, in a

liquidation, to be ranked subordinate to the rights of creditors of GameSquare but in priority to the GameSquare Shareholders.

Any notice required to be given by GameSquare or a Dissenting Shareholder to the other in connection with the exercise of the Dissent Rights will be deemed to have been given and received, if delivered, on the day of delivery, or, if mailed, on the earlier of the date of receipt and the second Business Day after the day of mailing, or, if sent by telecopier or other similar form of transmission, the first Business Day after the date of transmittal.

A Dissenting Shareholder who:

(a) properly exercises the Dissent Rights by strictly complying with all of the Dissent Provisions required to be complied with by a Dissenting Shareholder, will cease to have any rights as a shareholder other than the right to be paid the fair value of such Shareholder's GameSquare Shares in accordance with the Dissent Provisions; or

(b) seeks to exercise the Dissent Rights, but who for any reason does not properly comply with each of the Dissent Provisions required to be complied with by a Dissenting Shareholder loses such right to dissent.

A Dissenting Shareholder may not withdraw a Dissent Notice without the consent of GameSquare. A Dissenting Shareholder may, with the written consent of GameSquare, at any time prior to the payment to the Dissenting Shareholder of the full amount of money to which the Dissenting Shareholder is entitled, abandon such Dissenting Shareholder's dissent to the Continuance by giving written notice to GameSquare withdrawing the Dissent Notice, by depositing such notice with GameSquare, or mailing it to GameSquare by registered mail, at its registered office at at 6775 Cowboys Way, Ste. 1335, Frisco, Texas, USA, 75034, Attention: General Counsel.

**Shareholders who wish to exercise their Dissent Rights should carefully review the Dissent Provisions attached to this Circular as Schedule G and seek independent legal advice, as failure to adhere strictly to the Dissent Rights requirements may result in the loss of any right to dissent.**

### *Interests of Certain Persons in the Merger*

Other than as described in this Circular, including as it relates to the Backstop Agreement, to the knowledge of the Corporation, there is no material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been a director or executive officer of GameSquare at any time since the beginning of GameSquare's last financial year, and no material interest, direct or indirect, of any informed person or any associate or Affiliate of any informed person, in any transaction since the commencement of GameSquare's most recently completed financial year or in any proposed transaction which has materially affected or would materially affect GameSquare.

## MATERIAL U.S. AND CANADIAN FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE CONTINUANCE

The discussion under the caption "*—Material U.S. Federal Income Tax Considerations*" below addresses the material U.S. federal income tax considerations associated with the Continuance and ongoing ownership of GameSquare Shares by U.S. holders and non-U.S. holders (each as defined below).

The discussion under the caption "*—Certain Canadian Federal Income Tax Considerations Relating to the Continuance and Merger, and to the Acquisition, Holding and Disposition of GameSquare Securities*"

addresses the material Canadian tax considerations associated with the Continuance and ongoing ownership of GameSquare Shares.

The discussion below is for general purposes only and is not a substitute for your own analysis of the tax considerations associated with the Continuance and ongoing ownership of GameSquare Shares. We urge you to consult your own tax advisors regarding the U.S. (federal, state and local), Canadian and other tax considerations pertaining to these matters in light of your particular circumstances.

Material U.S. Federal Income Tax Considerations

The following discussion, subject to the limitations set forth below, describes the material U.S. federal income tax considerations associated with the Continuance and subsequent ownership of GameSquare Shares. This discussion does not address any aspects of U.S. taxation other than U.S. federal income taxation and is not a complete analysis or listing of all potential tax considerations associated with the Continuance or subsequent ownership of GameSquare shares. This discussion applies only to persons who hold their GameSquare Shares, and will continue to hold such shares, solely as capital assets (generally, property held for investment). This discussion does not address all tax considerations that may be relevant to shareholders of GameSquare, including persons who are subject to special rules under U.S. federal income tax laws, such as:

- banks, financial institutions or insurance companies;
- tax-exempt entities;
- persons who hold shares as part of a straddle, hedge, integrated transaction or conversion transaction;
- persons who have been, but are no longer, citizens or residents of the United States;
- persons holding shares through a partnership or other fiscally transparent entity;
- dealers or traders in securities, commodities or currencies;
- grantor trusts;
- persons subject to the alternative minimum tax;
- U.S. persons whose “functional currency” is not the U.S. dollar;
- regulated investment companies and real estate investment trusts; or
- persons who received shares through the exercise of incentive stock options or through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan.

Moreover, this discussion does not address any tax considerations associated with GameSquare options, warrants, restricted units, restricted shares or similar rights; beneficial owners of any such rights, including those that may have acquired rights as part of a remuneration package, should consult their own tax advisors regarding the U.S. federal income tax considerations relevant to them in connection with the Continuance.

This discussion is based on the Code, Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, in each case as in effect and publicly available as of the date of this

Circular. Each of the foregoing is subject to change, potentially with retroactive effect, and any such change could affect the U.S. federal income tax considerations described below. GameSquare does not intend to request a ruling from the IRS regarding the U.S. federal income tax consequences of the Continuance or any other matter, and thus there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

For purposes of this discussion, a "U.S. holder" is a beneficial owner of GameSquare Shares that for U.S. federal income tax purposes is:

- an individual citizen or resident alien of the United States;
- a corporation (or other entity taxable as a corporation for such purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
- an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
- a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (i) a U.S. court can exercise primary supervision over its administration and (ii) one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

A "non-U.S. holder" is a beneficial owner of GameSquare Shares, other than a U.S. holder or a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, which we refer to in this Circular as a partnership. If a partnership is a beneficial owner of GameSquare Shares, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Holders of GameSquare Shares that are partnerships, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax considerations associated with the Continuance and subsequent ownership of GameSquare Shares.

*U.S. Holders*

The U.S federal income tax consequences of the Continuance depend upon whether the Continuance qualifies as a "reorganization" within the meaning of Section 368(a) of the Code. Under Section 368(a)(1)(F) of the Code, a reorganization includes a "mere change in identity, form, or place of organization of one corporation, however effected" (an "**F Reorganization**"). Pursuant to the Continuance, GameSquare will change its jurisdiction of incorporation from British Columbia to Delaware, and therefore the Continuance is anticipated to qualify as a reorganization for U.S. federal income tax purposes. Nonetheless, GameSquare's implementation of the transaction is not conditioned upon its receipt of an opinion from counsel confirming the Continuance qualifies as a reorganization, and GameSquare has not requested, and does not intend to request, a ruling from the IRS regarding the U.S. federal income tax consequences of the Continuance.

1) *If the Continuance Does Not Qualify as a Reorganization*

If the Continuance does not qualify as a reorganization within the meaning of Section 368(a) of the Code, then U.S. holders would be required to recognize gain or loss equal to the difference between the fair market value of any GameSquare Shares held and the holder's adjusted tax basis in such stock. In such event, the U.S. holder's tax basis in its GameSquare Shares following the Continuance generally would equal the fair market value of such shares as of the closing date of the Continuance.

Any gain or loss recognized because of the Continuance would generally be treated as capital gain (or loss), unless the "passive foreign investment company" ("**PFIC**") rules discussed below are applicable or the

U.S. holder was a "ten percent shareholder" and GameSquare was classified as a "controlled foreign corporation" prior to the Continuance. If the PFIC rules are applicable, then a U.S. holder may be subject to certain adverse U.S. federal income tax consequences (including the potential treatment of gain as ordinary income) as described more fully below. If a U.S. holder was a "ten percent shareholder" and GameSquare was classified as a "controlled foreign corporation" prior to the Continuance, then the U.S. holder's gain may be recharacterized as dividend income which may yield favorable tax treatment to U.S. holders that are taxable corporations.

To the extent gain or loss is characterized as a capital gain or loss, it generally will be considered long-term capital gain or loss if the U.S. holder's holding period in GameSqare Shares is more than one year on the closing date of the Continuance. Long-term capital gains of certain U.S. holders of GameSquare Shares who are not corporations, including individuals, generally qualify for preferential rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of GameSquare Shares at different times or at different prices, such holder must determine its gain or loss, and whether that gain or loss is long-term, separately with respect to each block of GameSquare stock.

2) *If the Continuance Qualifies as a Reorganization*

If the Continuance qualifies as a reorganization within the meaning of Section 368(a) of the Code, then U.S. holders of GameSquare Shares that are not otherwise subject to the Section 367(b) rules or the PFIC rules (each of which is discussed below) generally (i) will not recognize gain or loss as a result of the Continuance, (ii) should have an aggregate tax basis in GameSquare Shares following the Continuance equal to the pre-transaction tax basis in such shares, and (iii) should have a holding period in GameSquare Shares that includes any pre-Continuance holding period in respect of such shares.

A) *Section 367(b) Rules*

Section 367 of the Code applies to certain transactions involving non-U.S. corporations, including an inbound continuance of a non-U.S. corporation in an F Reorganization, and it generally imposes tax on certain U.S. persons in connection with transactions that would otherwise qualify as tax-free. Section 367(b) of the Code generally should apply to U.S. holders of GameSquare shares; however, the manner by which it applies to any particular U.S. holder will depend on that holder's ownership interest in GameSquare and, in certain cases, tax elections the holder may make.

A U.S. holder of GameSquare Shares that beneficially owns (directly or constructively, immediately prior to the Continuance) ten percent or more of the total combined voting power of all classes of GameSquare stock entitled to vote or ten percent or more of the total value of all classes of GameSquare stock (a "**Ten Percent Shareholder**") must include in income as a dividend the "all earnings and profits amount" attributable to the GameSquare Shares the holder directly owns. A U.S. holder's ownership of GameSquare options, warrants and other similar rights must be considered in determining whether such U.S. holder is a Ten Percent Shareholder. The "all earnings and profits amount" with respect to a Ten Percent Shareholder's GameSquare Shares generally is defined as the net positive earnings and profits of GameSquare (as determined pursuant to Treasury Regulations under Section 367 of the Code) attributable to such GameSquare Shares, which is in turn determined according to principles set forth by Section 1248 of the Code (which generally attributes earnings and profits to blocks of stock by ratably allocating the non-U.S. corporation's earnings and profits generated during the period that the U.S. holder held such blocks of stock).

GameSquare does not expect to have significant, if any, cumulative net earnings and profits on the date of the Continuance. If GameSquare's cumulative net earnings and profits through the date of the Continuance

is less than or equal to zero, then a U.S. holder should not be required to include in gross income an "all earnings and profits amount" with respect to its GameSquare Shares. It is possible, however, that the amount of GameSquare's cumulative net earnings and profits may be greater than expected through the date of the Continuance, in which case a U.S. holder that is a Ten Percent Shareholder would be required to include its "all earnings and profits amount" in income as a deemed dividend due to the Continuance. Any such U.S. holder that is a corporation may, under circumstances that include satisfying holding period and other requirements, effectively be exempt from taxation on all or a portion the deemed dividend by virtue of Section 245A of the Code. Similarly, a Ten Percent Shareholder that is not a corporation, subject to satisfying certain holding period and other requirements, may be eligible for preferential tax rates in respect of such deemed dividends if GameSquare is considered a "qualified foreign corporation" for purposes of Section 1(h)(11) of the Code. It is unclear whether dividends that may arise due to the Continuance would qualify for favorable U.S. tax treatment, including because GameSquare may be or may have been a PFIC; therefore, Ten Percent Shareholders are urged to consult their own tax advisors regarding the potential applicability of such preferential tax rules.

A U.S. holder of GameSquare Shares that, on the date of the Continuance, is not a Ten Percent Shareholder but whose GameSquare Shares have a fair market value of US$50,000 or more generally will be required to recognize gain (but not loss) in connection with the Continuance unless such U.S. holder elects to include the "all earnings and profits amount" in income as described below. Any such gain generally would be equal to the excess of the fair market value of the holder's GameSquare Shares over the holder's adjusted tax basis in such shares. To avoid recognizing such gain, the U.S. holder may make an election to include in income the "all earnings and profits amount" attributable to its GameSquare Shares, in which case the U.S. holder's tax treatment generally would be the same as that described in the paragraph above relating to Ten Percent Shareholders. There are, however, strict conditions for making this election – including requirements that may satisfied only if GameSquare provides relevant information to U.S. holders seeking to make such election – and there can be no assurance that GameSquare will timely provide the required information for making this election. As a result, each U.S. holder is urged to consult its tax advisor regarding the consequences of possibly making an election to include in income the "all earnings and profits" amount and the appropriate filing requirements with respect to such election.

A U.S. holder of GameSquare Shares that, on the date of the Continuance, is not a Ten Percent Shareholder but whose GameSquare Shares have a fair market value less than US$50,000 should not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Continuance and should not be required to include any part of the "all earnings and profits amount" in income.

EACH U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE EFFECT OF SECTION 367 OF THE CODE IN CONNECTION WITH THE CONTINUANCE.

B) *PFIC Rules*

In addition to the discussion above regarding the Section 367(b) rules, the Continuance could be a taxable event to a U.S. holder if GameSquare is considered a PFIC for U.S. federal income tax purposes during any taxable year that is included in the U.S. holder's holding period in respect of GameSquare Shares.

A non-U.S. corporation generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either (i) at least 75 percent of its gross income in such year is passive income or (ii) at least 50 percent of its assets in such year (ordinarily based on quarterly averaging) produce passive income or are held for the production of passive income. GameSquare believes that it may have qualified as a PFIC for U.S. federal income purposes during one or more years of its corporate existence; as a result, U.S. holders that have not otherwise made certain tax elections (such as a mark-to-market election) in respect of GameSquare Shares

could be subject to adverse U.S. federal income tax consequences under the PFIC rules due to the Continuance.

Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code; however, proposed Treasury Regulations were promulgated in 1992 with a proposed retroactive effective date once they are finalized. If finalized in their present form, the proposed Treasury Regulations would require gain recognition by U.S. holders with respect to their GameSquare Shares in connection with the Continuance if GameSquare qualified as a PFIC at any time during such U.S. holder's holding period – unless certain elections were made, or exceptions were applicable, in respect of such years. The tax on any such recognized gain would be imposed based on a complex set of computational rules, pursuant to which (i) the U.S. holder's gain (if any) generally would be allocated ratably over the U.S. holders holding period for such GameSquare Shares, (ii) the amount of gain allocated to the taxable year in which the U.S. holder recognized the gain, or to the period in the U.S. holder's holding period before the first day of the first tax year in which GameSquare was a PFIC, generally would be taxable as ordinary income, (iii) the amount of gain allocated to other tax years (or portions thereof) of the U.S. holder and included in such holder's holding period generally would be taxed at the highest tax rate in effect for such year and applicable to the holder, and (iv) an additional tax equal to the interest charge applicable to underpayments of tax generally would be imposed on the U.S. holder in respect of the tax attributable to each such other tax year of the U.S. holder.

In addition, the proposed Treasury Regulations would provide coordination rules with Section 367(b) of the Code. Under those coordination rules, if the gain recognition rule of the proposed Treasury Regulations under Section 1291(f) of the Code applies to a disposition of PFIC stock arising from a transfer in respect of which Section 367(b) of the Code requires a U.S. holder to recognize gain or include an amount in income (i.e., as discussed above under the heading "Section 367(b) Rules") then the gain would be taxable under Section 1291(f) of the Code. The excess, if any, of the amount to be included in income under Section 367(b) of the Code over the gain taxable under Section 1291(f) of the Code would be taxable as provided under Section 367(b) of the Code.

It is impossible to predict whether, in what form, and with what effective date final Treasury Regulations under Section 1291(f) of the Code will be adopted. Therefore, if GameSquare is determined to be a PFIC, U.S. holders of GameSquare Shares (for which no election is in effect) may be subject to adverse tax consequences by reason of the Continuance.

BECAUSE THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS OF GAMESQUARE SHARES VARY BASED ON CIRCUMSTANCES PARTICULAR TO EACH U.S. HOLDER, ALL U.S HOLDERS OF GAMESQUARE SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE POTENTIAL TAX CONSEQUENCES TO THEM ASSOCIATED WITH THE CONTINUANCE.

3) *Post-Continuance Matters*

A U.S. holder generally will be required to include in gross income as a dividend the amount of any cash distribution or the fair market value of any other property distributed with respect to GameSquare Shares, to the extent the distribution is paid out of the company's current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder's adjusted tax basis in its GameSquare Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of GameSquare Shares and generally will be treated as described in the discussion below relating to taxable sales and dispositions of GameSquare Shares.

Dividends that GameSquare pays to a U.S. holder that is a taxable corporation may qualify for a dividends received deduction if certain holding period and other requirements are satisfied. Subject to certain exceptions and provided certain holding period and other requirements are satisfied, dividends that GameSquare pays to a non-corporate U.S. holder may be taxed as "qualified dividend income" at preferential tax rates normally accorded to long-term capital gains.

Upon a sale or other taxable disposition of GameSquare Shares, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on such sale or other taxable disposition and the U.S. holder's adjusted tax basis in the applicable GameSquare Shares. Any such capital gain or loss generally be long-term capital gain or loss if the U.S. holder's holding period for the shares so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

*Non-U.S. Holders*

The Continuance is not anticipated to result in adverse U.S. federal income tax consequences to non-U.S. holders of GameSquare Shares, regardless of whether the Continuance qualifies as an F Reorganization.

In general, any distributions made to a non-U.S. holder with respect to GameSquare Shares, to the extent paid out of GameSquare current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with such non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder), will be subject to withholding tax from the gross amount of the dividend at a rate of 30 percent, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and properly certified its eligibility for such reduced rate (usually on an IRS form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder's adjusted tax basis in its GameSquare Shares and then, to the extent such distribution exceeds the non-U.S. holder's adjusted tax basis, as gain realized from the sale or other disposition of such GameSquare Shares, which will be treated as discussed below in more detail.

Dividends paid by GameSquare to a non-U.S. holder that are effectively connected with such holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. holders. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a "branch profits tax" at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of GameSquare Shares unless (i) such non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met, in which case any gain realized generally will be subject to a flat 30 percent U.S. federal income tax, (ii) the gain is effectively connected with a trade or business of such non-U.S. holder in the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder), in which case such gain will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. holders, and any such gain of a non-U.S. holder that is a corporation may be subject to

an additional "branch profits tax" at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty), or (iii) GameSquare is or has been a U.S. real property holding corporation at any time during the shorter of the five-year period preceding such disposition and such non-U.S. holder's holding period and either (a) GameSquare Shares are not considered "regularly traded" on an established securities market or (b) such non-U.S. holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such non-U.S. holder's holding period, more than 5 percent of such securities, as applicable.

If subpart (iii) above applies to a non-U.S. holder, gain recognized by such non-U.S. holder on the sale, exchange or other disposition of GameSquare Shares will be subject to tax at generally applicable U.S. federal income tax rates and a buyer of such shares may be required to withhold U.S. income tax at a rate of 15 percent of the amount realized on such disposition. GameSquare will be classified as a U.S. real property holding corporation if the fair market value of its "United States real property interests" equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Information returns may be filed with the IRS in connection with payments of dividends on and the proceeds from a sale or other disposition of GameSquare Shares. A non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establish an exemption from information reporting and backup withholding requirements or to claim a reduced rate of withholding under an applicable income tax treaty. The amount of any backup withholding from a payment to a non-U.S. holder generally will be allowed as a credit against such non-U.S. holder's U.S. federal income tax liability and may entitle such a non-U.S. holder to a refund, provided that the required information is furnished by such non-U.S. holder to the IRS in a timely manner. In addition, non-U.S. holders may be required to comply with certain "Foreign Account Tax Compliance Act" documentation requirements to avoid U.S. withholding at a rate of 30 percent in respect of dividends paid in respect of GameSquare Shares. All non-U.S. holders should consult their tax advisors regarding potential reporting and compliance obligations associated with a continued investment in GameSquare Shares.

**Certain Canadian Federal Income Tax Considerations Relating to the Continuance and Merger, and to the Acquisition, Holding and Disposition of GameSquare Securities**

The following is a summary of the principal Canadian federal income tax considerations under the *Income Tax Act* (Canada) and the regulations thereunder, as amended (the "**Tax Act**"), as of the date hereof, generally applicable, in respect of the Continuance and Merger, and of the acquisition, holding or disposition of GameSquare Shares or GameSquare Warrants, to a beneficial owner of GameSquare Shares or GameSquare Warrants who, at all relevant times, for the purposes of the Tax Act, holds its GameSquare Shares and GameSquare Warrants, and will hold its GameSquare Shares issued on the exercise of GameSquare Warrants (collectively, the "**Securities**") as capital property, and deals at arm's length and is not affiliated with GameSquare (a "**Holder**").

A Security will generally be considered to be capital property to a Holder unless either (i) the Holder holds the Security in the course of carrying on a business of buying and selling securities or (ii) the Holder has acquired the Security in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary assumes that GameSquare will not be, and will not be deemed to be, resident in Canada for Canadian federal income tax purposes at any relevant time after the Continuance. The summary is further based on the facts set out in this Circular, the current provisions of the Tax Act in force as of the date hereof, an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the "**CRA**") made publicly available prior to the date hereof, and all specific proposals to amend

the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "**Proposed Amendments**"). No assurances can be given that the Proposed Amendments will be enacted or will be enacted as proposed. Other than the Proposed Amendments, this summary does not take into account or anticipate any changes in law or the administrative policies or assessing practices of the CRA, whether by judicial, legislative, governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may differ significantly from those discussed herein.

**This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder and no representations with respect to the income tax consequences to any particular holder are made. Without limiting the foregoing, this summary does not address any income tax considerations that may arise where the holder received or acquired its GameSquare Shares or GameSquare Warrants in connection with any employee stock option or executive compensation plan. This summary is not exhaustive of all Canadian federal income tax considerations and does not describe the income tax considerations relating to the deductibility of interest on money borrowed to acquire Securities or to exercise GameSquare Warrants. Accordingly, prospective investors in Securities should consult their own tax advisors with respect to their own particular circumstances.**

**Currency Conversion**

In general, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Securities must be converted into Canadian dollars based on the applicable exchange rate quoted by the Bank of Canada for the relevant day or such other rate of exchange that is acceptable to the CRA. Holders of Securities may, as a consequence, realize capital gains or capital losses, or be deemed to receive dividends on GameSquare shares, by virtue of changes in the value of the U.S. dollar relative to the Canadian dollar.

**Resident Holders**

This section of the summary applies to a Holder who, at all relevant times, is, or is deemed to be, resident in Canada for the purposes of the Tax Act and any applicable income tax treaty or convention (a "**Resident Holder**"). This summary is not applicable to a Resident Holder: (i) that is a "financial institution" for purposes of the mark-to-market rules in the Tax Act, (ii) that is a "specified financial institution" as defined in the Tax Act, (iii) that reports its "Canadian tax results" within the meaning of the Tax Act in a currency other than Canadian currency, (iv) an interest in which is a "tax shelter investment" for the purposes of the Tax Act, (v) who has entered or will enter into a "derivative forward agreement" or "dividend rental arrangement" as either term is defined in the Tax Act with respect to any of the Securities, or (vi) for whom GameSquare would be a "foreign affiliate" after the Continuance. Any such Resident Holders should consult their own tax advisors.

A Resident Holder whose GameSquare Shares might not otherwise qualify as capital property may be entitled to make the irrevocable election provided by subsection 39(4) of the Tax Act to have the GameSquare Shares (prior to c) and every other "Canadian security" (as defined in the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. After the Continuance, the GameSquare Shares will no longer be Canadian securities for these purposes. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available and/or advisable in their particular circumstances. Such election will not apply in respect of GameSquare Warrants. See "– Disposition of Securities" below.

*Continuance and Merger*

The Continuance and Merger will not constitute a disposition of property for Canadian federal income tax purposes and, accordingly, will not give rise to a capital gain or capital loss for such purposes.

**Exercise or Expiry of Warrants**

No gain or loss will be realized by a Resident Holder of a GameSquare Warrant upon the exercise of such GameSquare Warrant. When a GameSquare Warrant is exercised, the Resident Holder's cost of the GameSquare Share acquired thereby will be equal to the adjusted cost base of the GameSquare Warrant to such Resident Holder, plus the amount paid by such Resident Holder on the exercise of the GameSquare Warrant. For the purpose of computing the adjusted cost base to a Resident Holder of each GameSquare Share acquired on the exercise of a GameSquare Warrant, the cost of such GameSquare Share must be averaged with the adjusted cost base to such Resident Holder of all other GameSquare Shares (if any) held by the Resident Holder as capital property immediately prior to the exercise of such GameSquare Warrant.

Generally, the expiry of an unexercised GameSquare Warrant will give rise to a capital loss equal to the adjusted cost base to the Resident Holder of such expired GameSquare Warrant. See "– Disposition of Securities" below.

**Dividends**

A Resident Holder will be required to include in computing such Resident Holder's income for Canadian federal income tax purposes the amount of any dividends received on the GameSquare Shares at any time after the Continuance. Dividends received at such time on the GameSquare Shares by a Resident Holder who is an individual will not be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from "taxable Canadian corporations," and a Resident Holder that is a corporation will not be entitled to deduct the amount of such dividends in computing its taxable income, in each case for Canadian federal income tax purposes.

*Disposition of Securities*

Upon a disposition or a deemed disposition of a GameSquare Share or GameSquare Warrant (not including the exercise of such warrant) after the Continuance, a Resident Holder that holds such share or warrant as capital property will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the GameSquare Share or GameSquare Warrant, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the GameSquare Share or GameSquare Warrant to the Resident Holder. The cost to the Resident Holder of a GameSquare Share or GameSquare Warrant acquired at any particular time will, at any time thereafter, be determined by averaging the cost of such share or warrant with the adjusted cost base of all GameSquare Shares or GameSquare Warrants, respectively, owned by the Resident Holder as capital property immediately before that time, if any.

A Resident Holder will be required to include in computing its income for the taxation year of disposition one-half of the amount of any capital gain (a "**taxable capital gain**") realized in such taxation year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder will be required to deduct one-half of the amount of any capital loss realized in a particular taxation year (an "**allowable capital loss**") against taxable capital gains realized in the taxation year. Allowable capital losses in excess of taxable capital gains for a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such taxation years, to the extent and under the circumstances specified in the Tax Act.

*Refundable Tax*

A Resident Holder that is, throughout the relevant taxation year, a "Canadian-controlled private corporation" (as defined in the Tax Act) or a "substantive CCPC" (as defined in Proposed Amendments) may be liable to pay an additional tax (refundable in certain circumstances) on its "aggregate investment income" (as defined in the Tax Act), including any dividends or deemed dividends that are not deductible in computing the Resident Holder's taxable income, and an amount in respect of taxable capital gains. Resident Holders to whom these rules may apply are advised to consult their personal tax advisors.

**Alternative Minimum Tax**

In general terms, a Resident Holder who is an individual (other than certain trusts) that receives or is deemed to have received taxable dividends on GameSquare Shares, or realizes a capital gain on the disposition or deemed disposition of Securities, may be liable for alternative minimum tax under the Tax Act. Resident Holders that are individuals should consult their own tax advisors in this regard.

*Foreign Property Reporting*

Securities may constitute "specified foreign property" in respect of which a CRA form T1135 is required to be filed by a Resident Holder. Resident Holder should consult their own tax advisor in this regard.

**Holders Not Resident in Canada**

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act: (i) is not, and is not deemed to be, resident in Canada for the purposes of the Tax Act or any applicable income tax treaty or convention, and (ii) does not and will not use or hold, and is not and will not be deemed to use or hold, any of the Securities in connection with carrying on a business in Canada (a "**Non-Resident Holder**"). This summary does not apply to a Non-Resident Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or that is an "authorized foreign bank" within the meaning of the Tax Act. Such Holders should consult their own tax advisors.

*Continuance and Merger*

The Continuance and Merger will not constitute a disposition of property for Canadian federal income tax purposes and, accordingly, will not give rise to a capital gain or capital loss for such purposes.

**Exercise or Expiry of Warrants**

The tax consequences of the exercise and expiry of a GameSquare Warrant held by a Non-Resident Holder are the same as those described above under "Holders Resident in Canada – Exercise or Expiry of Warrants". See also "Dispositions of Securities" below.

*Dividends*

Dividends on GameSquare Shares paid or credited to a Non-Resident Holder after the Continuance will not be subject to Canadian withholding tax.

*Disposition of Securities*

A Non-Resident Holder who disposes of or is deemed to dispose of GameSquare Shares or GameSquare Warrants after the Continuance will not be subject to tax under the Tax Act in respect of any capital gain

realized on such disposition unless the GameSquare Shares or GameSquare Warrants as applicable constitute, or are deemed to constitute, "taxable Canadian property" (as defined in the Tax Act) to the Non-Resident Holder at the time of the disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention. Provided that the GameSquare Shares are listed on a designated stock exchange (which includes the TSX) at a particular time, the GameSquare Shares or GameSquare Warrants generally will not constitute taxable Canadian property to a Holder at that time unless, at any time during the 60-month period ending at that time: (i) 25% or more of the issued shares of any class or series of GameSquare's capital stock were owned by any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm's length, and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the value of the GameSquare Shares was derived, directly or indirectly, from one or any combination of (a) real or immoveable property situated in Canada, (b) Canadian resource properties, (c) timber resource properties, and (d) options in respect of any such property, all for purposes of the Tax Act. A Non-Resident Holder's GameSquare Securities can also be deemed to be taxable Canadian property in certain circumstances set out in the Tax Act.

If the GameSquare Shares or GameSquare Warrants are considered taxable Canadian property to the Non-Resident Holder, then upon a disposition or a deemed disposition of such GameSquare Share or GameSquare Warrants, the Non-Resident Holder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the GameSquare Shares or GameSquare Warrants, as applicable, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the GameSquare Shares or GameSquare Warrants as applicable to the Non-Resident Holder.

Any taxable capital gain so realized by a Non-Resident Holder in a taxation year on a disposition of taxable Canadian property will be required to be included in computing the Non-Resident Holder's income for that year, and any allowable capital loss realized by a Non-Resident Holder in a taxation year on a disposition of taxable Canadian property must generally be deducted against taxable capital gains realized by the Non-Resident Holder in that year from dispositions of taxable Canadian property. Allowable capital losses from dispositions of taxable Canadian property not deductible in the taxation year in which they are realized may ordinarily be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against taxable capital gains realized in such years from dispositions of taxable Canadian property, subject to the detailed rules contained in the Tax Act in this regard.

An applicable income tax treaty or convention may apply to exempt a Non-Resident Holder from tax under the Tax Act in respect of a disposition of GameSquare Shares or GameSquare Warrants notwithstanding that such shares or warrants may constitute taxable Canadian property.

Non-Resident Holders whose GameSquare Shares or GameSquare Warrants may be taxable Canadian property should consult their own tax advisors.

## SECURITIES LAW MATTERS

The following is a brief summary of the Canadian and United States securities law considerations applying to the transactions contemplated herein not discussed elsewhere in this Circular.

### *Canadian Securities Laws*

**This summary is only a general overview of certain requirements of Canadian Securities Laws relating to the Merger that may be applicable to GameSquare Shares, Replacement Warrants, Replacement Options and Replacement RSUs to be issued by GameSquare to FaZe Shareholders and holders of FaZe Warrants, FaZe Options, and FaZe RSUs respectively, in exchange for their FaZe**

**Warrants, FaZe Options, and FaZe RSUs. This should not be construed to be, legal or business advice to any particular Securityholder. This summary does not include any information regarding securities law considerations for jurisdictions other than Canada. Each Shareholder is urged to consult its professional advisors to determine the Canadian conditions and restrictions applicable to trades in the GameSquare Shares issuable pursuant to the Merger.**

The issuance of GameSquare Shares pursuant to the Merger will constitute a distribution of securities that is exempt from the prospectus requirement of applicable Canadian Securities Laws. GameSquare Shares issued pursuant to the Merger may be resold in each province and territory of Canada, provided: (i) that GameSquare is a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade; (ii) the trade is not a "control distribution" as defined in NI 45-102; (iii) no unusual effort is made to prepare the market or create a demand for those securities; (iv) no extraordinary commission or consideration is paid in respect of that trade; and (v) if the selling securityholder is an "insider" or "officer" of GameSquare (as such terms are defined by applicable Canadian Securities Laws), the insider or officer has no reasonable grounds to believe that GameSquare is in default of applicable Canadian Securities Laws.

To the extent that a Shareholder resides in a non-Canadian jurisdiction, the GameSquare Shares received by the Shareholder may be subject to certain additional trading restrictions under Securities Laws. **All Shareholders residing outside Canada are advised to consult their own legal advisors regarding such resale restrictions.**

Multilateral Instrument 61-101

*Overview*

MI 61-101 is intended to regulate certain transactions to ensure equality of treatment among shareholders, generally requiring enhanced disclosure, approval by a majority of shareholders excluding interested or related parties, independent valuations and, in certain instances, approval and oversight of the transaction by a special committee of independent directors. The protections of MI 61-101 generally apply to "related party transactions" (as defined in MI 61-101).

*GameSquare PIPE – Related Party Transaction*

As each of Blue & Silver Ventures, Ltd. and Mr. Goff has beneficial ownership of, or control or direction over, directly or indirectly, securities of GameSquare carrying more than 10% of the voting rights attached to all of the GameSquare's outstanding voting securities, the GameSquare PIPE constitutes a related party transaction within the meaning of MI 61-101, as the GameSquare PIPE involves the issuance of GameSquare Shares to a related party, as the Backstop Investor is an affiliate of the foregoing related parties.

In light of the foregoing analysis, the PIPE Resolution is subject to minority approval. Accordingly, in addition to obtaining approval of the PIPE Resolution by at least a majority of the votes cast by GameSquare Shareholders at the Meeting present in person or by proxy, approval will also be sought from a simple majority of the votes cast at the Meeting in person or by proxy by shareholders, excluding the votes cast in respect of GameSquare Shares held by Blue & Silver Ventures, Ltd. and John Goff, and any other related parties (as defined in MI 61-101) or joint actors (as defined in MI 61-101).

The 1,473,241 GameSquare Shares held by Blue & Silver Ventures, Ltd., representing 11.34% of the issued and outstanding GameSquare Shares, and the 1,378,624 GameSquare Shares held by John Goff, representing 10.61% of the issued and outstanding GameSquare Shares, will be excluded in determining whether disinterested shareholder approval is obtained.

*Prior Valuation*

To the knowledge of GameSquare and its directors and senior officers, after reasonable inquiry, there have been no "prior valuations" within the meaning of MI 61-101 in respect of GameSquare that relate to the subject matter of or are otherwise relevant to the GameSquare PIPE during the 24 months prior to the date hereof.

During the 24 months prior to the entering into of the Backstop Agreement, the GameSquare has not received any bona fide prior offer related to the subject matter of the GameSquare PIPE or that is otherwise relevant to the GameSquare PIPE.

*Exemption from the Formal Valuation Requirement*

Subsection 5.5(c) of MI 61-101 provides an exemption from the formal valuation requirement if (i) the transaction with the related party is a distribution of an issuer's securities to the related party for cash consideration; and (ii) neither the issuer, nor to the knowledge of the issuer, the related party, has knowledge of any material information concerning the issuer or its securities that has not been generally disclosed.

The GameSquare PIPE is exempt from the formal valuation requirement as it involves the distribution of GameSquare Shares and warrants to the Backstop Investor (a related party) for cash consideration and neither the GameSquare, nor, to the knowledge of the GameSquare after reasonably inquiry, the Backstop Investor, Blue & Silver Ventures, Ltd. and/or John Goff, have knowledge of any material information concerning GameSquare or its securities that has not been generally disclosed.

See "*Interest of Certain Persons in Matters to be Acted Upon*".

*Proposed Material Changes and Other Benefits*

Except as publicly disclosed or otherwise described in this Circular, GameSquare is not aware of any plans or proposals for material changes in the affairs of GameSquare. Except as disclosed elsewhere in this Circular, the directors and officers of GameSquare are not aware of any specific benefit, direct or indirect, as a result of the material changes or subsequent transactions contemplated in this Circular.

*Commitments to Acquire Securities of GameSquare*

Except as otherwise disclosed in this Circular, there are no agreements, commitments or understandings to acquire securities of GameSquare by GameSquare, any directors or officers of GameSquare, or, to the knowledge of the directors and officers of GameSquare after reasonable enquiry, by any insider of GameSquare (other than a director or officer), any associate or affiliate of an insider of GameSquare, any associate or affiliate of GameSquare, or any Person acting jointly or in concert with GameSquare.

*Arrangements between the Corporation and Securityholders*

Except as disclosed elsewhere in this Circular, GameSquare has not made and is not proposing to make any agreement, commitment or understanding to a Securityholder of GameSquare relating to the GameSquare PIPE.

*Previous Purchases and Sales*

During the most recently completed financial year, and as of the date of this Circular, GameSquare has not

acquired any of its own securities. During the most recently completed financial year, and as of the date of this Circular, GameSquare has issued the following GameSquare Shares:

| Date of Issuance | Number of GameSquare Shares Issued(1) | Average or Deemed Issue Price Per GameSquare Share(1) |
|---|---|---|
| March 22, 2023 | 75,000 | US$5.36 |
| April 11, 2023 | 8,529,662 | US$6.22 |
| April 13, 2023 | 288,750 | US$5.90 |
| May 19, 2023 | 25,819 | US$4.35 |
| December 29, 2023 | 63,300 | US$1.81 |

Note:

(1) After giving effect to the 4:1 consolidation of the GameSquare Shares following completion of the Arrangement.

*Previous Distributions*

Excluding any GameSquare Shares distributed pursuant to the exercise of GameSquare Options or on settlement of GameSquare RSUs or DSUs, no GameSquare Shares have been distributed during the five-year period preceding the date of this Circular, except as follows:

| Year/Date of Issuance | Number of GameSquare Shares Issued(1) | Average or Deemed Issue Price Per GameSquare Share(1) |
|---|---|---|
| 2023 | 8,982,531 | US$6.17 |
| 2022 | 100,823 | US$3.05 |
| 2021 | 1,923,488 | US$35.57 |
| 2020 | 1,840,827 | US$26.31 |
| 2019 | 114,856 | US$69.70 |

Note:

(1) After giving effect to (i) the 4:1 consolidation of the GameSquare Shares following completion of the Arrangement, (ii) the 15:1 consolidation of the GameSquare Shares on August13, 2020, (iii) the 5:1 consolidation of the GameSquare Shares on October 18, 2019, and (iv) the 15:1 consolidation of the GameSquare Shares on June 7, 2019.

*Trading Price and Volume*

The GameSquare Shares are listed and posted for trading on each of the TSXV and Nasdaq under the trading symbol "GAME". The following table sets forth, on a monthly basis, the reported price range (which are not necessarily the closing prices) and the aggregate volume of trading of the GameSquare Shares on the TSXV and the Nasdaq, respectively, for the months indicated. The GameSquare Shares consolidated on the basis of one common share for every four existing common shares on April 11, 2023.

| | TSXV (prices in Canadian dollars) | | NASDAQ (prices in U.S. dollars) | |
|---|---|---|---|---|
| **Date** | **Price Range (high - low)** | **Total Volume** | **Price Range (high - low)** | **Total Volume** |
| January 1 – January 26, 2024 | $2.86 - $1.65 | 76,457 | $1.96 - $1.25 | 187,577 |
| December 2023 | $2.58 - $2.00 | 118,122 | $1.94 - $1.44 | 118,818 |
| November 2023 | $2.67 - $1.83 | 90,354 | $1.95 - $1.36 | 150,417 |
| October 2023 | $3.13 - $2.15 | 93,500 | $2.30 - $1.47 | 260,697 |

| Date | TSXV (prices in Canadian dollars) Price Range (high - low) | Total Volume | NASDAQ (prices in U.S. dollars) Price Range (high - low) | Total Volume |
|---|---|---|---|---|
| September 2023 | $3.70 - $2.75 | 88,711 | $2.74 - $2.05 | 126,059 |
| August 2023 | $4.02 - $2.99 | 164,150 | $3.11 - $2.18 | 182,284 |
| July 2023 | $5.85 - $3.89 | 194,179 | $4.50 - $2.94 | 374,712 |
| June 2023 | $5.40 - $3.59 | 151,394 | $4.02 - $2.73 | 159,407 |
| May 2023 | $6.25 - $5.00 | 266,821 | $4.69 - $3.66 | 136,258 |
| April 2023 | $10.68 - $5.56 | 115,460 | $7.80 - $4.06 | 205,450 |
| March 2023 | $13.00 - $7.12 | 54,326 | $9.56 - $5.04 | 88,653 |
| February 2023 | $10.52 - $7.00 | 246,510 | $7.80 - $4.76 | 7,967,100 |
| January 2023 | $7.76 - $5.72 | 135,779 | $5.84 - $3.64 | 1,861,900 |

On October 18, 2023, the final trading day before entry into the Backstop Agreement, the closing price of the GameSquare Shares on the TSXV and the Nasdaq was C$2.45 and US$1.80, respectively.

*Dividend Policy*

As of the date of this Circular, GameSquare has not declared dividends on its GameSquare Shares. GameSquare currently intends to reinvest all future earnings in order to finance the development and growth of its business. As a result, GameSquare does not intend to pay dividends on the GameSquare Shares in the foreseeable future. Any future determination to pay dividends will be at the discretion of the GameSquare Board and will depend on the financial condition, business environment, operating results, capital requirements, and any contractual restrictions on the payment of dividends and any other factors that the GameSquare Board deems relevant.

*Expenses of the Arrangement*

Except as otherwise provided in the Backstop Agreement, all out-of-pocket third-party transaction expenses incurred in connection with the Backstop Agreement and the GameSquare PIPE and the transactions contemplated thereunder, shall be paid by the party incurring such fees, costs or expenses, whether or not the GameSquare PIPE is consummated.

***U.S. Securities Laws***

The enforcement by securityholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that GameSquare is incorporated or organized outside the United States, that some of its directors and officers and experts are not residents of the United States and that a portion of its assets and the assets of said persons may be located outside the United States. As a result, securityholders in the United States may be unable to effect service of process within the United States upon GameSquare, its officers and directors or the experts named herein, or to realize against them upon judgments of courts of the United States predicated upon civil liabilities under the federal securities laws of the United States or any applicable securities laws of any state of the United States. In addition, securityholders in the United States should not assume that the courts of Canada: (i) would enforce judgments of United States courts obtained in actions against such persons predicated upon civil liabilities under the federal securities laws of the United States or any applicable securities laws of any state of the United States; or (ii) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the federal securities laws of the United States or any applicable securities laws of any state of the United States.

## STOCK EXCHANGE MATTERS

The GameSquare Shares are currently listed and posted for trading on the TSXV and Nasdaq under the symbol "GAME". The FaZe Shares and FaZe Warrants are currently listed and posted for trading on the Nasdaq under the symbols "FAZE" and "FAZEW", respectively. Subject to laws and the rules and policies of Nasdaq, FaZe has agreed to cooperate with GameSquare and use its reasonable best efforts to take, or cause to be taken, all actions, reasonably necessary, to enable the delisting by GameSquare of the FaZe Shares from Nasdaq and the deregistration of the FaZe Shares under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Effective Time. GameSquare has applied for approval from the Nasdaq and the TSXV to continue to list the GameSquare Shares, including those to be issued under the Merger to FaZe Shareholders in exchange for their FaZe Shares (including GameSquare Shares issuable upon the exercise of the Replacement Options, Replacement RSUs and Replacement Warrants).

## INFORMATION CONCERNING GAMESQUARE, FAZE, AND THE COMBINED COMPANY

### *GameSquare*

GameSquare (NASDAQ: GAME; TSXV: GAME) (formerly Engine Gaming & Media, Inc.) is a corporation existing under the Business Corporations Act (British Columbia) (and was originally incorporated under the Business Corporations Act (Ontario) on April 8, 2011).

The registered head office of the Corporation is 6775 Cowboys Way, Ste. 1335, Frisco, Texas, USA, 75034. The Corporation (formerly Engine Gaming and Media, Inc.) completed its plan of arrangement (the "**Arrangement**") with GameSquare Esports Inc. ("**GSQ**") on April 11, 2023, resulting in the Corporation acquiring all the issued and outstanding securities of GSQ.

The Arrangement constituted a reverse takeover of the Corporation by GameSquare Esports, Inc. with GameSquare Esports, Inc as the reverse takeover acquirer and the Corporation as the reverse takeover acquiree, under applicable Securities Laws and for accounting purposes under IFRS. At completion of the Arrangement, Engine Gaming and Media, Inc. changed its name to GameSquare Holdings, Inc.

GameSquare is a vertically integrated, digital media, entertainment and technology company that connects global brands with gaming and youth culture audiences. GameSquare's end-to-end platform includes GCN, a digital media company focused on gaming and esports audiences, Swingman LLC dba as Zoned, a gaming and lifestyle marketing agency, Code Red Esports Ltd., a UK based esports talent agency, NextGen Tech, LLC, dba as Complexity Gaming, a leading esports organization, GameSquare Esports Inc. dba as Fourth Frame Studios, a creative production studio, Mission Supply, a merchandise and consumer products business, Frankly Media, programmatic advertising, Stream Hatchet, live streaming analytics, and Sideqik a social influencer marketing platform.

Additional information about GameSquare can be found on its website at www.gamesquare.com and under GameSquare's profile available on SEDAR+ at www.sedarplus.com and on EDGAR at www.sec.gov. The information contained on its website is not part of this Circular.

### *FaZe*

FaZe is a digital-native lifestyle platform building a global creator economy - an industry centred around innovative digital content development fuelled by social media influencers, creators and businesses who monetize their content online. FaZe produces premium content, designs merchandise and consumer

products and creates advertising and sponsorship programs for leading national brands. Its principal executive office address is 720 N. Cahuenga Blvd., Los Angeles, California 90038.

Founded in 2010 by a group of kids on the internet, FaZe was created for and by Gen Z and Millennials, and today operates across multiple verticals with transformative content, tier-one brand partnerships, a collective of notable talent, and fashion and consumer products. With a total reach of approximately 512 million fans across Twitter, Instagram, TikTok, YouTube and Twitch, and 132.8 million Aggregate YouTube Subscribers, as of June 30, 2023, FaZe delivers a wide variety of entertainment spanning video blogs, lifestyle and branded content, gaming highlights and live streams of highly competitive gaming tournaments. FaZe's talent roster of over 127 core personalities, as of June 30, 2023, consists of engaging content creators, esports professionals, world-class gamers and a mix of talent who go beyond the world of gaming.

Additional information about FaZe can be found in **Schedule C** – *Information Concerning FaZe*, in GameSquare's F-4 filed under GameSquare's profile available on EDGAR at www.sec.gov on January 17, 2024, on its website at www.fazeclan.com and under FaZe's profile available on EDGAR at www.sec.gov. The information contained in its website is not a part of this Circular.

### *Combined Company*

Pursuant to the Merger Agreement, GameSquare will acquire all of FaZe's securities and FaZe will become a wholly-owned subsidiary of GameSquare. GameSquare, as the resulting issuer, will carry on the combined business of GameSquare and FaZe through subsidiaries of GameSquare. GameSquare will remain a British Columbia company and continue to be governed by the BCBCA until redomiciled under Delaware law.

For information concerning the business and operations of the Combined Company, see **Schedule F** – "*Information Concerning the Combined Company*".

Unaudited Pro Forma Consolidated Financial Information

See **Schedule G** for the unaudited pro forma financial information of the Combined Company. The pro forma financial information has been derived from the audited historical financial information of GameSquare and FaZe for the fiscal year ended December 31, 2022 and the unaudited historical financial statements of GameSquare and FaZe for the nine-months ended September 30, 2023. The unaudited pro forma statement of financial position as of September 30, 2023 presents the financial positions of GameSquare and FaZe giving pro form effect to the Merger as if these events occurred on September 30, 2023. The unaudited pro forma statements of earnings for the year ended December 31, 2022 and the nine-months ended September 30, 2023 present the results of operations of GameSquare and FaZe giving pro forma effect to the Merger as if these events occurred on January 1, 2022 and January 1, 2023 (collectively, the "***unaudited pro forma financial information***").

The GameSquare financial statements were prepared in accordance with IFRS and the FaZe financial statements were prepared in accordance with GAAP.

## INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Other than as disclosed in this Circular, no directors, executive officers or their respective associates or affiliates, or other management of the Corporation are indebted to the Corporation as of the date hereof or were indebted to the Corporation at any time during the fiscal years ended December 31, 2023 and December 31, 2022, and no indebtedness of such individuals to another entity is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation.

## RISK FACTORS

Shareholders should carefully consider the following risk factors relating to the Merger and the Continuance before deciding to vote or instruct their vote to be cast to approve the matters relating to the Merger and the Continuance. In addition to the risk factors relating to the Merger and the Continuance set out below, Shareholders should also carefully consider the risk factors applicable to GameSquare in the "Risk Factors" section in its most recent annual report on Form 20-F filed on December 29, 2022 and quarterly report filed on August 14, 2023 and the risk factors applicable to FaZe referred to in **Schedule C** to this Circular.

Additional risks and uncertainties, including those currently unknown or considered immaterial by GameSquare, may also adversely affect the business of the Corporation following completion of the Merger. **All of the risk factors described below and referred to above should be considered by Shareholders in conjunction with the other information included in this Circular, including the schedules hereto.**

***Risks Related to the Merger***

***The Corporation could fail to complete the Merger or the Merger may be completed on different terms***

Each of the Parties has the right to terminate the Merger Agreement in certain circumstances. Accordingly, there is no certainty, nor can the Parties provide any assurance, that the Merger Agreement will not be terminated before the completion of the Merger.

Additionally, there can be no assurance that the Merger will be completed, or if completed, that it will be completed on the same or similar terms to those set out in the Merger Agreement. The completion of the Merger is subject to the satisfaction of a number of conditions which include, among others, (i) obtaining necessary approvals, and (ii) performance by the Corporation and FaZe of their respective obligations and covenants in the Merger Agreement.

In addition, if the Merger is not completed the ongoing business of the Corporation may be adversely affected as a result of the costs (including opportunity costs) incurred in respect of pursuing the Merger, and the Corporation could experience negative reactions from the financial markets, which could cause a decrease in the market price of the Corporation's securities, particularly if the market price reflects market assumptions that the Merger will be completed or completed on certain terms. The Corporation may also experience negative reactions from its customers and employees and there could be negative impact on the Corporation's ability to attract future acquisition opportunities. Failure to complete the Merger or a change in the terms of the Merger could each have a material adverse effect on the Corporation's business, financial condition and results of operations.

***Possible Failure to Realize Anticipated Benefits of the Merger***

The ability to realize the benefits of the Merger will depend in part on successfully consolidating functions and integrating operations, procedures and personnel in a timely and efficient manner, as well as on GameSquare's ability to realize the anticipated growth opportunities and synergies from integrating FaZe's business following completion of the Merger. This integration will require the dedication of management effort, time and resources which may divert management's focus and resources from other strategic opportunities available to the Corporation following completion of the Merger, and from operational matters during this process. The integration process may result in the loss of key employees or directors and the disruption of ongoing business and employee relationships that may adversely affect the ability of

the Corporation to achieve the anticipated benefits of the Merger as well as any anticipated benefits from possible future acquisitions.

***Risks Related to the Businesses of GameSquare and FaZe***

Each of the businesses of GameSquare and FaZe are subject to significant risks. While each of GameSquare and FaZe have completed due diligence investigations, including reviewing, legal, tax accounting, financial and other matters, on the other party, certain risks either may not have been uncovered or are not known at this time. Such risks may have an adverse impact on the combined assets of the Corporation following the Merger and may have a negative impact on the value of the GameSquare Shares.

***GameSquare will incur substantial transaction-related costs in connection with the Merger***

GameSquare expects to incur a number of non-recurring transaction-related costs associated with completing the Merger which will be incurred whether or not the Merger is completed. Such costs may offset any expected cost savings and other synergies from the Merger.

***While the Merger is pending, GameSquare is restricted from taking certain actions***

The Merger Agreement restricts GameSquare from taking specified actions without the consent of FaZe until the Merger is completed which may adversely affect the ability of GameSquare to execute certain business strategies. These restrictions may prevent GameSquare from pursuing attractive business opportunities that may arise prior to the completion of the Merger.

***The market price of GameSquare Shares will continue to fluctuate after the Merger.***

Upon completion of the Merger, FaZe Shareholders will become holders of GameSquare Shares. The market price of the common stock of the Combined Company will continue to fluctuate, potentially significantly, following completion of the Merger, including for the reasons described above, including, but not limited to, for example, GameSquare's market capitalization and low trading volume may contribute to greater volatility. As a result, former FaZe Shareholders could lose some or all of the value of their investment in GameSquare Shares. In addition, any significant price or volume fluctuations in the stock market generally could have a material adverse effect on the market for, or liquidity of, the GameSquare Shares received in the Merger, regardless of the Combined Company's actual operating performance.

***The Merger may not be completed and the Merger Agreement may be terminated in accordance with its terms.***

The Merger is subject to a number of conditions that must be satisfied, including the approval by the GameSquare Shareholders and approval by the FaZe Shareholders of the Merger, or waived (to the extent permitted), in each case prior to the completion of the Merger. These conditions to the completion of the Merger, some of which are beyond the control of GameSquare and FaZe, may not be satisfied or waived in a timely manner or at all, and, accordingly, the Merger may be delayed or not completed.

***Obtaining required approvals and satisfying closing conditions may prevent or delay completion of the Merger.***

The Merger is subject to a number of conditions to closing as specified in the Merger Agreement. These closing conditions include, among others, the effectiveness of the GameSquare Registration Statement and the absence of any stop order or proceedings by or before the SEC with respect thereto, all required approvals obtained (or the expiration or termination of any applicable waiting period) under any applicable

antitrust laws, approval for listing on Nasdaq of the shares of GameSquare Shares to be issued pursuant to the Merger Agreement, and the absence of governmental laws or orders preventing the consummation of the Merger. The obligation of each of GameSquare and FaZe to consummate the Merger is also conditioned on, among other things, the truth and accuracy of the representations and warranties made by the other party on the date of the Merger Agreement and on the closing date (subject to certain materiality and material adverse effect qualifiers), and the performance by the other party in all material respects of its obligations under the Merger Agreement. No assurance can be given that the required shareholder, governmental and regulatory consents and approvals will be obtained or that the required conditions to closing will be satisfied, and, if all required consents and approvals are obtained and the required conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such consents and approvals. Any delay in completing the Merger could cause the Combined Company not to realize, or to be delayed in realizing, some or all of the benefits that GameSquare and FaZe expect to achieve if the Merger is successfully completed within its expected time frame. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Merger, see "*The Merger Agreement—Conditions to the Merger*."

***Failure to attract, motivate and retain executives and other key employees could diminish the anticipated benefits of the Merger.***

The success of the Merger will depend in part on the Combined Company's ability to retain the talents and dedication of the professionals currently employed by GameSquare and FaZe. It is possible that these employees may decide not to remain with GameSquare or FaZe, as applicable, while the Merger is pending, or with the Combined Company. If key employees terminate their employment, or if an insufficient number of employees are retained to maintain effective operations, the Combined Company's business activities may be adversely affected and management's attention may be diverted from successfully integrating GameSquare and FaZe to hiring suitable replacements, all of which may cause the Combined Company's business to suffer. In addition, GameSquare and FaZe may not be able to locate suitable replacements for any key employees that leave either company or offer employment to potential replacements on reasonable terms. In addition, there could be disruptions to or distractions for the workforce and management, including disruptions associated with integrating employees into the Combined Company. No assurance can be given that the Combined Company will be able to attract or retain key employees of GameSquare and FaZe to the same extent that those companies have been able to attract or retain their own employees in the past.

***Lawsuits filed against GameSquare and/or FaZe may delay or prevent the merger from being completed.***

GameSquare, FaZe and members of the GameSquare and FaZe Boards may in the future be parties, among others, to various claims and litigation related to the Merger Agreement and the Merger, including putative shareholder class actions. Among other remedies, the plaintiffs in such matters may seek to enjoin the Merger. The results of complex legal proceedings are difficult to predict and could prevent or delay the Merger from being completed in a timely manner, and could result in substantial costs to FaZe, including, but not limited to, costs associated with the indemnification of its directors and officers. The existence of litigation relating to the Merger could also impact the likelihood of obtaining the required approvals from either GameSquare or FaZe Shareholders.

One of the conditions to the completion of the Merger is that no governmental entity having jurisdiction over GameSquare or FaZe shall have enacted, issued, promulgated, enforced, or entered any law or order, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger, the GameSquare Share Issuance, or the other transactions contemplated by the Merger Agreement. As such, if there is litigation initiated challenging the Merger and any of the

plaintiffs of such lawsuit or lawsuits are successful in obtaining an injunction preventing the consummation of the Merger, that injunction may delay or prevent the Merger from becoming effective or from becoming effective.

***The Pro Forma Financial Statements are Presented for Illustrative Purposes Only and may not be an Indication of the Corporation's Financial Condition or Results of Operations Following the Merger***

The *pro forma* financial statements contained in this Circular are presented for illustrative purposes only and may not be an indication of the Combined Company's financial condition or results of operations following the Merger for a number of reasons. For example, the *pro forma* financial statements have been derived from the historical financial statements of GameSquare and FaZe and certain adjustments and assumptions have been made regarding the Combined Company after giving effect to the Merger. The information upon which these adjustments and assumptions have been made is preliminary, and these types of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the *pro forma* financial statements do not reflect all costs that are expected to be incurred by the Corporation in connection with the Merger. For example, the impact of any incremental costs incurred in integrating GameSquare and FaZe is not reflected in the *pro forma* financial statements. As a result, the actual financial condition and results of operations of the Combined Company following the Merger may not be consistent with, or evident from, these *pro forma* financial statements. In addition, the assumptions used in preparing the *pro forma* financial information may not prove to be accurate, and other factors may affect the Combined Company's financial condition or results of operations following the Merger. Any potential decline in the Combined Company's financial condition or results of operations may cause a significant decrease in the share price.

***Combining the businesses of GameSquare and FaZe may be more difficult, costly or time-consuming than expected and the Combined Company may fail to realize the anticipated benefits of the Merger, which may adversely affect the Combined Company's business results and negatively affect the value of the Combined Company's common stock.***

The success of the Merger will depend on, among other things, the ability of GameSquare and FaZe to combine their businesses in a manner that facilitates growth opportunities and realizes expected cost savings. FaZe has entered into the Merger Agreement because it believes that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of FaZe Shareholders and that combining the businesses of GameSquare and FaZe will produce benefits and cost savings. See "*The Merger — Reasons for the Merger*."

However, GameSquare and FaZe must successfully combine their respective businesses in a manner that permits these benefits to be realized. In addition, the Combined Company must achieve the anticipated growth and cost savings without adversely affecting current revenues and investments in future growth. If the Combined Company is not able to successfully achieve these objectives, the anticipated benefits of the Merger may not be realized fully, or at all, or may take longer to realize than expected.

An inability to realize the full extent of the anticipated benefits of the Merger and the other transactions contemplated by the Merger Agreement, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, level of expenses and operating results of the Combined Company, which may adversely affect the value of the common stock of the Combined Company.

***The failure to successfully integrate the businesses and operations of GameSquare and FaZe in the expected time frame may adversely affect the Combined Company's future results.***

GameSquare and FaZe have operated and, until the completion of the Merger, will continue to operate independently. There can be no assurances that their businesses can be integrated successfully. It is possible

that the integration process could result in the loss of key GameSquare or FaZe employees, the loss of customers, the disruption of either company's or both companies' ongoing businesses, inconsistencies in standards, controls, procedures and policies, unexpected integration issues, higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, the following issues, among others, must be addressed in integrating the operations of GameSquare and FaZe in order to realize the anticipated benefits of the Merger so the Combined Company performs as expected:

- combining the companies' operations and corporate functions;

- combining the businesses of GameSquare and FaZe and meeting the capital requirements of the Combined Company, in a manner that permits the Combined Company to achieve any cost savings or other synergies anticipated to result from the Merger, the failure of which would result in the anticipated benefits of the Merger not being realized in the time frame currently anticipated or at all;

- integrating personnel from the two companies;

- integrating the companies' technologies and technologies licensed from third parties;

- integrating and unifying the offerings and services available to customers;

- identifying and eliminating redundant and underperforming functions and assets;

- harmonizing the companies' operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

- maintaining existing agreements with customers, suppliers, distributors and vendors, avoiding delays in entering into new agreements with prospective customers, suppliers, distributors and vendors, and leveraging relationships with such third parties for the benefit of the Combined Company;

- addressing possible differences in business backgrounds, corporate cultures and management philosophies;

- consolidating the companies' administrative and information technology infrastructure;

- coordinating distribution and marketing efforts;

- managing the movement of certain positions to different locations;

- coordinating geographically dispersed organizations; and

- effecting actions that may be required in connection with obtaining regulatory or other governmental approvals.

In addition, at times the attention of certain members of either company's or both companies' management and resources may be focused on completion of the Merger and the integration of the businesses of the two companies and diverted from day-to-day business operations or other opportunities that may have been beneficial to such company, which may disrupt each company's ongoing business and the business of the Combined Company.

***The Combined Company may not be able to retain customers, suppliers or distributors, or customers, suppliers or distributors may seek to modify contractual relationships with the Combined Company, which could have an adverse effect on the Combined Company's business and operations. Third parties may terminate or alter existing contracts or relationships with GameSquare or FaZe.***

As a result of the Merger, the Combined Company may experience impacts on relationships with customers, suppliers and distributors that may harm the Combined Company's business and results of operations. Certain customers, suppliers or distributors may seek to terminate or modify contractual obligations following the Merger whether or not contractual rights are triggered as a result of the Merger. There can be no guarantee that customers, suppliers and distributors will remain with or continue to have a relationship with the Combined Company or do so on the same or similar contractual terms following the Merger. If any customers, suppliers or distributors seek to terminate or modify contractual obligations or discontinue the relationship with the Combined Company, then the Combined Company's business and results of operations may be harmed. Furthermore, the Combined Company will not have long-term arrangements with many of its significant suppliers. If the Combined Company's suppliers were to seek to terminate or modify an arrangement with the Combined Company, then the Combined Company may be unable to procure necessary supplies from other suppliers in a timely and efficient manner and on acceptable terms, or at all.

GameSquare and FaZe also have contracts with vendors, landlords, licensors and other business partners which may require GameSquare or FaZe, as applicable, to obtain consent from these other parties in connection with the Merger, or which may otherwise contain limitations applicable to such contracts following the Merger. If these consents cannot be obtained, the Combined Company may suffer a loss of potential future revenue, incur costs and lose rights that may be material to the Combined Company's business. In addition, third parties with whom GameSquare or FaZe currently have relationships may terminate or otherwise reduce the scope of their relationship with either party in anticipation of the Merger. Any such disruptions could limit the Combined Company's ability to achieve the anticipated benefits of the Merger. The adverse effect of any such disruptions could also be exacerbated by a delay in the completion of the Merger or by a termination of the Merger Agreement.

***The Combined Company may be exposed to increased litigation, which could have an adverse effect on the Combined Company's business and operations.***

The Combined Company may be exposed to increased litigation from shareholders, customers, suppliers, distributors, consumers and other third parties due to the combination of GameSquare's and FaZe's businesses following the Merger. Such litigation may have an adverse impact on the Combined Company's business and results of operations or may cause disruptions to the Combined Company's operations.

***The GameSquare and FaZe unaudited prospective financial information is inherently subject to uncertainties, the unaudited pro forma condensed combined financial information included in this document is preliminary and the Combined Company's actual financial position and results of operations after the Merger may differ materially from these estimates and the unaudited pro forma condensed combined financial information included in this Circular.***

The unaudited pro forma condensed combined financial information and unaudited pro forma per share data included in this Circular are presented for illustrative purposes only, contain a variety of adjustments, assumptions and preliminary estimates and are not necessarily indicative of what the Combined Company's actual financial position or results of operations would have been had the Merger been completed on the dates indicated. The Combined Company's actual results and financial position after the merger may differ materially and adversely from the unaudited pro forma condensed combined financial information included in this Circular.

While presented with numeric specificity, the GameSquare and FaZe unaudited pro forma condensed combined financial information provided in this Circular is based on numerous variables and assumptions (including, but not limited to, those related to industry performance and competition, general business, the semiconductor and related industries, and economic, market and financial conditions and additional matters specific to GameSquare's or FaZe's business, as applicable) that are inherently subjective and uncertain and are beyond the control of the respective management teams of GameSquare and FaZe. As a result, actual results may differ materially from the unaudited pro forma condensed combined financial information. Important factors that may affect actual results and cause these unaudited projected financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to GameSquare's or FaZe's business, as applicable (including each company's ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions.

***The Combined Company's debt may limit its financial flexibility.***

In connection with, and a condition to, the consummation of the Merger, GameSquare entered into an accounts receivable and security agreement with a maximum availability of $10,000,000 for a three-year term with SLR Digital Finance, LLC. Following the consummation of the Merger, there is no limitation on the Combined Company's access to this debt financing or the timing of making draws on such financing. If the Combined Company were to fully draw the amount available under the Financing and Security Agreement, there is no guarantee that the Combined Company will have access to any additional financing or be able to refinance this facility or any other debt of the Combined Company. If the Combined Company seeks to refinance any of its existing indebtedness, there can be no guarantee that it will be able to execute the refinancing on favourable terms or at all.

GameSquare's or FaZe's indebtedness could have adverse effects on the Combined Company's financial condition and results of operations, including:

- increasing its vulnerability to changing economic, regulatory and industry conditions;
- limiting its ability to compete and its flexibility in planning for, or reacting to, changes in its business and the industry;
- limiting its ability to pay dividends to its shareholders, if at all;
- limiting its ability to borrow additional funds; and
- increasing its interest expense and requiring the Combined Company to dedicate a substantial portion of its cash flow from operations to payments on its debt, thereby reducing funds available for working capital, capital expenditures, acquisitions, and share repurchases, dividends and other purposes.

The Combined Company's ability to arrange any additional financing for the purposes described above or otherwise will depend on, among other factors, the Combined Company's financial position and performance, as well as prevailing market conditions and other factors beyond its control. The level and quality of the Combined Company's earnings, operations, business and management, among other things, will impact the determination of the Combined Company's credit ratings. A decrease in the ratings assigned to the Combined Company by the ratings agencies may negatively impact the Combined Company's access to the debt capital markets and increase the Combined Company's cost of borrowing. There can be no assurance that the Combined Company will be able to obtain financing on acceptable terms or at all. In addition, there can be no assurance that the Combined Company will be able to maintain the current creditworthiness or prospective credit ratings of GameSquare or FaZe, and any actual or anticipated changes

or downgrades in such credit ratings may have a negative impact on the liquidity, capital position or access to capital markets of the Combined Company.

***Declaration, payment and amounts of dividends, if any, distributed to shareholders of the Combined Company will be uncertain.***

GameSquare has not historically paid cash dividends on its capital stock. Whether any dividends are declared or paid to shareholders of the Combined Company, and the amounts of any such dividends that are declared or paid, are uncertain and depend on a number of factors. The GameSquare Board of Directors will have the discretion to determine the dividend policy of the Combined Company, including the amount and timing of dividends, if any, that the Combined Company may declare from time to time, which may be impacted by any of the following factors: the Combined Company may not have enough cash to pay such dividends or to repurchase shares due to its cash requirements, capital spending plans, cash flow or financial position; decisions on whether, when and in which amounts to make any future distributions will remain at all times entirely at the discretion of the GameSquare Board of Directors, which could change its dividend practices at any time and for any reason; the Combined Company's desire to maintain or improve the credit ratings on its debt; the amount of dividends that the Combined Company may distribute to its shareholders is subject to restrictions under Canadian law and is limited by restricted payment and leverage covenants in the Combined Company's credit facilities and, potentially, the terms of any future indebtedness that the Combined Company may incur; and certain limitations on the amount of dividends subsidiaries of the Combined Company can distribute to the Combined Company, as imposed by law, regulators or agreements.

Shareholders should be aware that they have no contractual or other legal right to dividends that have not been declared.

***Risks Related to the Continuance***

***The Continuance May Result in Adverse U.S. Tax Consequences for Certain Holders of GameSquare Shares.***

U.S. holders of GameSquare Shares may be subject to U.S. federal income tax and may have U.S. federal tax reporting obligations as a result of the Continuance. As discussed more fully under "*Material U.S. Federal Income Tax Considerations*," the Continuance is anticipated to qualify as a reorganization within the meaning of 368(a)(1)(F) of the Code. Assuming the Continuance so qualifies:

• A U.S. holder who is a Ten Percent Shareholder (as defined elsewhere in this Circular) generally must include in income as a dividend the "all earnings and profits amount" attributable to GameSquare Shares it directly owns, within the meaning of Treasury Regulations under Section 367 of the Code.

• A U.S. holder who, on the date of the Continuance, is not a Ten Percent Shareholder but whose GameSquare Shares have a fair market value of US$50,000 or more should recognize gain (but not loss) with respect to the Continuance unless such U.S. holder makes a valid election to include in income as a dividend the "all earnings and profits amount" attributable to the GameSquare Shares it directly owns, within the meaning of Treasury Regulations under Section 367 of the Code.

• A U.S. holder who, on the date of the Continuance, is not a Ten Percent Shareholder and whose GameSquare Shares have a fair market value less than US$50,000 should not be required to recognize any gain or loss under Section 367 of the Code in connection with the Continuance and should not be required to include any part of the "all earnings and profits amount" in income.

GameSquare does not expect to have significant cumulative earnings and profits or a significant "all earnings and profits amount" on the date of the Continuance. Section 367 of the Code is discussed more fully under "*Material U.S. Federal Income Tax Considerations—U.S. Holders.*"

Certain U.S. holders may be subject to adverse tax consequences as a result of the Continuance if GameSquare was treated as a PFIC for U.S. federal income tax purposes during any tax year that is included in the holding period of such U.S. holder's GameSquare Shares. The potential application of the PFIC rules to the Continuance are discussed more fully under "*Material U.S. Federal Income Tax Considerations—U.S. Holders.*"

Additionally, the Continuance may cause non-U.S. holders to become subject to U.S. federal withholding taxes on any amounts treated as dividends paid in respect of such non-U.S. holder's GameSquare Shares after the Continuance.

***Rights of Shareholders and Fiduciary Duties owed by the Board of Directors will be Governed by Delaware Law and the Delaware Charter Documents***

It is intended that GameSquare be continued under the DGCL. The rights of Shareholders and the fiduciary duties that the GameSquare Board of Directors owes to the Corporation and Shareholders will be governed by the DGCL. As a result, the rights of Shareholders and the fiduciary duties owed to them and the Corporation will differ from those under the BCBCA and may differ in material respects from the rights and duties that would be applicable if the Corporation were organized under the laws of a different jurisdiction. See **Schedule K** – *Comparison of Shareholders' Rights.*

## EXPERTS

The independent auditor of GameSquare is Kreston GTA LLP of Markham, Ontario. Kreston GTA LLP is independent within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia.

## OTHER BUSINESS

Management is not aware of any matters to come before the Meeting other than those set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the form of proxy to vote the GameSquare Shares represented thereby in accordance with their best judgment on such matter.

## INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as set forth herein, management of the Corporation is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been a director or executive officer of the Corporation at any time since the beginning of the Corporation's last financial year or of any associate or affiliate of any such persons, in any matter to be acted upon at the Meeting.

See "*The Merger – Interests of Certain Persons in the Merger*".

## REGISTRAR AND TRANSFER AGENT

Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, is the registrar and transfer agent for the GameSquare Shares.

## APPROVAL

The contents of this Circular and the sending thereof to the GameSquare Shareholders have been approved by the GameSquare Board of Directors.

**DATED** as of this January 29, 2024.

**BY ORDER OF THE BOARD OF DIRECTORS**

***/s/ "Lou Schwartz"***
Lou Schwartz
President and Chairman

## SCHEDULE A
## GLOSSARY OF TERMS

*In this Circular, unless the subject matter or context is inconsistent therewith, the following terms have the meanings set forth below and grammatical variations thereof shall have the corresponding meanings. In the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender.*

"**Adjournment Resolution**" has the meaning set out under the heading "*Summary – Adjournment of Meeting*".

"**Affiliate**" has the meaning specified in National Instrument 45-106 – *Prospectus Exemptions*.

"**Aggregate YouTube Subscribers**" means the number of subscribers FaZe's total talent pool has on their FaZe co-branded YouTube Channels, the company programmed FaZe Clan YouTube channel, as well as the FaZe affiliated channels measured at the end of the reporting period and based on publicly available data. Aggregate YouTube Subscribers includes subscribers for each YouTube channel programmed by talent members as well as company programmed YouTube channels. FaZe considers each YouTube Subscriber to be a subscriber on YouTube, measured separately for each individual talent member. As such, one hypothetical subscriber may be included in several instances within the Aggregate YouTube Subscribers metric if that individual were to subscribe to the channels of multiple members of FaZe's talent pool.

"**Arrangement**" means the plan of arrangement between the Corporation and GameSquare Esports Inc. completed on April 11, 2023.

"**Award Agreement**" has the meaning ascribed to it in the Omnibus Plan.

"**Awards**" means the GameSquare Options, RSUs, DSUs granted under the Omnibus Plan, collectively.

"**Backstop Agreement**" means the backstop agreement dated October 19, 2023.

"**Backstop Investor**" means Goff & Jones Lending Co, LLC.

"**BCBCA**" means the *Business Corporation Act* (British Columbia).

"**Board of Directors**" or "**GameSquare Board of Directors**" means the board of directors of GameSquare, as constituted from time to time.

"**Borrower**" means the GameSquare subsidiaries that entered into the Financing and Security Agreement with the Lender, collectively.

"**Business Combination**" means the transaction completed pursuant to an Agreement and Plan of Merger dated as of October 24, 2021 (as amended in December 2021 and March 2022), by and among B. Riley 150 Merger Corp., a special purpose acquisition company, and BRPM Merger Sub, Inc., a directly wholly owned subsidiary of B. Riley 150 Merger Corp. and FaZe Clan, Inc., following which BRPM Merger Sub, Inc. was merged with and into FaZe Clan, Inc., resulting in FaZe Clan, Inc. becoming a wholly-owned subsidiary of B. Riley 150 Merger Corp., and B. Riley 150 Merger Corp. changed its name to "FaZe Holdings Inc."

"**Business Day**" means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Toronto, Ontario.

"**Canadian Securities Laws**" means the *Securities Act* (Ontario) and any other applicable equivalent legislation in each of the provinces and territories of Canada, including those in which each of GameSquare and GameSquare is a reporting issuer, and the respective regulations under such legislation together with applicable published rules, regulations, policy statements, national instruments and memoranda of understanding of the Canadian Securities Administrators and the securities regulatory authorities in such provinces and territories.

"**Circular**" means this Management Information Circular dated January 29, 2024 as filed on SEDAR+ at www.sedarplus.com.

"**Closing**" means the consummation of the transactions contemplated in the Merger Agreement.

"**Closing Date**" has the meaning ascribed to it in the Merger Agreement.

"**Combined Company**" means GameSquare after giving effect to the Merger.

"**Common Shares**" or "**GameSquare Shares**" means the common shares in the capital of GameSquare.

"**Consideration**" means the consideration payable pursuant to the Merger to a Person who is a FaZe Shareholder, which shall be such number of GameSquare Shares as is equal to each FaZe Share multiplied by the Exchange Ratio.

"**Control Person Resolution**" means the resolution for shareholder approval with respect to the potential creation of new "Control Persons" of GameSquare within the meaning of the applicable policies of the TSXV.

"**Corporation**" or "**GameSquare**" means GameSquare Holdings, Inc., a company existing under the BCBCA.

"**DGCL**" means the Delaware General Corporation Law.

"**Dissent Provisions**" has the meaning ascribed to it under the heading "*Continuance – Dissent Rights*".

"**Dissent Rights**" has the meaning ascribed to it under the heading "*Continuance – Dissent Rights*".

"**Dissenting Shareholders**" means Shareholders who duly exercise their Dissent Rights in accordance with the BCBCA.

"**DSUs**" means deferred share units of GameSquare.

"**DTC**" means Depository Trust Company.

"**Effective Time**" means the effective time of the Merger.

"**Eligible Participants**" means directors, officers, employees and consultants of the Corporation and/or its affiliates eligible to receive grants from the Corporation's Omnibus Plan in accordance with the policies of the TSXV.

"**Exchange Act**" means the Securities Exchange Act of 1934, as amended.

"**Exchange Approvals**" means the Nasdaq Approval and the TSXV Approval.

"**Exchange Ratio**" means, 0.13091 GameSquare Shares for each FaZe Share.

"**FaZe Board of Directors**" means the board of directors of GameSquare, as constituted from time to time.

"**FaZe Board Recommendation**" has the meaning ascribed to it under the heading "*Merger Agreement – No Change of Recommendation*".

**FaZe Book-Entry Shares**" has the meaning ascribed to it under the heading "*Merger Agreement – Exchange of Shares.*

"**FaZe Options**" means all FaZe equity awards outstanding immediately prior to the Effective Time, including options to purchase FaZe Shares.

"**FaZe Private Placement Warrants**" means warrants issued by B. Riley Principal Merger Corp., the predecessor to FaZe, on a private placement basis, prior to the Business Combination, which became warrants of FaZe following the Business Combination.

"**FaZe Public Warrants**" means warrants issued by B. Riley Principal Merger Corp., the predecessor to FaZe, in connection with its initial public offering, prior to the Business Combination, which became warrants of FaZe following the Business Combination.

"**FaZe Restricted Shares**" means all FaZe Shares subject to vesting, repurchase or other lapse of restrictions.

"**FaZe RSUs**" means all FaZe restricted share units outstanding immediately prior to the Effective Time.

"**FaZe Shareholders**" means the registered and/or beneficial holders of the common shares in the capital of FaZe, as the context requires.

"**FaZe Shares**" means common shares in the capital of FaZe.

"**FaZe Share Certificates**" has the meaning ascribed to it under the heading "*Merger Agreement – Exchange of Shares.*

"**FaZe Subsidiaries**" means the material subsidiaries of FaZe as at the date hereof: Faze Clan Inc. and LA Peripherals Inc.

"**FaZe Warrants**" means all the issued and outstanding warrants of FaZe.

"**GameSquare Adverse Recommendation Change**" means the GameSquare Board of Directors: (a) failing to make, withdraw, amend, modify, or materially qualify, in a manner adverse to FaZe, the GameSquare Board Recommendation; (b) recommending a Takeover Proposal; (c) failing to recommend against acceptance of any tender offer or exchange offer for GameSquare Shares within ten Business Days after the commencement of such offer; (d) failing to reaffirm (publicly, if so requested by FaZe) the GameSquare Board Recommendation within ten Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by GameSquare or the Person making such Takeover Proposal; (f) making any public statement inconsistent with the GameSquare Board Recommendation; or (g) resolving or agreeing to take any of the foregoing actions.

"**GameSquare Board Recommendation**" means the GameSquare Board of Directors resolutions duly adopted by a unanimous vote at a meeting of all directors of GameSquare duly called and held and, not subsequently rescinded or modified in any way, (A) determining that the Merger Agreement and the transactions contemplated hereby, including the Merger, and the GameSquare Share Issuance, upon the terms and subject to the conditions set forth therein, are fair to, and in the best interests of, GameSquare and GameSquare Shareholders, (B) approving and declaring advisable the Merger Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by the Merger Agreement, including the Merger and the GameSquare Share Issuance, upon the terms and subject to the conditions set forth therein, (C) directing the GameSquare Share Issuance be submitted to a vote of the GameSquare Shareholders for adoption at the GameSquare Shareholders Meeting, and (D) resolving to recommend that GameSquare Shareholders vote in favour of approval of the Merger Agreement and the GameSquare Share Issuance in accordance with the BCBCA and applicable stock exchange and Securities Laws.

"**GameSquare Meeting**" or "**Meeting**" means the special meeting of the GameSquare Shareholders to be held at 10:00 a.m. (Toronto time) on February 27, 2024.

"**GameSquare Options**" means the outstanding options, if any, to purchase GameSquare Shares issued pursuant to the Omnibus Plan.

"**GameSquare Resolution**" or "**Merger Resolution**" means the resolution attached as **Schedule B** to this Circular, and which GameSquare Shareholders will be asked to consider and, if thought advisable, to pass, with or without variation, at the Meeting approving the Merger pursuant to the rules of the TSXV.

"**GameSquare RSUs**" means the restricted share units issuable to Eligible Participants under the Omnibus Plan.

"**GameSquare Share Issuance**" means the issuance of share of GameSquare Shares in connection with (i) the Merger and (ii) the Primary PIPE, including the issuance of GameSquare shares, if any to the Backstop Investor, in each case, on the terms and subject to the conditions set forth in the Merger Agreement.

"**GameSquare Shareholders**" or "**Shareholders**" means the registered and/or beneficial holders of the GameSquare Shares, as the context requires.

"**GameSquare Shares**" means common shares in the capital of GameSquare.

"**GameSquare Warrants**" means the GameSquare warrants and finder warrants outstanding as of the date hereof.

"**Governmental Entity**" means: (i) any international, multinational, national, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public body, authority or department, central bank, court, tribunal, arbitral body, commission, board, bureau, commissioner, ministry, governor in council, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the above; (iii) any quasi-governmental, administrative or private body, including any tribunal, commission, committee, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (iv) any stock exchange.

"**IFRS**" means International Financial Reporting Standards as issued by the International Accounting Standards Board and as applicable at the relevant time.

“**Intermediaries**” means, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs, and other plans.

“**International Accounting Standards Board**” means the independent accounting standard-setting body of the IFRS Foundation.

“**Merger**” means the transaction resulting from the completion of the Merger Agreement and all exhibits therein, including the acquisition of all the FaZe Shares by GameSquare, and completion of the other transactions contemplated by the Merger Agreement.

“**Merger Agreement**” means the Agreement and Plan of Merger dated October 19, 2023, by and among GameSquare, Merger Sub and FaZe including all Exhibits thereto as filed on SEDAR+ and incorporated by reference in this Circular.

“**Merger Consideration**” means the GameSquare Shares issuable in connection with the consummation of the Merger.

“**MI 61-101**” means Multilateral Instrument 61-101 – *Protection of Minority Security Holders in Special Transactions*.

“**Nasdaq**” means the Nasdaq Stock Market LLC and, as the context may require, any of the capital markets which it operates.

“**Nasdaq Approval**” means the initial listing application prepared by GameSquare and submitted to Nasdaq to list the GameSquare Shares.

“**Non-Canadian Resident Holder**” has the meaning ascribed to it in the *Income Tax Act* (Canada), as amended from time to time.

“**Non-Registered Shareholder**” means a beneficial holder of GameSquare Shares, generally registered in the name of either: (a) an intermediary with whom a non-registered shareholder deals in respect of the GameSquare Shares (including, among others, banks, trust companies, securities dealers or brokers, trustees or administrators of a self-administered registered retirement savings plan, registered retirement income fund, registered education savings plan and similar plans); or (b) a clearing agency of which the intermediary is a participant.

“**Omnibus Plan**” means the Omnibus Incentive Plan adopted in accordance with the policies of the TSXV which provides that the GameSquare Board of Directors may from time to time, in its discretion and in accordance with TSXV requirements, grant to directors, officers, employees and consultants of the Corporation and/or its affiliates, Common Share purchase options, restricted share units, and deferred share units.

“**Order**” means any: (i) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Entity or any arbitrator or arbitration panel; or (ii) Contract with any Governmental Entity entered into in connection with any action.

“**Ordinary Course**” has the meaning set out in the Merger Agreement.

“**Parties**” means the parties to the Merger Agreement: FaZe Holdings Inc., GameSquare Holding, Inc., and GameSquare Merger Sub I, Inc., collectively.

“**Performance Criteria**” has the meaning ascribed to it in the Omnibus Plan.

“**Permit**” means any lease, license, permit, certificate, consent, order, grant, approval, classification, registration or other authorization of or from any Governmental Entity.

“**Person**” includes any individual, partnership, limited partnership, association, body corporate, corporation, company, organization, joint venture, trust, estate, trustee, executor, administrator, legal representative, government (including a Governmental Entity), syndicate or other entity.

“**Personal Information**” means information about an identifiable individual and includes any information that constitutes Personal Information within the meaning of all applicable Privacy laws.

“**PFIC**” has the meaning ascribed thereto under the heading “*Material U.S. and Canadian Federal Income Tax Considerations Associated With the Continuance*”.

“**PIPE Financing**” means a private placement in public equity of $10,000,000 through the sale of GameSquare Shares.

“**PIPE Resolution**” means the resolution for shareholder approval of (i) the issuance of more than 20% of the Corporation’s outstanding GameSquare Shares at a discount to affiliates pursuant to the terms of the Backstop Agreement and under the GameSquare PIPE and (ii) in accordance with Multilateral Instrument 61-101 – *Protection of Minority Security Holders in Special Transactions*, the issuance of GameSquare Shares to certain insiders of GameSquare in accordance with the Backstop Agreement and under the GameSquare PIPE.

“**Proxy**” means the form of proxy.

“**Record Date**” means the close of business on January 5, 2024.

“**Registered Shareholder**” means Shareholders with their name recorded on the registry.

“**Regulatory Approval**” means any consent, waiver, Permit, exemption, review, order, decision or approval of, or any registration and filing with (including any notice required to be provided to), any Governmental Entity, or the expiry, waiver or termination of any waiting period imposed by law or a Governmental Entity, and with respect to such consent, waiver, Permit, exemption, review, order, decision or approval of, or any registration and filing with, any Governmental Entity, it shall not have been withdrawn, terminated, lapsed, expired or is otherwise no longer effective, in each case in connection with the Merger and includes the Exchange Approvals.

“**Replacement Options**” means the options to purchase GameSquare Shares to be issued by GameSquare in exchange for each of the outstanding FaZe Options at the Effective Time pursuant to the Merger Agreement.

“**Replacement RSUs**” means GameSquare RSUs to be issued by GameSquare in exchange for each of the outstanding FaZe RSU at the Effective Time pursuant to the Merger Agreement.

“**Replacement Warrants**” means the warrants to purchase GameSquare Shares to be issued by GameSquare in exchange for each of the outstanding FaZe Warrants at the Effective Time pursuant to the Merger Agreement.

“**RSUs**” means restricted share units of GameSquare.

“**RSU Vesting Determination Date**” has the meaning ascribed to it in the Omnibus Plan.

“**SEC**” means the United States Securities and Exchange Commission.

“**Securities Laws**” means Canadian Securities Laws, U.S. Securities Laws and any other applicable Canadian provincial and territorial or United States securities Laws, rules, orders, notices, promulgations and regulations and published policies thereunder.

“**SEDAR+**” means the System for Electronic Document Analysis Retrieval + and its corresponding website at www.sedarplus.com.

“**Share Compensation Arrangement**” has the meaning ascribed to it in the Omnibus Plan.

“**Superior Proposal**” has the meaning ascribed to it in the Merger Agreement.

“**Takeover Proposal**” has the meaning ascribed to it in the Merger Agreement.

“**Termination Date**” has the meaning ascribed to it in the Omnibus Plan.

“**Total Reach**” means the aggregate number of fans that subscribe to or follow FaZe content across YouTube, Twitter, Instagram, TikTok, and Twitch, measured at the end of the reporting period and based on publicly available data. The calculation of Total Reach may count the same individual multiple times if an individual follows or subscribes to FaZe content on multiple platforms; therefore, the Total Reach metric may inflate the number of individuals, as opposed to user accounts, reached by FaZe’s content.

“**Transfer Agent**” means Computershare Trust Company of Canada.

“**TSXV**” means the TSX Venture Exchange.

“**TSXV Inducement Grant Limits**” has the meaning ascribed to it under the heading “Inducement Grants”.

“**UK**” means the United Kingdom of Great Britain and Northern Ireland.

“**U.S. Exchange Act**” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“**U.S. GAAP**” means generally accepted accounting principles, as in effect in the United States of America.

“**U.S. Securities Act**” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“**U.S. Securities Laws**” means the U.S. Securities Act, the U.S. Exchange Act and all other securities laws of any state of the United States and the rules and regulations promulgated thereunder.

“**United States**” or “**U.S.**” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

"**VIF**" means voting instruction form.

## SCHEDULE B
## MERGER RESOLUTION

The text of the Merger Resolution which GameSquare Shareholders will be asked to pass at the GameSquare Meeting is as follows:

1. The issuance by GameSquare Holdings, Inc. ("**GameSquare**") of approximately 10,132,951 common shares (the "**GameSquare Shares**") in the capital of GameSquare, pursuant to and in accordance with the terms of the agreement and plan of merger dated as of October 19, 2023 (the "**Merger Agreement**") by and among GameSquare, GameSquare Merger Sub I, Inc. ("**Merger Sub**") and FaZe Holdings Inc. ("**FaZe**"), representing 0.13091 of a GameSquare Share, par value $0.01 of FaZe outstanding prior to the effective time of the transaction to be completed pursuant to the terms of the Merger Agreement, as more particularly described and set forth in the Circular, is hereby authorized and approved (the "**Merger**").

2. The issuance of approximately 2,146,162 GameSquare Shares as may be required to be issued by GameSquare pursuant to the exercise of the share purchase options of FaZe assumed by GameSquare pursuant to the terms of the Merger Agreement, as more particularly described and set forth in the Circular, is hereby authorized, approved and adopted.

3. The issuance of approximately 775,415 GameSquare Shares as may be required to be issued by GameSquare pursuant to the exercise of the warrants of FaZe assumed by GameSquare pursuant to the terms of the Merger Agreement, as more particularly described and set forth in the Circular, is hereby authorized, approved and adopted.

4. The issuance of approximately 327,618 GameSquare Shares as may be required to be issued by GameSquare pursuant to the exercise of the restricted shares and units of FaZe assumed by GameSquare pursuant to the terms of the Merger Agreement, as more particularly described and set forth in the Circular, is hereby authorized, approved and adopted.

5. The GameSquare Shares will, when issued, be validly issued as fully paid and non-assessable common shares in the capital GameSquare.

6. Notwithstanding that this resolution has been passed by the shareholders of GameSquare, the board of directors of GameSquare is hereby authorized and empowered, without further notice to, or approval of, the shareholders of GameSquare:

    a. to amend the terms of the Merger to the extent permitted by the Merger Agreement as it may deem appropriate and in any manner; and

    b. subject to the terms of the Merger Agreement, not to proceed with the Merger.

7. Any one or more director or officer of GameSquare is hereby authorized, for and on behalf and in the name of GameSquare, to execute and deliver, whether under corporate seal of GameSquare or otherwise, all such agreements, forms, waivers, notices, certificates, confirmations and other documents and instruments and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Merger Agreement and the completion of the Merger in accordance with the terms of the Merger Agreement.

## SCHEDULE C
## INFORMATION CONCERNING FAZE

*The following information about FaZe Holdings Inc. ("FaZe") should be read in conjunction with the information concerning FaZe appearing in the Management Information Circular dated January 29, 2024 (the "Circular"). Capitalized terms used but not otherwise defined in this "Schedule C – Information Concerning FaZe" shall have the meanings ascribed to them in the Circular. The disclosure in this schedule has been prepared without giving effect to the Merger and has been furnished by FaZe. Although GameSquare does not have any knowledge that would indicate that such information relating to FaZe is untrue or incomplete, neither GameSquare nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information or for the failure by FaZe to disclose events or information regarding FaZe that may affect the completeness or accuracy of such information. Unless otherwise noted or the context otherwise requires, all references in this Schedule to the "Company," "we", "us", or "our" refer to FaZe and the FaZe Subsidiaries.*

## CORPORATE STRUCTURE

***Name, Address and Incorporation***

FaZe was founded in 2010 and is a Delaware corporation. Its principal executive office address is 720 N. Cahuenga Blvd., Los Angeles, California, 90038.

***Intercorporate Relationships and Material Subsidiaries***

FaZe, serves as a holding company and is the parent of its two wholly-owned subsidiaries, Faze Clan Inc. and LA Peripherals Inc., which together comprise the consolidated FaZe as of the date hereof.

## DESCRIPTION OF BUSINESS

FaZe is a digital-native lifestyle platform building a global creator economy - an industry centred around innovative digital content development fuelled by social media influencers, creators and businesses who monetize their content online. We produce content, design merchandise and consumer products and create advertising and sponsorship programs for leading national brands. Our brand, talent network and engaged and growing audience drive our platform and interact with each other to create value and attract new talent and fans.

***Platform***

<u>Brand</u>

The FaZe brand began as a gaming-specific brand, but as the business and industry have evolved, we have transformed into what we believe to be one of the most well-known youth culture and lifestyle brands. We believe that the FaZe brand is among the most recognized and engaged brands across both Esports and traditional sports. The strength of our brand is instrumental in driving audience growth, attracting new talent, brand sponsors and collaborators to the FaZe platform and supporting business expansion into new markets.

We have differentiated our brand through our long tenure in the industry, the authenticity of our brand and community, and our reach beyond gaming. We were an early mover in online video game and youth culture, which we believe gives us a longer track record in the industry than many of our peers and a leading role in shaping the industry as it exists today. Our pioneering role in the video game content industry has allowed us to expand our focus to broader youth culture as the games industry grew and became a core part of youth

and online culture. Our long history of success in the industry and investment in building a long-term sustainable platform has established our credibility to interact with our audience with authenticity.

Talent Network

FaZe has established a diverse and culturally relevant talent roster of over 127 core personalities across content creation, Esports and celebrity affiliates as of June 30, 2023. Our founding members, Thomas Oliveira (also known as "FaZe Temperrr"), Richard Bengtson II (also known as "FaZe Banks"), Nordan Shat (also known as "FaZe Rain"), Sabastian Diamond (also known as "FaZe Cbass") and Yousef Abdelfattah (also known as "FaZe Apex") are recognized as pioneers and trend setters in the industry and remain active members of FaZe. As we have grown our talent roster, we have made sure to not rely on any single individual to carry the brand, but rather have worked to develop a broad talent base, where each person is able to establish and grow their own personal brand and following within the overall FaZe platform. We work with our talent to create new content and connect with new audiences, leading to growth in our overall reach. Each member of our roster serves as an important piece in the puzzle of FaZe's big picture content platform and most of our fans engage with multiple members of our talent roster.

Our content creators are individuals that create gaming and lifestyle-related content for people to watch on platforms such as YouTube, Twitch, Facebook, Instagram and Twitter. The content we create is generally unscripted and includes game and non-game-based content, livestreams and vlogs. Our content creators maintain a high level of engagement with their audiences through the comments and chat function of the video platforms and by maintaining an active social media presence. Many of our content creators livestream content over 300 days a year. With their continual creation of content and daily interactions with fans, our content creators are one of the strongest touchpoints between the FaZe brand and our audience.

Our talent agreements generally follow a standard form that provides: (i) for an initial term of two years, subject to month-to-month automatic renewal thereafter, (ii) that FaZe shall be the sole and exclusive manager of the talent, providing facilities and certain mutually agreed upon resources such as sales personnel, opportunities to create and share content on FaZe channels and platforms and advice on promotional and business relations and practices; and (iii) that the talent shall post to social media, participate in FaZe social media interactions, engage in productions with FaZe, generally support FaZe and its projects and split revenue generated by such activities with FaZe. For the year ended December 31, 2022, one content creator accounted for approximately 18% of our total revenue. For the year ended December 31, 2021, the same content creator accounted for approximately 22% of our total revenue, of which approximately 8% represented a one-time payment to FaZe for the sale to a third party of a five-year exclusive license with respect to certain historical content posted to YouTube by the content creator prior to March 2021. This content creator or other FaZe talent may generate significant revenue in the future as a result of similar one-time sales of licenses to third Parties with respect to certain content or as a result of participation in other one-time or limited events.

As of June 30, 2023, we had over 54 Esports and gaming professionals who are members of one of our 14 professional Esports teams that compete regionally and globally for Esports championships and prize pools. Our Esports and gaming professionals compete globally in *Apex Legends, Counter-Strike: Global Offensive, Call of Duty, Fortnite, PUBG, PUBG Mobile, Halo, FIFA, FIFA Online 4, Rainbow Six Siege, Super Smash Bros. Ultimate, Valorant,* and *Rocket League*. Generally, our Esports professionals focuses on professional competitions rather than content creation. However, a few of our Esports professionals are also content creators, such as Mongraal, who has over 16 million fans across Twitter, Instagram, TikTok, YouTube and Twitch. Our integrated platform allows us to offer our Esports professionals the opportunity to become content creators once their professional playing career is over, which we believe not many of our competitors have the infrastructure to facilitate. Our ability to transition Esports professionals to content creation helps FaZe retain talent and the audience we have built up, provides continuity on the platform and

also elongates the lifespan of a professional gamer, offering new ways to bring in revenue for themselves as well as the Corporation.

As FaZe has grown as an organization and attained broader mainstream appeal in recent years, celebrities, athletes, and musicians who are also passionate gamers expressed interest in joining the FaZe community and partnering with us. We saw an opportunity to expand our talent roster to include these people that loved gaming and wanted to be a part of FaZe Clan. To date, we have partnered with celebrity collaborators including musical artists Lil Yachty and Offset (from the hip hop group "Migos"), National Football League ("**NFL**") star Kyler Murray and basketball prospect LeBron James Jr. These celebrities play games and interact with content creators and take part in creating lifestyle and games content videos. We believe that FaZe's affiliation with these celebrities is mutually beneficial, as the celebrities receive exposure to a broad, young audience and a platform for monetizing their interest in games and youth culture. Meanwhile, we are able to further elevate the FaZe brand and expand our audience by accessing the celebrities' fanbases. These relationships have further legitimized our position as a brand which consumers look to for lifestyle advice and new trends, as well as a place where our audience can interact with some of the world's best athletes. All the celebrity talent with whom we have collaborated originated as fans of the brand before they collaborated with FaZe. As celebrity talent helps grow our brand awareness, we believe these collaborations will support a natural talent acquisition pipeline and improve our overall relationship retention.

<u>Audience</u>

We have cultivated a strong and engaged fanbase by engaging with our audience across the most popular digital platforms. As of June 30, 2023, we had a Total Reach of approximately 512 million fans across Twitter, Instagram, TikTok, YouTube and Twitch and 132.8 million Aggregate YouTube Subscribers, representing a 1.0% decrease of Aggregate YouTube Subscribers compared to June 30, 2022. Many of our fans have been following the brand since its inception over ten years ago, and they look to FaZe as a curator of culture. Our target audience are members of the Millennial and Generation Z generations globally, and according to our analysis of YouTube data, 81% of our audience is between the ages of 13-34 years old. The younger generations that make up our core audience will continue to grow in terms of spending power and importance to the global economy. Our core audience came of age in a highly connected, digital world and have consumption preferences that we believe make them difficult to reach for established, large-scale brands and traditional media platforms.

Our typical audience member engages with FaZe across three different platforms. We track impressions across social media platforms, which represents the number of times a piece of content is displayed on social media, no matter if it is clicked or not and engagements. We also track certain metrics across our YouTube and Twitch platforms, including views and subscriptions. In 2022, we reached over 1.2 billion YouTube cumulative lifetime views and over 1.9 billion Instagram cumulative lifetime views solely on the main FaZe Instagram account. For the year ended December 31, 2022, we saw growth of approximately 2% in our cumulative YouTube views and growth of approximately 76% in our cumulative Instagram views.

We believe the FaZe platform can be a facilitator for other brands that want to reach our core consumers and, more broadly, serve as a conduit between the digital and real world.

***Monetization***

<u>Brand Sponsorship</u>

The FaZe platform provides brands and advertisers with the ability to reach and engage with our young and engaged audience base. We work with brands to provide targeted solutions that meet their needs by

leveraging our breadth of sponsorship inventory that includes sponsorship of FaZe Esports teams, branded content featuring popular FaZe content creators, livestreaming within a gaming destination where millions tune in to watch their favourite streamers, social activation across our footprint of approximately 528 million Total Reach on Twitter, Instagram, TikTok, YouTube and Twitch, and media amplification to provide increased reach to brands own content. We believe that, as the reach of the FaZe brand expands, our value proposition to advertisers will also continue to improve. We continue to explore new solutions for brands and advertisers to capitalize on significant demand to access both being associated with the FaZe platform and our audience.

The primary brand sponsorship products that we offer to advertisers are brand deals and talent deals. Brand deals comprise the largest portion of our Brand Sponsorship business and typically present strong unit economics for us. Brand deals are made through the FaZe sales team and provide the brand with category exclusivity across the FaZe platform, including the full roster of FaZe talent. Brand deals account for the largest individual deals we enter into and are generally with larger, blue-chip sponsors and are at least one year in duration. Talent deals are typically smaller in size than brand deals and are made directly with individual FaZe talent to promote a brand or product within content created by the selected talent. For example, FaZe Rug had a smaller scale deal with G Fuel LLC in addition to FaZe's broader brand deal that expired in February 2022. Talent deals are often from niche sponsors and on a month-to-month basis.

As we have grown our audience and recognition of the FaZe platform, we have broadened our sponsorship portfolio from primarily sponsors endemic to gaming to mass-market sponsors across the food and beverage, auto, and technology industries, including, most recently, well-known sponsors DraftKings, McDonalds, Ghost Energy and DoorDash. In July 2022, we launched a virtual dining experience, FaZe Subs, exclusively available on DoorDash, featuring FaZe Clan inspired sandwiches, sauces, sides and desserts available to order on DoorDash. We have also recently expanded our sponsorship portfolio to include sponsors in new industries, including MoonPay, a global crypto payments infrastructure provider. We have consistently expanded our sponsor base with limited turnover, growing to nine Significant Sponsors. Increased segmentation and specialization within markets has expanded our available advertising and sponsorship inventory by increasing the number of different categories, providing additional opportunities for brands to associate with the FaZe brand, while also enabling us to increase the density of the FaZe sponsorship footprint. Going forward, we do not expect any individual sponsorship agreement to generate 10% or more of our total revenue.

<u>Content</u>

FaZe's content is most prevalent across social media platforms such as YouTube, Twitch, Instagram, TikTok, Twitter and Facebook, where we produce mostly short-form digital content. We release our content at the brand level through our owned pages and channels and oversee the content our talent releases on their own accounts to form a broad and diverse content network. Our content network primarily generates revenue through digital advertising, but also indirectly benefits our other businesses by growing our brand awareness and our audience. We utilize search engines such as Google, Bing and Yahoo! to direct a significant amount of traffic to the social media platforms we use.

We are transforming our content production business by leveraging our talent and audience to grow, reach new platforms and create content across genres. In 2021, we expanded our content capabilities to include music, podcasts, documentaries, films and series and plan to continue expanding across formats and genres. With our expansion into new formats and creation of new distributor relationships, FaZe has the opportunity to improve unit economics and monetization. As we prepare for the next phase of our content growth, we are highly focused on owning and operating our intellectual property, creating a diversified content library and diversifying into different content verticals across a wide array of platforms.

In January 2022, we announced a new series, "FaZe 1: Powered by MoonPay," which had 20 finalists livestreamed on Twitch 24 hours a day for 15 days in a reality show-based setting as they compete for a spot on the FaZe roster and a cross-promotional signing bonus. The winner was announced on May 26, 2022.

We currently generate a portion of our revenue from our produced content primarily in the form of advertising on other platforms such as Twitch and YouTube. We also receive a share of the digital advertising money generated by our owned channels and our content creators' channels on third-party platforms. In addition, we have generated revenue by licensing FaZe content to third parties. For example, on October 1, 2022, FaZe entered into a Content License Agreement (the "**Content License Agreement**") with Tailfin Fund I, LLC (the "**Licensee**"), pursuant to which FaZe received a one-time fee of $1.2 million for granting to Licensee an exclusive, non-transferrable right and license for a term of five years to collect all advertising revenues generated from views of content posted to the YouTube channel of one content creator from November 1, 2021 through September 30, 2022. Additionally, for the duration of the term and three months thereafter, FaZe granted to Licensee a right of first refusal and Licensee granted to FaZe a matching right with respect to offers to monetize, license, sell or assign any FaZe content not covered by the Content License Agreement initially. We currently expect these revenue opportunities to continue in the future. As our content business continues to evolve, we believe our monetization will expand to new avenues as well. With increasing longer-form content and access to distribution media, we believe we will have an opportunity to generate revenue from our intellectual property and created shows, live events, podcasts, and docuseries.

Consumer Products

We leverage our brand, talent and audience to drive consumer product sales across a variety of categories and distribution channels. We design and sell merchandise, apparel and consumer products, and have strong direct-to-consumer relationships through our website, *www.fazeclan.com*, where we predominantly make our sales and fans can easily select and purchase their favourite products.

We currently sell consumer products across FaZe-branded, player lines, and collaboration categories. FaZe-branded products are goods or apparel displaying the FaZe logo. FaZe-branded products are developed in response to our Esports success, content offerings, and expansion of the FaZe brand in order to meet demand from our expanding audience. These products are similar to offerings from other professional sports teams and are available through our digital storefront on our website to give fans consistent access to FaZe products. Player lines feature specific brands of certain FaZe talent members. Player lines have expanded as we develop and sign additional talent and carry talent-specific branding, such as "Nuke Squad", a group of our content creators who frequently collaborate together.

Collaborations are created through partnerships with lifestyle and culture brands. We have a strong history of collaborations that have expanded the reach and staying power of the FaZe brand. Our collaborations are typically partnerships or co-branding releases with other well-known brands that drop or release for a limited amount of time and with scarce quantity to create high levels of excitement and exclusivity. Our collaboration strategy has proven effective, as it has exposed us to new audiences and reinforced our status as a premier lifestyle brand, with consumer product drops often selling out in a matter of minutes or hours. Our collaborations and drops are selected with extreme care to ensure the strength of the FaZe brand and provide products that excite our audience.

FaZe's first collaboration was with Champion in 2018, which provided cross-audience exposure to both brands. In 2019, we expanded our collaboration ambitions across additional premium culture brands and teamed up with Clot, Kappa, and Lyrical Lemonade on consumer product drops. In 2020, we expanded our reach across top culture brands with collaborations with rapper Juice WRLD, Be@rbrick and Anti Social

Social Club and across mainstream sports with Manchester City and the NFL. Our collaborations in 2020 produced several highlights including our Be@rbrick product selling out in less than a minute, Sports Illustrated generating 131 million media impressions to date and Juice WRLD selling over $1.7 million of merchandise in 24 hours as our most successful collaboration to date. This momentum carried forward into 2021, evidenced by our collaboration with Takashi Murakami, which sold $1.2 million+ of merchandise in less than 4 hours and crashed our licensing and manufacturing vendor NTWRK's app. In September 2021, our collaboration with DC Comics for a FaZe Batman issue was announced, further enhancing the cross-platform and genre appeal of FaZe's talent and content. In May 2022, we announced collaborations to date, including a line of apparel featuring a reimagined, digitized version of Mickey Mouse, "Mickey On The Grid," designed in partnership with Disney, and a merchandise collaboration with Naruto Shippuden, a well-known anime series, selling $0.2 million and $0.7 million, respectively. Our carefully crafted consumer products strategy has allowed us to engage with our fans and grow the FaZe brand through limited drops that maintain excitement for our goods. One area that we are considering, which has the potential to considerably increase the reach of our consumer products business, is entering into retail, where we could distribute a selection of products through traditional physical retail outlets. In addition, we have the opportunity to expand the types of consumer products we sell, branching into areas such as computer peripherals, which offer natural crossover with our audience's demand and strong unit economics.

It is imperative that we expand our market share and take steps to maintain our premium brand position. To accomplish this, we are exploring bifurcated product lines across scaled production and premium items. We envision that mass-produced items would be widely available and improve our brand awareness, while premium items would have limited stock and maintain our status as an exclusive brand. We believe this would allow us to maintain exclusive and limited distribution of key items and continue to bolster the FaZe brand through select collaborations.

Esports and Gaming

FaZe has competed professionally in Esports for over ten years, and we continue to develop and recruit premiere talent to drive strong tournament results and our overall engagement. Our elite Esports teams compete at the highest level across ten popular video game titles and have won 36 championships as of December 31, 2022.

In addition to the revenue it generates, our Esports and Gaming business serves as an important tool to continue to build and reinforce the FaZe brand, particularly in international markets where Esports are widely followed. The success of our thirteen teams across *Apex Legends*, *Counter-Strike: Global Offensive*, *EA SPORTS FIFA 23*, *FIFA Online 4*, *Fortnite*, *Halo Infinite*, *PUBG: Battlegrounds*, *PUBG mobile*, *Tom Clancy's Rainbow Six Siege*, *Rocket League*, *Super Smash Bros. Ultimate*, *Valorant* and *Call of Duty: Modern Warfare II* draws new fans into the FaZe ecosystem and serves as a means of cost-effective marketing for the FaZe brand. Single events in the space can create broad ripple effects, such as the 2022 CSGO Tournament PGL Antwerp, which generated 25 million impressions and 0.7 million engagements for FaZe across all of our social media networks and channels.

Our Esports and Gaming business generates revenue across several verticals including prize money, digital items, league participation and transfers. Due to strong team success, tournament winnings currently makes up the largest portion of Esports/Gaming revenue. League participation revenue is generated as revenue share from closed leagues that FaZe participates in. Transfers represent one-off revenue payments when transferring a player to a peer organization and are dependent on player performance and roster construction.

We constantly evaluate opportunities to expand our Esports and Gaming platform through producing content by playing new games and sharing content in new geographies. When selecting new games, we

consider game popularity, ability to compete with similar titles of the same genre, league structure, game publisher, profitability and revenue potential, among other things. We prefer mainstream games with global audiences to maximize the exposure our brand gains from fielding a team. Games with strong international audiences provide us with a chance to tap into new markets and expand our global presence. We prioritize winning first and foremost in order to maintain our status as a premiere Esports organization, and we will only enter a league if we believe we are able to put together and maintain a consistently competitive roster. We have generally preferred open leagues instead of closed leagues in order to minimize upfront capital required and risk, but we evaluate closed leagues with particularly attractive characteristics across other aspects, such as competition in extremely popular games. The credibility of game publishers is also important, as we need to trust them to maintain and grow the game and Esports ecosystem. When evaluating the profitability and revenue potential of a game, we focus on the availability of branded digital items, potential for expansion of under-monetized media rights, and competitive prize money opportunity primarily with consideration for additional upsides such as franchise value appreciation.

***Competition***

We compete against a vast variety of fragmented firms across multiple industries, including well-established lifestyle brands, long-standing players in the media industry, traditional sports leagues, and new entrants challenging our position in the Esports and gaming industry. We face significant competition from both online and offline competitors primarily on brand awareness, content quality and breadth, and the speed at which we can continue to keep pace with the evolving preferences of our target consumers. While we believe that we compete favourably across these factors taken as a whole, new competitors will likely continue to emerge, and these competitors may have greater financial resources or brand awareness than we do.

***Intellectual Property***

The recognition of the FaZe brand is an important component to our success. We have obtained a set of intellectual property registrations and applications, including for the FaZe brand, throughout the world.

We police our trademark portfolio globally, including by monitoring trademark registries around the world and investigating digital, online and common law uses in order to learn as soon as possible whether the relevant parties engage in or plan to engage in conduct that would violate our valuable trademark rights. We monitor registries through the use of robust international subscription watch services, supplemented by periodic manual review. We typically discover or are informed of infringing uses of our trademarks through our internal policing system or by our employees.

We investigate and evaluate each instance of infringement to determine the appropriate course of action, including cease and desist letters, administrative proceedings, cybersquatting actions or infringement actions, if any. Wherever possible, we seek to resolve these matters amicably and without litigation.

In an effort to ensure that registries in countries where we operate or intend to operate remain clear of infringing trademark registrations, we frequently file opposition actions, cancellation actions and other administrative proceedings around the world.

***Human Capital Resources***

As of September 30, 2023, we had 55 total employees, including 49 full-time employees, as well as 56 independent contractors.

***Property***

Our corporate headquarters is located in the Hollywood neighbourhood of Los Angeles, California, where we occupy facilities totalling approximately 33,217 square feet under a lease that expires in August 2024. We do not own any real property or related investments. We believe that our current facilities are adequate to meet our current needs and provides flexibility as we to scale in the future.

***Legal Proceedings***

We are, from time to time, subject to various claims, lawsuits and other legal and administrative proceedings arising in the Ordinary Course of business. We are not currently a party to any such claims, lawsuits or proceedings, the outcome of which, if determined adversely to us, we believe would, individually or in the aggregate, be material to our business or result in a materially adverse effect on our future operating results, financial condition or cash flows.

***Regulatory Matters***

The digital content and entertainment industry and the markets in which we operate are new and developing and, as such, are not heavily regulated at this time. There are inherent risks and uncertainties associated with operating in new and developing industries and markets, especially as the laws and regulations regarding these industries and markets are also developing and changing. Although we are not currently subject to significant government regulation, the scope and interpretation of the laws that are or may be applicable to us in the future are uncertain and may be conflicting in different jurisdictions in which we operate; as a result, we may come under increased regulatory scrutiny which may restrict the digital content and entertainment industry and associated markets, including with respect to talent management, rights of publicity, intellectual property, consumer protection electronic commerce, advertising, targeted, electronic or telephonic marketing, competition, data protection and privacy, data localization, anti-corruption and bribery, content regulation, taxation, labor and employment, securities regulation, financial reporting and accounting and economic or other trade prohibitions or sanctions or other subjects. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted and applied in a manner that is inconsistent from jurisdiction to jurisdiction and inconsistent with our current policies and practices and in ways that could harm our business. In addition, the application and interpretation of these laws and regulations may be uncertain, particularly in the new and rapidly evolving industries in which we operate, and new laws or adverse findings of law regarding the characterization of the type of business FaZe operates could alter our legal and regulatory burden.

Furthermore, the growth and development of electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours that conduct business through the internet and mobile devices. The costs of complying with such laws and regulations may be high and are likely to increase in the future, particularly as the degree of regulation increases, our business grows and our geographic scope expands. Further, the impact of these laws and regulations may disproportionately affect our business in comparison to our peers in the technology sector that have greater resources. Any failure on our part to comply with these laws and regulations may subject us to significant liabilities or penalties, or otherwise adversely affect our business, financial condition or operating results.

Although we are not heavily regulated at this time, we rely on a variety of statutory and common-law frameworks and defences relevant to the content we produce and make available on various third-party platforms, including the Digital Millennium Copyright Act, the Communications Decency Act, and the fair-use doctrine in the U.S., and the Electronic Commerce Directive in the E.U. However, each of these laws is subject to uncertain or evolving judicial interpretation and regulatory and legislative amendments. If the rules, doctrines or currently available defences change, if international jurisdictions refuse to apply

protections similar to those that are currently available in the U.S. or the E.U., or if a court were to change the application of those rules to us and the third-party services upon which we rely, we and such third parties could be required to expend significant resources to try to comply with the new rules or incur liability, and our business, revenue and financial results could be harmed.

Non-compliance with any applicable laws and regulations could result in penalties or significant legal liability. We take reasonable efforts to comply with all applicable laws and regulations, and will continue to do so as our regulatory burden changes, but there can be no assurance that we will not be subject to regulatory action, including fines, in the event of an incident. We or our third-party service providers could be adversely affected if legislation or regulations are expanded to require changes in our or our third-party service providers' business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our or our third-party service providers' business, results of operations, or financial condition. In addition, government authorities outside the U.S. may also seek to restrict or block access to our content, platform or website, or to application stores or the internet generally, or require a license therefor, and to the hosting, production or streaming of certain content or impose other restrictions that may affect the accessibility or usability of our content in that jurisdiction for a period of time or indefinitely.

## MANAGEMENT

***Board of Directors and Management***

The following sets forth certain information, as of the date of this Circular, concerning FaZe's current executive officers and directors.

| **Name and Residence** | **Age** | **Position** |
|---|---|---|
| *Executive Officers:* | | |
| Erik Anderson<br>Valley Village, CA | **37** | President |
| Christoph Pachler<br>Manhattan Beach | **56** | Chief Financial Officer and Chief Operating Officer and Interim Chief Executive Officer(2) |
| *Non-Employee Directors:* | | |
| Andre Fernandez<br>Riverside, CT | **55** | Director |
| Angela Dalton<br>Goshen, CT | **51** | Director |
| Bruce Gordon<br>La Canada, CA | **72** | Director |
| Mickie Rosen<br>Los Angeles | **56** | Director |

| Name and Residence | Age | Position |
|---|---|---|
| Nick Lewin<br>New York, NY | 46 | Director |
| Paul Hamilton<br>Henderson, NV | 53 | Director |
| Ross Levinsohn<br>Pacific Palisades, CA | 60 | Director |

Notes:

(1) On September 9, 2023, the FaZe Board of Directors took action to terminate Lee Trink from his position as Chief Executive Officer of FaZe, effective immediately. In accordance with FaZe's Corporate Governance Guidelines, which require a terminated employee of FaZe serving on its board to tender their resignation from the FaZe Board of Directors concurrently with their termination as an employee, on September 10, 2023, the FaZe Board of Directors demanded that Mr. Trink tender his resignation from the FaZe Board of Directors. Since Mr. Trink failed to respond to that demand as required, Mr. Trink's resignation from the FaZe Board of Directors is deemed tendered and accepted by the FaZe Board of Directors.

(2) On September 9, 2023, the FaZe Board of Directors appointed Christoph Pachler to the role of Interim Chief Executive Officer of FaZe. Mr. Pachler retained his existing role as Chief Operating Officer and Chief Financial Officer of FaZe.

Executive Officers

**Erik Anderson** has served as Chief Executive Officer of FaZe since September 2018 and on its board of directors since August 2018. Prior to joining FaZe, Mr. Trink served as General Manager for artist-first label Lava Records from 2001 to 2005; General Manager and COO of Virgin Records from 2005 to 2007; and President of EMI Capitol Music Group, comprised of Capitol Records, Virgin Records, Blue Note Records and Astralwerks Records (collectively, "EMI"), from 2007 to 2008. He has worked with renowned artists such as Katy Perry, 30 Seconds to Mars, The Rolling Stones, Coldplay and Lenny Kravitz. Following his tenure at EMI, Mr. Trink was Principal Partner at entertainment company Prospect Park from 2009 to 2010, then started his own artist management and marketing business, Dare Mighty Entertainment, where he worked with brands such as General Motors, Harley-Davidson and Jim Beam, and artists such as Kid Rock, and the historic Preservation Hall Jazz Band from 2010 to 2018. Mr. Trink earned a J.D. from Brooklyn Law School and a B.A. from S.U.N.Y. Albany. Mr. Trink is qualified to serve on the Board because of his past experience in business and entertainment.

**Christoph Pachler** has served as Chief Financial Officer of FaZe since October 2022, as Chief Operating Officer since May 2023 and as interim Chief Executive Officer since September 9, 2023. Mr. Pachler oversees financial management, including financial planning, accounting and reporting, strategic development, M&A and investor relations, operational matters, and works closely with the executive team on strategies to develop new revenue opportunities and drive profitable growth. Mr. Pachler brings with him more than 25 years of financial management experience with public and private companies in the entertainment and media sector to support FaZe's next phase of growth as a public company. Mr. Pachler joined FaZe in 2022 from Critical Content, an independent television studio in Los Angeles, where he served as Managing Director & CFO from April 2016 to September 2022. He was responsible for all financial and corporate matters and oversaw the sale of Critical Content from private equity owners to SK Global Entertainment. Prior to Critical Content, Mr. Pachler was the EVP & Chief Financial Officer for Playboy Enterprises, a media and brand licensing company. During his tenure, the company underwent a major strategic repositioning towards a mainstream brand licensing business model, combined with a significant operational streamlining. He also oversaw the company going private in 2011. Prior to that,

Mr. Pachler spent 13 years in various expanding roles at Sony Pictures Entertainment, a leading Hollywood studio, where he was lastly CFO and SVP for Strategy and Operations in Sony's international TV business. Mr. Pachler earned an M.B.A from the University of Business and Economics in Vienna, Austria, a Masters degree in International Relations from the University of Amsterdam.

Non-Employee Directors

**Andre Fernandez** joined the FaZe Board of Directors on the Closing Date of the Business Combination. Mr. Fernandez has served as the Chief Financial Officer of WeWork Inc. since June 2022. Mr. Fernandez also served as Senior Advisor to FaZe's CEO in 2022. Mr. Fernandez previously served as Executive Vice President and Chief Financial Officer of NCR Corporation from 2018 to 2020, and as President and Chief Executive Officer of CBS Radio Inc. from 2015 to 2017. Prior to CBS, Mr. Fernandez spent seven years at Journal Communications Inc. from 2008 to 2015, serving in various roles including President and Chief Operating Officer. Mr. Fernandez was previously a member of the Board of Directors of Buffalo Wild Wings Inc. and served as Chairman of its Governance Committee and a member of its Audit Committee. He was also a member of the boards of National Association of Broadcasters, Froedtert Health, Givewith, Sachem Acquisition Corp., and Bankroll Club LLC. Mr. Fernandez earned an A.B. in Economics from Harvard College. Mr. Fernandez is qualified to serve on the Board because of his past financial and leadership experience at public companies in various industries, including media, technology and communications.

**Angela Dalton** joined the FaZe Board of Directors on the Closing Date of the Business Combination. Ms. Dalton has served since 2018 as Founder and Chief Executive Officer of Signum Growth Capital, a broker-dealer providing M&A advisory services, private placements and public market advisory for disruptive companies at the intersection of videogaming, mass-market culture and NFTs. Ms. Dalton served as Managing Partner of Technology at Signum Global Advisors, an independent advisory firm operating at the intersection of policy and global markets, from 2018 to 2019; Managing Director and Sector Head of Technology, Media and Telecom at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, from 2015 to 2018; and as an initial investor and Co-Founder of the Equities business of investment banking advisory firm Evercore, leading its Technology, Media and Telecom practice, from 2010 to 2015. Ms. Dalton earned an M.B.A. from the University of Chicago and a B.A. and B.S. from the University of Kansas. Ms. Dalton is qualified to serve on the Board because of her past experience in the financial industry.

**Bruce Gordon** joined the FaZe Board of Directors on the Closing Date of the Business Combination. Mr. Gordon has served as a partner and member of the executive management committee of The ExCo Group since 2012, where he has advised and mentored executives and senior leaders of early-stage and mature companies in the technology, media, energy, healthcare, professional services sectors, among others. Mr. Gordon also serves as a senior media advisor to AlixPartners since 2014, and serves on the board of directors of Ascencia since 2021, a non-profit company that works to lift individuals and families out of homelessness. Prior to that, Mr. Gordon served as an executive in several roles for segments of The Walt Disney Company, where he gained experience in the interactive media, broadcast media and entertainment industries. From 2001 to 2011, Mr. Gordon served as worldwide senior vice president and CFO of the Disney Interactive Media Group, where he developed and implemented strategic growth initiatives. Prior to that, Mr. Gordon was an executive with three different Disney/ABC-owned television stations, serving in the roles of President and of CFO. Mr. Gordon has served as an advisor to FaZe's CEO from 2020 to the present. Mr. Gordon earned a B.S. in Business Administration from Syracuse University and an M.B.A. from Hofstra University. We believe Mr. Gordon is qualified to serve on the Board because of his past financial experience and expertise and experience with media, entertainment and internet companies.

**Mickie Rosen** joined the FaZe Board of Directors on the Closing Date of the Business Combination. Ms. Rosen has over thirty years of operating, strategy and board experience at the intersection of media, technology and e-commerce for globally established companies, including Yahoo, Fox and Disney, and early- to growth-stage companies, such as Fabletics, Pandora, Hulu and Fandango. Ms. Rosen has served on the boards of directors of Australian bank, the Bank of Queensland, since 2021; of Ascendant Digital Acquisition Corp. (I & III), a pair of SPACs focused on interactive entertainment and the attention economy, since 2020; of leading direct-to-consumer, membership-based apparel and footwear e-commerce companies TechStyle Fashion Group, and its spin-out, Fabletics, since 2019; of leading Australian media and digital company Fairfax Media from 2017 until its acquisition by Nine Entertainment Company in 2018; and of Pandora Media from 2015 until 2019. Ms. Rosen was President of the digital arm of Tribune Publishing, Tribune Interactive, from 2017 to 2019; President of The Los Angeles Times from 2017 until its acquisition in 2018; Senior Advisor to Boston Consulting Group from 2016 to 2017; Senior Vice President of Global Media & Commerce at Yahoo! from 2011 to 2013; and prior thereto served as an executive at Fox Interactive Media, Fandango, and The Walt Disney Company, and as a consultant with McKinsey & Company. Ms. Rosen earned an M.B.A. from Harvard Business School and a B.A. from U.C. San Diego. Ms. Rosen is qualified to serve on the Board because of her past experience serving on boards of directors and in the media and entertainment industries.

**Nick Lewin** joined the FaZe Board of Directors on the Closing Date of the Business Combination. Mr. Lewin has served as Chairman of the Board of global, high-tech medical device and aesthetics company Establishment Labs since 2015; as General Partner of venture capital and private equity group Crown Predator Holdings since 2008, of which he was Managing Partner from 2000 to 2008; and on the board of directors of Halo Maritime Defense Systems, a privately held provider of maritime security products and solutions, since 2007. Mr. Lewin earned a B.A. from Johns Hopkins University. We believe Mr. Lewin is qualified to serve on the Board because of his past experience serving on boards of directors and in the financial industry.

**Paul Hamilton** joined the FaZe Board of Directors on the Closing Date of the Business Combination. Mr. Hamilton has spent much of his career growing companies by developing comprehensive strategies that have led to financial profitability and providing restructuring and turnaround advisory services, including C-level interim management, for distressed companies in the gaming, hospitality, media and real estate industries. Additionally, Mr. Hamilton has participated in and led several portfolio workouts, capital-raising efforts and distressed asset acquisitions and liquidations, and has extensive experience in reorganization advisory services involving pre-bankruptcy strategic alternatives and planning, financial forecasting and analysis, business plan development, creditor and leaseholder communications and negotiations, cost reduction initiatives, identifying and stabilizing core operations and the analysis of asset sales, divestitures or shutdowns. Mr. Hamilton has served as Co-Owner and CEO of Atlanta Esports Ventures, which owns and operates two leading Esports teams, the Atlanta FaZe in the Call of Duty League and the Atlanta Reign in the Overwatch League, since 2018; as President and CEO of The Greenspun Corporation, a conglomerate with significant investment positions in print and electronic media publications, travel and tourism, real estate and gaming, since 2011. Mr. Hamilton also co-founded and has served as Principal of financial advisory firm Province, Inc., since 2007. Mr. Hamilton earned an M.B.A. from the Graziadio School of Business at Pepperdine University. We believe Mr. Hamilton is qualified to serve on the Board because of his past experience with FaZe Esports and in the financial industry.

**Ross Levinsohn** joined the FaZe Board of Directors on the Closing Date of the Business Combination. Mr. Levinsohn has been Chairman and CEO since 2019 of tech-powered media company The Arena Group (formerly known as the Maven, Inc.), which operates Sports Illustrated media, owns The Street and The Spun and provides a platform to more than 200 independent publishers. Previously, Mr. Levinsohn served on the board of directors of multimedia conglomerate Tribune Media from 2013 to 2019, and on the board of print and digital marketing company Thryv from 2016 to 2019. From 2017 until 2019 he served in two

capacities for Tribune Publishing — first as CEO of the Los Angeles Times, and after the paper was sold, as CEO of Tribune Interactive, the publisher of more than 100 titles including the Chicago Tribune and New York Daily News. Mr. Levinsohn is Co-Founder of media, e-commerce and consumer technology advisory firm Whisper Advisors, of which he was Managing Director from 2014 to 2017. From 2013 to 2014, Mr. Levinsohn was CEO of Guggenheim Digital Media, which operated Prometheus Global Media assets including Billboard, Adweek and The Hollywood Reporter and managed The Film Expo Group and CLIO Awards. Mr. Levinsohn also served as interim CEO and Head of Global Media at Yahoo! from 2010 to 2012, Managing Director at Fuse Capital from 2008 to 2010 and held a variety of roles, including President of Fox Interactive Media, at News Corporation/Fox Media from 2000 to 2006. Mr. Levinsohn earned a B.A. from American University. Mr. Levinsohn is qualified to serve on the Board because of his past experience in the media industry.

## CORPORATE GOVERNANCE

FaZe has structured its corporate governance in a manner that we believe closely aligns its interests with those of its shareholders. Notable features of this corporate governance include:

- FaZe has independent director representation on its audit, compensation and nominating and corporate governance committees, and its independent directors will meet regularly in executive sessions without the presence of its corporate officers or non-independent directors; and

- at least one of its directors has qualified as an "audit committee financial expert" as defined by the SEC; and it has and will implement a range of other corporate governance best practices, including placing limits on the number of directorships held by its directors to prevent "over boarding" and implementing a robust director education program.

### Composition of the FaZe Board of Directors

FaZe's business and affairs are managed under the direction of its board of directors. The FaZe Board of Directors is divided into three classes, with two directors in Class I (Mickie Rosen and Ross Levinsohn), three directors in Class II (Angela Dalton, Nick Lewin and Paul Hamilton), and four directors in Class III (Lee Trink, Bruce Gordon, Daniel Shribman and Andre Fernandez). Each class has staggered three-year terms. At each annual meeting of shareholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.

### Director Independence

Nasdaq rules generally require that a majority of the board of directors be independent. The FaZe Board of Directors has determined that Andre Fernandez, Angela Dalton, Daniel Shribman, Mickie Rosen, Nick Lewin, Paul Hamilton and Ross Levinsohn, representing seven of FaZe's nine directors, are "independent" as that term is defined under the applicable SEC rules and Nasdaq listing requirements.

### Role of Board in Risk Oversight

The FaZe has extensive involvement in the oversight of risk management related to FaZe and its business and accomplishes this oversight through the regular reporting to the board of directors by the audit committee. The audit committee is tasked with periodically reviewing FaZe's accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of FaZe's business and summarizes for the

board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors receives periodic detailed operating performance reviews from management.

Board Committees

The standing committees of the FaZe Board of Directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. The board of directors may from time to time establish other committees.

FaZe's president and chief executive officer and other executive officers regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

Audit Committee

FaZe has an audit committee consisting of Angela Dalton, Mickie Rosen and Andre Fernandez, with Ms. Dalton serving as the chairperson. The FaZe Board of Directors has determined that each member of the audit committee qualifies as an independent director under the independence requirements of the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and Nasdaq listing requirements. The FaZe Board of Directors has determined that Ms. Dalton qualifies as an "audit committee financial expert," as defined in Item 407(d)(5) of Regulation S-K.

The audit committee's responsibilities include, among other things:

- appointing, compensating, retaining, evaluating, terminating and overseeing the independent registered public accounting firm;
- discussing with the independent registered public accounting firm their independence from management;
- reviewing with the independent registered public accounting firm the scope and results of their audit;
- pre-approving all audit and permissible non-audit services to be performed by the independent registered public accounting firm;
- overseeing the financial reporting process and discussing with management and the independent registered public accounting firm the interim and annual financial statements that FaZe files with the SEC; and
- reviewing and monitoring accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The board of directors has adopted a written charter for the audit committee which is available on FaZe's website.

Compensation Committee

FaZe has a compensation committee consisting of Daniel Shribman, Andre Fernandez and Ross Levinsohn, with Mr. Shribman serving as the chairperson. The FaZe Board of Directors has determined that each

member of the compensation committee is "independent" as defined under Nasdaq requirements and SEC rules and regulations.

The compensation committee's responsibilities include, among other things:

- reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of these goals and objectives and setting or making recommendations to the Board regarding the compensation of the Chief Executive Officer;
- reviewing and setting, or making recommendations to the board of directors regarding, the compensation of other executive officers;
- making recommendations to the board of directors regarding the compensation of directors; and
- reviewing and approving, or making recommendations to the board of directors regarding, incentive compensation and equity-based plans and arrangements; and appointing and overseeing any compensation consultants.

The board of directors has adopted a written charter for the compensation committee which is available on FaZe's website.

Nominating and Corporate Governance Committee

FaZe has a nominating and corporate governance committee consisting of Ross Levinsohn, Paul Hamilton, and Mickie Rosen, with Mr. Levinsohn serving as the chairperson. The FaZe Board of Directors has determined that each member of the nominating and corporate governance committee is "independent" as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. The nominating and corporate governance committee's responsibilities include, among other things:

- identifying individuals qualified to become members of the board of directors, consistent with criteria approved by the board of directors;
- recommending to the board of directors the nominees for election or re-election to the board of directors at annual meetings of shareholders; and
- overseeing an evaluation of the board of directors and its committees; and developing and recommending to the board of directors a set of corporate governance guidelines.

The board of directors has adopted a written charter for the nominating and corporate governance committee which is available on FaZe's website.

***Code of Business Conduct & Ethics***

FaZe has adopted a code of business conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions. The code of business conduct is available on FaZe's website, *http://fazeclan.com/ investors*. FaZe intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website.

***Audit Committee Oversight***

At no time since the commencement of the financial year ended December 31, 2022 was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted specific policies and procedures for the engagement of non-audit services.

External Auditor Service Fees

Aggregate fees paid to the Auditor during the financial years ended December 31, 2022 and 2021 were as follows:

| | **2022 Fee Amount ($)** | **2021 Fee Amount ($)** |
|---|---|---|
| Audit Fees(1) | 405,250 | 371,920 |
| Audit-Related Fees(2) | 239,626 | 43,000 |
| Tax Fees(3) | 21,071 | 1,288 |
| All Other Fees(4) | Nil | Nil |
| **Total:** | 665,912 | 416,208 |

**Notes:**

(1) "Audit fees" include fees rendered by FaZe's external auditor for professional services necessary to perform the annual audit and any quarterly reviews of FaZe's financial statements. This includes fees for the review of tax provisions and for accounting consultations on matters reflected in the financial statements.

(2) "Audit-related fees" include fees for assurance and related services that are reasonably related to the performance of the audit or review of FaZe's financial statements and that are not included in the "Audit Fees" category.

(3) "Tax fees" include fees for professional services rendered by FaZe's external auditor for tax compliance, tax advice and tax planning.

(4) "All other fees" include fees for products and services provided by FaZe's external auditor, other than services reported under the table headings "Audit Fees", "Audit-Related Fees" or "Tax Fees".

# EXECUTIVE AND DIRECTOR COMPENSATION

**Summary Compensation Table**

The following table sets forth certain information with respect to the compensation paid to our named executive officers for the fiscal years ended December 31, 2022 and December 31, 2021:

| Name and Principal Position | Year | Salary ($) | Bonus ($)(1) | Stock Awards ($)(2) | Option Awards ($)(2) | Non-Equity Incentive Plan Compensation ($) | All Other Compensation ($)(3) | Total ($) |
|---|---|---|---|---|---|---|---|---|
| Lee Trink, *Chief Executive Officer* | 2022 | 600,000 | 110,800 | — | — | — | 20,240 | 731,040 |
| | 2021 | 600,000 | 600,000 | — | 170,199 | — | 8,263 | 1,378,462 |
| Zach Katz, *President and Chief Operating Officer* | 2022 | 256,154 | 398,200 | 6,263,476 | — | — | 35,333 | 6,953,163 |
| Tamara Brandt, *Chief Legal Officer*(4) | 2022 | 400,150 | 175,000 | 2,294,250 | — | — | 59,563 | 2,928,963 |
| Kainoa Henry, *Former Chief Strategy Officer*(5) | 2022 | 348,718 | 150,000 | — | — | — | 22,768 | 521,486 |
| | 2021 | 284,375 | 270,000 | 2,328,174 | 32,172 | — | — | 2,914,721 |

(1) Represents a discretionary annual bonus of $398,200 for Mr. Katz. Additionally, for Mr. Trink, Ms. Brandt and Mr. Henry, includes a discretionary bonus paid in July 2022 in the amounts of $110,800, $175,000 and $150,000, respectively, in recognition of services provided to the Company in connection with the closing of the transaction taking the Company public on July 19, 2022.

(2) Amounts shown in this column represent the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the equity awards granted to each named executive officer. For a summary of the assumptions used in the valuation of these equity awards, please see Note 10 to the Company's audited consolidated financial statements as of December 31, 2022, included in the annual report filed April 4, 2023.

(3) The amount reported for Mr. Trink represents $9,150 for Company-paid insurance premiums for medical, dental, life, vision and disability, and $11,090 for Company 401(k) plan contributions. The amount reported for Mr. Katz represents $27,649 for Company-paid insurance premiums for medical, dental, life, vision and disability, and $7,685 for Company 401(k) plan contributions. The amount reported for Ms. Brandt represents $46,246 for Company-paid insurance premiums for medical, dental, life, vision and disability, and $13,317 for Company 401(k) plan contributions. The amount reported for Mr. Henry represents $13,618 for Company-paid insurance premiums for medical, dental, life, vision and disability, and $9,150 for Company 401(k) plan contributions.

(4) Ms. Brandt resigned from her role as the Chief Legal Officer and Head of Business and Legal Affairs of the Company effective as of February 3, 2023.

(5) Mr. Henry resigned from his role as the Chief Strategy Officer of the Company effective as of November 8, 2022.

## Narrative Disclosure to Summary Compensation Table

*2022 Salaries*

The named executive officers receive a base salary to provide a fixed component of compensation reflecting the executive's skill set, experience, role and responsibilities. The 2022 annual base salaries for the named executives officers were:

| Name | 2022 Base Salary ($) |
|---|---|
| Lee Trink | 600,000 |
| Zach Katz | 400,000 |
| Tamara Brandt | 400,000 |
| Kainoa Henry | 400,000 |

*2022 Bonuses*

From time to time the Company's board of directors or compensation committee may approve bonuses for its executive officers based on individual performance, company performance or as otherwise determined appropriate.

For 2022, the Compensation Committee approved a discretionary annual bonus for Mr. Katz in the amount of $398,200.

In July 2022, the Company paid a special cash bonus to Messrs. Trink and Henry and Ms. Brandt, in the amounts reported in the Summary Compensation Table above. The cash bonuses were made in recognition of the services each individual provided to the Company in connection with the transaction taking the Company public completed on July 19, 2022.

*2022 Equity Awards*

We granted shares of restricted stock to our named executive officers in 2022, as reflected in the Summary Compensation Table above, under our Amended and Restated 2019 Equity Incentive Plan and 2022 Omnibus Incentive Plan (collectively, the "Stock Plans").

On May 10, 2022, the Company granted 813,223 shares of restricted stock to Mr. Katz, which vest monthly over three years, following the one-year anniversary of the date of grant.

On October 13, 2022, the Company granted Ms. Brandt 475,000 shares of restricted stock, which vest in four equal installments on each of the six, twelve, eighteen and twenty-four month anniversaries of June 1, 2022.

*Employment Agreements*

Lee Trink

The Company entered into an employment agreement with Mr. Trink on May 3, 2019, providing that during its term Mr. Trink is to receive an annual base salary of no less than $600,000.

Zach Katz

The Company entered into an employment agreement with Zach Katz on May 10, 2022. The Company and Mr. Katz amended and restated such employment agreement on May 23, 2022. The employment agreement provides for an initial term of employment of three years, and unless terminated, will automatically be renewed for successive one-year periods thereafter. The employment agreement further provides that Mr. Katz will receive an annual base salary of $400,000 and an annual bonus target of 100% of his annual base salary for the applicable year with a maximum annual bonus opportunity of 200% of his annual base salary. In the event that Mr. Katz's employment is terminated by the Company without cause or by him for

good reason, and subject to the execution and nonrevocation of a release of claims in favour of the Company, Mr. Katz will receive (i) a prorated annual bonus based on the actual level of attainment of the applicable performance measures at the end of the annual performance period, (ii) continued payment of annual base salary for twelve months following the date of termination, and (iii) twelve months' reimbursement of COBRA premiums. Notwithstanding the foregoing, if Mr. Katz' employment is terminated by the Company without cause or by him for good reason, in either case, during the twenty-four month period following a change in control, then Mr. Katz will receive a lump-sum payment of one year's base salary in lieu of continued payment of annual base salary for twelve months following the date of termination.

Tamara Brandt

The Company entered into an employment agreement with Ms. Brandt on June 28, 2022. The employment agreement provided that Ms. Brandt would receive an annual base salary of no less than $400,000, and an annual discretionary cash bonus with a target of 100% of base salary and a maximum opportunity of 200% of base salary, dependent on Company financial and individual performance. If 75% of the individual target performance goals for the fiscal year is met, then the annual bonus for the fiscal year would have been not be less than 50% of her bonus target. In the event that Ms. Brandt's employment were to have been terminated by the Company without cause or by her for good reason, and subject to the execution and nonrevocation of a release of claims in favour of the Company, Ms. Brandt would have received (i) her accrued but unpaid annual bonus, if any, for the fiscal year ending prior to the termination date, (ii) a prorated annual bonus based on the actual level of attainment of the applicable performance measures at the end of the annual performance period, (iii) continued payment of annual base salary for eighteen months following the date of termination, and (iv) eighteen months' reimbursement of COBRA premiums. In the event Ms. Brandt were to have been terminated by the Company without cause or by her for good reason, in either case, during the twenty-four month period following a change in control, then Ms. Brandt would have received a lump-sum payment equal to eighteen months' base salary.

Kainoa Henry

The Company entered into an employment agreement with Mr. Henry on May 1, 2021. The employment agreement provided that Mr. Henry would receive an annual base salary of no less than $275,000, an annual discretionary cash bonus and the potential of a 5% net commission related to any new venture as a result of Mr. Henry's direct efforts and assistance. In the event that Mr. Henry's employment were to have been terminated by the Company without cause or by him for good reason, and subject to the execution and nonrevocation of a release of claims in favour of the Company, Mr. Henry would have received three months of annual base salary, three months of COBRA premium reimbursement, a pro-rated annual bonus for the year of employment termination based on actual performance through the date of such employment termination and, if this employment termination were to have occurred during the two year period following a change in control, his outstanding equity awards would have vested in full.

*Named Executive Officer Departures*

Consulting Agreement and Separation Agreement with Kainoa Henry

On November 8, 2022 Mr. Henry resigned from his role as the Chief Strategy Officer of the Company. In connection with his resignation, the Company and Mr. Henry entered into both a Consulting Agreement and Separation Agreement. Pursuant to the Consulting Agreement and Separation Agreement both dated November 21, 2022, Mr. Henry is eligible to receive the following benefits: (i) each of Mr. Henry's unvested stock options and restricted stock awards will vest and become exercisable on May 8, 2023, subject to Mr. Henry complying with the terms of the Consulting Agreement through such date, (ii) for the

period commencing on November 21, 2022 and ending on May 21, 2023, Mr. Henry will provide consulting services to the Company at a monthly rate of $35,000, and (iii) Mr. Henry will be eligible to receive five percent of the net revenue received by the Company in respect of certain strategic future initiatives and will be eligible to receive two percent of the net revenue received by the Company on a current initiative. The vesting of Mr. Henry's unvested stock options and restricted stock awards is also subject to the execution and nonrevocation of a release of claims in favour of the Company.

Advisory Agreement and Separation Agreement with Tamara Brandt

On January 15, 2023, Ms. Brandt resigned from her position as Chief Legal Officer of the Company. In connection with her resignation, the Company and Ms. Brandt entered into both an Advisory Agreement and Separation Agreement. Pursuant to the Advisory Agreement and Separation Agreement both dated January 15, 2023, Ms. Brandt is eligible to receive the following benefits: (i) during the term of the Advisory Agreement, Ms. Brandt's unvested stock options and restricted stock with the Company will continue to vest; (ii) upon the termination of the Advisory Agreement, each of Ms. Brandt's vested stock options will be exercisable for one year after the date of such termination of the Advisory Agreement, (iii) any unvested stock options will fully vest upon the termination date of the Advisory Agreement, provided that she is in full compliance with the obligations under the Advisory Agreement, (iv) if the Advisory Agreement is terminated by the Company for convenience prior to the expiration of the initial four-month term, all restricted stock that would have become unrestricted at the end of the initial four-month term will become unrestricted and (v) for the period commencing on February 4, 2023 and ending on June 4, 2023, with a two-month mutual extension option, Ms. Brandt will provide advisory services to the Company at a monthly rate of $37,500. The vesting of Ms. Brandt's unvested stock options and restricted stock awards is also subject to the execution and nonrevocation of a release of claims in favour of the Company.

**Outstanding Equity Awards At Fiscal Year-End 2022**

The following table summarizes the number of securities underlying equity awards for the named executive officers as of the end of fiscal year 2022. All outstanding equity was awarded under the 2019 Plan unless otherwise noted.

| | | Option Awards | | | | | Stock Awards | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| **Name** | **Date of Grant** | **Number of Securities Underlying unexercised Options (#) Exercisable** | **Number of Securities Underlying Unexercised Options (#) Unexercisable[1]** | **Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)** | **Option Exercise Price ($)** | **Option Expiration Date** | **Number of Shares or Units of Stock That Have Not Vested (#)** | **Market Value of Shares or Units of Stock That Have Not Vested ($)[5]** | **Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)** | **Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)** |
| Lee Trink | 7/19/21 | 1,393,417 | 109,595 | — | 0.38 | 3/31/31 | — | — | — | — |
| | 10/24/19 | 890,674 | — | — | 0.38 | 10/24/39 | — | — | — | — |
| Zach Katz | 5/10/22 | — | — | — | — | — | 813,223[2] | 1,504,463 | — | — |
| Tamara Brandt | 7/19/21 | 622,775 | 45,230 | — | 0.38 | 2/25/31 | | | | |
| | 7/19/21 | 222,669 | — | — | 0.38 | 2/25/31 | — | — | — | — |

| | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| | 10/13/22 | — | — | — | — | — | 356,250[3] | 659,063 | — | — |
| Kainoa Henry | 7/19/21 | 234,845 | — | — | 0.38 | 3/31/31 | | | | |
| | 7/19/21 | 146,126 | — | — | 0.38 | 10/18/30 | | | | |
| | 10/18/21 | — | — | — | — | — | 47,379[4] | 87,651 | — | — |

(1) Options vest twenty-five percent (25%) on the one (1) year anniversary of the vesting commencement date and one forty-eighth (1/48th) on each month on the same day as the vesting commencement date. The vesting commencement date is April 1, 2021 for Mr. Trink and February 26, 2021 for Ms. Brandt.

(2) Restricted stock award vests monthly over three years, following the one-year anniversary of the date of grant.

(3) Restricted stock award was granted under the 2022 Plan and vests in four equal installments on each of the six, twelve, eighteen and twenty-four month anniversaries of the date of June 1, 2022. Ms. Brandt's outstanding equity awards will continue to vest during the term of her Advisory Agreement, as described above.

(4) The remaining shares of restricted stock will vest on May 8, 2023, pursuant to the terms of Mr. Henry's Consulting Agreement, as described above.

(5) Determined with reference to $1.85, the closing price of a share of FaZe common stock on the last trading date before December 30, 2022.

## Additional Narrative Disclosure

### *Retirement Plan*

The Company maintains a defined contribution employee retirement plan, or 401(k) plan, for its employees. The Company's named executive officers are eligible to participate in the 401(k) plan on the same basis as its other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides for an employer match of 100% of employee deferrals up to 4% of the employee's compensation. The 401(k) plan also provides that the Company may make discretionary non-elective contributions.

The Company does not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans.

### *Employee Benefits and Perquisites*

During their employment with the Company, named executive officers are eligible to participate in Company employee benefit plans, including its medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of its other employees and subject to the terms and eligibility requirements of those plans.

### *Change in Control Benefits*

The Company maintains the 2022 Omnibus Incentive Plan, adopted in October 2021, under which named executive officers participate. Pursuant to the terms of the plan, in the event of a change in control of the Company and any outstanding equity awards are not assumed or substituted in connection with the change in control, and the employee is terminated without cause or the employee resigns for good reason within the twenty-four month period following the change in control, then all unvested equity will accelerate and become fully vested. The executives are also entitled to certain severance and change in control benefits pursuant to individual employment agreements, as described above.

## Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2022, with respect to shares of our Common Stock that may be issued under the 2022 Omnibus Incentive Plan, 2022 Employee Stock Purchase Plan and Amended 2019 Equity Incentive Plan, all stockholder approved, as of December 31, 2022.

| Plan Category | Number of securities to be issued upon exercise of outstanding options, warrants and rights | Weighted-average exercise price of outstanding options, warrants and rights | Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) |
|---|---|---|---|
| | Equity Compensation Plan Information | | |
| | (a)(1) | (b)(2) | (c)(3) |
| Equity compensation plans approved by security holders | 21,216,033 | 0.38 | 89,522,829 |
| Equity compensation plans not approved by security holders | — | — | — |
| Total | 21,216,033 | 0.38 | 89,522,829 |

(1) Represents 1,238,667 and 19,977,366 stock option, restricted stock units and restricted stock awards outstanding under the 2022 Omnibus Incentive Plan and Amended 2019 Equity Incentive Plan, respectively.

(2) The weighted average exercise price does not take into account the shares issuable upon settlement of outstanding restricted stock, which have no exercise price.

(3) Represents 11,120,022, 75,000,000 and 3,402,807 awards available for grant under the 2022 Omnibus Incentive Plan, 2022 Employee Stock Purchase Plan and Amended 2019 Equity Incentive Plan, respectively.

# DESCRIPTION OF SECURITIES

## *Authorized and Outstanding Capital Stock*

The Charter authorizes the issuance of 501,000,000 shares, of which 500,000,000 shares will be shares of common stock, par value $0.0001 per share, and 1,000,000 shares will be shares of preferred stock, par value $0.0001 per share.

As of January 11, 2024, our issued and outstanding share capital consisted of: (i) 77,391,928 FaZe Shares, including 453,337 treasury shares, (ii) no shares of preferred stock and (iii) 5,923,267 FaZe Warrants, consisting of 5,749,934 FaZe Public Warrants and 173,333 FaZe Private Placement Warrants.

## *Common Stock*

### Voting Rights

Each FaZe Shareholder is entitled to cast one vote per Faze Share, as provided by the Charter. The Bylaws provide that an action is approved by FaZe Shareholders by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes), while directors are elected by a plurality of the votes cast. FaZe Shareholders are not entitled to cumulate their votes in the election of directors.

### Dividend Rights

FaZe Shareholders is entitled to the payment of dividends and other distributions (based on the number of FaZe Shares held) as may be declared by the FaZe Board of Directors out of FaZe's assets or funds legally available for dividends and other distributions. These rights are subject to the preferential rights of the holders of FaZe preferred stock, if any, and any contractual limitations on FaZe's ability to declare and pay dividends.

### Liquidation, Dissolution and Winding Up

If FaZe is involved in a voluntary or involuntary liquidation, dissolution or winding up of FaZe's affairs or a similar event, each FaZe Shareholder will participate *pro rata* in all assets remaining after payment of liabilities, subject to prior distribution rights of FaZe preferred stock, if any, then outstanding.

Other Matters

FaZe Shareholders do not have pre-emptive subscription, redemption or conversion rights.

***Preferred Stock***

The FaZe Board of Directors will be authorized to issued shares of FaZe preferred stock from time to time in one or more series, each such series to have such terms as stated or expressed in the resolution or resolutions providing for the creation and issuance of such series.

***Warrants***

Outstanding B. Riley Principal Merger Corp. warrants may be exercisable for one FaZe Share pursuant to the terms provided for therein. The FaZe Warrants are issued in registered form under the FaZe Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the FaZe Warrant Agreement for a complete description of the terms and conditions applicable to the FaZe Warrants. The FaZe Warrant Agreement provides that the terms of the FaZe Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding FaZe Public Warrants and, solely with respect to any amendment to the terms of the FaZe Private Placement Warrants, a majority of the then outstanding FaZe Private Placement Warrants.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the FaZe Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim.

***Public Stockholders' Warrants***

There are currently outstanding an aggregate of 5,749,934 FaZe Public Warrants. Each whole FaZe Warrant entitles the registered holder to purchase one FaZe Share at an exercise price of $11.50 per share, subject to adjustment as discussed below. The FaZe Warrants will expire on July 19, 2027, at 5:00 p.m., New York City time, or earlier upon redemption.

FaZe will not be obligated to deliver any FaZe Share pursuant to the exercise of a FaZe Warrant and will have no obligation to settle such FaZe Warrant exercise unless a registration statement under the Securities Act with respect to the FaZe Shares underlying the FaZe Warrants is then effective and a prospectus relating thereto is current, subject to FaZe's satisfying its obligations described below with respect to registration. No FaZe Warrant will be exercisable and FaZe will not be obligated to issue a FaZe Share upon exercise of a FaZe Warrant unless the FaZe Share issuable upon such FaZe Warrant exercise has been registered, qualified or deemed to be exempt under the Securities Laws of the state of residence of the registered holder of the FaZe Warrants.

In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a FaZe Warrant, the holder of such FaZe Warrant will not be entitled to exercise such FaZe Warrant and such FaZe Warrant may have no value and expire worthless. In no event will FaZe be required to net cash settle any FaZe Warrant. In the event that a registration statement is not effective for the exercised FaZe Warrants, the purchaser of a unit containing such FaZe Warrant will have paid the full purchase price for the unit solely for the FaZe Share underlying such unit.

Notwithstanding the above, if the FaZe Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a "covered security" under Section 18(b)(1) of the Securities Act, FaZe may, at its option, require holders of FaZe Public Warrants who exercise their FaZe Warrants to do so on a "cashless basis" in accordance with Section 3(a)(9) of the Securities Act and, in the event FaZe so elects, FaZe will not be required to file or maintain in effect a registration statement, and in the event FaZe does not so elect, FaZe will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

***Redemption of Warrants when the price per FaZe Share equals or exceeds $18.00***

Once the FaZe Warrants become exercisable, FaZe may call the FaZe Warrants for redemption for cash:

- in whole and not in part;
- at a price of $0.01 per FaZe Warrant;
- upon a minimum of 30 days' prior written notice of redemption (the "30-day redemption period"); and if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

FaZe will not redeem the FaZe Warrants as described above unless an effective registration statement under the Securities Act covering the FaZe Shares issuable upon exercise of the FaZe Warrants is effective and a current prospectus relating to those FaZe Shares is available throughout the 30-day redemption period. If and when the FaZe Warrants become redeemable by us, we may not exercise our redemption right if there is a current registration statement in effect with respect to the FaZe Shares underlying such FaZe Warrants.

We have established the $18.00 redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the FaZe Warrant exercise price. If the foregoing conditions are satisfied and FaZe issues a notice of redemption of the FaZe Warrants, each warrant holder will be entitled to exercise his, her or its FaZe Warrant prior to the scheduled redemption date. However, the price of the FaZe Shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the FaZe Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its FaZe Warrant to do so on a "cashless basis." In determining whether to require all holders to exercise their FaZe Warrants on a "cashless basis," our management will consider, among other factors, our cash position, the number of FaZe Warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of shares of FaZe Shares issuable upon the exercise of the FaZe Warrants. If our management takes advantage of this option, all holders of FaZe Warrants would pay the exercise price by surrendering their FaZe Warrants for that number of FaZe Shares equal to the quotient obtained by dividing (x) the product of the number of FaZe Shares underlying the FaZe Warrants, multiplied by the excess of the "fair market value" of the FaZe Shares over the exercise price of the FaZe Warrants by (y) the fair market value.

The "fair market value" shall mean the average reported last sale price of the FaZe Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of FaZe Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of FaZe Shares to be received upon exercise of the FaZe Warrants, including the "fair market value" in such case. Requiring a cashless exercise in this

manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a FaZe Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the FaZe Warrants. If we call the FaZe Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their FaZe Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their FaZe Warrants on a cashless basis, as described in more detail below.

If the number of outstanding FaZe Shares is increased by a stock dividend payable in FaZe Shares, or by a split-up of FaZe Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of FaZe Shares issuable on exercise of each FaZe Warrant will be increased in proportion to such increase in the outstanding FaZe Shares. A rights offering to FaZe Shareholders entitling FaZe Shareholders to purchase FaZe Shares at a price less than the fair market value will be deemed a stock dividend of a number of FaZe Shares equal to the product of (i) the number of FaZe Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for FaZe Shares) and (ii) one (1) minus the quotient of (x) the price per FaZe Shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for FaZe Shares, in determining the price payable for FaZe Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of FaZe Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the FaZe Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the FaZe Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of FaZe Shares on account of such FaZe Shares (or other shares of our capital into which the FaZe Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Faze Share in respect of such event.

If the number of outstanding FaZe Shares is decreased by a consolidation, combination, reverse stock split or reclassification of FaZe Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of FaZe Shares issuable on exercise of each FaZe Warrant will be decreased in proportion to such decrease in outstanding FaZe Shares.

Whenever the number of FaZe Shares purchasable upon the exercise of the FaZe Warrants is adjusted, as described above, the FaZe Warrant exercise price will be adjusted by multiplying the FaZe Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of FaZe Shares purchasable upon the exercise of the FaZe Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of FaZe Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding FaZe Shares (other than those described above or that solely affects the par value of such FaZe Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding FaZe Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the FaZe Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the FaZe Warrants and in lieu of the FaZe Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and

amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the FaZe Warrants would have received if such holder had exercised their FaZe Warrants immediately prior to such event. If less than 70% of the consideration receivable by the FaZe Shareholders in such a transaction is payable in the form of FaZe Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the FaZe Warrant properly exercises the FaZe Warrant within thirty days following public disclosure of such transaction, the FaZe Warrant exercise price will be reduced as specified in the FaZe Warrant Agreement based on the Black-Scholes value (as defined in the warrant agreement) of the FaZe Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the FaZe Warrants pursuant to which the holders of the FaZe Warrants otherwise do not receive the full potential value of the FaZe Warrants in order to determine and realize the option value component of the FaZe Warrant. This formula is to compensate the FaZe Warrant holder for the loss of the option value portion of the FaZe Warrant due to the requirement that the warrant holder exercise the FaZe Warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

A holder of a FaZe Warrant may notify FaZe in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such FaZe Warrant, to the extent that after giving effect to such exercise, such person (together with such person's affiliates), to the warrant agent's actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of FaZe Shares outstanding immediately after giving effect to such exercise.

***Private Placement Warrants***

Except as described above, the FaZe Private Placement Warrants have terms and provisions that are identical to those of the FaZe Public Warrants. The FaZe Private Placement Warrants will not be redeemable by FaZe for cash so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the FaZe Private Placement Warrants on a cashless basis. If the FaZe Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the FaZe Private Placement Warrants will be redeemable by FaZe in all redemption scenarios and exercisable by the holders on the same basis as the FaZe Public Warrants.

***Redemption Procedures with respect to Public Warrants***

In the event that FaZe determined to redeem the FaZe Public Warrants, holders of our redeemable FaZe Warrants would be notified of such redemption as described in our FaZe Warrant Agreement. Specifically, in the event that FaZe elects to redeem all of the redeemable FaZe Warrants as described on the Redemption Date, notice of redemption shall be mailed by first class mail, postage prepaid, by FaZe not less than 30 days prior to the Redemption Date to the registered holders of the FaZe Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the FaZe Warrant Agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable FaZe Warrants will be notified of such redemption via FaZe's posting of the redemption notice to DTC.

***FaZe Options***

As of January 11, 2024, there were options to purchase 2,481,100 FaZe Shares outstanding.

***FaZe Restricted Share Awards***

As of January 11, 2024, there were 1,245,581 restricted share awards outstanding.

**CONSOLIDATED CAPITALIZATION**

| FaZe Securities | Outstanding as of January 11, 2024 |
|---|---|
| Common Shares | 77,391,928 |
| Warrants | 5,923,267 |
| Options | 2,481,100 |
| Restricted Stock Awards | 1,245,581 |

See also "*Prior Sales*" below for other changes to the consolidated capitalization of FaZe.

**PRIOR SALES**

During the most recently completed financial year, and as of the date of this Circular, FaZe has not issued any securities that were not listed on an exchange or marketplace.

**TRADING PRICE AND VOLUME**

The FaZe Shares are listed and posted for trading on the Nasdaq under the trading symbol "FAZE". The following table sets forth, on a monthly basis, the reported price range (which are not necessarily the closing prices) and the aggregate volume of trading of the FaZe Shares on the Nasdaq for the months indicated.

| | Nasdaq (prices in U.S. dollars) | |
|---|---|---|
| Date | Price Range (high – low) | Total Volume |
| January 2024 | 0.56 – 0.1485 | 322,674,485 |
| December 2023 | 0.2068 – 0.1635 | 7,649,395 |
| November 2023 | 0.2087 – 0.1647 | 9,100,476 |
| October 2023 | 0.233 – 0.155 | 39,533,590 |
| September 2023 | 0.29 – 0.15 | 104,740,069 |
| August 2023 | 0.44 – 0.262 | 9,085,519 |
| July 2023 | 0.64 – 0.33 | 9,869,501 |
| June 2023 | 0.588 – 0.45 | 2,901,557 |
| May 2023 | 0.647 – 0.443 | 3,763,819 |

| | Nasdaq (prices in U.S. dollars) | |
|---|---|---|
| Date | Price Range (high – low) | Total Volume |
| April 2023 | 0.63 – 0.415 | 6,177,299 |
| March 2023 | 0.799 – 0.3655 | 12,860,467 |
| February 2023 | 1.29 – 0.5301 | 55,575,687 |
| January 2023 | 1.09 – 0.71 | 26,661,059 |

On January 24, 2024, the closing price of the FaZe Shares was $0.3489 on the Nasdaq.

## INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Other than as disclosed in this Circular, no directors, executive officers or their respective associates or affiliates, or other management of FaZe are indebted to FaZe as of the date hereof or were indebted to FaZe at any time during the most recently completed financial year, and no indebtedness of such individuals to another entity is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by FaZe.

## INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Management is not aware of any material interest, direct or indirect, of any informed person of FaZe, or any associate or affiliate of any such informed person, in any transaction since the commencement of FaZe's fiscal year ended December 31, 2022, or in any proposed transaction, that has materially affected or would materially affect FaZe or any of the FaZe Subsidiaries.

## LEGAL PROCEEDINGS AND REGULATORY MATTERS

To the knowledge of FaZe, there are no governmental, legal or arbitration proceedings (including such proceedings which are pending or threatened of which FaZe is aware) during a period covering at least the previous 12 months preceding the date of this Circular which may have, or have had in the recent past, significant effects on FaZe's financial position or profitability.

## MATERIAL CONTRACTS

FaZe is a party to the following contracts entered into in the two years immediately preceding the publication of this Circular which management currently considers to be material to FaZe and its assets and operations and were not entered into in the Ordinary Course of business:

i. the Merger Agreement;
ii. Standby Equity Purchase Agreement, dated May 10, 2023, by and between FaZe Holdings, Inc. and YA II PN, LTD.;
iii. FaZe Holdings, Inc. 2022 Omnibus Incentive Plan;
iv. FaZe Holdings, Inc. 2022 Employee Stock Purchase Plan;
v. Form of Subscription Agreement by and between B. Riley Principal 150 Merger Corp. and the undersigned subscriber party thereto;

vi. Amended and Restated Registration Rights Agreement dated as of July 19, 2022, by and among FaZe Holdings Inc., B. Riley Principal 150 Sponsor Co., LLC and certain stockholders of FaZe Holdings Inc.;
vii. Sponsor Support Agreement, dated as of October 24, 2021, by and among B. Riley Principal 150 Merger Corp., B. Riley Principal 150 Sponsor Co. LLC, and FaZe Clan Inc.;
viii. Backstop Assignment and Release Agreement, dated as of July 19, 2022, by and among B. Riley Principal 150 Merger Corp., B. Riley Principal 150 Sponsor Co., LLC, and FaZe Clan, Inc.;
ix. Employment Agreement, dated as of May 3, 2019, by and between FaZe Clan Inc. and Lee Trink;
x. Employment Agreement, dated as of May 1, 2021 (as amended on April 18, 2022), by and between FaZe Clan Inc. and Kainoa Henry;
xi. Consulting Agreement between FaZe Holdings Inc. and Kainoa Henry, dated November 21, 2022;
xii. Amended and Restated Employment Agreement, dated as of May 23, 2022, by and between FaZe Clan Inc. and Zach Katz;
xiii. Employment Agreement, dated as of August 25, 2022, by and between FaZe Holdings Inc. and Christoph Pachler
xiv. Advisory Agreement between FaZe Holdings Inc. and Tamara Brandt, dated January 15, 2023;
xv. Collaboration Agreement, dated as of February 17, 2022, by and among FaZe Clan Inc., Spanky's Clothing Inc. (f/s/o Calvin "Snoop Dogg" Broadus Jr.), Cordell Broadus, Boss Lady Entertainment and SMAC Entertainment; and
xvi. Form of FaZe Talent Agreement.

Copies of the above agreements may also be inspected at any time up to the Meeting during normal business hours at the business office of FaZe at 720 N. Cahuenga Blvd., Los Angeles, CA.

## OTHER MATERIAL FACTS

To management's knowledge, there are no material facts about FaZe not disclosed in this Circular that are necessary in order to provide full, true and plain disclosure of all material facts relating to FaZe.

## RISK FACTORS

Shareholders are encouraged to obtain independent legal, tax and investment advice in their jurisdiction of residence with respect to this Circular, the consequences of the Merger and the holding of FaZe Shares. In assessing the Merger, Shareholders should carefully consider the risks described under the heading "*Risk Factors*" in the FaZe quarterly report on Form 10-Q and annual report on Form 10-K filed with the SEC on August 14, 2023 and April 4, 2023, respectively. Risk factors related to the business of FaZe will generally continue to apply following the completion of the Merger.

***The termination of the Merger Agreement could negatively impact FaZe and the trading prices of the FaZe Shares.***

If the Merger is not completed for any reason, including because GameSquare Shareholders fail to approve the GameSquare Share Issuance proposal or because FaZe Shareholders fail to approve the Merger Proposal, the ongoing businesses of FaZe may be adversely affected and, without realizing any of the expected benefits of having completed the Merger, FaZe would be subject to a number of risks, including the following:

• FaZe may experience negative reactions from the financial markets, including negative impacts on its stock price;

• FaZe may experience negative reactions from its customers, suppliers, distributors and employees;

• FaZe will be required to pay its costs relating to the Merger, such as financial advisory, legal and accounting costs and associated fees and expenses, whether or not the Merger is completed;

• the Merger Agreement places certain restrictions on the conduct of FaZe's business prior to completion of the Merger and such restrictions, the waiver of which is subject to the consent of GameSquare, which may have prevented FaZe from taking actions during the pendency of the Merger that would have been beneficial (see "The Merger Agreement—Conduct of Business Prior to the Merger's Completion" for a description of the restrictive covenants applicable to GameSquare and FaZe); and

• matters relating to the Merger (including integration planning) will require substantial commitments of time and resources by FaZe management, which could otherwise have been devoted to day-to-day operations or to other opportunities that may have been beneficial to FaZe as an independent company.

***The shares of common stock of the Combined Company to be received by FaZe Shareholders as a result of the Merger will have rights different from the shares of FaZe Shares.***

At the effective time, FaZe Shareholders will no longer be shareholders of FaZe but will instead have the right to become shareholders of GameSquare. The rights of former FaZe Shareholders as shareholders will then be governed by the terms of GameSquare's certificate of incorporation and by-laws, which are in some respects materially different than the terms of FaZe's certificate of incorporation and bylaws, which currently govern the rights of FaZe Shareholders. See "Comparison of Stockholders' Rights" for a discussion of the different rights associated with GameSquare Shares and FaZe Shares.

***After the Merger, FaZe Shareholders will have a significantly lower ownership and voting interest in GameSquare than they currently have in FaZe and will exercise less influence over management and policies of the Combined Company.***

Based on the number of shares of GameSquare and FaZe Shares outstanding as of the close of business on October 19, 2023, the date of the Merger Agreement, upon completion of the Merger, former FaZe Shareholders are expected to own approximately 45% of the outstanding shares of GameSquare Shares and GameSquare Shareholders immediately prior to the Merger are expected to own approximately 55% of the outstanding shares of GameSquare Shares. The relative ownership interests of former FaZe Shareholders in the Combined Company immediately following the Merger will depend on the number of shares of GameSquare and FaZe Shares issued and outstanding immediately prior to the Merger, and the relative ownership will be impacted by the number of shares of GameSquare Shares issued as part of the GameSquare PIPE. Consequently, former FaZe Shareholders will have less influence over the management and policies of the Combined Company than they currently have over the management and policies of FaZe.

***Until the completion of the Merger or the termination of the Merger Agreement in accordance with its terms, FaZe is prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to FaZe and/or its shareholders.***

From and after the date of the Merger Agreement and prior to completion of the merger, the Merger Agreement restricts FaZe from taking specified actions without the consent of GameSquare and requires that the business of FaZe and its subsidiaries be conducted in all material respects in the ordinary course of business consistent with past practice. These restrictions may prevent FaZe from taking actions during the pendency of the Merger that would have been beneficial. Adverse effects arising from these restrictions during the pendency of the Merger could be exacerbated by any delays in consummation of the Merger or termination of the Merger Agreement. See "The Merger Agreement—Conduct of Business Prior to the Merger's Completion."

***Whether or not the Merger is completed, the announcement and pendency of the Merger could cause disruptions in the business of FaZe, which could have an adverse effect on its business and financial results.***

Whether or not the Merger is completed, the announcement and pendency of the Merger could cause disruptions in the business of FaZe, including by diverting the attention of FaZe management toward the completion of the Merger. In addition, FaZe has diverted significant management resources in an effort to complete the Merger and is subject to restrictions contained in the Merger Agreement on the conduct of its business. If the Merger is not completed, FaZe will have incurred significant costs, including the diversion of management resources, for which it will have received little or no benefit.

***FaZe directors and executive officers have interests and arrangements that may be different from, or in addition to, those of FaZe Shareholders generally.***

When considering the recommendations of the FaZe Board on how to vote on the proposals described in this Circular, FaZe Shareholders should be aware that FaZe directors and executive officers have interests in the merger that are different from, or in addition to, those of FaZe Shareholders generally. These interests include the continued service of certain FaZe directors as directors of the Combined Company, the treatment in the Merger of outstanding equity, equity-based and incentive awards, severance arrangements, other compensation and benefit arrangements, and the right to continued indemnification of former FaZe directors and officers by the Combined Company.

FaZe Shareholders should be aware of these interests when they consider the recommendations of the FaZe Board that they vote to approve the Merger Proposal. The FaZe Board was aware of and considered these interests when it determined that the Merger was fair to and in the best interests of FaZe and its shareholders, approved and declared advisable the Merger Agreement, and recommended that FaZe Shareholders adopt the Merger Agreement. The interests of FaZe directors and executive officers are described in more detail under "Interests of FaZe Directors and Executive Officers in the Merger."

***FaZe may waive one or more of the closing conditions without re-soliciting shareholder approval.***

To the extent permitted by law, FaZe may determine to waive, in whole or part, one or more of the conditions to their respective obligations to consummate the Merger. FaZe currently expects to evaluate the materiality of any waiver and its effect on FaZe Shareholders in light of the facts and circumstances at the time to determine whether any amendment of this Circular or any re-solicitation of proxies is required in light of such waiver. Any determination as to whether to waive any condition to the Merger, and as to whether to re-solicit shareholder approval and/or amend this Circular as a result of such waiver, will be made by FaZe at the time of such waiver based on the facts and circumstances as they exist at that time.

***The Merger Agreement contains provisions that could discourage a potential competing acquirer that might be willing to pay more to acquire or merge with FaZe.***

The Merger Agreement contains "no solicitation" provisions that restrict the ability of FaZe to, among other things (each as described under "The Merger Agreement—No Solicitation of Acquisition Proposals"):

- solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal;

- disclose any non-public information relating to FaZe or any of its subsidiaries to, afford access to the business, properties, assets, books, or records of FaZe or any of its subsidiaries to, or knowingly

assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal;

• engage in or otherwise participate in any discussions or negotiations with any person with respect to any Takeover Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Takeover Proposal; or

• enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, Merger Agreement, option agreement, joint venture agreement, partnership agreement, or other contract relating to any Takeover Proposal.

Furthermore, there are only limited exceptions to the requirement under the Merger Agreement that the FaZe Board may not withdraw, modify, amend or qualify its recommendation. Although the FaZe Board is permitted to effect a change of recommendation, after complying with certain procedures set forth in the Merger Agreement, in response to a Superior Proposal (if the applicable board of directors determines in good faith that a failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law), such change of recommendation would entitle the other party to terminate the Merger Agreement. See "The Merger Agreement—Termination of the Merger Agreement."

These provisions could discourage a potential competing acquirer from considering or proposing an acquisition or merger, even if it were prepared to pay consideration with a higher value than that implied by the exchange ratio in the Merger.

***The Merger will involve substantial costs.***

FaZe has incurred and expects to incur non-recurring costs associated with combining the operations of the two companies, as well as transaction fees and other costs related to the Merger. As of the date of this Circular, FaZe estimates that its aggregate costs associated with the Merger and related transactions will be approximately $1.3 million. These costs include printing and mailing costs associated with this joint proxy/registration statement, and legal, accounting, investment banking, consulting, public relations and proxy solicitation fees. These costs do not include severance and retention payments that may be made to certain FaZe employees and costs that will be incurred in connection with the integration of GameSquare's and FaZe's businesses. Some of these costs are payable by FaZe regardless of whether the Merger is completed.

The Combined Company will also incur restructuring and integration costs in connection with the Merger. The costs related to restructuring will be expensed as a cost of the ongoing results of operations of either GameSquare or the Combined Company. There are processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Merger and the integration of FaZe's business into that of GameSquare's. Although GameSquare expects that the elimination of duplicative costs, strategic benefits, and additional income, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction, merger-related and restructuring costs over time, any net benefit may not be achieved in the near term or at all.

***FaZe Shareholders will not be entitled to appraisal rights in the Merger.***

Appraisal rights are statutory rights that, if applicable under law, enable shareholders of a corporation to dissent from an extraordinary transaction, such as a merger, and to demand that such corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to such shareholders in connection with the extraordinary transaction. Under the DGCL, shareholders generally do not have appraisal rights if the shares of stock they hold are either listed

on a national securities exchange or held of record by more than 2,000 holders. Notwithstanding the foregoing, appraisal rights are available if shareholders are required by the terms of the Merger Agreement to accept for their shares anything other than (a) shares of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash in lieu of fractional shares or (d) any combination of the foregoing.

Because GameSquare Shares is listed on Nasdaq, a national securities exchange, and because FaZe Shareholders are not required by the terms of the Merger Agreement to accept for their shares of FaZe Shares anything other than shares of GameSquare Shares and cash in lieu of fractional shares, holders of FaZe Shares are not entitled to appraisal rights in connection with the Merger. See “No Appraisal Rights.”

**SCHEDULE D**
**FINANCIAL STATEMENTS OF FAZE**

- Consolidated Financial Statements as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022.

- Unaudited Financial Statements for the three month period ended September 30, 2023.

# FAZE HOLDINGS INC.
# CONSOLIDATED FINANCIAL STATEMENTS
# For the years ended December 31, 2022 and 2021

## REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
FaZe Holdings Inc.

**Opinion on the Financial Statements**

We have audited the accompanying consolidated balance sheets of FaZe Holdings Inc. (the "Company") as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

**Changes in Accounting Principles**

As discussed in Note 3 to the financial statements, the Company changed its method of accounting for leases due to the adoption of ASU No. 2016-02, Leases (Topic 842), as amended, effective January 1, 2022, using the modified retrospective approach.

As discussed in Note 3 to the financial statements, the Company also changed its reporting of certain talent costs and amortization of talent acquisition costs effective January 1, 2021, using the retrospective approach.

**Basis for Opinion**

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company's auditor since 2021.

Costa Mesa, California
April 4, 2023

FaZe Holdings Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except shares)

| | December 31, 2022 | December 31, 2021 |
|---|---|---|
| ASSETS | | |
| Current Assets: | | |
| Cash | $ 37,207 | $ 17,018 |
| Accounts receivable, net | 8,525 | 6,266 |
| Contract assets | 6,223 | 4,118 |
| Inventory | — | 6 |
| Content asset, net | — | 474 |
| Prepaid expenses and other assets | 6,768 | 6,190 |
| Total Current Assets | 58,723 | 34,072 |
| Restricted cash | 600 | 600 |
| Property, equipment and leasehold improvements, net | 3,821 | 925 |
| Operating lease right-of-use assets | 2,693 | — |
| Intangible assets, net | 848 | 738 |
| Other long-term assets | 553 | 733 |
| TOTAL ASSETS | $ 67,238 | $ 37,068 |
| LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT) | | |
| LIABILITIES: | | |
| Current liabilities: | | |
| Accounts payable and accrued expenses | $ 14,397 | $ 28,381 |
| Short-term debt | — | 3,148 |
| Contract liabilities | 3,494 | 7,902 |
| Operating lease liabilities, current | 1,488 | — |
| Other current liabilities | — | 7 |
| Total Current Liabilities | 19,379 | 39,438 |
| Long-term debt, net of discounts (Note 5) | — | 70,854 |
| Warrant liabilities | 24 | — |
| Operating lease liabilities, non-current | 1,084 | — |
| Total Liabilities | 20,487 | 110,292 |
| COMMITMENTS AND CONTINGENCIES (Note 11) | | |
| MEZZANINE EQUITY: | | |
| Series A preferred stock, $0.00001 par value, 3,545,529 shares authorized at December 31, 2022 and 2021, respectively, zero share and 3,237,800 shares issued and outstanding at December 31, 2022 and 2021, respectively. | — | 33,705 |
| STOCKHOLDERS' EQUITY (DEFICIT): | | |
| Preferred stock, $0.0001 par value; 1,000,000 shares of the Company's preferred stock authorized at December 31, 2022; zero share of the Company's preferred stock issued and outstanding at December 31, 2022 | — | — |
| Common stock, $0.0001 par value at December 31, 2022 and December 31, 2021, respectively; 500,000,000 and 71,033,146 shares of common stock authorized at December 31, 2022 and December 31, 2021, respectively; 71,551,887 and 18,841,538 shares of common stock issued and outstanding at December 31, 2022 and December 31, 2021, respectively | 7 | 2 |
| Additional paid-in capital | 327,686 | 5,477 |
| Accumulated deficit | (280,942) | (112,408) |
| Total Stockholders' Equity (Deficit) | 46,751 | (106,929) |
| TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS' EQUITY (DEFICIT) | $ 67,238 | $ 37,068 |

The accompanying notes are an integral part of these financial statements

FaZe Holdings Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except shares and per-share information)

| | Years Ended December 31, 2022 | Years Ended December 31, 2021 |
|---|---|---|
| Revenues | $ 70,021 | $ 52,852 |
| Cost of revenues | 54,876 | 43,876 |
| Gross profit | 15,145 | 8,976 |
| Operating expenses: | | |
| General and administrative | 59,436 | 37,078 |
| Sales and marketing | 3,307 | 3,352 |
| Impairment of content assets | 1,073 | — |
| Loss from operations | (48,671) | (31,454) |
| Other expense: | | |
| Interest expense, net | 4,483 | 5,467 |
| Change in fair value of warrant liabilities | (90) | — |
| Loss on debt extinguishment | 115,292 | — |
| Other, net | 178 | (55) |
| Total other expense: | 119,863 | 5,412 |
| Net loss | $ (168,534) | $ (36,866) |
| Net loss per common share - basic and diluted | $ (4.23) | $ (1.92) |
| Weighted-average number of common shares outstanding - basic and diluted | 39,872,308 | 19,187,873 |

The accompanying notes are an integral part of these financial statements

FaZe Holdings Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

(in thousands, except shares and per-share information)

| | Common Stock | | Additional Paid-In | Accumulated | |
|---|---|---|---|---|---|
| | Shares | Amount | Capital | Deficit | Total |
| Balance at December 31, 2020 | 16,470,897 | $ 2 | $ 3,084 | $ (75,542) | $ (72,456) |
| Issuance of common stock options and stock option reprice | — | — | 1,635 | — | 1,635 |
| Issuance of restricted stock awards | — | — | 2 | — | 2 |
| Issuance of common stock | 2,226,683 | — | 720 | — | 720 |
| Issuance of common stock upon vesting of restricted stock awards | 50,028 | — | — | — | — |
| Exercise of stock option | 93,930 | — | 36 | — | 36 |
| Net loss | — | — | — | (36,866) | (36,866) |
| Balance at December 31, 2021 | 18,841,538 | $ 2 | $ 5,477 | $ (112,408) | $ (106,929) |
| Stock based compensation expense | — | — | 10,167 | — | 10,167 |
| Issuance of common stock in connection with litigation settlement | 28,994 | — | 294 | — | 294 |
| Issuance of common stock upon vesting of restricted stock awards | 1,466,639 | — | — | — | — |
| Exercise of stock option | 576,426 | — | 220 | — | 220 |
| Exercise of common and preferred warrants | 2,332,127 | — | 101 | — | 101 |
| Conversion of preferred stock to FaZe common stock | 7,209,555 | 1 | 33,704 | — | 33,705 |
| Conversion of convertible debt to FaZe common stock | 19,545,406 | 2 | 195,115 | — | 195,117 |
| Issuance of earn-out shares | 5,312,098 | 1 | — | — | 1 |
| Conversion of B Riley Class B stock to FaZe common stock | 4,832,500 | — | — | — | — |
| Recapitalization transaction, net of equity issuance costs | 1,366,604 | — | (17,391) | — | (17,391) |
| Proceeds from PIPE offerings | 10,000,000 | 1 | 99,999 | — | 100,000 |
| Net loss | — | — | — | (168,534) | (168,534) |
| Balance at December 31, 2022 | 71,511,887 | $ 7 | $ 327,686 | $ (280,942) | $ 46,751 |

The accompanying notes are an integral part of these financial statements

FaZe Holdings Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

| | Years Ended December 31, | |
|---|---|---|
| | 2022 | 2021 |
| CASH FLOWS FROM OPERATING ACTIVITIES: | | |
| Net loss | $ (168,534) | $ (36,866) |
| Adjustments to reconcile net loss to net cash used in operating activities: | | |
| Bad debt expense | 441 | 75 |
| Additions to content asset | (599) | (474) |
| Depreciation & amortization expense | 1,837 | 1,021 |
| Amortization of operating lease right of use assets | 1,338 | — |
| Content asset impairments | 1,073 | — |
| Stock-based compensation expense | 10,167 | 1,637 |
| Change in fair value of warrant liabilities | (90) | |
| Non-cash interest expense | 4,493 | 5,467 |
| Loss on debt extinguishment | 115,292 | — |
| Other | (37) | (73) |
| Change in operating assets and liabilities: | | |
| Accounts receivable | (2,698) | (4,174) |
| Inventory | 6 | 53 |
| Prepaid expenses and other assets | 9,824 | (481) |
| Contract assets | (2,105) | (2,770) |
| Accounts payable and accrued expenses | (18,997) | 4,685 |
| Contract liabilities | (4,408) | 6,790 |
| Other current liabilities | (7) | (70) |
| Operating lease liabilities | (1,279) | — |
| NET CASH USED IN OPERATING ACTIVITIES | (54,283) | (25,180) |
| CASH FLOWS FROM INVESTING ACTIVITIES: | | |
| Purchase of property, plant and equipment | (4,148) | (730) |
| Purchase of intangible assets | (666) | (840) |
| Issuance of note receivable | — | (135) |
| NET CASH USED IN INVESTING ACTIVITIES | (4,814) | (1,705) |
| CASH FLOWS FROM FINANCING ACTIVITIES | | |
| Payments of loan principal | (21,123) | (385) |
| Proceeds from issuance of loans payable | 20,000 | — |
| Proceeds from issuance of convertible debt | — | 40,675 |
| Issuance of common stock in connection with exercise of stock options | 220 | 36 |
| Payments of transaction fees by Legacy FaZe | (25,146) | — |
| Proceeds from recapitalization of B. Riley 150, net of B. Riley 150 redemptions and transaction costs | 5,654 | — |
| Proceeds from PIPE offering | 100,000 | — |
| Proceeds from exercise of preferred and common warrants | 101 | — |
| Short-term debt | (420) | — |
| Payment of debt issuance costs | — | (254) |
| NET CASH PROVIDED BY FINANCING ACTIVITIES | 79,286 | 40,072 |
| NET CHANGE IN CASH AND RESTRICTED CASH | 20,189 | 13,187 |
| Cash and restricted cash at beginning of period | 17,618 | 4,431 |
| CASH AND RESTRICTED CASH AT END OF PERIOD | $ 37,807 | $ 17,618 |
| RECONCILIATION TO CONSOLIDATED BALANCE SHEETS | | |
| Cash | $ 37,207 | $ 17,018 |
| Restricted cash | 600 | 600 |

| | | | | |
|---|---|---|---|---|
| Cash and restricted cash | $ | 37,807 | $ | 17,618 |
| SUPPLEMENTAL DISCLOSURE FOR OPERATING ACTIVITIES: | | | | |
| Cash paid for interest | $ | 3,027 | $ | — |
| SUPPLEMENTAL DISCLOSURE FOR NON-CASH INVESTING AND FINANCING ACTIVITIES: | | | | |
| Issuance of common stock in connection with litigation settlement | $ | 294 | $ | 720 |
| Capitalization of deferred transaction costs included in accounts payable | $ | — | $ | 4,899 |
| Purchase of property, plant and equipment in accrued expenses | $ | 28 | $ | — |
| Conversion of convertible notes and accrued interest into common stock under original contractual terms | $ | 195,177 | $ | — |
| Conversion of redeemable convertible preferred stock to common stock pursuant to Business Combination | $ | 33,705 | $ | — |
| Issuance of earnout shares | $ | 1 | $ | — |

The accompanying notes are an integral part of these financial statements

**FAZE HOLDINGS INC.**

**NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021**

## 1. DESCRIPTION OF THE BUSINESS

FaZe Holdings Inc. ("FaZe" or the "Company"), is a lifestyle and media platform rooted in gaming and youth culture. The Company's premium brand, talent network, and large audience can be monetized across a variety of products and services.

On July 19, 2022 (the "Closing Date"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of October 24, 2021 (as amended in December 2021 and March 2022), by and among B. Riley 150 Merger Corp. ("B. Riley 150"), a special purpose acquisition company, and BRPM Merger Sub, Inc., a directly wholly owned subsidiary of B. Riley 150 ("Merger Sub") and FaZe Clan, Inc. ("Legacy FaZe"), the parties consummated the merger of Merger Sub with and into Legacy FaZe, with Legacy FaZe continuing as the surviving corporation (the "Merger"), as well as the other transactions contemplated by the Merger Agreement (the Merger and such other transactions, the "Business Combination"). In connection with the closing of the Business Combination (the "Closing"), Legacy FaZe became a wholly owned subsidiary of B. Riley 150, which changed its name to "FaZe Holdings Inc." The Merger is further described in Note 4, Business Combination.

Legacy FaZe determined that it was the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification ("ASC") 805, Business Combinations. The Merger was accounted for as a reverse recapitalization, in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). Under this method of accounting, B. Riley 150 was treated as the acquired company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy FaZe issuing stock for the net assets of B. Riley 150, accompanied by a recapitalization. The net assets of B. Riley 150 were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy FaZe.

In accordance with guidance applicable to these circumstances, the equity structure has been retroactively restated in all comparative periods up to the Closing Date, to reflect the number of shares of the Company's common stock issued to Legacy FaZe's common stockholders in connection with the Business Combination. As a result, these financial statements represent the continuation of Legacy FaZe and the historical shareholders' deficit. Common stock, preferred stock and loss per share of Legacy FaZe prior to the Business Combination have been retrospectively adjusted for the Business Combination using an exchange ratio of 2.2267 ("Equity Value Exchange Ratio"). The accumulated deficit of Legacy FaZe has been carried forward after the Business Combination.

## 2. LIQUIDITY

As shown in the accompanying consolidated financial statements, the Company has incurred significant recurring losses resulting in an accumulated deficit. The Company anticipates further losses in the development of its business. The Company also had negative cash flows used in operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Based on its cash resources and positive working capital as of December 31, 2022, the Company has sufficient resources to fund its operations at least until the end of April 3, 2024. The positive working capital as of December 31, 2022 was mainly due to funds from the PIPE offering and from the business combination. Absent generation of sufficient revenue from the execution of the Company's business plan, the Company will need to obtain debt or equity financing by April 3, 2024. Because of these factors, the Company believes that this alleviates the substantial doubt in connection with the Company's ability to continue as a going concern.

## 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

### Basis of Presentation

The accompanying consolidated financial statements include the accounts and operations of the Company. All intercompany accounts and transactions have been eliminated. The consolidated financial statements have been prepared in accordance with U.S. GAAP The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

### Principles of consolidation

The consolidated financial statements include the accounts of FaZe Holdings Inc. and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated.

### Voluntary Change in Accounting Principle

During the year ended December 2022, we made a voluntary change in accounting principle to classify certain talent costs and talent acquisition amortization costs reported in prior periods have been reclassified from general and administrative to cost of goods sold to conform with the current presentation, to better identify costs related to revenue generation. In accordance with U.S. GAAP, the change has been reflected in the consolidated statements of operations through retrospective application.

| | For the twelve months ended December 31, 2021 | | |
|---|---|---|---|
| (in thousands) | Prior to change | Effect of Change | As Adjusted |
| Cost of revenues | $ 41,553 | $ 2,323 | $ 43,876 |
| General and administrative | 39,401 | (2,323) | 37,078 |
| Gross profit | 11,299 | (2,323) | 8,976 |

### Use of Estimates

The preparation of the Company's consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements. The inputs into certain of these estimates and assumptions include the consideration of the economic impact of the COVID-19 pandemic. Significant estimates include revenue recognition, allowance for doubtful accounts, warrant liabilities, valuation of the Company's common stock before the Business Combination, stock-based compensation expense, and income taxes. These estimates generally involve complex issues and require management to make judgments, involve analysis of historical and future trends, can require extended periods of time to resolve, and are subject to change from period to period. In all cases, actual results could differ materially from management's estimates.

### COVID-19

The continuing presence of COVID-19 around the world has affected the United States and global economies and has affected the Company's operations and those of third parties upon which the Company relies, including disruption in staffing, order fulfillment, and demand for product. In addition, the COVID-19 pandemic has and may continue to affect the Company's revenues. Additionally, while the duration and

potential economic impact brought by the COVID-19 pandemic are difficult to assess or predict, the COVID-19 pandemic may reduce the Company's ability to access capital, which could negatively impact the Company's short-term and long-term liquidity. The continuing impact of the COVID-19 pandemic is highly uncertain and subject to change. The Company continues to monitor COVID-19 and the extent to which the continued spread of the virus adversely affects the Company's customer base and revenue. As COVID-19 is complex and evolving, the Company's plans as described above may change. At this point, the Company cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on the business, results of operations, financial position, and cash flows.

**Content Asset, net**

The Company produces programming content which it plans to broadcast on online video and streaming platforms. Costs of produced content consist of development and production costs. These costs are capitalized as "Content Asset, net" on the Consolidated Balance Sheets.

Each title is predominantly monetized on its own. At the specific title level, the Company tests the content asset for impairment when events and circumstances indicate that its fair value may be less than its unamortized cost. If the carrying value of a content asset exceeds its estimated fair value, an impairment charge will be recorded in the amount of the difference.

In April 2022, the Company performed an evaluation of its content asset and determined that the underlying programming of the content asset will not be released. In addition, the Company determined that the content asset has no further utility. Accordingly, the Company recorded an impairment loss of $1.1 million to write off the entire carrying value of content asset. As such, the Company has no content asset balance as of December 31, 2022. Content asset balance as of December 31, 2021 was $0.5 million.

The Company's policy is to amortize the content asset once the content airs. Given that the content was fully written off prior to airing, no amortization expense was recorded for the years ended December 31, 2022 and 2021. The Company does not own any purchased or licensed programming content.

Exploitation costs such as marketing, advertising, publicity, promotion, and other distribution expenses directly connected with the distribution of the content asset are expensed as incurred.

**Fixed Assets**

Fixed assets are stated at cost less accumulated depreciation. Cost includes expenditures for furniture, computer equipment, vehicles, leasehold improvements, and other assets. Maintenance and repairs are charged to expense as incurred. When assets are sold, retired, or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. The costs of fixed assets are depreciated using the straight-line method over the estimated useful lives or lease life of the related assets.

**Revenue Recognition and Contract Balances**

Revenues are recognized when control of the promised goods or services is transferred to the Company's customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company's payment terms and conditions vary by customer and contract type. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company does not adjust the promised amount of consideration for the effects of a significant financing component when the Company expects, at contract inception, that the period between the Company's transfer of a promised product or service to the Company's customer and payment for that product or service will be one year or less.

The Company generally records a receivable related to revenue when the Company has an unconditional right to invoice and receive payment. Contract assets arise from contracts when revenue is recognized over time and the amount of revenue recognized, including management's estimate of variable consideration that

has been included in the transaction price exceeds the amount billed to the customer. These amounts are included in contract assets until the right to payment is no longer conditional on events other than the passage of time. These contract assets are reclassified to receivables when the right to consideration becomes unconditional. For the year ending December 31, 2022, and 2021, no impairment was recorded from contract assets.

The Company's allowances for doubtful accounts are typically immaterial and, if required, are based on management's best estimate of expected credit losses inherent in the Company's accounts receivable balance.

Contract liabilities are recorded in the event that the Company bills for services in advance of the time the services are performed, or when cash payments are received or due in advance of satisfying the Company's performance obligations, even if amounts are refundable. Contract liabilities recorded at December 31, 2022, and December 31, 2021, represent the Company's accounting for the timing difference between when the customer is billed or funds are received and when the performance obligation is satisfied. During the year ended December 31, 2022 and 2021, the Company recognized $7.8 million and $0.8 million as revenue that was relating to the contract liability balance as of January 1, 2022 and 2021, respectively.

The following table disaggregates the Company's revenue by major type for the year ended December 31, 2022, and 2021:

| | (in thousands) Year ended December 31, | |
|---|---|---|
| | 2022 | 2021 |
| Brand sponsorships | $ 42,096 | $ 24,867 |
| Content | 14,497 | 16,068 |
| Consumer products | 3,455 | 5,751 |
| Esports | 9,385 | 5,846 |
| Other | 588 | 320 |
| Total revenue | $ 70,021 | $ 52,852 |

The section below describes the Company's revenue recognition policies and significant judgments in further detail for each major revenue source of the Company.

*Brand Sponsorships*

The Company offers advertisers a full range of promotional vehicles, including but not limited to online advertising, livestream announcements, content generation, social media posts, logo placement on the Company's official merchandise, and special appearances of members of the Company's talent roster. The Company's brand sponsorship agreements may include multiple services that are capable of being individually distinct, however the intended benefit is an association with the Company's brand and the services are not distinct within the context of the contracts. Revenues from brand sponsorship agreements are recognized ratably over the contract term. Payment terms and conditions vary, but payments are generally due periodically throughout the term of the contract. In instances where the timing of revenue recognition differs from the timing of billing, management has determined the brand sponsorship agreements generally do not include a significant financing component.

*Content*

The Company generates and produces original content which the Company monetizes through Google's AdSense service. Revenue is variable and is earned when the visitor views or "clicks through" on the advertisement. The amount of revenue earned is reported to the Company monthly and is recognized upon receipt of the report of viewership activity. Payment terms and conditions vary, but payments are generally due within 30 to 45 days after the end of each month.

The Company grants exclusive licenses to customers for certain content produced by the Company's talent. The Company grants the customer a license to the intellectual property, which is the content and its use in generating advertising revenues, for a pre-determined period, for an amount paid by the customer upon execution of the contract. The Company's only performance obligation is to license the content for use in generating advertising revenues, and recognizes the full contract amount at the point at which the Company provides the customer access to the content, which is at the execution of the contract. The Company has no further performance obligations under these types of contracts and does not anticipate generating any additional revenue from these arrangements apart from the contract amount.

*Principal Versus Agent Considerations*

A significant amount of the Company's brand sponsorship and content revenues are generated from the Company's talent, who are under exclusive, multi-year contracts. The Company's talent consists of highly trained independent contractors, whose compensation is tied to the revenue that they generate. Management has evaluated the terms of the Company's brand sponsorship and content agreements and has concluded the Company is the principal. Brand sponsorship and content revenues are reported on a gross basis, while revenue-sharing and other fees paid to the Company's talent are recorded as cost of revenues. The Company owns the brand and intellectual property, takes primary responsibility for delivery of services, and exercises control over content generation and monetization. The Company contracts directly with Google on its Company operated channels, and the talent contracts directly with Google on their own channels. As part of the Company's contracts with its talent, the Company agrees to serve as the talent's exclusive management company as it relates to any and all type of work the talent may perform, including content creation and advertising revenue generated from the content. While the talent owns the content they create while they are under contract with the Company, the talent grants the Company an exclusive perpetual license to the content, and the Company grants limited usage rights of that content back to the talent, conditional upon them complying with their contract. Furthermore, all income earned from services provided by the talent related to gaming, Esports, content creation, or the business of the Company, which includes revenue from advertising via talent content, is subject to the talent agreement and is payable to the Company. In addition, the Company's contracts with its talent specify rules and restrictions on the content the talent can create and post. As such, through its contracts with talent, the Company is the principal because the Company is the entity exercising primary control over the content generated in the YouTube channels being monetized.

*Consumer Products*

The Company earns consumer products revenue from sales of the Company's consumer products on the Company's website or at live or virtual events. Revenues are recognized at a point in time, as control is transferred to the customer upon shipment. The Company offers customer returns and discounts through a third-party distributor and accounts for this as a reduction to revenue. The Company does not offer loyalty programs or other sales incentive programs that are material to revenue recognition. Payment is due at the time of sale. The Company has outsourced the design, manufacturing, fulfillment, distribution, and sale of the Company's consumer products to a third party in exchange for royalties based on the amount of revenue generated. Management evaluated the terms of the agreement to determine whether the Company's consumer products revenues should be reported gross or net of royalties paid. Key indicators that management evaluated in determining whether the Company is the principal in the sale (gross reporting) or an agent (net reporting) include, but are not limited to:

- the Company is the party that is primarily responsible for fulfilling the promise to provide the specified good or service,
- the Company has inventory risk before the good is transferred to the customer, and
- the Company is the party that has discretion in establishing pricing for the specified good or service.

Based on management's evaluation of the above indicators, the Company reports consumer products revenues on a gross basis.

*Esports*

League Participation: Generally, The Company has one performance obligation—to participate in the overall Esport event—because the underlying activities do not have standalone value absent the Company's participation in the tournament or event. Revenue from prize winnings and profit-share agreements is variable and is highly uncertain. The Company recognizes revenue at the point in time when the uncertainty is resolved.

Player Transfer Fees: Player transfer agreements include a fixed fee and may include a variable fee component. The Company recognizes the fixed portion of revenue from transfer fees upon satisfaction of the Company's performance obligation, which coincides with the execution of the related agreement. The variable portion of revenue is considered highly uncertain and is recognized at the point in time when the uncertainty is resolved.

Licensing of Intellectual Property: The Company's licenses of intellectual property generate royalties that are recognized in accordance with the royalty recognition constraint. That is, royalty revenue is recognized at the time when the sale occurs.

*Transaction Price Allocated to the Remaining Performance Obligations*

For the estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) as of December 31, 2022, the Company applies the allowable practical expedient and does not disclose information about remaining performance obligations that have original expected durations of one year or less. Revenue expected to be recognized in the future related to performance obligations that have original expected durations greater than one year that are unsatisfied (or partially unsatisfied) as of December 31, 2022 were not material.

**Warrants**

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant's specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity and ASC 815, Derivatives and Hedging. Warrants that meet the definition of a derivative financial instrument and the equity scope exception in ASC 815-10-15-74(a) are classified as equity, and are not subject to remeasurement provided that the Company continues to meet the criteria for equity classification. Warrants that are accounted for as equity-classified are further discussed in Note 9, Equity. Warrants that are classified as liabilities are accounted for at fair value and remeasured at each reporting date until exercise, expiration, or modification that results in equity classification. Any change in the fair value of the warrants is recognized as change in fair value of warrant liabilities in the Consolidated Statements of Operations. The classification of warrants, including whether warrants should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. The fair value of liability-classified warrants is determined using the Black-Scholes options pricing model ("Black-Scholes model") which includes Level 3 inputs as further discussed in Note 7, Private Placement Warrants and Recurring Fair Value Measurements.

**Stock-Based Compensation**

The Company accounts for its stock-based awards in accordance with ASC 718, Compensation – Stock Compensation, which requires fair value measurement on the grant date and recognition of compensation expense for all stock-based payment awards.

Legacy FaZe has issued stock options before there was an active market for the Company's common stock. The Board of Directors (the "Board") was required to estimate the fair value of the Company's common stock at the time of each award. The Board considered numerous objective and subjective factors in determining the value of the Company's common stock at each grant date, including the following: (1) the per-share price of issuances of the Company's preferred stock, which the Company sold to outside investors in arm's-length transactions, and the rights, preferences, and privileges of the Company's preferred stock and common stock; (2) valuations performed by an independent valuation specialist; (3) the Company's stage of development and revenue growth; (4) the fact that the awards involved illiquid securities in a private company; and (5) the likelihood of achieving a liquidity event for the shares of common stock underlying the awards, such as an initial public offering or sale of the Company, given prevailing market conditions. The Company believed this to have been a reasonable methodology based on certain arm's-length transactions involving the Company's preferred stock, supported by the results produced by this valuation methodology. Since the Business Combination, the Company's common stock is now actively traded, so the fair value of the common stock is readily available.

For stock options, the Company estimates the fair value using the Black-Scholes model. The fair value is expensed over the requisite service periods of the awards (usually one to four years), in the period of grant for awards that vest immediately and have no future service condition, or in the period the awards vest immediately after meeting a performance condition becomes probable (i.e., the occurrence of a change in control event). As there was no public market for its common stock at the time of the stock option grant, the Company determined the volatility for options granted based on an analysis of reported data for a peer group of companies. The expected volatility of options granted has been estimated based on an average of the historical volatility measures of this peer group of companies. The expected life of options has been estimated utilizing the "simplified method" due to the lack of available or sufficient historical exercise data for the Company for the applicable options terms. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options. The Company has not paid, and does not anticipate paying, cash dividends on its common stock; therefore, the expected dividend yield is assumed to be zero. As the Company's stock is now publicly traded after the Business Combination, the fair value of the Company's stock and the volatility is readily available.

The Black-Scholes model requires the input of certain assumptions that require the Company's judgment, including the fair value of common shares before the Business Combination, expected term, and the expected price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based compensation represent the Company's best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change resulting in the use of different assumptions, stock-based compensation expense could be materially different in the future. The Company accounts for forfeitures of stock-based awards as they occur.

**Fair Value Measurement**

The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument's classification within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The fair value hierarchy consists of the following three levels:

Level 1: Quoted prices in active markets for identical assets or liabilities

Level 2: Quoted prices for similar assets and liabilities in active markets or inputs other than quoted prices which are observable for the assets or liabilities

Level 3: Unobservable inputs which are supported by little or no market activity

The carrying amount of the Company's financial instruments, including cash, accounts receivable, notes receivable, and accounts payable, approximate fair value due to their short-term nature.

The Company's private placement warrants (the "Private Placement Warrants") are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Consolidated Balance Sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Consolidated Statements of Operations.

See Note 7, Private Placement Warrants and Recurring Fair Value Measurements, for additional information on the Company's liabilities measured at fair value.

**Earnings (Loss) Per Share**

Basic earnings (loss) per share is computed by dividing net earnings (loss) attributable to the Company by the number of weighted average shares of the Company's common stock outstanding during the period. Diluted earnings (loss) per share is computed by dividing net earnings (loss) attributable to the Company by the number of weighted-average shares of the Company's common stock outstanding during the period after adjusting for the impact of securities that would have a dilutive effect on earnings (loss) per share. As the Company has incurred losses in all periods presented, all potentially dilutive securities are antidilutive. See Note 13, Loss Per Share, for additional information on dilutive securities.

**Segment Reporting**

Operating segments are defined as components of an entity for which separate financial information is available and is regularly reviewed by the Chief Operating Decision Maker ("CODM") in deciding how to allocate resources to an individual segment and in assessing performance. The Company has determined that its Chief Executive Officer is the CODM. The Company operates and reports financial information in one segment, as the CODM reviews financial information presented on a consolidated basis, at the Company level, for the purposes of making operating decisions, allocation of resources, and evaluating financial performance.

As of December 31, 2022 and December 31, 2021, the Company did not have material assets located outside of the United States. For the years ended December 31, 2022 and 2021, the Company had $1.8 million and $4.0 million of revenue, respectively, earned outside of the United States.

**Recently Adopted Accounting Pronouncements**

In August 2020, the FASB issued ASU 2020-06, Debt–Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging- Contracts in Entity's Own Equity (Subtopic 815-40). This ASU reduces the number of accounting models for convertible debt instruments and convertible preferred stock as well as amends the guidance for the derivatives scope exception for contracts in an entity's own equity to reduce form-over-substance-based accounting conclusions. In addition, this ASU improves and amends the related EPS guidance. The ASU is effective for interim and annual periods beginning after December 15, 2023, with early adoption permitted for fiscal years beginning after December 15, 2020. Adoption of the ASU can either be on a modified retrospective or full retrospective basis. The Company adopted the standard with an effective date of January 1, 2022 using the modified retrospective approach. The adoption of this ASU impacted the Company's accounting for the conversion of convertible debt under original contractual terms at the Merger on July 19, 2022 as discussed in Note 8, Debt.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity's Own Equity (Subtopic 815-40): Issuer's Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. The amendments are designed to clarify an issuer's accounting for certain modifications or exchanges of freestanding equity-classified written call options that remain equity- classified after modification or exchange. The ASU

provides guidance on how an issuer would measure and recognize the effects of these transactions. The standard provides a principles-based framework to determine whether an issuer should recognize the modification or exchange as an adjustment to equity or an expense. The ASU is effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the guidance provided in ASU 2021-04 prospectively to modifications or exchanges occurring on or after the effective date. The Company adopted the standard with an effective date of January 1, 2022. The adoption of this ASU did not have a material impact on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lessees to recognize a right-of-use ("ROU assets") asset and a lease liability for all leases with terms greater than 12 months and requires disclosures by lessees and lessors about the amount, timing, and uncertainty of cash flows arising from leases. After the issuance of ASU 2016-02, the FASB clarified the guidance through several ASUs; hereinafter the collection of lease guidance is referred to as "ASC 842". The ASU is effective for annual periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022.

The Company adopted ASC 842 as of January 1, 2022 using the optional transition method to apply the standard as of the effective date. Accordingly, previously reported financial statements, including footnote disclosures, have not been recast to reflect the application of the new standard to all comparative periods presented.

The new standard also provides practical expedients for an entity's ongoing accounting as a lessee. The Company elected to utilize the practical expedient to not separate lease and non-lease components for all its existing leases. The Company has also elected not to present short-term leases on the condensed consolidated balance sheet as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options or renewal terms that the Company is reasonably certain to exercise. All other lease assets and lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. Because most of the Company's leases do not provide an implicit rate of return, it used its incremental borrowing rate based on the information available at adoption date in determining the present value of lease payments.

Adoption of the new lease standard on January 1, 2022 had a material impact on the Company's consolidated financial statements. The most significant impacts related to the recognition of ROU assets of $2.7 million and lease liabilities of $2.6 million for operating leases on the condensed consolidated balance sheet. ROU assets represent the Company's right to use an underlying asset for the lease term and lease liabilities represent the Company's obligation to make lease payments arising from the lease. The standard did not materially impact the Company's consolidated statement of operations and consolidated statement of cash flows.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic-740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. The guidance is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The adoption of this standard did not have a material impact on the Company's consolidated financial statements and related disclosures.

**Accounting Pronouncements Not Yet Adopted**

As an emerging growth company, the JOBS Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company elected to use this extended transition period under the JOBS Act until such time the Company is no longer considered to be an emerging growth company. The adoption dates discussed below reflect this election.

In September 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This guidance requires the measurement of all expected credit losses for financial assets held at the reporting data based on historical experience, current conditions, and reasonable and supportable forecasts. This guidance also requires enhanced disclosures regarding significant estimates and judgements used in estimating credit losses. The new guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

## 4. BUSINESS COMBINATION

As discussed in Note 1, Description of the Business, on July 19, 2022, the Business Combination was consummated. The following transactions occurred in connection with the Business Combination:

- Redemption of 15,883,395 shares of B. Riley 150 public shares that occurred subsequent to B. Riley 150 stockholders exercising their right to redeem public shares for their pro rata share of the trust account;

- 10,000,000 shares of the Company's common stock at a purchase price of $10.00 per share were sold and issued for an aggregate purchase price of $100.0 million pursuant to the subscription agreements entered in connection with the PIPE investment, including purchases made by the Company PIPE investor, sponsor related PIPE investors, and third-party investors, and inclusive of shares issued to the sponsor pursuant to the backstop commitment under the sponsor support agreement, representing the portion of the PIPE investment not purchased by third-party investors;

- 525,782 shares of Legacy FaZe's options to its executives, 1,450,914 shares of Legacy FaZe options, representing 75% of the unvested Legacy FaZe's options outstanding under its existing incentive plans that remain unvested as of the effective time were vested;

- 42,441 shares of the Company's restricted stock awards were vested at the Closing, pursuant to existing contractual terms. In addition, 923,886 shares of the Company's restricted stock awards vested 90 days after the Closing, pursuant to amendments to certain restricted stock awards entered prior to the Closing;

- 1,047,623 shares of Legacy FaZe's warrants (including 292,790 shares of preferred stock warrants and 754,833 shares of common stock warrants) were exercised into Legacy FaZe's common stock and preferred stock, respectively;

- 3,237,800 shares of Legacy FaZe's preferred stock were converted into Legacy FaZe common stock on a one-to-one basis;

- $72.9 million of Legacy FaZe's convertible debt (including 2021 Cox Convertible Promissory Notes, 2021 Convertible Promissory Notes, 2020 Secured Convertible Note Purchase Agreements and Secured Convertible Promissory Notes, and 2020 Convertible Promissory Notes) were converted into Legacy FaZe common stock, with $6.9 million accrued interest converted into the common stock, and $2.6 million accrued interest settled in cash;

- All 22,902,063 shares of issued and outstanding Legacy FaZe's common stock (including shares of its common stock issued pursuant to the exercise of common stock and preferred stock purchase warrants and the conversion of its convertible debts and the preferred stocks) were surrendered and exchanged into 50,995,637 shares of the Company's common stock calculated using the Equity Value Exchange Ratio;

- The Company entered into earn-out agreements to remove restrictions of legally outstanding shares if certain share price milestones are achieved. Refer to Note 9, Equity; and

- The Company assumed public and private placement warrants from B. Riley 150. Refer to Note 9, Equity, for the public warrants (the "Public Warrants") and Note 7, Private Placement Warrants and Recurring Fair Value Measurements, for the Private Placement Warrants.

As of the Closing Date and following the completion of the Business Combination, the Company had the following outstanding securities:

- 70,132,639 shares of common stock, with a par value of $0.0001 per share.

- 5,923,333 warrants, consisting of 5,750,000 Public Warrants and 173,333 Private Placement Warrants.

As a result of the Business Combination, Legacy FaZe received net cash consideration of $57.8 million. Legacy FaZe and B. Riley 150 incurred costs that were considered direct and incremental costs associated with the transaction. These costs amounted to $25.9 million and were treated as a reduction of additional paid-in capital.

Cash flows provided to or paid by Legacy FaZe or the Company in connection with the Business Combination are included in the Company's Consolidated Statements of Cash Flows as financing activities.

## 5. PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Property, equipment and leasehold improvements as of December 31, 2022 and December 31, 2021 consisted of the following:

| | (in thousands) | |
|---|---|---|
| | December 31, 2022 | December 31, 2021 |
| Furniture / Fixtures | $ 897 | $ 159 |
| Computer equipment | 3,640 | 708 |
| Vehicles | 106 | 106 |
| Leasehold improvements | 801 | 731 |
| Subtotal | 5,444 | 1,704 |
| Less: Accumulated depreciation | (1,623) | (779) |
| Property, equipment and leasehold improvements, net | $ 3,821 | $ 925 |

Depreciation expense totaled $1.3 million and $0.5 million for the year ended December 31, 2022 and 2021, respectively, During the year ended December 31, 2022, the Company disposed of certain leasehold improvements that were fully depreciated at the time of disposal, and there was no gain or loss on disposal.

## 6. INTANGIBLE ASSETS

Intangible assets as of December 31, 2022 and December 31, 2021 consisted of the following:

| | | (in thousands) | | |
|---|---|---|---|---|
| As of December 31, 2022 | Useful Life | Gross Carrying Value | Accumulated Amortization | Net Carrying Value |
| Website development | 3 years | $ 377 | $ 175 | $ 202 |
| Talent acquisition | 2 – 3 years | 1,201 | 555 | 646 |
| Intangible assets, net | | $ 1,578 | $ 730 | $ 848 |

| As of December 31, 2021 | Useful Life | Gross Carrying Value | Accumulated Amortization | Net Carrying Value |
|---|---|---|---|---|
| | | (in thousands) | | |
| Website development | 3 years | $ 211 | $ 75 | $ 136 |
| Talent acquisition | 2 – 3 years | 1,653 | 1,051 | 602 |
| Intangible assets, net | | $ 1,864 | $ 1,126 | $ 738 |

Amortization expense totaled $0.6 million and $0.5 million for the year ended December 31, 2022 and 2021, respectively.

The following table presents the estimated future amortization of intangible assets:

| Years ending December 31, | (in thousands) |
|---|---|
| 2023 | $ 478 |
| 2024 | 332 |
| 2025 | 38 |
| 2026 | — |
| Total future amortization of amortizable intangible assets | $ 848 |

During the year ended December 31, 2022, the Company removed $1.0 million of intangible assets, that were fully amortized from intangible assets and accumulated amortization, and there was no gain or loss on the removal. The Company did not have any fully amortized intangible assets as of December 31, 2022.

## 7. PRIVATE PLACEMENT WARRANTS AND RECURRING FAIR VALUE MEASUREMENTS

**Warrant Liability**

Prior to the Business Combination, B. Riley 150 issued 173,333 Private Placement Warrants with an exercise price of $11.50 per share. The Private Placement Warrants are identical to the Public Warrants, as described in Note 9, Equity, except that the Private Placement Warrants (including the common stock underlying the Private Placement Warrants) were not transferable, assignable or salable until August 18, 2022 and they are not redeemable by the Company for cash so long as they are held by the sponsor or its permitted transferees. The sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the sponsor or its permitted transferees, the Private Placement Warrants can be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. Upon the Closing of the Business Combination, the Company has determined that the Private Placement Warrants are classified as liabilities and marked to market at each reporting period.

A Black-Scholes model is used to value the Private Placement Warrants at each reporting period. The change in fair value of warrants is recognized as part of change in fair value of warrant liabilities in the Consolidated Statements of Operations. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate, discount rate and dividend yield. The Company estimates the volatility of its common stock based on a binomial lattice model using the stock price and the price of the Public Warrants as of the valuation date, risk-free interest rate, and the expected life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero- coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the Private Placement Warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The key inputs into the Black-Scholes model in determining the fair value of the Private Placement Warrants were as follows at December 31, 2022 and December 31, 2021:

| | December 31, 2022 | December 31, 2021 |
|---|---|---|
| Risk-free interest rate | 4.0% | 1.3% |
| Expected term (years) | 4.5 | 5.5 |
| Expected volatility | 53.3% | 18.5% |
| Exercise price | $ 11.50 | $ 11.50 |
| Dividend yield | 0 | 0 |

The following table presents a summary of the changes in the fair value of the Private Placement Warrants liability since the Closing Date:

| | (in thousands) |
|---|---|
| Warrant liabilities at July 19, 2022 | $ 114 |
| Change in fair value of warrant liabilities | (90) |
| Warrant liabilities at December 31, 2022 | $ 24 |

The following table presents information about the Company's assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2022, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. As of December 31, 2021, no assets and liabilities were measured at fair value on a recurring basis.

| | (in thousands) | | | |
|---|---|---|---|---|
| | December 31, 2022 | Quoted Prices in Active Markets (Level 1) | Significant Other Observable Inputs (Level 2) | Significant Other Observable Inputs (Level 3) |
| Liabilities: | | | | |
| Private Placement Warrants | $ 24 | $ — | $ — | $ 24 |
| Total | $ 24 | $ — | $ — | $ 24 |

## 8. DEBT

As of December 31, 2022, there is no debt outstanding as all outstanding debts have been paid off or converted into Legacy FaZe common stock and eventually to Company common stock as a result of the Business Combination. Debt as of December 31, 2021 consisted of the following:

| | (in thousands) | | | | |
|---|---|---|---|---|---|
| As of December 31, 2021 | Unpaid Principal | Short-term | Long-term | Unamortized Issuance Costs | Net Carrying Value |
| 2021 Cox Convertible Promissory Note | $ 15,000 | $ — | $ 15,000 | $ — | $ 15,000 |
| 2021 Convertible Promissory Notes | 675 | — | 675 | — | 675 |
| 2020 Secured Convertible Promissory Note | 55,000 | — | 55,000 | (358) | 54,642 |
| 2020 Convertible Promissory Notes | 2,525 | 2,025 | 500 | — | 2,525 |
| 2020 PPP Loan | 1,123 | 1,123 | — | | 1,123 |
| Other loans | 37 | — | 37 | — | 37 |
| Total principal amount outstanding | $ 74,360 | $ 3,148 | $ 71,212 | $ (358) | $ 74,002 |

**2021 Cox Convertible Promissory Notes**

In August 2021, Legacy FaZe entered into an agreement with Cox Investment Holdings, Inc. ("Cox") to which the Legacy FaZe sold convertible promissory notes totaling $10.0 million. The maturity date is the earliest of (a) December 15, 2023, (b) the consummation of an initial public offering, (c) the merger of Legacy

FaZe with another entity, (d) a transaction pursuant to which more than 50% of Legacy FaZe's equity securities come to be owned by an unrelated third party, (e) a sale of all or substantially all of the assets of Legacy FaZe, or (f) the consummation of a private round of equity financing resulting in aggregate gross proceeds to Legacy FaZe of at least $15.0 million ("Cox Qualified Financing"). In addition, Cox exercised its right to purchase an additional $5.0 million in Cox Convertible Promissory Notes in October 2021.

The convertible promissory notes are convertible, at the investor's election, into shares of common stock or shares of the series or class of capital stock most recently sold in a Cox Qualified Financing consummated prior to such time. The conversion price is equal to the lesser of (a) the imputed pre-money enterprise value of Legacy FaZe with respect to the Cox Qualified Financing most recently consummated prior to the time of determination, and (b) $250.0 million minus the then outstanding debt of Legacy FaZe in excess of $25.0 million, divided by the total number of shares of capital stock of Legacy FaZe then currently issued and outstanding, calculated on an as-exercised, as-converted, fully diluted basis, but excluding (a) shares of capital stock of Legacy FaZe issuable upon the conversion of the note, and (b) shares of capital stock issuable upon conversion of other convertible notes or indebtedness then outstanding.

The 2021 Cox Convertible Promissory Notes, which cannot be prepaid without consent of the holder, bear interest at a rate of 10.00% per annum and are secured against substantially all assets of Legacy FaZe.

Legacy FaZe evaluated the embedded conversion feature in accordance with ASC 815 and determined that embedded conversion feature did not meet the definition of a derivative and therefore did not account for it as a separate derivative liability.

As a result of the Business Combination, on the Closing Date, $15.0 million of Legacy FaZe's 2021 Cox Convertible Promissory Notes with $1.3 million accrued interest were converted into 3,096,908 shares of the Company's common stock pursuant to original contractual terms and derecognized at the carrying amount of the debt.

**2021 Convertible Promissory Notes**

In June and August 2021, Legacy FaZe entered into Convertible Promissory Note agreements with accredited investors pursuant to which Legacy FaZe sold Promissory Notes totaling $0.7 million. For each note issued, the maturity date is the second anniversary of the date of the Purchase Agreement. The conversion price is equal to 90% of the price per share sold in a preferred stock financing, provided the price is subject to adjustment in the event Legacy FaZe's enterprise value is greater than $250.0 million on that date.

The 2021 Convertible Promissory Notes, which cannot be prepaid without consent of the holder, bear interest at a rate of 4.00% per annum and are subordinate and junior in right of payment to any senior indebtedness of Legacy FaZe.

Legacy FaZe evaluated the embedded conversion feature in accordance with ASC 815 and determined that embedded conversion feature did not meet the definition of a derivative and therefore did not account for it as a separate derivative liability.

As a result of the Business Combination, on the Closing Date, $0.7 million of Legacy FaZe's 2021 Convertible Promissory Notes with $26,770 accrued interest were converted into 133,276 shares of the Company's common stock pursuant to original contractual terms and derecognized at the carrying amount of the debt.

**2020 Secured Convertible Note Purchase Agreements and Secured Convertible Promissory Notes**

In December 2020, Legacy FaZe entered into a Secured Convertible Note Purchase Agreement as amended on February 22, 2021, April 23, 2021, and August 16, 2021 (together, the "Purchase Agreement") with CPH Phase II SPV L.P. and CPH Phase III SVP L.P., accredited investors, (collectively referred to as "CPH Noteholders") pursuant to which Legacy FaZe agreed to sell Secured Convertible Promissory Notes (the

"CPH Notes"), for a total of up to $91.7 million, to the investors. Legacy FaZe issued Secured Convertible Promissory Notes to the investors for a total of $55.0 million.

In October 2021, Legacy FaZe entered into an agreement with the CPH Noteholders, for the settlement of the accrued interest on the CPH Notes and the settlement of the purchaser's right, but not obligation, to purchase additional CPH Notes from Legacy FaZe for up to $36.7 million expiring in June 2022 ("CPH Right"). The CPH Right has an anti-dilution feature and survives beyond a change-in-control event, including a merger transaction with a special purpose acquisition company. Legacy FaZe settled the accrued interest through February 1, 2022 and the CPH Right for 523,763 and 4,800,000 shares of the Company's common stock, respectively, issuable upon the close of the Merger. The accrued interest after February 1, 2022 was paid in cash. The common stock and cash for accrued interest and the common stock for the CPH Right was settled upon close of the Merger on July 19, 2022.

For each note issued under the Purchase Agreement, the maturity date is the earlier of December 15, 2023 of either (i) an initial public offering, (ii) a transaction or series of related transactions pursuant to which more than 50% of Legacy FaZe's equity securities come to be owned by an unrelated third party or (iii) the sale of all or substantially all of the assets of Legacy FaZe (a "Liquidity Event"). The CPH Notes are convertible, at the investor's election, into shares of common stock or shares of the series or class of capital stock ("Conversion Shares") sold in a private round of equity financing consummated after January 1, 2021 that result in gross proceeds of at least $15.0 million (a "CPH Qualified Financing"). The conversion price is equal to the imputed pre-money enterprise value of Legacy FaZe with respect to the CPH Qualified Financing divided by the total number of shares of capital stock then currently issued and outstanding, calculated on an as-exercised, as-converted, fully diluted basis, but excluding shares of capital stock of Legacy FaZe issuable to the investor upon conversion of the CPH Notes. The conversion price is subject to adjustment in the event Legacy FaZe's enterprise value is greater than $250.0 million at the time of conversion.

Legacy FaZe may prepay the CPH Notes in whole or in part at any time without penalty, provided the investor has the right to utilize the proceeds to purchase the Conversion Shares at the conversion price prior to the maturity date. The CPH Notes bear interest at 10.00% per annum and are secured against substantially all assets of Legacy FaZe.

Legacy FaZe evaluated the embedded conversion feature in accordance with ASC 815 and determined that embedded conversion feature did not meet the definition of a derivative and therefore did not account for it as a separate derivative liability.

As a result of the Business Combination, on the Closing Date, $54.7 million of Legacy FaZe's 2020 Secured Convertible Note Purchase Agreements and Secured Convertible Promissory Notes, with $5.3 million accrued interest, were converted into 15,769,002 shares of the Company's common stock. In addition, $2.6 million of accrued interest was settled by cash. Upon the conversion of such debts under the Merger Agreement terms, approximately $112.9 million of loss on debt extinguishment was recognized in the year ended December 31, 2022.

**2020 Convertible Promissory Notes**

In March — June 2020, Legacy FaZe entered into Convertible Promissory Note agreements with accredited investors pursuant to which Legacy FaZe sold Convertible Promissory Notes totaling $2.5 million. Subsequent to the execution of the Merger Agreement, in November and December 2021, Legacy FaZe entered into consent letters with each of the 2020 Convertible Promissory Note Holders wherein each note was converted into a number of shares of Legacy FaZe's common stock immediately prior to the Merger. The conversion price was equal to $250.0 million or $200.0 million divided by the total number of shares of capital stock of Legacy FaZe issued and outstanding, calculated on an as-exercised, as-converted, fully diluted basis, but excluding shares of capital stock of Legacy FaZe issued or issuable upon conversion of the note and other convertible notes of Legacy FaZe.

The 2020 Convertible Promissory Notes, which cannot be prepaid without consent of the holder, bear interest at a rate of 4.00% per annum and are subordinate and junior in right of payment to any senior indebtedness of Legacy FaZe.

Legacy FaZe evaluated the embedded conversion feature in accordance with ASC 815 and determined that embedded conversion feature did not meet the definition of a derivative and therefore did not account for it as a separate derivative liability.

As a result of the Business Combination, on the Closing Date, $2.5 million of Legacy FaZe's 2020 Convertible Promissory Notes, with $0.2 million accrued interest, were converted into 546,220 shares of the Company's common stock. Upon the conversion of such debts under the Merger Agreement terms, approximately $2.4 million of loss on debt extinguishment was recognized in the year ended December 31, 2022.

**2022 B. Riley Term Loan**

In March 2022, Legacy FaZe entered into a Bridge Loan Agreement with B. Riley Commercial Capital, LLC ("B. Riley Lender"), an affiliate of B. Riley 150, pursuant to which Legacy FaZe received a term loan in the amount of $10.0 million in a single advance ("Initial Term Loan"). Upon receipt of a borrowing notice from Legacy FaZe to B. Riley Lender in April 2022, B. Riley Lender issued Legacy FaZe a second advance of $10.0 million ("Final Term Loan"). The maturity date is the Closing Date of the Merger Agreement.

The 2022 B. Riley Term Loan accrues interest at a rate of 7.00% per annum, compounded quarterly, with such interest accrued on the last business day of each calendar quarter, and shall be paid in cash on the maturity date and is secured against substantially all assets of Legacy FaZe.

As a result of the Business Combination, on the Closing Date, the Company paid the $20.0 million 2022 B. Riley Term Loan and $0.4 million of accrued interest with the proceeds of the Merger.

**2020 Paycheck Protection Program Loan**

In May 2020, Legacy FaZe entered into a Promissory Note dated May 4, 2020 (the "PPP Loan") with Harvest Small Business Finance, LLC ("Harvest"), pursuant to which Harvest agreed to make a loan to Legacy FaZe under the Paycheck Protection Program offered by the U.S. Small Business Administration in a principal amount of $1.1 million pursuant to Title 1 of the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act"). The PPP Loan proceeds are available to be used to pay for payroll costs, including salaries, commissions and similar compensation, group health care benefits and paid leaves, rent, utilities, and interest on certain other outstanding debt.

Legacy FaZe is required to make principal and interest payments in monthly installments, beginning ten months after the last day of the covered period, on the balance that is not forgiven. The loan matures in May 2022 and bears interest at a rate of 1.00% per annum.

As a result of the Business Combination, on the Closing Date, the Company paid the $1.1 million of outstanding PPP Loan and $24,760 of accrued interest with the proceeds of the Merger.

**Interest Expense**

Interest expense for the year ended December 31, 2022 and 2021 was $4.5 million and $5.5 million, respectively, includes $0.1 million and $0.1 million of amortization of debt issuance costs, respectively.

**9. EQUITY**

Prior to the Business Combination, Legacy FaZe had two classes of capital stock outstanding: common stock and preferred stock. Following the Business Combination, the Company has one class of capital stock outstanding: common stock. The following summarizes the terms of the Company's capital stock.

**Preferred Stock**

The Company had 3,545,529 shares of Legacy FaZe preferred stock authorized for issuance with a par value of $0.00001 per share as of December 31, 2021 and prior to the Closing of the Business Combination.

Pursuant to the Company's second amended and restated certificate of incorporation, the Company is authorized to issue up to 1,000,000 shares of preferred stock with a par value of $0.0001.

The Company had 3,237,800 shares of Legacy FaZe's preferred stock issued and outstanding as of December 31, 2021. As a result of the Business Combination, 3,237,800 shares of Legacy FaZe's preferred stock outstanding as of the Closing Date were converted into shares of Legacy FaZe's common stock on a one-to-one basis. As of December 31, 2022, the Company had no shares of preferred stock issued and outstanding.

**Common Stock**

The Company had 31,900,878 shares of Legacy FaZe common stock authorized for issuance with a par value of $0.00001 per share as of December 31, 2021 and prior to the Closing of the Business Combination.

Pursuant to the Company's second amended and restated certificate of incorporation, the Company is authorized to issue up to 500,000,000 shares of common stock with a par value of $0.0001 per share.

The Company had 71,511,887 of common stock and 8,461,706 shares of Legacy FaZe's common stock issued and outstanding as of December 31, 2022 and December 31, 2021 respectively.

**Earn-out Shares**

As a result of the Business Combination, a number of the Company's common stock (the "Seller Earn Out") equal to 6% of the sum of i) the total number of the Company's common stock issued and outstanding as of immediately after the Closing and ii) the total number of shares of the Company's common stock equal to the product of the total number of net vested company option shares calculated as of immediately prior to the Closing and the Equity Value Exchange Ratio were issued and is subject to vesting and forfeiture conditions upon reaching certain volume-weighted average price ("VWAP") per share during the period commencing 90 days after the Closing Date and ending five years after the Closing Date ("Earn-out Period"). Among other things further disclosed in the Merger Agreement, if the following events ("Trigger Event") occurs on or before the five-year anniversary of the Business Combination:

- the VWAP per share of the Company's common stock at any point during the trading hours of a trading day is equal to or greater than $12.00 for any 20 trading days within any period of 30 consecutive trading days, one-third ("First Target Earn- Out Shares") shall immediately vest and no longer be subject to the forfeiture conditions;

- the VWAP per share of the Company's common stock at any point during the trading hours of a trading day is equal to or greater than $14.00 for any 20 trading days within any period of 30 consecutive trading days, one-third ("Second Target Earn-Out Shares") shall immediately vest and no longer be subject to the forfeiture conditions;

- the VWAP per share of the Company's common stock at any point during the trading hours of a trading day is equal to or greater than $16.00 for any 20 trading days within any period of 30 consecutive trading days, one-third ("Third Target Earn-Out Shares") shall immediately vest and no longer be subject to the forfeiture conditions;

- in the event of a sale during the Earn-out Period, to the extent that the holders of the Company's common stock receive sale price that is greater than or equal to the applicable closing price, any Earn-out Shares that have not previously vested shall be deemed to have vested immediately prior to the closing of such sale, and the holders of any Earn-out Shares deemed vested shall be eligible

to participate in such sale with respect to the sponsor Earn-out Shares on the same terms, and subject to the same conditions, as apply to the holders of the Company's common stock. Upon the consummation of the sale, the Earn-out Period shall terminate.

As a result of the Business Combination, among other things further disclosed in the Sponsor Support Agreement, the sponsors agreed that (x) an aggregate of 2,156,250 sponsor shares shall be fully vested and (y) an aggregate of 2,156,250 sponsor shares (the "Sponsor Earn-Out Shares") shall be subject to vesting or forfeiture, during the Earn-out Period, at the event the Trigger Event mentioned above occurs.

The Earn-out Shares meet the accounting definition of a derivative financial instrument, are considered to be indexed to the Company's common stock and meet other the conditions in ASC 815-40, Derivatives and Hedging: Contracts in Entity's Own Equity, to be classified as equity.

As of December 31, 2022, the Earn-Out Period had begun but vesting conditions had not yet been met.

<u>Public Warrants to Acquire Common Stock</u>

Prior to the Business Combination, there were 5,750,000 Public Warrants issued and outstanding in connection with the initial public offering of B. Riley 150 with an exercise price of $11.50 per share. The Public Warrants became exercisable 30 days after the Business Combination. Each whole share of the warrant is exercisable for one share of the Company's common stock.

The Company may redeem the outstanding Public Warrants for $0.01 per warrant upon at least 30 days' prior written notice of redemption given after the warrants become exercisable, if the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock dividends, sub-divisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing after the warrants become exercisable and ending on the third trading day before the Company sends the notice of redemption to the warrant holders. Upon issuance of a redemption notice by the Company, the warrant holders may, at any time after the redemption notice, exercise the Public Warrants on a cashless basis.

The Public Warrants meet the definition of a derivative financial instrument and the equity scope exception in ASC 815-10-15-74(a) to be classified as equity, and are not subject to remeasurement provided that the Company continues to meet the criteria for equity classification.

As of December 31, 2022, all 5,750,000 Public Warrants remain outstanding.

## 10. STOCK COMPENSATION EXPENSE

### 2022 Omnibus Incentive Plan

On October 24, 2021, the stockholders of the Company approved the 2022 Omnibus Incentive Plan (the "OIP"), which became effective as of the Closing Date of the Business Combination. The OIP allows grants of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stocks, restricted stock units, stock bonuses, other stock-based awards, cash awards, and substitute awards ("the "OIP Awards") to selected officers, employees, partners, non-employee directors, independent contractors, and consultants. The Company has 12,358,689 shares of common stock, $0.0001 par value per share, reserved for issuance pursuant to awards that may be granted under OIP. As of December 31, 2022, 655,000 shares of the Company's common stock are subject to restricted stock award.

### 2022 Employee Stock Purchase Plan

On October 24, 2021, the stockholders of the Company approved the 2022 Employee Stock Purchase Plan (the "ESPP"), which became effective as of the Closing Date of the Business Combination. An aggregate of 1,791,416 shares of the Company's common stock has been reserved for issuance or transfer pursuant to rights granted under the ESPP ("Aggregate Number"). The Aggregate Number represents 2% of the

aggregate number of shares of the Company's fully diluted shares outstanding immediately after the Closing and is subject to increase each year over a ten-year period. The maximum aggregate number of shares of common stock available for issuance under ESPP shall not exceed 75,000,000 shares. The ESPP will be implemented through a series of offerings of purchase rights to eligible employees. Each eligible employee may authorize payroll deductions at a minimum of 1% up to a maximum of 15% on a pro rate basis for each pay period during an offering. Under the ESPP, the Company's Board may designate the period of each offering but no offering shall exceed 27 months in duration. Unless otherwise determined, the offering shall be for a purchase period of 6 months, beginning on the offering date and ending on the exercise date. The purchase price for each share shall be 85% of the fair market value of the Company's common stock on the offering date or the exercise date, whichever is less. As of December 31, 2022, no awards have been granted under this plan.

**Amended and Restated 2019 Equity Incentive Plan**

The Company maintains an equity incentive plan established in October 2019, the 2019 Equity Incentive Plan (the "Legacy FaZe Plan"). The Legacy FaZe Plan allows grants of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock and restricted stock units, generally to directors, employees, consultants and service providers. In July 2021, the Company's Board amended the Legacy FaZe Plan and increased the maximum aggregate number of shares authorized to be issued to 10,500,000 shares of Legacy FaZe common stock, which is equivalent to 23,380,173 shares of the Company's common stock calculated using the Equity Value Exchange Ratio. As of December 31, 2022, 18,863,654 shares of the Company's common stock are issuable upon the vesting and exercise of stock options originally granted under the Legacy FaZe Plan, and 1,649,962 shares of the Company's common stock are subject to restricted stock awards originally granted under the Legacy FaZe Plan.

The following table contains information about the plan as of December 31, 2022:

| | Awards Reserved for Issuance | Awards Outstanding | Awards Available for Grant |
|---|---|---|---|
| 2022 Omnibus Incentive Plan | 12,358,689 | 1,238,667 | 11,120,022 |
| 2022 Employee Stock Purchase Plan | 75,000,000 | — | 75,000,000 |
| Amended 2019 Equity Incentive Plan | 23,380,173 | 19,977,366 | 3,402,807 |

**Stock Compensation Expense**

Stock-based compensation expense for the periods presented was comprised of the following, which were included in general and administrative expenses within the Consolidated Statements of Operations:

| | (in thousands) For the year ended December 31, 2022 | 2021 |
|---|---|---|
| Stock options | $ 469 | $ 1,635 |
| Restricted stock awards | 9,698 | 2 |
| Total stock–based compensation expense | $ 10,167 | $ 1,637 |

**Options**

The following is an analysis of the stock option grant activity:

| Vested and Nonvested Stock Options | Number | Weighted Average Exercise Price | Weighted Average Remaining Life |
|---|---|---|---|
| Outstanding December 31, 2021 | 19,912,281 | $ 0.38 | 4.86 |
| Granted | - | - | - |
| Exercised | (1,048,627) | 0.38 | - |
| Expired or forfeited | - | - | - |
| Outstanding December 31, 2022 | 18,863,654 | $ 0.38 | 4.13 |

| Nonvested Stock Options | Number | Weighted-Average Exercise Price |
|---|---|---|
| Nonvested on December 31, 2021 | 6,867,852 | $ 0.38 |
| Granted | - | - |
| Vested | (6,197,824) | 0.38 |
| Forfeited | - | - |
| Nonvested on September 30, 2022 | 670,008 | $ 0.38 |

The Company recognized stock-based compensation expense related to options granted and vesting expense of $0.5 million during the year ended December 31, 2022, which is included in general and administrative expenses. The Company recognized stock-based compensation expense related to options issued and vesting of $1.6 million during the year ended December 31, 2021, which is included in general and administrative expenses.

During the years ended December 31, 2022 and 2021, the Company granted a total of 0 and 11,545,084 options, respectively.

**Warrants**

The following is an analysis of the warrant grant activity:

| Vested and Nonvested Stock Warrants | Number | Weighted Average Exercise Price | Weighted Average Remaining Life |
|---|---|---|---|
| Outstanding December 31, 2021 | 6,575,284 | $ 10.41 | 5.79 |
| Granted | - | - | - |
| Exercised | (651,951) | 0.53 | - |
| Expired or forfeited | - | - | - |
| Outstanding December 31, 2022 | 5,923,333 | $ 11.50 | 4.55 |

| Nonvested Stock Warrants | Number | Weighted-Average Exercise Price |
|---|---|---|
| Nonvested on December 31, 2021 | - | $ - |
| Granted | - | - |
| Vested | - | - |
| Forfeited | - | - |
| Nonvested on December 31, 2022 | - | $ - |

During the years ended December 31, 2022 and 2021, the Company granted a total of 0 and 0 warrants, respectively.

**Restricted Stock Awards**

A summary of Restricted Stock Awards ("RSAs") issuances are as follows:

| Nonvested RSAs | Number | Weighted Average Price |
|---|---|---|
| Nonvested December 31, 2021 | 167,277 | $ 5.78 |
| Granted | 1,774,698 | 6.30 |
| Vested | (289,013) | 5.99 |
| Forfeited | - | |
| Nonvested December 31, 2022 | 1,649,962 | $ 6.27 |

The Company recognized stock-based compensation expense related to RSAs granted and vesting expense of $9.0 million and $0.1 million during the years ended December 31, 2022 and 2021, respectively, which is included in general and administrative expenses.

During the years ended December 31, 2022 and 2021, the Company granted a total of 2,899,372 and 1,391,930 RSAs, respectively.

**Restricted Stock Units**

A summary of Restricted Stock Units ("RSUs") issuances are as follows:

| Nonvested RSUs | Number | Weighted Average Price |
|---|---|---|
| Nonvested December 31, 2021 | - | $ - |
| Granted | 1,124,674 | 2.68 |
| Vested | (422,257) | 2.50 |
| Forfeited | - | |
| Nonvested December 31, 2022 | 702,417 | $ 2.79 |

The Company recognized stock-based compensation expense related to RSUs granted and vesting expense of $1.6 million and $0 during the years ended December 31, 2022 and 2021, respectively, which is included in general and administrative expenses.

During the years ended December 31, 2022 and 2021, the Company granted a total of 1,124,674 and 0 RSUs, respectively.

## 11. COMMITMENTS AND CONTINGENCIES

**Operating Leases**

The Company leases certain business and residential facilities under operating lease agreements that specify minimum rentals with lease terms ranging from two to two and a half years. The Company's rent expense for the year ended December 31, 2022 and 2021 was $1.5 million and $0.9 million, respectively. Rent expense is included in general and administrative expense in the Consolidated Statements of Operations. Scheduled rent increases, if any, are amortized on a straight-line basis over the lease term.

Our lease agreements generally do not provide an implicit borrowing rate; therefore, an internal incremental borrowing rate is determined based on information available at lease commencement date for purposes of determining the present value of lease payments. We used the incremental borrowing rate on December 31, 2022 and December 31, 2021 for all leases that commenced prior to that date. In determining this rate, which is used to determine the present value of future lease payments, we estimate the rate of interest we would pay on a collateralized basis, with similar payment terms as the lease and in a similar economic environment.

**Lease Costs**

| (in thousands) | Year Ended December 31, 2022 | Year Ended December 31, 2021 |
|---|---|---|
| Components of total lease costs: | | |
| Operating lease expense | $ 1,544 | $ 902 |
| Total lease costs | $ 1,544 | $ 902 |

**Lease Positions as of December 31, 2022 and December 31, 2021**

ROU lease assets and lease liabilities for our operating leases are recorded on the balance sheet as follows:

| (in thousands) | December 31, 2022 | December 31, 2021 |
|---|---|---|
| Assets | | |
| Right of use asset – long term | $ 2,693 | $ — |
| Total right of use asset | $ 2,693 | $ — |
| Liabilities | | |
| Operating lease liabilities – short term | $ 1,488 | $ — |
| Operating lease liabilities – long term | 1,084 | — |
| Total lease liability | $ 2,572 | $ — |

**Lease Terms and Discount Rate**

| | |
|---|---|
| Weighted average remaining lease term (in years) – operating leases | 1.7 |
| Weighted average discount rate – operating leases | 4% |

Future minimum lease payments, which include non-cancelable operating leases at December 31, 2022, are as follows:

| Years ending December 31, | (in thousands) |
|---|---|
| 2023 | $ 1,577 |
| 2024 | 1,087 |
| 2025 | 5 |
| 2026 | 3 |
| Thereafter | - |
| Total minimum lease payment | $ 2,672 |

## 12. LITIGATION

From time to time, in the normal course of operations, the Company is subject to litigation matters and claims, including claims relating to employee relations and business practices. The Company expenses legal fees as incurred. The Company records a provision for contingent losses when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. An unfavourable outcome to any legal matter, if material, could have an adverse effect on the Company's operations or its financial position, liquidity, or results of operations.

On August 12, 2020, Greg Selkoe, President of the Company until May 2020, filed suit against the Company for severance and sums related to his termination from the Company, which was initiated in January 2020. The Company and Mr. Selkoe reached a settlement, including a severance payment to Mr. Selkoe and forfeiture by Mr. Selkoe of the entirety of his stock options. The Company accrued $3.2 million for the year ended December 31, 2020. The Company paid $2.9 million of the severance payments to Mr. Selkoe in 2021. In May 2022, the Company made a payment of $0.3 million for the remainder of the balance.

On November 30, 2020, Adult Use Holdings, Inc. ("Adult Use") and Zola Ventures Ltd. ("Zola") initiated arbitration claiming that the Company owed CA$ 3 million to Adult Use and Zola in connection with alleged funding to the Company of CA$ 30.0 million by Bridging Finance Group. On December 21, 2020, the Company brought counterclaims against Adult Use, Zola, and their principals Adam Salman and Igor Gimelshtein. On May 14, 2021, the Company applied for summary disposition of the claim for CA$ 3 million brought by Adult Use and Zola. On August 4, 2021, the arbitrator granted the Company's application and issued a Partial Final Award dismissing Adult Use's and Zola's claim. The United States District Court for the Southern District of New York subsequently affirmed the Partial Final Award and its dismissal of Adult Use's and Zola's claims against the Company in a decision issued September 28, 2022. On November 8 and November 11, 2022, the arbitrator held hearings in connection with the Company's counterclaims. On December 23, 2022, the Company filed an application for costs and attorneys' fees. The Company does not believe a material loss is probable at this time. As result, the Company has not recorded a reserve with respect to this litigation.

On December 7, 2020, the Company filed an arbitration demand against its former Chief Legal Officer, Phillip Gordon ("Gordon"), alleging claims for fraud, breach of fiduciary duty, breach of duty of loyalty, and breach of employment agreement. The Company terminated Gordon effective as of December 5, 2020 based on the results of an internal investigation. Gordon has denied that the Company had cause to terminate him and filed counterclaims seeking payment of severance under his employment agreement in the total amount of $3.0 million, plus payment of $0.5 million in bonus compensation. Subsequent to December 31, 2021, as a result of arbitration proceedings, the Company has entered into a settlement agreement whereby Gordon agreed to the cancellation of 90,000 of the 790,000 outstanding stock options previously issued to him and to release any actions, claims, damages, judgments or agreements arising out of his relationship with the Company in exchange for $1.9 million in cash. The Company recorded a legal accrual for $1.9 million as of December 31, 2021. The initial payment of $0.4 million was made in the first quarter of 2022. The outstanding balance was settled as of the third quarter of 2022.

On May 21, 2021, Alissa Violet Marie Butler filed suit in the Superior Court of the State of California for the County of Los Angeles against FaZe Clan Inc., Dentons US LLP, and Wilson Sonsini Goodrich & Rosati, P.C. Ms. Butler alleges that she is entitled to shares of the Company's stock. Subsequent to December 31, 2021, the Company has reached a preliminary settlement with Ms. Butler for a total of $0.8 million payable in a combination of cash and common stock to settle Ms. Butler's claim. The Company recorded a legal accrual for $0.8 million as of December 31, 2021. The outstanding balance was settled as of the third quarter of 2022.

In 2021, the Company was made aware of a claim from Treschow-Fritzoe AS that the Company repaid the wrong party for certain funds received by the Company in 2017 and recorded a legal accrual of $1.2 million as of December 31, 2020. In October 2021, the Company entered into a settlement agreement with Treschow-Fritzoe AS and adjusted its legal accrual to $0.8 million as of December 31, 2021. The Company paid $0.8 million in April 2022.

## 13. LOSS PER SHARE

In accordance with the provisions of ASC 260, Earnings Per Share, net loss per share is computed by dividing net loss by the weighted-average shares of common stock outstanding during the period. The results of operations were net losses for the year ended December 31, 2022 and 2021. The following table sets forth the computation of basic and diluted earnings per share attributable to common stockholders for the year ended December 31, 2022 and 2021:

| | (in thousands, except shares and per-share information) Years ended December 31, | |
|---|---|---|
| | 2022 | 2021 |
| Basic and diluted loss per share: | | |
| Net loss attributable to FaZe Holdings Inc., basic and diluted | $ (168,534) | $ (36,866) |
| Weighted-average common shares outstanding, basic and diluted | 39,872,308 | 19,187,873 |
| Net loss per share, basic and diluted | $ (4.23) | $ (1.92) |

During a loss period, the effect of the potential exercise of stock options, warrants, convertible preferred stock, and convertible debt are not considered in the diluted loss per share calculation since the effect would be antidilutive. The Company did not have any participating securities in the periods presented. The Company had 1,680,774 fully vested warrants in which common shares were issuable for little to no consideration outstanding as of the Closing Date and for the year ended December 31, 2021. These warrants were exercised during the Business Combination. The Company considered these warrants outstanding in the context of basic loss per share and included these warrants in the weighted-average shares of common stock outstanding for the period until converted.

The Company had antidilutive shares for the year ended December 31, 2022 and 2021. The following securities were not included in the computation of diluted shares outstanding for the year ended December 31, 2022, and 2021 because the effect would be antidilutive:

| | As of December 31, 2022 | As of December 31, 2021 |
|---|---|---|
| Convertible preferred stock | — | 7,209,555 |
| Public Warrants | 5,750,000 | 5,750,000 |
| Private Placement Warrants | 173,333 | 173,333 |
| Seller Earn-out | 5,312,098 | — |
| Sponsor Earn-out Shares | 2,156,250 | — |
| Legacy FaZe preferred warrant | — | 651,951 |
| Unvested restricted stock award | 1,649,962 | 49,426 |
| Stock options | 18,863,654 | 19,912,281 |
| Total potentially dilutive common stock equivalents | 33,905,297 | 33,746,546 |

**14. INCOME TAXES**

The Company's income and losses before income taxes in 2022 and 2021, respectively, consist of income and losses from domestic operations. Income / (Loss) before income tax expense for the years ended December 31, 2022 and 2021, respectively, consisted of the following: (in thousands)

| | Year Ended December 31, 2022 | Year Ended December 31, 2021 |
|---|---|---|
| United States | (168,534) | (36,866) |
| Foreign | — | — |
| Income / (Loss) before income taxes | (168,534) | (36,866) |

The table below presents the components of the provision for income taxes:

| Year Ended | Year Ended |
|---|---|

| | December 31, 2022 | December 31, 2021 |
|---|---|---|
| **Current** | | |
| Federal | 0 | 0 |
| State | 0 | 0 |
| Foreign | 0 | 0 |
| Total Current | 0 | 0 |
| **Deferred** | | |
| US Federal | 0 | 0 |
| US State | 0 | 0 |
| Foreign | 0 | 0 |
| Total Deferred | 0 | 0 |
| Total Provision / (Benefit) | 0 | 0 |

A reconciliation of income tax expense (benefit) computed at the statutory federal income tax rate to income taxes as reflected in the consolidated financial statements is as follows:

| | Year Ended December 31, 2022 | Year Ended December 31, 2021 |
|---|---|---|
| Tax provision at statutory rate | 21.0% | 21.0% |
| State taxes, net of federal benefit | 2.0% | 6.9% |
| Permanent Items | (0.0)% | (0.2)% |
| 162(m) Limitations | (0.6)% | 0.0% |
| Equity Compensation | 0.2% | (0.1)% |
| Deferred Adjustments | (1.7)% | (0.1)% |
| Return to provision adjustments | (0.1)% | (0.0)% |
| Nondeductible Loss on Debt Extinguishment | (14.4)% | 0.0% |
| Increase/(decrease) in valuation reserve | (6.4)% | (27.5)% |
| Effective income tax rate | 0.0% | 0.0% |

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The significant components of the Company's deferred tax assets and liabilities as of December 31, 2022 and 2021 are comprised of the following (in thousands):

| | As of December 31, 2022 | As of December 31, 2021 |
|---|---|---|
| **Deferred tax assets:** | | |
| Net operating loss carryforwards | 34,934 | 20,840 |
| Capitalized Sec. 174 Costs | 67 | — |
| Equity based compensation | 1,272 | 1,115 |
| Accruals | 953 | 3,156 |
| Lease Liability | 720 | — |
| Nondeductible Interest Carryover | 2,089 | 1,148 |
| Deferred Rent | — | 2 |
| Deferred Revenue | — | 2,211 |
| Fixed Assets | 99 | 85 |
| Other | 173 | 140 |
| Total Deferred Tax Assets | 40,307 | 28,697 |
| Less: Valuation Allowance | (39,553) | (28,697) |
| **Deferred tax asset, net** | $ 754 | $ — |
| Deferred tax Liabilities: | | |
| Right of Use Asset | (754) | — |
| Total deferred tax liabilities | (754) | — |
| **Deferred taxes** | — | — |

The Company has evaluated the positive and negative evidence, bearing upon its ability to realize its deferred tax assets, which are comprised primarily of net operating loss carryforwards and tax credits. Management has considered the Company's history of cumulative net losses in the United States, estimated future taxable income and prudent and feasible tax planning strategies and has concluded that it is more likely than not that the Company will not realize the benefits of its US federal and state deferred tax assets. Accordingly, a full valuation allowance has been established against these net deferred tax assets as of December 31, 2022 and 2021, respectively. The Company reevaluates the positive and negative evidence at each reporting period. The Company's valuation allowance increased during 2022 by approximately $10.9 million, primarily due to net operating losses that were generated in the current year.

As of December 31, 2022 and 2021, the Company had U.S. federal net operating loss carryovers of $123.8 million and $73.3 million respectively, which may be available to reduce future taxable income. The 2017 Tax Cuts and Jobs Act ("TCJA") will generally allow losses incurred after 2017 to be carried over indefinitely but will generally limit the net operating loss deduction to the lesser of the net operating loss carryover or 80% of a corporation's taxable income (subject to Section 382 of the Internal Revenue Code of 1986, as amended). Also, there will be no carryback for losses incurred after 2017. Losses incurred prior to 2018 will generally be deductible to the extent of the lesser of a corporation's net operating loss carryover or 100% of a corporation's taxable income and be available for twenty years from the period the loss was generated. The Company has federal net operating losses generated following 2017 of $122.8 million, which do not expire. The federal net operating losses generated prior to 2018 of $1.0 million will expire at various dates through 2037.

As of December 31, 2022 and 2021, the Company also had U.S. state net operating loss carryovers of $128.0 million and $129.4 million respectively, which may be available to offset future income tax liabilities and expire at various dates through 2038.

The utilization of the Company's NOLs are subject to annual Internal Revenue Code Section 382 limitations. The Company has not yet completed a 382 study as of December 31, 2022 . As the Company is in a full valuation allowance, any limitation that may apply due to Section 382 limitation would not affect the conclusion of a full valuation allowance.

At December 31, 2022 and December 31, 2021, the Company did not have any significant uncertain tax positions. The Company will recognize interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2022 and 2021, the Company had no accrued interest or penalties related to uncertain tax positions and no amounts have been recognized in the Company's statement of operations. The Company does not anticipate a material change to unrecognized tax benefits in the next twelve months.

All of the Company's tax years will remain open for examination by the Federal and state tax authorities to the extent that the Company's tax attributes are utilized in future years to offset income or income taxes. The Company is currently not under examination from any taxing authority.

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act ("CARES Act") was signed into law on March 27, 2020. The CARES Act, among other things, includes tax provisions relating to refundable payroll tax credits, deferment of employer's social security payments, net operating loss utilization and carryback periods and modifications to the net interest deduction limitations. The CARES Act did not have a material impact on the Company's income tax provision for 2022 or 2021. The Company will continue to evaluate the impact of the CARES Act on its financial position, results of operations and cash flows.

On December 27, 2020, the President of the United States signed the Consolidated Appropriations Act, 2021 ("Consolidated Appropriations Act") into law. The Consolidated Appropriations Act is intended to enhance and expand certain provisions of the CARES Act, allows for the deductions of expenses related to the Payroll Protection Program funds received by companies, and provides an update to meals and entertainment expensing for 2021 and 2022. The Consolidated Appropriations Act did not have a material impact to the Company's income tax provision for 2022 or 2021.

## 15. RELATED PARTY TRANSACTIONS

On February 17, 2022, Legacy FaZe entered into a collaboration agreement with Spanky's Clothing Inc., Cordell Broadus, Boss Lady Entertainment and SMAC Entertainment for an initial term of two years, pursuant to which Snoop Dogg became a member of FaZe's talent network and joined the board of directors on the Closing Date of the Business Combination and agreed to (i) exclusively, except for companies not in direct competition with FaZe, promote FaZe for three years, and (ii) grant FaZe license to use his name and likeness in connection with certain content and services to be produced by him for FaZe, including (w) social media posts, (x) brand campaigns with FaZe sponsors, (y) hosting of events and (z) merchandise collaborations. Snoop Dogg is the Chief Executive Officer of Spanky's Clothing Inc. Cordell Broadus is the son of Snoop Dogg. Shante Broadus, the spouse of Snoop Dogg, is the Chief Executive Officer of Boss Lady Entertainment. Constance Schwartz- Mornio, the manager of Snoop Dogg, is the Chief Executive Officer of SMAC Entertainment. The Company granted Legacy FaZe's restricted stock, which converted into Company restricted stock awards, equal in value to (i) $1,857,154 to Snoop Dogg, (ii) $247,615 to Cordell Broadus, (iii) $247,615 to Boss Lady Entertainment and (iv) $247,615 to SMAC Entertainment, each of which will vest as follows: (x) one-third on August 17, 2022, (y) one-third in monthly installments through February 17, 2023 and (z) one-third in monthly installments through February 17, 2024. In addition, FaZe agreed to consider in good faith further equity bonuses and committed $50,000 in value for community outreach, including for the Snoop Youth Football League, scholarships or other charitable causes.

## 16. SUBSEQUENT EVENTS

In preparing the consolidated financial statements, the Company has evaluated subsequent events through April 4, 2023, which is the date the consolidated financial statements were issued.

On February 16, 2023, the Company announced to its employees a reduction in workforce to streamline its team structure in support of its business priorities. The severance for the first quarter of 2023 related to the reduction in workforce is estimated at $0.1 million.

On March 29, 2023, Calvin "Snoop Dogg" Broadus, Jr. notified the Company that he is resigning from the Board of Directors of the Company effective immediately. Mr. Broadus's resignation was not the result of any disagreement with the Company or any of its subsidiaries.

**Notice of Delisting**

On March 23, 2023, the Company received a letter (the "Letter") from the Listing Qualifications Department (the "Staff") of The Nasdaq Stock Market ("Nasdaq") informing the Company that its common stock, par value $0.0001 per share (the "Common Stock"), failed to comply with the $1 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) based upon the closing bid price of the Common Stock for the 30 consecutive business days prior to the date of the Letter. The notice has no immediate effect on the listing of the Common Stock or warrants, and the Common Stock and warrants will continue to trade on The Nasdaq Capital Market under the symbols "FAZE" and "FAZEW," respectively.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until September 19, 2023 (the "Compliance Date"), by which the Company has to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days at any time prior to the Compliance Date, unless the Staff exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

If the Company does not regain compliance with the minimum bid price requirement by the Compliance Date, the Company may be eligible for an additional 180-calendar day compliance period. If the Company does not qualify for, or fails to regain compliance during, the second compliance period, then the Staff will provide written notification to the Company that the Common Stock will be subject to delisting. At that time, the Company may appeal the Staff's delisting determination to the Nasdaq Hearings Panel.

**FaZe Holdings Inc.**
**CONDENSED CONSOLIDATED BALANCE SHEETS**
**(In thousands, except shares)**
**(unaudited)**

| | September 30, 2023 | December 31, 2022 |
|---|---|---|
| ASSETS | | |
| Current Assets: | | |
| Cash | $ 16,623 | $ 37,207 |
| Accounts receivable, net | 3,095 | 8,525 |
| Employee retention tax credit | 1,695 | — |
| Contract assets | 8,220 | 6,223 |
| Prepaid expenses and other assets | 4,850 | 6,768 |
| Total Current Assets | 34,483 | 58,723 |
| Restricted cash | 600 | 600 |
| Property, equipment and leasehold improvements, net | 2,550 | 3,821 |
| Operating lease right-of-use assets | 1,560 | 2,693 |
| Intangible assets, net | 462 | 848 |
| Other long-term assets | 606 | 553 |
| TOTAL ASSETS | $ 40,261 | $ 67,238 |
| LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY | | |
| LIABILITIES: | | |
| Current liabilities: | | |
| Accounts payable and accrued expenses | $ 14,308 | $ 14,397 |
| Contract liabilities | 2,183 | 3,494 |
| Operating lease liabilities, current | 1,488 | 1,488 |
| Total Current Liabilities | 17,979 | 19,379 |
| Warrant liabilities | 2 | 24 |
| Operating lease liabilities, non-current | 93 | 1,084 |
| Total Liabilities | 18,074 | 20,487 |
| COMMITMENTS AND CONTINGENCIES (Note 9) | | |
| MEZZANINE EQUITY: | | |
| Series A preferred stock, $0.00001 par value, 3,545,529 shares authorized at September 30, 2023 and 2022, respectively, zero share shares issued and outstanding at September 30, 2023 and 2022. | — | — |
| STOCKHOLDERS' EQUITY: | | |
| Preferred stock, $0.0001 par value; 1,000,000 shares of the Company's preferred stock authorized at September 30, 2023; zero share of the Company's preferred stock issued and outstanding at September 30, 2023 and December 31, 2022 | — | — |
| Common stock, $0.0001 par value at September 30, 2023 and December 31, 2022, respectively; 500,000,000 and 500,000,000 shares of common stock authorized at September 30, 2023 and December 31, 2022, respectively; 75,688,236 and 71,511,887 shares of common stock issued and outstanding at September 30, 2023 and December 31, 2022 respectively | 8 | 7 |
| Additional paid-in capital | 338,718 | 327,686 |
| Accumulated deficit | (316,539) | (280,942) |
| Total Stockholders' Equity | 22,187 | 46,751 |
| TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS' EQUITY | $ 40,261 | $ 67,238 |

The accompanying notes are an integral part of these financial statements

**FaZe Holdings Inc.**
**CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS**
**(In thousands, except shares and per-share information)**
**(unaudited)**

| | Three months ended September 30, | | Nine months ended September 30, | |
|---|---|---|---|---|
| | 2023 | 2022 | 2023 | 2022 |
| Revenues | $ 12,510 | $ 14,012 | $ 36,749 | $ 48,621 |
| Cost of revenues | 11,659 | 10,470 | 33,579 | 34,647 |
| Gross profit | 851 | 3,542 | 3,170 | 13,974 |
| Operating expenses: | | | | |
| General and administrative | 9,324 | 16,928 | 39,336 | 39,025 |
| Sales and marketing | 148 | 1,479 | 503 | 3,557 |
| Impairment of content asset | — | — | — | 1,073 |
| Loss from operations | (8,621) | (14,865) | (36,669) | (29,681) |
| Other expense: | | | | |
| Interest (income) expense, net | (137) | 459 | (497) | 4,491 |
| Change in fair value of warrant liabilities | (10) | (19) | (23) | (19) |
| Other, net | (1,273) | 1 | (552) | 17 |
| Loss on debt extinguishment | - | 115,292 | - | 115,292 |
| Total other (income)/expense: | (1,420) | 115,733 | (1,072) | 119,781 |
| Net loss | $ (7,201) | $ (130,598) | $ (35,597) | $ (149,462) |
| Net loss per common share - basic and diluted | $ (0.10) | $ (2.39) | $ (0.54) | $ (4.65) |
| Weighted-average number of common shares outstanding - basic and diluted | 68,234,009 | 54,590,538 | 66,315,727 | 32,144,653 |

The accompanying notes are an integral part of these financial statements

**FaZe Holdings Inc.**
**CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY**
**(In thousands, except shares and per-share information)**
**(unaudited)**

| | Common Stock | | Additional Paid-In Capital | Accumulated Deficit | Total |
|---|---|---|---|---|---|
| | Shares | Amount | | | |
| Balance at December 31, 2021 | 18,841,538 | $ 2 | $ 5,477 | $ (112,408) | $ (106,929) |
| Stock based compensation expense | — | — | 1,150 | — | 1,150 |
| Issuance of common stock upon vesting of restricted stock awards | 4,084 | — | — | — | — |
| Exercise of stock option | 74,768 | — | 64 | — | 64 |
| Net loss | — | — | — | (9,542) | (9,542) |
| Balance at March 31, 2022 | 18,920,390 | $ 2 | $ 6,691 | $ (121,950) | $ (115,257) |
| Stock based compensation expense | — | — | 1,509 | — | 1,509 |
| Issuance of common stock in connection with litigation settlement | 13,021 | — | 294 | — | 294 |
| Issuance of common stock upon vesting of restricted stock awards | 16,108 | — | — | — | — |
| Exercise of stock option | 43,104 | — | 36 | — | 36 |
| Net loss | — | — | — | (9,322) | (9,322) |
| Balance at June 30, 2022 | 18,992,623 | $ 2 | $ 8,530 | $ (131,272) | $ (122,740) |
| Stock based compensation expense | — | — | 2,546 | — | 2,546 |
| Issuance of common stock upon vesting of restricted stock awards | 167,806 | — | - | — | - |
| Exercise of stock option | 313,962 | — | 120 | — | 120 |
| Exercise of common and preferred warrants | 2,332,117 | — | 101 | — | 101 |
| Recapitalization transaction | 48,266,163 | — | 311,427 | — | 311,432 |
| Net loss | — | — | — | (130,598) | (130,598) |
| Balance at September 30, 2022 | 70,258,004 | 7 | 322,724 | (261,870) | 60,861 |
| | | | | | |
| Balance at December 31, 2022 | 71,511,887 | $ 7 | $ 327,686 | $ (280,942) | $ 46,751 |
| Stock based compensation expense | — | — | 2,673 | — | 2,673 |
| Issuance of common stock upon vesting of restricted stock awards | 483,251 | — | — | — | — |
| Exercise of stock option | 2,050,920 | — | 783 | — | 783 |
| Net loss | — | — | — | (14,040) | (14,040) |
| Balance at March 31, 2023 | 74,046,058 | $ 7 | $ 331,142 | $ (294,982) | $ 36,167 |
| Stock based compensation expense | — | 1 | 5,964 | — | 5,964 |
| Issuance of common stock in connection with SEPA agreement | 487,995 | — | 253 | — | 253 |
| Issuance of common stock upon vesting of restricted stock awards | 574,501 | — | — | — | — |
| Issuance of common stock upon vesting of restricted stock units | 479,755 | — | — | — | — |
| Exercise of stock option | 99,927 | — | — | — | — |
| Net loss | — | — | — | (14,356) | (14,356) |
| Balance at June 30, 2023 | 75,688,236 | $ 8 | $ 337,359 | $ (309,338) | $ 28,029 |
| Stock based compensation expense | — | — | 1,359 | — | 1,359 |
| Issuance of common stock upon vesting of restricted stock units | 1,300,120 | — | — | — | — |
| Net loss | — | — | — | (7,201) | (7,201) |
| Balance at September 30, 2023 | 76,988,356 | 8 | 338,718 | (316,539) | 22,187 |

The accompanying notes are an integral part of these financial statements

**FaZe Holdings Inc.**
**CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS**
**(In thousands)**
**(unaudited)**

| | Nine Months ended September 30, | |
|---|---|---|
| | 2023 | 2022 |
| CASH FLOWS FROM OPERATING ACTIVITIES: | | |
| Net loss | $ (35,597) | $ (149,462) |
| Adjustments to reconcile net loss to net cash used in operating activities: | | |
| Provision for doubtful accounts | 1,444 | 378 |
| Additions to content asset | — | (599) |
| Depreciation & amortization expense | 1,805 | 1,230 |
| Amortization of operating lease right of use assets | 1,132 | — |
| Content asset impairments | — | 1,073 |
| Stock-based compensation expense | 9,996 | 4,996 |
| Change in fair value of warrant liabilities | (23) | (19) |
| Non-cash interest expense | — | 4,491 |
| Loss on debt extinguishment | — | 115,292 |
| Other | — | (37) |
| Change in operating assets and liabilities: | | |
| Accounts receivable | 3,986 | (9,642) |
| Inventory | — | 6 |
| Prepaid expenses and other assets | 1,919 | (6,127) |
| Employee retention tax credit | 1,695 | — |
| Other long-term assets | 200 | — |
| Contract assets | (5,386) | (2,100) |
| Accounts payable and accrued expenses | (88) | (9,728) |
| Contract liabilities | (1,311) | 2,197 |
| Other current liabilities | — | (7) |
| Operating lease liabilities | (991) | — |
| Short-term debt | — | (420) |
| Other long-term liabilities | — | 36 |
| NET CASH USED IN OPERATING ACTIVITIES | (21,219) | (48,442) |
| CASH FLOWS FROM INVESTING ACTIVITIES: | | |
| Purchase of property, plant and equipment | (116) | (3,804) |
| Purchase of intangible assets | (32) | (607) |
| Issuance of note receivable | — | — |
| NET CASH USED IN INVESTING ACTIVITIES | (148) | (4,411) |
| CASH FLOWS FROM FINANCING ACTIVITIES | | |
| Proceeds from issuance of loans principal | — | (21,123) |
| Proceeds from issuance of term loan | — | 20,000 |
| Issuance of common stock in connection with exercise of stock options | 783 | 220 |
| Payments of transaction fees by Legacy FaZe | — | (25,146) |
| Proceeds from recapitalization of B. Riley 150 redemptions and transaction costs | — | 5,655 |
| Proceeds from PIPE offering | — | 100,000 |
| Proceeds from conversion of preferred and common warrants | — | 101 |
| NET CASH PROVIDED BY FINANCING ACTIVITIES | 783 | 79,707 |
| NET CHANGE IN CASH AND RESTRICTED CASH | (20,584) | 26,854 |
| Cash and restricted cash at beginning of period | 37,807 | 17,618 |
| CASH AND RESTRICTED CASH AT END OF PERIOD | $ 17,223 | $ 44,472 |
| RECONCILIATION TO CONSOLIDATED BALANCE SHEETS | | |
| Cash | $ 16,623 | $ 43,872 |

| | | |
|---|---|---|
| Restricted cash | 600 | 600 |
| Cash and restricted cash | $ 17,223 | $ 44,472 |
| SUPPLEMENTAL DISCLOSURE FOR OPERATING ACTIVITIES: | | |
| Cash paid for interest | $ — | $ 3,027 |
| SUPPLEMENTAL DISCLOSURE FOR NON-CASH INVESTING AND FINANCING ACTIVITIES: | | |
| Issuance of common stock in connection with litigation settlement | $ — | $ 294 |
| Purchase of property, plant and equipment in accrued expenses | $ — | $ 28 |
| Conversion of convertible notes and accrued interest into common stock under original contractual terms | — | 17,551 |
| Conversion of redeemable convertible preferred stock to common stock pursuant to Business Combination | — | 33,705 |
| Issuance of common stock in connection with SEPA agreement | $ 253 | $ — |

The accompanying notes are an integral part of these financial statements

**FAZE HOLDINGS INC.**

**NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS**
**AS OF AND FOR THE THREE AND NINE MONTHS SEPTEMBER 30, 2023 AND 2022**

## 1. DESCRIPTION OF THE BUSINESS

FaZe Holdings Inc. ("FaZe" or the "Company"), is a lifestyle and media platform rooted in gaming and youth culture. The Company's premium brand, talent network, and large audience can be monetized across a variety of products and services.

On July 19, 2022 (the "Closing Date"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of October 24, 2021 (as amended in December 2021 and March 2022), by and among B. Riley 150 Merger Corp. ("B. Riley 150"), a special purpose acquisition company, and BRPM Merger Sub, Inc., a directly wholly owned subsidiary of B. Riley 150 ("Merger Sub") and FaZe Clan, Inc. ("Legacy FaZe"), the parties consummated the merger of Merger Sub with and into Legacy FaZe, with Legacy FaZe continuing as the surviving corporation (the "Merger"), as well as the other transactions contemplated by the Merger Agreement (the Merger and such other transactions, the "Business Combination"). In connection with the closing of the Business Combination (the "Closing"), Legacy FaZe became a wholly owned subsidiary of B. Riley 150, which changed its name to "FaZe Holdings Inc."

Legacy FaZe determined that it was the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification ("ASC") 805, Business Combinations. The Merger was accounted for as a reverse recapitalization, in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). Under this method of accounting, B. Riley 150 was treated as the acquired company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy FaZe issuing stock for the net assets of B. Riley 150, accompanied by a recapitalization. The net assets of B. Riley 150 were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy FaZe.

In accordance with guidance applicable to these circumstances, the equity structure has been retroactively restated in all comparative periods up to the Closing Date, to reflect the number of shares of the Company's common stock issued to Legacy FaZe's common stockholders in connection with the Business Combination. As a result, these financial statements represent the continuation of Legacy FaZe and the historical shareholders' deficit. Common stock, preferred stock and loss per share of Legacy FaZe prior to the Business Combination have been retrospectively adjusted for the Business Combination using an exchange ratio of 2.2267 ("Equity Value Exchange Ratio"). The accumulated deficit of Legacy FaZe has been carried forward after the Business Combination.

**Notice of Delisting**

On March 23, 2023, the Company received a letter (the "Letter") from the Listing Qualifications Department (the "Staff") of The Nasdaq Stock Market ("Nasdaq") informing the Company that its common stock, par value $0.0001 per share (the "Common Stock"), failed to comply with the $1 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) based upon the closing bid price of the Common Stock for the 30 consecutive business days prior to the date of the Letter. The notice has no immediate effect on the listing of the Common Stock or warrants, and the Common Stock and warrants will continue to trade on The Nasdaq Capital Market under the symbols "FAZE" and "FAZEW," respectively.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until September 19, 2023 (the "Compliance Date"), by which the Company must regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days at any time prior to the Compliance Date, unless the Staff exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

On September 20, 2023, the Company received a letter from Nasdaq granting the Company an additional compliance period of 180 calendar days, or until March 18, 2024, in which to regain compliance. Nasdaq granted the additional compliance period based on the Company's continuing to meet the continued listing requirement for market value of publicly held shares and all other initial listing requirements of the Nasdaq Capital Market, with the exception of the Bid Price Requirement, and the Company's furnishing of written notice to Nasdaq of its intent to cure this deficiency during the additional compliance period by effecting a reverse stock split, if necessary.

If the Company does not qualify for, or fails to regain compliance during, the second compliance period, then the Staff will provide written notification to the Company that the Common Stock will be subject to delisting. At that time, the Company may appeal the Staff's delisting determination to the Nasdaq Hearings Panel.

## 2. LIQUIDITY

As shown in the accompanying consolidated financial statements, the Company has incurred significant recurring losses resulting in an accumulated deficit. The Company anticipates further losses in the development of its business. The Company also had negative cash flows used in operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Based on its cash resources and positive cash reserve as of September 30, 2023, together with the SEPA described below, the Company does not believe it has sufficient resources to fund its operations at least until twelve months from the date of issuance of these financial statements. The positive working capital as of September 30, 2023 was mainly due to funds from the PIPE offering and from the Business Combination.

On May 10, 2023, the Company and YA II PN, Ltd., a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (the "Investor"), entered into a Standby Equity Purchase Agreement (the "SEPA").

The Company will have the right to issue and sell to the Investor, from time to time, as provided in the SEPA, and the Investor shall purchase from the Company, up to $25 million in aggregate gross purchase price (the "Commitment Amount") of the newly issued shares of the Company's common stock, par value $0.0001 (the "Common Stock") (each such sale, an "Advance") by delivering written notice to the Investor (each, an "Advance Notice" and the date on which the Company is deemed to have delivered an Advance Notice, the "Advance Notice Date"). The Common Stock purchased pursuant to an Advance will be purchased at a price equal to 97% of the lowest daily VWAP of the Common Stock during the three consecutive trading days commencing on the Advance Notice Date. "VWAP" means, for any trading day, the daily volume weighted average price of the Common Stock for such trading day on the Nasdaq Stock Market during regular trading hours as reported by Bloomberg L.P.

The issuance of the Common Stock under the SEPA will be subject to certain limitations, including that (i) the Investor may not purchase any Common Stock that would result in it owning more than 4.99% of the Company's Common Stock or (ii) the aggregate number of Common Stock issued pursuant to the SEPA cannot exceed 19.9% of the Company's Common Stock as of as of the date of the SEPA (referred to as the "Exchange Cap"). The Exchange Cap shall not be applicable if: (i) the Company's stockholders have approved the issuance of Common Stock in excess of the Exchange Cap in accordance with the applicable rules of the Principal Market or (ii) to the extent that (and only for so long as) the average price for the issuance of Common Stock equals or exceed the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the date of the SEPA; or (ii) the average Nasdaq Official Closing Price for the five Trading Days immediately preceding the date of the SEPA.

Pursuant to the terms of the SEPA, the Company shall prepare and file with the SEC a registration statement (the "Registration Statement") or multiple Registration Statements registering for resale of the Common Stock issuable to the Investor under the SEPA. The Company in its sole discretion may choose when to file such Registration Statements; provided, however, that the Company shall not have the ability to request any Advances until the effectiveness of a Registration Statement.

As consideration for the Investor's commitment to purchase Common Stock at the Company's direction upon the terms and subject to the conditions set forth in the SEPA, the Company issued 487,995 shares of Common Stock to the Investor.

The SEPA shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the date of the SEPA and (ii) the date on which the Investor shall have made payment of Common Stock pursuant to the SEPA for Common Stock equal to the Commitment Amount. The SEPA may be terminated at any time by the mutual written consent of the parties to the SEPA, effective as of the date of such mutual written consent unless otherwise provided in such written consent, or by the Company upon five trading days' prior written notice to the Investor subject to the terms of the SEPA. Despite these mitigating factors, the Company believes that there is still substantial doubt in connection with the Company's ability to continue as a going concern.

## 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

**Basis of Presentation**

The accompanying interim Condensed Consolidated Financial Statements of the Company have been prepared in conformity with U.S. GAAP and are consistent in all material respects with those applied in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the "SEC") on April 4, 2023. These Condensed Consolidated Financial Statements are unaudited and have been prepared by the Company following the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by such rules and regulations; however, the Company believes the disclosures are adequate to make the information presented not misleading.

The interim financial information is unaudited, but reflects all normal recurring adjustments that are, in the opinion of management, necessary to fairly present the information set forth herein. The interim Condensed Consolidated Financial Statements should be read in conjunction with the audited Consolidated Financial Statements and related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022. Interim results are not necessarily indicative of the results for a full year. The preparation of the Condensed Consolidated Financial Statements in conformity with U.S. GAAP requires management to make estimates and judgements that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. Significant items subject to such estimates and assumptions include revenue recognition, allowance for doubtful accounts, and intangible asset impairments, share-based compensation expense, valuation allowance for deferred income taxes and amortization of intangible assets. The Company bases its estimates on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances. On a regular basis, the Company evaluates the assumptions, judgements and estimates. Actual results may differ from these estimates.

There have been no material changes in the Company's significant accounting policies as compared to the significant accounting policies described in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

**Principles of Consolidation**

The Condensed Consolidated Financial Statements include the accounts of FaZe Holdings Inc. and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated.

**Use of Estimates**

The preparation of the Company's Condensed Consolidated Financial Statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial

statements, and the reported amounts of income and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements. The inputs into certain of these estimates and assumptions include the consideration of the economic impact of the COVID-19 pandemic. Significant estimates include revenue recognition, allowance for doubtful accounts, warrant liabilities, valuation of the Company's common stock before the Business Combination, stock-based compensation expense, and income taxes. These estimates generally involve complex issues and require management to make judgments, involve analysis of historical and future trends, can require extended periods of time to resolve, and are subject to change from period to period. In all cases, actual results could differ materially from management's estimates.

**Content Asset, net**

The Company produces programming content which it plans to broadcast on online video and streaming platforms. Costs of produced content consist of development and production costs. These costs are capitalized as "Content Asset, net" on the Consolidated Balance Sheets.

Each title is predominantly monetized on its own. At the specific title level, the Company tests the content asset for impairment when events and circumstances indicate that its fair value may be less than its unamortized cost. If the carrying value of a content asset exceeds its estimated fair value, an impairment charge will be recorded in the amount of the difference.

The Company's policy is to amortize the content asset once the content airs. Given that the content was fully written off prior to airing, no amortization expense was recorded for the three and nine months ended September 30, 2023 and 2022. The Company does not own any purchased or licensed programming content.

Exploitation costs such as marketing, advertising, publicity, promotion, and other distribution expenses directly connected with the distribution of the content asset are expensed as incurred.

**Fixed Assets**

Fixed assets are stated at cost less accumulated depreciation. Cost includes expenditures for furniture, computer equipment, vehicles, leasehold improvements, and other assets. Maintenance and repairs are charged to expense as incurred. When assets are sold, retired, or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. The costs of fixed assets are depreciated using the straight-line method over the estimated useful lives or lease life of the related assets.

**Employee Retention Tax Credit**

The Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") provided an employee retention credit which was a refundable tax credit against certain employment taxes. The Consolidated Appropriations Act (the "Appropriations Act") extended and expanded the availability of the employee retention credit through December 31, 2021. The Appropriations Act amended the employee retention credit to be equal to 70% of qualified wages paid to employees during the 2021 fiscal year.

The Company qualified for the employee retention credit beginning in June 2020 for qualified wages through September 2021 and filed a cash refund claim during the fiscal year ended December 31, 2023. As of September 30, 2023, the tax credit receivable of $1.7 million has been included in the Employee retention tax credit line on the Company's Condensed Consolidated Balance Sheet.

**Revenue Recognition and Contract Balances**

Revenues are recognized when control of the promised goods or services is transferred to the Company's customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company's payment terms and conditions vary by customer and contract type. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company does

not adjust the promised amount of consideration for the effects of a significant financing component when the Company expects, at contract inception, that the period between the Company's transfer of a promised product or service to the Company's customer and payment for that product or service will be one year or less.

The Company generally records a receivable related to revenue when the Company has an unconditional right to invoice and receive payment. Contract assets arise from contracts when revenue is recognized over time and the amount of revenue recognized, including management's estimate of variable consideration that has been included in the transaction price exceeds the amount billed to the customer. These amounts are included in contract assets until the right to payment is no longer conditional on events other than the passage of time. These contract assets are reclassified to receivables when the right to consideration becomes unconditional. For the three and nine months ending September 30, 2023, and 2022, no impairment was recorded from contract assets.

The Company's allowances for doubtful accounts are typically immaterial and, if required, are based on management's best estimate of expected credit losses inherent in the Company's accounts receivable balance.

Contract liabilities are recorded in the event that the Company bills for services in advance of the time the services are performed, or when cash payments are received or due in advance of satisfying the Company's performance obligations, even if amounts are refundable. Contract liabilities recorded at September 30, 2023, and December 31, 2022, represent the Company's accounting for the timing difference between when the customer is billed or funds are received and when the performance obligation is satisfied. During the three months ended September 30, 2023 and 2022, the Company recognized $3.5 million and $6.1 million as revenue that was relating to contract liability, respectively. During the nine months ended September 30, 2023 recognized $10.6 million and $26.5 million as revenue that was relating to the contract liability, respectively.

The following table disaggregates the Company's revenue by major type for the three and nine months ended September 30, 2023, and 2022:

| | (In thousands) Three months ended September 30, | | (In thousands) Nine months ended September 30, | |
|---|---|---|---|---|
| | 2023 | 2022 | 2023 | 2022 |
| Brand sponsorships | $ 4,225 | $ 7,072 | $ 14,616 | $ 28,054 |
| Content | 3,316 | 4,098 | 9,658 | 10,641 |
| Consumer products | 439 | 471 | 852 | 2,328 |
| Esports | 4,482 | 2,322 | 11,537 | 7,285 |
| Other | 48 | 49 | 86 | 313 |
| Total revenue | $ 12,510 | $ 14,012 | $ 36,749 | $ 48,621 |

The section below describes the Company's revenue recognition policies and significant judgments in further detail for each major revenue source of the Company.

*Brand Sponsorships*

The Company offers advertisers a full range of promotional vehicles, including but not limited to online advertising, livestream announcements, event content generation, social media posts, logo placement on the Company's official merchandise, and special appearances of members of the Company's talent roster. The Company's brand sponsorship agreements may include multiple services that are capable of being individually distinct; however the intended benefit is an association with the Company's brand, and the services are not distinct within the context of the contracts. Revenues from brand sponsorship agreements are recognized ratably over the contract term. Payment terms and conditions vary, but payments are generally due periodically throughout the term of the contract. In instances where the timing of revenue recognition

differs from the timing of billing, management has determined the brand sponsorship agreements generally do not include a significant financing component.

*Content*

The Company and its talent roster generate and produce original content which the Company monetizes through Google's AdSense service. Revenue is variable and is earned when the visitor views or "clicks through" on the advertisement. The amount of revenue earned is reported to the Company monthly and is recognized upon receipt of the report of viewership activity. Payment terms and conditions vary, but payments are generally due within 30 to 45 days after the end of each month.

The Company grants exclusive licenses to customers for certain content produced by the Company's talent. The Company grants the customer a license to the intellectual property, which is the content and its use in generating advertising revenues, for a pre-determined period, for an amount paid by the customer, in most instances, upon execution of the contract. The Company's only performance obligation is to license the content for use in generating advertising revenues, and the Company recognizes the full contract amount at the point at which the Company provides the customer access to the content, which is at the execution of the contract. The Company has no further performance obligations under these types of contracts and does not anticipate generating any additional revenue from these arrangements apart from the contract amount.

*Principal Versus Agent Considerations*

A significant amount of the Company's brand sponsorship and content revenues are generated from the Company's talent, who are under exclusive, multi-year contracts. The Company's talent consists of independent contractors, whose compensation is tied to the revenue that they generate. Management has evaluated the terms of the Company's brand sponsorship and content agreements and has concluded the Company is the principal. Brand sponsorship and content revenues are reported on a gross basis, while revenue-sharing and other fees paid to the Company's talent are recorded as cost of revenues. The Company owns the brand and intellectual property, takes primary responsibility for delivery of services, and exercises control over content generation and monetization. The Company contracts directly with Google on its Company operated channels, and the talent contracts directly with Google on their own channels. As part of the Company's contracts with its talent, the Company agrees to serve as the talent's exclusive management company as it relates to any and all type of work the talent may perform, including content creation and advertising revenue generated from the content. While the talent owns the content they create while they are under contract with the Company, the talent grants the Company an exclusive perpetual license to the content, and the Company grants limited usage rights of that content back to the talent, conditional upon them complying with their contract. Furthermore, all income earned from services provided by the talent related to gaming, Esports, content creation, or the business of the Company, which includes revenue from advertising via talent content, is subject to the talent agreement and is payable to the Company. In addition, the Company's contracts with its talent specify rules and restrictions on the content the talent can create and post. As such, through its contracts with talent, the Company is the principal because the Company is the entity exercising primary control over the content generated in the YouTube channels being monetized.

*Consumer Products*

The Company earns consumer products revenue from sales of the Company's consumer products on the Company's website or at live or virtual events. Revenues are recognized at a point in time, as control is transferred to the customer upon shipment. The Company offers customer returns and discounts through a third-party distributor and accounts for this as a reduction to revenue. The Company does not offer loyalty programs or other sales incentive programs that are material to revenue recognition. Payment is due at the time of sale. The Company has outsourced the design, manufacturing, fulfillment, distribution, and sale of the Company's consumer products to a third party in exchange for royalties based on the amount of revenue generated. Management evaluated the terms of the agreement to determine whether the Company's consumer products revenues should be reported gross or net of royalties paid. Key indicators that management evaluated in determining whether the Company is the principal in the sale (gross reporting) or an agent (net reporting) include, but are not limited to:

- the Company is the party that is primarily responsible for fulfilling the promise to provide the specified good or service,
- the Company has inventory risk before the good is transferred to the customer, and
- the Company is the party that has discretion in establishing pricing for the specified good or service.

Based on management's evaluation of the above indicators, the Company reports consumer products revenues on a gross basis.

*Esports*

League Participation: Generally, the Company has one performance obligation – to participate in the overall Esport event – because the underlying activities do not have standalone value absent the Company's participation in the tournament or event. Revenue from prize winnings and profit-share agreements is variable and is highly uncertain. The Company recognizes revenue at the point in time when the uncertainty is resolved.

Player Transfer Fees: Player transfer agreements include a fixed fee and may include a variable fee component. The Company recognizes the fixed portion of revenue from transfer fees upon satisfaction of the Company's performance obligation, which coincides with the execution of the related agreement. The variable portion of revenue is considered highly uncertain and is recognized at the point in time when the uncertainty is resolved.

Licensing of Intellectual Property: The Company's licenses of intellectual property generate royalties that are recognized in accordance with the royalty recognition constraint. That is, royalty revenue is recognized at the time when the sale occurs.

*Transaction Price Allocated to the Remaining Performance Obligations*

For the estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) as of September 30, 2023, the Company applies the allowable practical expedient and does not disclose information about remaining performance obligations that have original expected durations of one year or less. Revenue expected to be recognized in the future related to performance obligations that have original expected durations greater than one year that are unsatisfied (or partially unsatisfied) as of September 30, 2023 were not material.

**Warrants**

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant's specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging. Warrants that meet the definition of a derivative financial instrument and the equity scope exception in ASC 815-10-15-74(a) are classified as equity, and are not subject to remeasurement provided that the Company continues to meet the criteria for equity classification. Warrants that are accounted for as equity-classified are further discussed in Note 7, Equity. Warrants that are classified as liabilities are accounted for at fair value and remeasured at each reporting date until exercise, expiration, or modification that results in equity classification. Any change in the fair value of the warrants is recognized as change in fair value of warrant liabilities in the Consolidated Statements of Operations. The classification of warrants, including whether warrants should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. The fair value of liability-classified warrants is determined using the Black-Scholes options pricing model ("Black-Scholes model") which includes Level 3 inputs as further discussed in Note 6, Private Placement Warrants and Recurring Fair Value Measurements.

The value of the warrant is de minimis and as such the company did not revalue the warrants as of September 30, 2023.

**Stock-Based Compensation**

The Company accounts for its stock-based awards in accordance with ASC 718, Compensation – Stock Compensation, which requires fair value measurement on the grant date and recognition of compensation expense for all stock-based payment awards.

Legacy FaZe issued stock options before there was an active market for the Company's common stock. The Board of Directors (the "Board") was required to estimate the fair value of the Company's common stock at the time of each award. The Board considered numerous objective and subjective factors in determining the value of the Company's common stock at each grant date, including the following: (1) the per-share price of issuances of the Company's preferred stock, which the Company sold to outside investors in arm's-length transactions, and the rights, preferences, and privileges of the Company's preferred stock and common stock; (2) valuations performed by an independent valuation specialist; (3) the Company's stage of development and revenue growth; (4) the fact that the awards involved illiquid securities in a private company; and (5) the likelihood of achieving a liquidity event for the shares of common stock underlying the awards, such as an initial public offering or sale of the Company, given prevailing market conditions. The Company believed this to have been a reasonable methodology based on certain arm's-length transactions involving the Company's preferred stock, supported by the results produced by this valuation methodology. Since the Business Combination, the Company's common stock is now actively traded, so the fair value of the common stock is readily available.

For stock options, the Company estimates the fair value using the Black-Scholes model. The fair value is expensed over the requisite service periods of the awards (usually one to four years), in the period of grant for awards that vest immediately and have no future service condition, or in the period the awards vest immediately after meeting a performance condition becomes probable (i.e., the occurrence of a change in control event). As there was no public market for its common stock at the time of the stock option grant, the Company determined the volatility for options granted based on an analysis of reported data for a peer group of companies. The expected volatility of options granted has been estimated based on an average of the historical volatility measures of this peer group of companies. The expected life of options has been estimated utilizing the "simplified method" due to the lack of available or sufficient historical exercise data for the Company for the applicable options terms. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options. The Company has not paid, and does not anticipate paying, cash dividends on its common stock; therefore, the expected dividend yield is assumed to be zero. As the Company's stock is now publicly traded after the Business Combination, the fair value of the Company's stock and the volatility is readily available.

The Black-Scholes model requires the input of certain assumptions that require the Company's judgment, including the fair value of common shares before the Business Combination, expected term, and the expected price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based compensation represent the Company's best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change resulting in the use of different assumptions, stock-based compensation expense could be materially different in the future. The Company accounts for forfeitures of stock-based awards as they occur.

**Fair Value Measurement**

The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument's classification within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The fair value hierarchy consists of the following three levels:

Level 1: Quoted prices in active markets for identical assets or liabilities

Level 2: Quoted prices for similar assets and liabilities in active markets or inputs other than quoted prices which are observable for the assets or liabilities

Level 3: Unobservable inputs which are supported by little or no market activity

The carrying amount of the Company's financial instruments, including cash, accounts receivable, notes receivable, and accounts payable, approximate fair value due to their short-term nature.

The Company's private placement warrants (the "Private Placement Warrants") are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Consolidated Balance Sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Consolidated Statements of Operations.

See Note 6, Private Placement Warrants and Recurring Fair Value Measurements, for additional information on the Company's liabilities measured at fair value.

**Earnings (Loss) Per Share**

Basic earnings (loss) per share is computed by dividing net earnings (loss) attributable to the Company by the number of weighted average shares of the Company's common stock outstanding during the period. Diluted earnings (loss) per share is computed by dividing net earnings (loss) attributable to the Company by the number of weighted-average shares of the Company's common stock outstanding during the period after adjusting for the impact of securities that would have a dilutive effect on earnings (loss) per share. As the Company has incurred losses in all periods presented, all potentially dilutive securities are antidilutive. See Note 11, Loss Per Share, for additional information on dilutive securities.

**Segment Reporting**

Operating segments are defined as components of an entity for which separate financial information is available and is regularly reviewed by the Chief Operating Decision Maker ("CODM") in deciding how to allocate resources to an individual segment and in assessing performance. The Company has determined that its Chief Executive Officer is the CODM. The Company operates and reports financial information in one segment, as the CODM reviews financial information presented on a consolidated basis, at the Company level, for the purposes of making operating decisions, allocation of resources, and evaluating financial performance.

As of September 30, 2023 and December 31, 2022, the Company did not have material assets located outside of the United States. For the three months ended September 30, 2023 and 2022, the Company had international Esports revenue of $0.9 million and $1.2 million, respectively, earned outside of the United States. For the nine months ended September 30, 2023 and 2022, the Company had international Esports revenue of $4.4 million and $4.7 million, respectively, earned outside of the United States.

**Recently Adopted Accounting Pronouncements**

In September 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This guidance requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This guidance also requires enhanced disclosures regarding significant estimates and judgements used in estimating credit losses. The new guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The adoption of this standard did not have a material impact on the Company's financial statements and related disclosures.

## 4. PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Property, equipment and leasehold improvements as of September 30, 2023 and December 31, 2022 consisted of the following:

| | (In thousands) | |
|---|---|---|
| | September 2023 | December 31, 2022 |
| Furniture / Fixtures | $ 897 | $ 897 |
| Computer equipment | 3,683 | 3,640 |
| Vehicles | 106 | 106 |
| Leasehold improvements | 874 | 801 |
| Subtotal | 5,560 | 5,444 |
| Less: Accumulated depreciation | (3,010) | (1,623) |
| Property, equipment and leasehold improvements, net | $ 2,550 | $ 3,821 |

Depreciation expense totaled $0.3 million and $0.3 million for the three months ended September 30, 2023 and 2022, respectively.

Depreciation expense totaled $1.4 million and $0.8 million for the nine months ended September 30, 2023 and 2022, respectively.

## 5. INTANGIBLE ASSETS

Intangible assets as of September 30, 2023 and December 31, 2022 consisted of the following:

| | | (In thousands) | | |
|---|---|---|---|---|
| As of September 30, 2023 | Useful Life | Gross Carrying Value | Accumulated Amortization | Net Carrying Value |
| Website development | 3 years | $ 450 | $ 276 | $ 174 |
| Talent acquisition | 2 – 3 years | 1,054 | 766 | 288 |
| Intangible assets, net | | $ 1,504 | $ 1,042 | $ 462 |

| | | (In thousands) | | |
|---|---|---|---|---|
| As of December 31, 2022 | Useful Life | Gross Carrying Value | Accumulated Amortization | Net Carrying Value |
| Website development | 3 years | $ 377 | $ 175 | $ 202 |
| Talent acquisition | 2 – 3 years | 1,201 | 555 | 646 |
| Intangible assets, net | | $ 1,578 | $ 730 | $ 848 |

Amortization expense totaled $0.1 million and $0.2 million for the three months ended September 30, 2023 and 2022, respectively. Amortization expense totaled $0.3 million and $0.4 million for the nine months ended September 30, 2023 and 2022 respectively.

The following table presents the estimated future amortization of intangible assets:

| Years ending December 31, | (In thousands) | |
|---|---|---|
| 2023 (remainder) | $ | 85 |
| 2024 | | 310 |
| 2025 | | 60 |
| 2026 | | 7 |
| Total future amortization of amortizable intangible assets | $ | 462 |

The Company did not have any fully amortized intangible assets as of September 30, 2023 and as of September 30, 2022.

## 6. PRIVATE PLACEMENT WARRANTS AND RECURRING FAIR VALUE MEASUREMENTS

**Warrant Liability**

Prior to the Business Combination, B. Riley 150 issued 173,333 Private Placement Warrants with an exercise price of $11.50 per share. The Private Placement Warrants are identical to the Public Warrants, as described in Note 7, Equity, except that the Private Placement Warrants (including the common stock underlying the Private Placement Warrants) were not transferable, assignable or salable until August 18, 2022, and they are not redeemable by the Company for cash so long as they are held by the sponsor or its permitted transferees. The sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the sponsor or its permitted transferees, the Private Placement Warrants can be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. Upon the Closing of the Business Combination, the Company has determined that the Private Placement Warrants are classified as liabilities and marked to market at each reporting period.

A Black-Scholes model is used to value the Private Placement Warrants at each reporting period. The change in fair value of warrants is recognized as part of change in fair value of warrant liabilities in the Consolidated Statements of Operations. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate, discount rate and dividend yield. The Company estimates the volatility of its common stock based on a binomial lattice model using the stock price and the price of the Public Warrants as of the valuation date, risk-free interest rate, and the expected life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the Private Placement Warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The value of the warrant is de minimis and as such the company did not revalue the warrants as of September 30, 2023.

The key inputs into the Black-Scholes model in determining the fair value of the Private Placement Warrants were as follows at September 30, 2023 and December 31, 2022:

| | September 2023 | December 31, 2022 |
|---|---|---|
| Risk-free interest rate | 4.1% | 4.0% |
| Expected term (years) | 3.8 | 4.5 |
| Expected volatility | 98.2% | 53.3% |
| Exercise price | $ 11.50 | $ 11.50 |
| Dividend yield | 0 | 0 |

The following table presents a summary of the changes in the fair value of the Private Placement Warrants liability since the Closing Date:

| | (In thousands) |
|---|---|
| Warrant liabilities at July 19, 2022 | $ 114 |
| Change in fair value of warrant liabilities | (90) |
| Warrant liabilities at December 31, 2022 | 24 |
| Change in fair value of warrant liabilities | (13) |
| Warrant liabilities at March 31, 2023 | 11 |
| Change in fair value of warrant liabilities | — |
| Warrant liabilities at June 30, 2023 | $ 11 |
| Change in fair value of warrant liabilities | (9) |
| Warrant liabilities at September 30, 2023 | $ 2 |

The following table presents information about the Company's assets and liabilities that were measured at fair value on a recurring basis as of September 30, 2023 and December 31, 2022, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

| | (In thousands) | | | |
|---|---|---|---|---|
| | September 30, 2023 | Quoted Prices in Active Markets (Level 1) | Significant Other Observable Inputs (Level 2) | Significant Other Observable Inputs (Level 3) |
| Liabilities: | | | | |
| Private Placement Warrants | $ 2 | $ — | $ — | $ 2 |
| Total | $ 2 | $ — | $ — | $ 2 |

| | (In thousands) | | | |
|---|---|---|---|---|
| | December 31, 2022 | Quoted Prices in Active Markets (Level 1) | Significant Other Observable Inputs (Level 2) | Significant Other Observable Inputs (Level 3) |
| Liabilities: | | | | |
| Private Placement Warrants | $ 24 | $ — | $ — | $ 24 |
| Total | $ 24 | $ — | $ — | $ 24 |

## 7. EQUITY

Prior to the Business Combination, Legacy FaZe had two classes of capital stock outstanding: common stock and preferred stock. Following the Business Combination, the Company has one class of capital stock outstanding: common stock. The following summarizes the terms of the Company's capital stock.

**Preferred Stock**

The Company had 3,545,529 shares of Legacy FaZe preferred stock authorized for issuance with a par value of $0.00001 per share as of December 31, 2021 and prior to the Closing of the Business Combination.

The Company had 3,237,800 shares of Legacy FaZe's preferred stock issued and outstanding as of December 31, 2021. As a result of the Business Combination, 3,237,800 shares of Legacy FaZe's preferred stock outstanding as of the Closing Date were converted into shares of Legacy FaZe's common stock on a one-to-one basis. Pursuant to the Company's second amended and restated certificate of incorporation, the Company is authorized to issue up to 1,000,000 shares of preferred stock with a par value of $0.0001. As of September 30, 2023, the Company had no shares of preferred stock issued and outstanding.

**Common Stock**

The Company had 31,900,878 shares of Legacy FaZe common stock authorized for issuance with a par value of $0.00001 per share as of December 31, 2021 and prior to the Closing of the Business Combination.

Pursuant to the Company's second amended and restated certificate of incorporation, the Company is authorized to issue up to 500,000,000 shares of common stock with a par value of $0.0001 per share.

The Company had 76,988,356 and 71,511,887 shares of common stock issued and outstanding as of September 30, 2023 and December 31, 2022 respectively.

**Earn-out Shares**

As a result of the Business Combination, a number of shares of the Company's common stock (the "Seller Earn Out") equal to 6% of the sum of i) the total number of shares of the Company's common stock issued and outstanding as of immediately after the Closing and ii) the total number of shares of the Company's common stock equal to the product of (A) the total number of net vested company option shares calculated as of immediately prior to the Closing and (B) the Equity Value Exchange Ratio were issued and are subject to vesting and forfeiture conditions upon reaching certain volume-weighted average price ("VWAP") per share during the period commencing 90 days after the Closing Date and ending five years after the Closing Date ("Earn-out Period"). Among other things further disclosed in the Merger Agreement, if the following events ("Trigger Events") occur on or before the five-year anniversary of the Business Combination, then the following vesting events will occur:

- the VWAP per share of the Company's common stock at any point during the trading hours of a trading day is equal to or greater than $12.00 for any 20 trading days within any period of 30 consecutive trading days, one-third ("First Target Earn-Out Shares") shall immediately vest and no longer be subject to the forfeiture conditions;

- the VWAP per share of the Company's common stock at any point during the trading hours of a trading day is equal to or greater than $14.00 for any 20 trading days within any period of 30 consecutive trading days, one-third ("Second Target Earn-Out Shares" and, together with the First Target Earn-Out Shares and the Second Target Earn-Out Shares, the "Earn-Out Shares") shall immediately vest and no longer be subject to the forfeiture conditions;

- the VWAP per share of the Company's common stock at any point during the trading hours of a trading day is equal to or greater than $16.00 for any 20 trading days within any period of 30 consecutive trading days, one-third ("Third Target Earn-Out Shares") shall immediately vest and no longer be subject to the forfeiture conditions;

- in the event of a sale during the Earn-out Period, to the extent that the holders of the Company's common stock receive sale price that is greater than or equal to the applicable closing price, any Earn-Out Shares that have not previously vested shall be deemed to have vested immediately prior to the closing of such sale, and the holders of any Earn-Out Shares deemed vested shall be eligible to participate in such sale with respect to the Sponsor Earn-Out Shares (as defined below) on the same terms, and subject to the same conditions, as apply to the holders of the Company's common stock. Upon the consummation of the sale, the Earn-out Period shall terminate.

As a result of the Business Combination, among other things further disclosed in the Sponsor Support Agreement, dated as of October 24, 2021, by and among B. Riley Principal 150 Merger Corp., B. Riley Principal 150 Sponsor Co. LLC, and FaZe Clan Inc., the sponsors agreed that (x) an aggregate of 2,156,250 sponsor shares shall be fully vested and (y) an aggregate of 2,156,250 sponsor shares (the "Sponsor Earn-Out Shares") shall be subject to the same vesting or forfeiture provisions during the Earn-out Period, and subject to the same Trigger Events mentioned above.

The Earn-out Shares meet the accounting definition of a derivative financial instrument, are considered to be indexed to the Company's common stock and meet other the conditions in ASC 815-40, Derivatives and Hedging: Contracts in Entity's Own Equity, to be classified as equity.

As of September 30, 2023, the Earn-Out Period had begun but vesting conditions had not yet been met.

Public Warrants to Acquire Common Stock

Prior to the Business Combination, there were 5,750,000 Public Warrants issued and outstanding in connection with the initial public offering of B. Riley 150 with an exercise price of $11.50 per share. The Public Warrants became exercisable 30 days after the Business Combination. Each whole share of the warrant is exercisable for one share of the Company's common stock.

The Company may redeem the outstanding Public Warrants for $0.01 per warrant upon at least 30 days' prior written notice of redemption given after the warrants become exercisable, if the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock dividends, sub-divisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing after the warrants become exercisable and ending on the third trading day before the Company sends the notice of redemption to the warrant holders. Upon issuance of a redemption notice by the Company, the warrant holders may, at any time after the redemption notice, exercise the Public Warrants on a cashless basis.

The Public Warrants meet the definition of a derivative financial instrument and the equity scope exception in ASC 815-10-15-74(a) to be classified as equity, and are not subject to remeasurement provided that the Company continues to meet the criteria for equity classification.

As of September 30, 2023, all 5,750,000 Public Warrants remain outstanding.

## 8. STOCK COMPENSATION EXPENSE

**2022 Omnibus Incentive Plan**

On October 24, 2021, the stockholders of the Company approved the 2022 Omnibus Incentive Plan (the "OIP"), which became effective as of the Closing Date of the Business Combination. The OIP allows grants of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses, other stock-based awards, cash awards, and substitute awards (the "OIP Awards") to selected officers, employees, partners, non-employee directors, independent contractors, and consultants. The Company has 12,358,689 shares of the Company's common stock reserved for issuance pursuant to awards that may be granted under the OIP. As of September 30, 2023, 2,570,125 shares of the Company's common stock are subject to restricted stock awards.

**2022 Employee Stock Purchase Plan**

On October 24, 2021, the stockholders of the Company approved the 2022 Employee Stock Purchase Plan (the "ESPP"), which became effective as of the Closing Date of the Business Combination. An aggregate of 1,791,416 shares of the Company's common stock has been reserved for issuance or transfer pursuant to rights granted under the ESPP ("Aggregate Number"). The Aggregate Number represents 2% of the aggregate number of shares of the Company's fully diluted shares outstanding immediately after the Closing and is subject to increase each year over a ten-year period. The maximum aggregate number of shares of common stock available for issuance under ESPP shall not exceed 75,000,000 shares. The ESPP will be implemented through a series of offerings of purchase rights to eligible employees. Each eligible employee may authorize payroll deductions at a minimum of 1% up to a maximum of 15% on a pro rata basis for each pay period during an offering. Under the ESPP, the Company's Board may designate the period of each offering, but no offering shall exceed 27 months in duration. Unless otherwise determined, the offering shall be for a purchase period of 6 months, beginning on the offering date and ending on the exercise date. The purchase price for each share shall be 85% of the fair market value of the Company's common stock on the

offering date or the exercise date, whichever is less. As of September 30, 2023, 27,711 shares have been granted under this plan.

**Amended and Restated 2019 Equity Incentive Plan**

The Company maintained an equity incentive plan established in October 2019, the Amended 2019 Equity Incentive Plan (the “Legacy FaZe Plan”). The Legacy FaZe Plan allowed grants of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock and restricted stock units, generally to directors, employees, consultants and service providers. In July 2021, the Company’s Board amended the Legacy FaZe Plan and increased the maximum aggregate number of shares authorized to be issued to 10,500,000 shares of Legacy FaZe common stock, which is equivalent to 21,371,301 shares of the Company’s common stock calculated using the Equity Value Exchange Ratio. As of September 30, 2023, 16,712,807 shares of the Company’s common stock are issuable upon the vesting and exercise of stock options originally granted under the Legacy FaZe Plan, and 149,171 shares of the Company’s common stock are subject to restricted stock awards originally granted under the Legacy FaZe Plan. Following the Closing of the Business Combination, no further awards may be awarded under the Legacy FaZe Plan, and any outstanding awards granted under the plan will remain subject to the terms of the Legacy FaZe Plan and the applicable award agreement.

The following table contains information about the Company’s equity compensation plans as of September 30, 2023:

| | Shares Reserved for Issuance | Awards Outstanding | Shares Available for Grant |
|---|---|---|---|
| 2022 Omnibus Incentive Plan | 12,358,689 | 3,876,658 | 8,482,031 |
| 2022 Employee Stock Purchase Plan | 75,000,000 | — | 75,000,000 |
| Amended 2019 Equity Incentive Plan | 23,380,173 | 21,371,301 | 2,008,872 |

**Stock Compensation Expense**

Stock-based compensation expense for the periods presented was comprised of the following, which were included in general and administrative expenses within the Consolidated Statements of Operations:

| | (In thousands) For the three months ended September 30, | | (In thousands) For the nine months ended September 30, | |
|---|---|---|---|---|
| | 2023 | 2022 | 2023 | 2022 |
| Stock options | $ 7 | $ 336 | $ 19 | $ 454 |
| Restricted stock awards | 1,341 | 2,001 | 9,966 | 4,542 |
| Total stock-based compensation expense | $ 1,348 | $ 2,337 | $ 9,985 | $ 4,996 |

**Options**

The following is an analysis of the stock option grant activity during the nine months ended September 30, 2023:

| Vested and Nonvested Stock Options | Number | Weighted Average Exercise Price | Weighted Average Remaining Life |
|---|---|---|---|
| Outstanding December 31, 2022 | 18,863,654 | $ 0.38 | 4.13 |
| Granted | - | - | - |
| Exercised | (2,150,847) | 0.38 | - |
| Expired or forfeited | - | - | - |
| Outstanding September 30, 2023 | 16,712,807 | $ 0.38 | 3.38 |

| Nonvested Stock Options | Number | Weighted-Average Exercise Price |
|---|---|---|
| Nonvested on December 31, 2022 | 670,008 | $ 0.38 |
| Granted | - | - |
| Vested | (262,944) | 0.38 |
| Forfeited | - | - |
| Nonvested on September 30, 2023 | 407,064 | $ 0.38 |

The Company recognized stock-based compensation expense related to options granted and vesting expense of $7 thousand during the three months ended September 30, 2023, which is included in general and administrative expenses. The Company recognized stock-based compensation expense related to options issued and vesting of $336 thousand during the three months ended September 30, 2022, which is included in general and administrative expenses.

The Company recognized stock-based compensation expense related to options granted and vesting expense of $19 thousand during the nine months ended September 30, 2023, which is included in general and administrative expenses. The Company recognized stock-based compensation expense related to options issued and vesting of $454 thousand during the nine months ended September 30, 2022, which is included in general and administrative expenses.

During the three months ended September 30, 2023 and 2022, the Company granted a total of 0 and 0 options, respectively. During the nine months ended September 30, 2023 and 2022, the Company granted a total of 0 and 0 options, respectively.

**Warrants**

The following is an analysis of the warrant grant activity during the nine months ended September 30, 2023:

| Vested and Nonvested Stock Warrants | Number | Weighted Average Exercise Price | Weighted Average Remaining Life |
|---|---|---|---|
| Outstanding December 31, 2022 | 5,923,333 | $ 11.50 | 4.55 |
| Granted | - | - | - |
| Exercised | - | - | - |
| Expired or forfeited | - | - | - |
| Outstanding September 30, 2023 | 5,923,333 | $ 11.50 | 3.80 |

During the three months ended September 30, 2023 and 2022, the Company granted a total of 0 and 0 warrants, respectively. During the nine months ended September 30, 2023 and 2022, the Company granted a

total of 0 and 0 warrants, respectively. As of September 30, 2023 there are no Nonvested stock Warrants outstanding.

**Restricted Stock Awards**

A summary of Restricted Stock Awards ("RSAs") issuances during the nine months ended September 30, 2023 is as follows:

| Nonvested RSAs | Number | Weighted Average Price |
|---|---|---|
| Nonvested December 31, 2022 | 1,649,962 | $ 6.27 |
| Granted | 1,925,856 | 0.42 |
| Vested | (1,083,291) | 6.49 |
| Forfeited | - | |
| Nonvested September 30, 2023 | 2,492,527 | $ 1.35 |

The Company recognized stock-based compensation expense related to RSAs granted and vesting expense of $0.3 million and $2.5 million during the three months ended September 30, 2023 and 2022, respectively, which is included in general and administrative expenses. The Company recognized stock-based compensation expense related to RSAs granted and vesting expense of $10.0 million and $3.7 million during the nine months ended September 30, 2023 and 2022, respectively, which is included in general and administrative expenses.

During the three months ended September 30, 2023 and 2022, the Company granted a total of 1,925,856 and 0 RSAs, respectively. During the nine months ended September 30, 2023 and 2022, the Company granted a total of 1,925,856 and 1,119,698 RSAs, respectively.

**Restricted Stock Units**

A summary of Restricted Stock Units ("RSUs") issuances during the nine months ended September 30, 2023 is as follows:

| Nonvested RSUs | Number | Weighted Average Price |
|---|---|---|
| Nonvested December 31, 2022 | 702,417 | $ 2.79 |
| Granted | 2,885,984 | 1.82 |
| Vested | (578,535) | 1.59 |
| Forfeited | (324,250) | 2.75 |
| Nonvested September 30, 2023 | 2,685,616 | $ 1.31 |

The Company recognized stock-based compensation expense related to RSUs granted and vesting expense of $1.1 million and $0.2 million during the three months ended September 30, 2023 and 2022, respectively, which is included in general and administrative expenses. The Company recognized stock-based compensation expense related to RSUs granted and vesting expense of $2.5 million and $0.5 million during the nine months ended September 30, 2023 and 2022, respectively, which is included in general and administrative expenses.

During the three months ended September 30, 2023 and 2022, the Company granted a total of 750,000 and 0 RSUs, respectively. During the nine months ended September 30, 2023 and 2022, the Company granted a total of 2,885,984 and 0 RSUs, respectively.

## 9. COMMITMENTS AND CONTINGENCIES

### Operating Leases

The Company leases certain business and residential facilities under operating lease agreements that specify minimum rentals with lease terms ranging from two to two and a half years. The Company's rent expense for the three months ended September 30, 2023 and 2022 was $0.8 million and $0.6 million, respectively. The Company's rent expense for the nine months ended September 30, 2023 and 2022 was $1.2 million and $1.7 million, respectively. Rent expense is included in general and administrative expense in the Consolidated Statements of Operations. Scheduled rent increases, if any, are amortized on a straight-line basis over the lease term.

Our lease agreements generally do not provide an implicit borrowing rate; therefore, an internal incremental borrowing rate is determined based on information available at lease commencement date for purposes of determining the present value of lease payments. We used the incremental borrowing rate on September 30, 2023 and December 31, 2022 for all leases that commenced prior to that date. In determining this rate, which is used to determine the present value of future lease payments, we estimate the rate of interest we would pay on a collateralized basis, with similar payment terms as the lease and in a similar economic environment.

**Lease Costs**

| (In thousands) | Three months Ended September 30, 2023 | Three months Ended September 30, 2022 |
|---|---|---|
| Components of total lease costs: | | |
| Operating lease expense | $ 791 | $ 826 |
| Total lease costs | $ 791 | $ 826 |

| (In thousands) | Nine months Ended September 30, 2023 | Nine months Ended September 30, 2022 |
|---|---|---|
| Components of total lease costs: | | |
| Operating lease expense | $ 1,188 | $ 1,192 |
| Total lease costs | $ 1,188 | $ 1,192 |

**Lease Positions as of September 30, 2023 and December 31, 2022**

Right of use, or ROU, lease assets and lease liabilities for our operating leases are recorded on the balance sheet as follows:

| (In thousands) | September 2023 | December 31, 2022 |
|---|---|---|
| Assets | | |
| Right of use asset – long term | $ 1,560 | $ 2,693 |
| Total right of use asset | $ 1,560 | $ 2,693 |
| Liabilities | | |
| Operating lease liabilities – short term | $ 1,488 | $ 1,488 |
| Operating lease liabilities – long term | 93 | 1,084 |
| Total lease liability | $ 1,581 | $ 2,572 |

**Lease Terms and Discount Rate**

| | |
|---|---|
| Weighted average remaining lease term (in years) – operating leases | 1.0 |
| Weighted average discount rate – operating leases | 4% |

Future minimum lease payments, which include non-cancelable operating leases at September 30, 2023, are as follows:

| Year ending December 31, | (In thousands) |
|---|---|
| 2023 (remainder) | $ 502 |
| 2024 | 1,071 |
| 2025 | 5 |
| 2026 | 3 |
| Thereafter | - |
| Total minimum lease payment | $ 1,581 |

**10. LITIGATION**

From time to time, in the normal course of operations, the Company is subject to litigation matters and claims, including claims relating to employee relations and business practices. The Company expenses legal fees as incurred. The Company records a provision for contingent losses when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. An unfavourable outcome to any legal matter, if material, could have an adverse effect on the Company's operations or its financial position, liquidity, or results of operations.

On November 30, 2020, Adult Use Holdings, Inc. ("Adult Use") and Zola Ventures Ltd. ("Zola") initiated arbitration claiming that the Company owed CA$ 3 million to Adult Use and Zola in connection with alleged funding to the Company of CA$ 30.0 million by Bridging Finance Group. On December 21, 2020, the Company brought counterclaims against Adult Use, Zola, and their principals Adam Salman and Igor Gimelshtein. On May 14, 2021, the Company applied for summary disposition of the claim for CA$ 3 million brought by Adult Use and Zola. On August 4, 2021, the arbitrator granted the Company's application and issued a Partial Final Award dismissing Adult Use's and Zola's claim. The United States District Court for the Southern District of New York subsequently affirmed the Partial Final Award and its dismissal of Adult Use's and Zola's claims against the Company in a decision issued September 28, 2022. On November 8 and November 11, 2022, the arbitrator held hearings in connection with the Company's counterclaims. On December 23, 2022, the Company filed an application for costs and attorneys' fees. On June 3, 2023, the Company was awarded $399 thousand of costs and attorneys' fees for prevailing against the CA$ 3 million claim brought against the Company and for the Counterclaim Respondents' conduct that unnecessarily increased the costs of the arbitration. As result, the Company has not recorded a reserve with respect to this litigation.

**11. LOSS PER SHARE**

In accordance with the provisions of ASC 260, Earnings Per Share, net loss per share is computed by dividing net loss by the weighted-average shares of common stock outstanding during the period. The results of operations were net losses for the three and nine months ended September 30, 2023 and 2022. The following table sets forth the computation of basic and diluted earnings per share attributable to common stockholders for the three and nine months ended September 30, 2023 and 2022:

| | (In thousands, except shares and per-share information) | | | |
|---|---|---|---|---|
| | Three months ended September 30, | | Nine months ended September | |
| | 2023 | 2022 | 2023 | 2022 |
| Basic and diluted loss per share: | | | | |
| Net loss attributable to FaZe Holdings Inc., basic and diluted | $ (7,201) | $ (130,598) | $ (35,597) | $ (149,462) |
| Weighted-average common shares outstanding, basic and diluted | 68,234,009 | 54,590,538 | 66,315,727 | 32,144,653 |
| Net loss per share, basic and diluted | $ (0.10) | $ (2.39) | $ (0.54) | $ (4.65) |

During a loss period, the effect of the potential exercise of stock options, warrants, convertible preferred stock, and convertible debt are not considered in the diluted loss per share calculation since the effect would be antidilutive. The Company did not have any participating securities in the periods presented. The Company had 1,680,774 fully vested warrants pursuant to which common shares were issuable for little to no consideration outstanding as of the Closing Date and for the year ended December 31, 2021. These warrants were exercised during the Business Combination. The Company considered these warrants outstanding in the context of basic loss per share and included these warrants in the weighted-average shares of common stock outstanding for the period until converted.

The Company had antidilutive shares for the three and nine months ended September 30, 2023 and 2022. The following securities were not included in the computation of diluted shares outstanding for the three and nine months ended September 30, 2023 and 2022 because the effect would be antidilutive:

| | As of September 30, 2023 | As of September 30, 2022 |
|---|---|---|
| Convertible preferred stock | — | — |
| Public Warrants | 5,750,000 | 5,750,000 |
| Private Placement Warrants | 173,333 | 173,333 |
| Seller Earn-out | 5,312,098 | 5,312,098 |
| Sponsor Earn-out Shares | 2,156,250 | 2,156,250 |
| Legacy FaZe preferred warrant | — | — |
| Unvested restricted stock award | 2,492,527 | 2,248,834 |
| Unvested restricted stock units | 2,685,616 | — |
| Stock options | 18,859,673 | 18,055,159 |
| Total potentially dilutive common stock equivalents | 37,429,497 | 33,695,674 |

## 12. SUBSEQUENT EVENTS

In preparing the consolidated financial statements, the Company has evaluated subsequent events through November 13, 2023, which is the date the Condensed Consolidated Financial Statements were available for issuance.

**GameSquare Merger Agreement**

On October 19, 2023, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”), with GameSquare Holdings, Inc., a British Columbia corporation (“GameSquare”), and GameSquare Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of GameSquare ( “Merger Sub”), pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving such Merger as a wholly-owned subsidiary of GameSquare.

On the terms and subject to the conditions of the Merger Agreement, each share of common stock, par value $0.0001 per share, of the Company (the "FaZe Common Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") (other than shares held in treasury by FaZe or held directly by GameSquare or Merger Sub) will be converted into the right to receive 0.13091 (the "Exchange Ratio") of a fully paid and non-assessable share of common stock, no par value, of GameSquare (the "GameSquare Common Stock") and, if applicable, cash in lieu of fractional shares of FaZe Common Stock, subject to any applicable withholding.

At the Effective Time, (i) all of the Company's equity awards outstanding immediately prior to the Effective Time, including options to purchase shares of FaZe Common Stock and each share of FaZe Common Stock subject to vesting, repurchase, or other lapse of restrictions will be assumed by GameSquare and converted into GameSquare equity awards on substantially the same terms, except that the assumed equity awards will cover a number of shares of GameSquare Common Stock, and, if applicable, have an exercise price, determined using the Exchange Ratio and (ii) all outstanding FaZe warrants exercisable for shares of FaZe Common Stock will be assumed by GameSquare and converted into GameSquare warrants on substantially the same terms, except that the assumed warrants will cover a number of shares of GameSquare Common Stock, and, if applicable, have an exercise price, determined using the Exchange Ratio.

Under the Merger Agreement, GameSquare has agreed to appoint to its board of directors two persons determined by the Company, and a third member to be mutually agreed upon by the Company and GameSquare prior to the Effective Time, as of the Effective Time, with such directors to hold office until the earliest to occur of the appointment or election and qualification of his or her respective successor or his or her death, resignation, disqualification or proper removal.

In addition, in connection with the Merger, GameSquare is to complete a financing involving the raising of additional capital or commitments to be made available to it following the Merger consisting of (i) a private placement in public equity to raise $10,000,000 through the sale of GameSquare Common Stock (the "PIPE Financing"), subject to reduction to the minimum extent necessary based on applicable restrictions pertaining to GameSquare's issuance of shares of GameSquare Common Stock under NASDAQ Listing Rule 5635, or any other applicable rule imposed by applicable stock exchanges, which financing is supported by the backstop obligation by Goff & Jones Lending Co, LLC (the "Backstop Investor") under the Backstop Agreement; (ii) GameSquare shall have entered into an asset-based loan facility agreement (the "Financing and Security Agreement") with SLR Digital Finance LLC, as lender (the "Lender"), having a three (3) year term and providing for maximum aggregate borrowings thereunder at any one time of not less than $10,000,000, and such facility agreement shall be in full force and effect as of the Closing with no principal amounts drawn thereunder; and (iii) GameSquare shall have consummated after the date of the Merger Agreement and prior to closing of the Merger a disposition of non-core assets of GameSquare having a gross sales price of approximately $4,000,000 (subject to certain earnout provisions).

## SCHEDULE E
## MANAGEMENT'S DISCUSSION AND ANALYSIS OF FAZE

*The following discussion of FaZe's financial condition and results of operations should be read in conjunction with FaZe's financial statements and notes to those statements included in this Circular. This discussion contains forward-looking statements that involve risks and uncertainties. Please see "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" in this Circular.*

**Our Business**

We are a digitally-native lifestyle and media brand founded and rooted in gaming and youth culture.

We are at the forefront of the global creator economy, which is an industry centered around innovative digital content development fueled by social media influencers, creators and businesses who monetize their content online. With a leading digital content platform created for and by Generation Z and Millennials, we have established a highly engaged and growing global fanbase, with social media reach (see our key performance indicator, "Total Reach") of over 505 million as of September 30, 2023, which number, as explained in our discussion of "Key Performance Indicators" also includes the accounts of individual members of FaZe's talent team.

We produce engaging content, merchandise, consumer products and experiences, and create advertising and sponsorship programs for leading national brands. With approximately 83% of our audience between the ages of 13-34 as of September 30, 2023, we have unlocked key relationships with a coveted demographic that has long proven difficult to reach for traditional media companies and advertisers. We have several revenue streams including brand sponsorships, content, consumer products, and Esports.

As the recognition of our brand is an important component to our success, we have obtained and protected a strategic set of intellectual property registrations and applications, including for our brand, throughout the world.

Our principal business operations are located in the United States, and we also have a location in Canada. We are assessing potential opportunities to expand our operational footprint in North America and internationally through strategic initiatives, including M&A transactions.

On July 19, 2022, we completed the B. Riley Business Combination. At the closing of the B. Riley Business Combination, we received approximately $113.7 million in gross proceeds and $57.8 million in net proceeds in connection with the B. Riley Business Combination.

Compared to 2022, our revenues and gross profit in 2023 decreased. This change was primarily driven by decrease in the Brand sponsorship business and secondarily by Content business. Brand sponsorship revenue decreased by $13.4 million primarily due to a lack of new brand deals and the delayed timing of renewals of existing sponsorship deals for the financial period 2023. Content revenue decreased by $0.4 million, this reduction is related to a content library sale which occurred in 2022, in 2023 no content library sales have occurred. In addition, FaZe had increased costs in compensation and benefits, stock compensation expense and professional services fees as a result of the growth of the business and of becoming a public company. As a result, Net Loss for the nine months ended September 30, 2023 increased to $35.4 million, compared to $149.5 million for the nine months ended September 30, 2022. See the "Results of Operations" subsection for further details. The following table summarizes our financial results for the three and nine months ended September 30, 2023 and 2022.

| (In thousands) | Three months ended September 30, 2023 | 2022 |
|---|---|---|
| Total Revenues | $ 12,510 | $ 14,012 |
| Gross Profit | 851 | 3,542 |
| Net Loss | (7,201) | (130,598) |
| Adjusted EBITDA(1) | (4,769) | (11,959) |

| (In thousands) | Nine months ended September 30, 2023 | 2022 |
|---|---|---|
| Total Revenues | $ 36,749 | $ 48,621 |
| Gross Profit | 3,170 | 13,974 |
| Net Loss | (35,597) | (149,462) |
| Adjusted EBITDA(1) | (21,446) | (22,396) |

(1) Adjusted EBITDA is a non-GAAP financial measure. See "Non-GAAP Information" below for our definition of, and additional information about, adjusted EBITDA and for a reconciliation to net loss, the most directly comparable U.S. GAAP financial measure.

**Key Performance Indicators**

In addition to U.S. GAAP and non-GAAP financial measures, we regularly review several metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial plans and make strategic decisions. Our key metrics are calculated using internal company data based on the activity of fan accounts and the metrics described below. While these numbers are based on what we believe to be reasonable estimates of our fanbase for the applicable period of measurement, there are inherent challenges in measuring usage of our platform across large online and mobile populations around the world. The methodologies used to measure these metrics require significant judgment. Increases or decreases in our key performance indicators may not correspond with increases or decreases in our revenue.

**Total Reach**

Our Total Reach represents the aggregate number of user accounts, or "fans," that subscribe to or follow FaZe content across YouTube, Twitter, Instagram, TikTok and Twitch, measured at the end of the reporting period and based on publicly available data. Our calculation of Total Reach may count the same individual multiple times if an individual follows or subscribes to FaZe content on multiple platforms; therefore, our Total Reach metric may inflate the number of individuals, as opposed to user accounts, reached by our content. Therefore, we supplement our understanding of the reach of our content, as well as our monetization opportunities, with the Aggregate YouTube Subscribers metric, which only includes subscribers on our primary platform and is explained further in the following section. Nonetheless, we believe that Total Reach is a useful metric because, regardless of whether our content reaches an individual through one or multiple platforms or channels, we view each such instance as a unique opportunity to strengthen and, ultimately, to monetize our relationship with the individual accountholder, whether by selling consumer products online, by incrementally increasing our advertising revenue due to viewership or by inspiring attendance at our live events, among other opportunities. Further, one individual following us across multiple platforms could generally signal higher audience engagement, and as such may lead to higher monetization potential, than one individual following us on only one platform.

We find Total Reach to be a useful metric for predicting future revenues because, as an audience-driven company, we generally interpret an increase in our Total Reach to signal an overall increase in the strength of our brand and to represent a corresponding increase in the number of opportunities for our content to reach our audience and expose them to our brand, content and products, which may drive additional monetization opportunities through increased engagement with FaZe. Further, we believe the fact that an individual follows FaZe across multiple platforms or follows several FaZe content creators may signal their amenability to purchase our products, grow the FaZe

community by engaging with other fans and continue consuming our content in the future. In addition, we believe each fan added to our Total Reach represents a new avenue through which we can reach additional fans as they spread awareness of our brand by sharing and posting about FaZe content to their own followers. Individuals who follow or subscribe to FaZe content on multiple platforms represent multiple such avenues, and the more their followers differ between platforms, the more avenues are opened to FaZe content. We believe an increase in Total Reach also signals our ability to attract additional sponsorships and sponsorship deals or sell consumer products. However, an increase in Total Reach may not directly result in an increase in content revenues. Our Total Reach includes fans of the channels of certain popular celebrity members of FaZe that we have contractually agreed not to directly monetize, including Calvin “Snoop Dogg” Cordozar Broadus Jr. An increase in Total Reach from fans on such channels will not directly result in an increase in content revenue. Nonetheless, we expect our partnerships with these celebrity members of FaZe to result in increased engagement as a result of cross-exposure to our brand through their channels, which strengthens the FaZe brand and which we believe will further increase our Total Reach and can indirectly increase our revenue over time. Additionally, when our Total Reach increases, our content and other revenues may not increase immediately given the lag time between when subscriptions are recorded and when we are able to monetize subscriptions, including generating Google AdSense revenues, selling consumer products and leveraging our Total Reach metric to attract additional sponsors and sponsorship deals. Conversely, a decrease in our Total Reach may be an indicator of an unfavourable trend in future revenues. Therefore, we use the Total Reach metric for revenue planning, although the numerical correlation between Total Reach and future revenues varies and cannot be precisely predicted in either the short term or long term.

The timing difference between a change in Total Reach and change in revenues may be particularly pronounced if the change in Total Reach metric reflects a large spike or large drop as the result of adding a channel to our network or removing a channel from our network. That is, if we sign a contract with a new talent member who has a large pre-existing pool of social media subscribers, our Total Reach will also increase as these pre-existing subscribers are added to our Total Reach metric. For example, our Total Reach increased significantly between March 31, 2022 and March 31, 2023, primarily due to Calvin “Snoop Dogg” Cordozar Broadus Jr. joining as a member of FaZe’s talent network. Conversely, if talent members leave the FaZe network due to contract expiration or termination, we record an immediate decrease in our Total Reach in an amount equal to the Total Reach of the talent that left the FaZe network. When we have a spike or drop in Total Reach due to the various circumstances described above, we do not expect to necessarily see immediate spikes or drops in content and other revenues but may see future changes in revenues given the lag time described in the preceding paragraph.

| | As of September 30, | |
|---|---|---|
| (In thousands) | 2023 | 2022 |
| Total Reach[(1)] | 504,526 | 526,268 |
| YouTube | 131,867 | 135,974 |
| Twitter | 78,215 | 83,452 |
| Instagram | 177,682 | 180,312 |
| TikTok | 81,783 | 83,948 |
| Twitch | 34,979 | 42,582 |

(1) The Total Reach amount includes subscribers of channels for Calvin “Snoop Dogg” Cordozar Broadus Jr. and certain other celebrity talent that FaZe is not contractually allowed to directly monetize. Such channels contributed to a Total Reach of 212.6 million and 197.9 million as of September 30, 2023 and September 30, 2022, respectively. Therefore, channels that FaZe is contractually allowed to directly monetize contributed to a Total Reach of 291.9 million and 328.4 million as of September 30, 2023 and September 30, 2022, respectively.

**Aggregate YouTube Subscribers**

Our Aggregate YouTube Subscribers metric is the number of subscribers our total talent pool has on their FaZe co-branded YouTube channels, the company programmed FaZe Clan YouTube channel, as well as the FaZe Affiliated channels measured at the end of the reporting period and based on publicly available data. Aggregate YouTube Subscribers includes subscribers for each YouTube channel programmed by talent members as well as company programmed YouTube channels. We consider each YouTube Subscriber to be a subscriber on YouTube, measured separately for each individual talent member. As such, one hypothetical subscriber may be included in several

instances within the Aggregate YouTube Subscribers metric if that individual were to subscribe to the channels of multiple members of our talent pool.

We believe Aggregate YouTube Subscribers is a better approximation of our unique audience than other measures of reach available to us. That is, although Aggregate YouTube Subscribers may count the same individual subscriber multiple times if that individual subscribes to multiple FaZe talent members on YouTube, this metric does not include individuals who subscribe to FaZe across multiple platforms in the calculation. Also, the potential for inflation of Aggregate YouTube Subscribers due to the same individual subscribing to multiple FaZe talent members is partially offset by the omission of individuals who subscribe to FaZe only on platforms other than YouTube.

We believe an increase in Aggregate YouTube Subscribers signals an overall increase in the strength of our brand, which in turn signals our ability to attract additional sponsorships and sponsorship deals or sell consumer products. An increase in Aggregate YouTube Subscribers may not directly result in an increase in content revenues because our Aggregate YouTube Subscribers includes subscribers on channels that we are not contractually allowed to monetize. If the channels contributing to the increase in our Aggregate YouTube Subscribers are channels that FaZe is contractually allowed to monetize, then an increase in Aggregate YouTube Subscribers may directly result in an increase in content revenues, but if the channels contributing to the increase in Aggregate YouTube Subscribers are not channels that FaZe is contractually allowed to monetize, then an increase in Aggregate YouTube Subscribers would not directly result in an increase in content revenues but can indirectly result in an increase in overall revenue over time because we believe the increase in Aggregate YouTube Subscribers strengthens the FaZe brand. Additionally, an increase in our Aggregate YouTube Subscribers may not correlate with current or historic revenues but may represent additional monetization opportunities across our various revenue streams. When our Aggregate YouTube Subscribers increase, our content and other revenues may not increase immediately, given the additional lag time before we are able to monetize the subscriptions, including generating Google AdSense revenues, selling consumer products, and leveraging our Aggregate YouTube Subscribers metric to attract additional sponsors and sponsorship deals. Conversely, a decrease in our Aggregate YouTube Subscribers may be an indicator of an unfavourable trend in future revenues. Therefore, we find the use of the Aggregate YouTube Subscribers metric useful for our revenue planning, although the numerical correlation between Aggregate YouTube Subscribers and future revenues varies and cannot be precisely predicted in either the short term or long term.

The timing difference between a change in Aggregate YouTube Subscribers and a change in revenues may be particularly pronounced if the change in Aggregate YouTube Subscribers metric reflects a large spike or large drop as the result of adding a channel to our network or removing a channel from our network. For example, if we sign a contract with a new talent member who has a large pre-existing pool of YouTube subscribers, our Aggregate YouTube Subscribers will also increase as these pre-existing subscribers are added to our Aggregate YouTube Subscribers metric. Conversely, if talent members leave the FaZe network due to contract expiration or termination, we record an immediate decrease in our Aggregate YouTube subscribers metric in an amount equal to the YouTube subscribers of the talent that left the FaZe network. When we have a spike or drop in Aggregate YouTube Subscribers due to the various circumstances described above including, for instance, the addition of Calvin “Snoop Dogg” Cordozar Broadus, Jr. to FaZe’s talent network in the first quarter of 2022, we do not expect to necessarily see immediate spikes or drops in content and other revenues but may see future changes in revenues given the lag time described in the preceding paragraph.

| | As of September 30, | |
|---|---|---|
| (In thousands) | 2023 | 2022 |
| Aggregate YouTube Subscribers | 131,867 | 135,974 |
| Company Programmed FaZe Clan YouTube Channel Subscribers | 8,943 | 8,859 |
| FaZe Co-branded Channel Subscribers | 112,538 | 117,514 |
| FaZe Affiliated Channels(1) | 10,386 | 9,601 |

(1) FaZe Affiliated Channels are channels that are not co-branded but are closely affiliated with our talent. This includes Calvin “Snoop Dogg” Cordozar Broadus Jr., All Grown Up, and Nuke Squad.

**Average Revenue per YouTube Subscriber ("ARPU")**

ARPU is defined as our total consolidated U.S. GAAP revenues for the selected period divided by our total Aggregate YouTube Subscribers as of period end. We believe ARPU is an indicator of how effective we are at monetizing our Aggregate YouTube Subscribers. A high ARPU may reflect that we are monetizing our audience effectively and, conversely, a low ARPU may reflect the opportunity for additional monetization with respect to our Aggregate YouTube Subscribers. Please see above for the assumptions underlying the calculation of our Aggregate YouTube Subscribers.

While we believe changes in our total consolidated U.S. GAAP revenues are correlated with our Aggregate YouTube Subscribers over the long term, there may be short term dislocations in the metric due to timing differences in audience growth and monetization. For example, our Aggregate YouTube Subscribers may grow more quickly when compared to our revenues due to the lag time related to the monetization of our Aggregate YouTube Subscribers, as described in the "Aggregate YouTube Subscribers" subsection above, resulting in lower or unchanged period over period ARPU, especially if we gain additional Aggregate YouTube Subscribers toward the end of a reporting period. Conversely, if we lose Aggregate YouTube Subscribers toward the end of a reporting period, we may see decreased or relatively flat Aggregate YouTube Subscribers, whereas the full period will not reflect the revenue impact of the decreased monetization potential.

Additionally, because ARPU is measured as revenue for a particular period over a point-in-time metric, Aggregate YouTube Subscribers, ARPU will generally be smaller for interim time periods than annual periods. Therefore, ARPU for interim periods should only be compared to interim periods of the same length, and annual periods should only be compared to other annual periods.

In future periods, we expect to increase the monetization of our Aggregate YouTube Subscribers through growth in our existing monetization channels and expansion into new ways of monetizing our audience, all of which we believe will be aided by additional access to capital and a more established brand. Therefore, we expect our ARPU to increase over time.

| | Nine months ended September 30, | |
|---|---|---|
| (In thousands) | 2023 | 2022 |
| ARPU | $ 0.28 | $ 0.36 |

**Total Number of Significant Sponsors**

Total Number of Significant Sponsors is defined as the number of sponsorship deals directly contracted with FaZe that have a contractual value of over $0.5 million and are active during the reported period. This metric helps us forecast future revenue, since we know the contract value of a sponsorship when the contract is signed but recognize the revenue ratably over the sponsorship term. At the same time, if we sign a significant sponsorship deal towards the end of a reportable period, we may not recognize a significant portion of the revenue until the following period.

We believe this metric provides insight into the drivers of changes in our brand sponsorships revenue. Our brand sponsorships revenue is most closely aligned with this metric, as our brand sponsorship revenue is correlated with increases in Total Number of Significant Sponsors.

| | Three months ended September | |
|---|---|---|
| | 2023 | 2022 |
| Total Significant Sponsors | 5 | 8 |

| | Nine months ended September 30, | |
|---|---|---|
| | 2023 | 2022 |
| Total Significant Sponsors | 9 | 11 |

**Key Factors Affecting Our Current and Future Results**

Our financial position and results of operations depend to a significant extent on the following factors:

**Evolving Digital Economy**

Our success has depended and will continue to depend on our ability to remain at the forefront in digital-entertainment trends, including social media.

We believe we are well-positioned as a digitally native lifestyle and media platform in the global content industry, which continues to evolve towards digital and social platforms each of which are poised for further growth.

We attribute our growth in part to the diverse content we have developed and produced in the form of digital media, social media, consumer products sales, and livestreaming events distributed across several platforms including YouTube, Twitch,, Instagram, Twitter, and TikTok. Further, our brand, which is a digital native lifestyle brand rooted in gaming and youth culture, is well-positioned for future opportunities in areas such as subscription offerings, live events, fan clubs, virtual dining concepts, game publisher collaborations, Web3 and the general growth and adoption of the metaverse, and interconnected digital reality.

As a leading digital content platform created for and by Generation Z and Millennials, we have established a highly engaged growing global fanbase, with a Total Reach of over 505 million as of September 30, 2023, including those of individual members of FaZe (see "Key Performance Indicators - Total Reach").

**Ability to Recruit and Retain Talent**

Our talent pool creates content for, and forms other partnerships with, our brand. Our diverse talent pool of creators and players are the face of our brand. Therefore, our current and future growth depends on our ability to retain our current talent and attract new talent. However, as we have grown our talent roster, we have made sure to not rely on any single individual to carry the brand, but rather have worked to develop a broad talent base, where each person is able to grow their own brand within the overall FaZe platform.

**Competitive Landscape**

Due to our digitally native lifestyle and media platform and diverse sources of monetization, our business may face competition from online content creators, lifestyle brands, digital media companies, traditional sports teams, or other Esports companies. If more direct competitors emerge in the marketplace, our performance and results of operations will depend on our ability to retain market share through activities including generating innovative content and forming and retaining strategic partnerships.

**COVID-19**

Due to the COVID-19 pandemic, our historical operating results for the three months ended September 30, 2023 and 2022 may not be comparable to past and future periods. As a result of changed consumer behavior under COVID-19 lock-down orders, the already-growing online gaming and digital content industries saw a major uptick in video game usage, streaming viewership, content viewership, console sales, and more users on many gaming platforms. This helped further accelerate the pre-pandemic growth in popularity of our content creators and the FaZe content channels, and made the content we offer a bigger part of mainstream digital entertainment. On average, our content creators saw an increase in viewership after the start of the pandemic and viewership on FaZe's YouTube channel and certain of FaZe's talent YouTube channels has been down from the highest levels experienced during pandemic stay-at-home measures.

Moreover, the fact that most of our products and services do not involve physical customer interaction may have provided us a competitive advantage during the COVID-19 pandemic, as customers can access most of our services and product offerings while social distancing or without any physical presence. As in-person entertainment has re-gained popularity, we may face increased competition and see drops in engagement as it relates to our content and brand sponsorship revenue streams. Esports revenues increased as government restrictions surrounding in-person events decreased.

**Overall Market and Economic Conditions**

Changing market and economic conditions, including rising interest rates and inflation, may positively or negatively impact our revenues, which depend on discretionary spending from consumers and corporate sponsors. Much of our business is resistant to changes in disposable consumer income, as consumers do not currently need to pay to access most of our content. However, in periods of slowing economic recovery or recession, decreases in disposable corporate income could negatively impact our revenues if companies decrease sponsorship and advertising spend. Our consumer products business is dependent on consumer discretionary spending, which is highly sensitive to changing market conditions, and a decline in discretionary spending could have an adverse impact on our results.

**Key Components of Sales and Expenses**

**Revenue**

We have the following major revenue types:

- Brand Sponsorships: We offer advertisers an association with the FaZe brand, which we deliver through various promotional vehicles that are highly tailored to reach our target audience. These vehicles include, but are not limited to, online advertising, livestream announcements, content generation, social media posts, logo placement on FaZe's official merchandise, and special appearances by members of our talent network. Brand deals are made through the FaZe sales team and provide the sponsor an association with our brand across the FaZe platform, including the full roster of FaZe talent. Revenues from our larger brand sponsorship agreements are typically based on a term and are recognized ratably over the contract term. Payment terms and conditions vary by contract type, but payments are generally due periodically throughout the term of the contract. Some smaller sponsorship deals are based on a specific deliverable and not a term, and are recognized and invoiced when delivered.

  We also offer talent deals, which are typically smaller in size than brand deals. Talent deals are made directly with individual FaZe talent members to promote a brand or product within content created by the selected talent. These deals are often sourced and negotiated by FaZe employees and include FaZe as a counterparty. Payment terms are similar to our brand deals, with talent receiving a contractually negotiated percent of the revenue as a fee.

- Content: We generate original content that we monetize through Google's AdSense service, which permits Google to place paid advertisements on FaZe branded YouTube sites. Revenue is generated when the advertisement is viewed on a "cost per view" or "cost per click" basis. Each time a fan views a FaZe-programmed YouTube page, Google will display an advertisement to the fan. Depending on the type of advertisement the advertiser agrees to with Google, the advertiser agrees to pay Google based on the number of views or the number of times a fan clicks on the advertisement. This cost per view or cost per click can vary substantially depending on the channel, content, and seasonality. Google pays us a percentage of what Google charges the advertiser, and we receive reporting from Google, which we use to recognize revenue on a revenue-per-thousand playbacks basis, which represents a blend of cost per view and cost per click advertisements.

- Consumer Products: We sell consumer products directly to end users online (predominantly on our website but also on other websites, including those of our partners) and at events.

- Esports: Our Esports revenue consists of league participation revenue, prize money, player transfer fee revenue, and licensing of intellectual property revenue. League participation revenue is generated from our participation in closed Esports leagues, which historically share net revenue between all partnered teams on a pro rata basis, with FaZe receiving between 4% and 8%, subject to a minimum guarantee. Prize money is earned by competing in organized competitions and successfully placing at a level where the organizer has

offered a prize. Prize money is typically paid to FaZe by the competition organizer and we will then distribute a percentage of the money to players based on contractually agreed terms. Player transfer fee revenue is earned through player transfer agreements which compensate FaZe for the release of a team member from their agreement with FaZe. Licensing of intellectual property revenue is royalty revenue in connection with the usage of our brand logo during each game or tournament.

We expect to grow our revenues primarily through increased organic growth as our brand builds momentum, which results from engagement of our talent with our audience, building strategic partnerships and generating new, innovative content and products.

**Cost of Revenue**

Cost of revenue primarily consists of amounts paid to talent and other contractors, as we perform the underlying services related to satisfying the performance obligations under our agreements. It also includes other costs, such as those related to textiles, labor, and license fees associated with consumer products.

We expect our cost of revenue to increase primarily due to the increased volume of new strategic partnerships and the organic growth of our other revenue initiatives.

**General and Administrative**

General and administrative costs consist primarily of personnel-related expenses, rent and premises costs, professional service fees, and other general corporate expenses.

We are incurring higher general and administrative expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and stock exchange listing standards, additional insurance expenses, investor relations activities, and other administrative and professional services. We are constantly reviewing the size of our general and administrative function to support the growth of our business and other costs associated with being a public company and have implemented cost savings initiatives to reduce general and administrative expenses. It is possible, however, that our general and administrative expenses will increase in absolute dollars as our business grows. Additionally, we expect to incur increased general and administrative expenses related to the GameSquare Merger.

**Sales and Marketing**

Sales and marketing costs consist primarily of promotional, public relations, and advertising expenses. Sales and marketing costs also include other general marketing expenses.

**Interest Expense, Net**

We incurred interest expense from our outstanding debt obligations, including our senior convertible promissory note issued in 2020, our other convertible promissory notes issued in 2020 and 2021, the PPP loan (defined below) and the 2022 B. Riley Term Loan (defined below). On July 19, 2022, we completed the B. Riley Business Combination, upon which all convertible notes were converted into common stock and other debts were paid in full with the proceeds of the Merger. After the consummation of the B. Riley Business Combination on July 19, 2022 and as of September 30, 2023, FaZe does not have any outstanding long-term debt. Debt agreements are explained further in the "Liquidity and Capital Resources" section below.

**Change in Fair Value of Warrant Liabilities**

We incur a change in fair value of warrant liabilities as a result of remeasuring our warrant liabilities each reporting period. See "Note 6, Private Placement Warrants and Recurring Fair Value Measurements, of the notes to the Condensed Consolidated Financial Statements for additional information.

**Other (Income)/Expense**

Other (income)/expense consists primarily of miscellaneous expenses and foreign currency gain or loss.

**Results of Operations**

The following table sets forth a summary of our consolidated results of operations for the periods indicated, and the respective changes between comparative periods.

| | The three months ended September 30, | | | |
|---|---|---|---|---|
| (In thousands, except for percentages) | 2023 | 2022 | $ Change | % Change |
| Total revenues | 12,510 | 14,012 | (1,502) | (10.7)% |
| Cost of revenues | 11,659 | 10,470 | 1,189 | 11.4% |
| Gross Profit | 851 | 3,542 | (2,691) | (76.0)% |
| Operating Expenses: | | | | |
| General and administrative | 9,324 | 16,928 | (7,604) | (44.9)% |
| Sales and marketing | 148 | 1,479 | (1,331) | (90.0)% |
| Impairment of content assets | - | - | - | -% |
| Loss from operations | (8,621) | (14,865) | 6,244 | (42.0)% |
| Other (income)/expense: | | | | |
| Interest expense, net | (137) | 459 | (596) | (129.8)% |
| Change in fair value of warrant liabilities | (10) | (19) | 9 | 47.4% |
| Loss on debt extinguishment | - | 115,292 | (115,292) | 100.0% |
| Other (income)/expense | (1,273) | 1 | (1,274) | (127,400.0)% |
| Total other (income)/expense: | (1,420) | 115,733 | (117,153) | (101.2)% |
| Net Income (Loss) | (7,201) | (130,598) | 123,397 | 94.5% |

| | The nine months ended September 30, | | | |
|---|---|---|---|---|
| (In thousands, except for percentages) | 2023 | 2022 | $ Change | % Change |
| Total revenues | 36,749 | 48,621 | (11,872) | (24.4)% |
| Cost of revenues | 33,579 | 34,647 | (1,068) | (3.1)% |
| Gross Profit | 3,170 | 13,974 | (10,804) | (77.3)% |
| Operating Expenses: | | | | |
| General and administrative | 39,336 | 39,025 | 311 | 0.8% |
| Sales and marketing | 503 | 3,557 | (3,054) | (85.9)% |
| Impairment of content assets | - | 1,073 | (1,073) | (100.0)% |
| Loss from operations | (36,669) | (29,681) | (6,988) | 23.5% |
| Other (income)/expense: | | | | |
| Interest expense, net | (497) | 4,491 | (4,988) | (111.1)% |
| Change in fair value of warrant liabilities | (23) | (19) | (4) | (21.1)% |
| Loss on debt extinguishment | - | 115,292 | (115,292) | 100.0% |
| Other (income)/expense | (552) | 17 | (569) | (3,347.1)% |
| Total other (income)/expense: | (1,072) | 119,781 | (120,853) | (101.9)% |
| Net Income (Loss) | (35,597) | (149,462) | 113,865 | 76.2% |

**Comparison of the three months ended September 30, 2023 and 2022**

***Net Income (Loss)***

Net loss decreased by $123.4 million for the three months ended September 30, 2023 compared to the three months ended September 30, 2022. FaZe's revenues decreased by $1.5 million while general and administrative expenses decreased by $7.6 million in total.

***Revenues***

Revenues decreased by $1.5 million, or 11% for the three months ended September 30, 2023 compared to the three months ended September 30, 2022. This change was primarily driven by a decrease in the Brand sponsorships business and secondarily by Content business. Brand sponsorships revenue decreased by $2.8 million primarily due to a lack of new sponsorship deals and the delay of renewals for existing sponsorship deals for the financial period 2023. The drop in revenue was offset by the increase of $2.2 million, in Esports revenue, due to an increase in tournament prize winnings.

The following table presents the FaZe's revenue by type for the three months ended September 30, 2023 and 2022:

| (In thousands, except for percentages) | Three months ended September 30, 2023 | Three months ended September 30, 2022 | $ Change | % Change |
|---|---|---|---|---|
| Brand sponsorships | $ 4,225 | $ 7,072 | (2,847) | (40.3)% |
| Content | 3,316 | 4,098 | (782) | (19.1)% |
| Consumer products | 439 | 471 | (32) | (6.8)% |
| Esports | 4,482 | 2,322 | 2,160 | 93.0% |
| Other | 48 | 49 | (1) | (2.0)% |
| Total revenue | $ 12,510 | $ 14,012 | (1,502) | (10.7)% |

***Cost of Revenues***

Cost of revenue increased by $1.2 million, or 11% for the three months ended September 30, 2023 compared to the three months ended September 30, 2022. Esports costs increased by $2.5 million primary due to an increase in tournament prize winnings payouts. The increase in cost is offset by the decrease of talent costs of $0.9 million.

***General and Administrative***

General and administrative expenses decreased by $7.6 million, or 45% for the three months ended September 30, 2023 compared to the three months ended September 30, 2022. Our compensation and benefits costs decreased by $5.2 million due to a decrease of headcount with respect to company restructuring. For the three months ended September 30, 2023, we also experienced a $0.3 million decrease in other professional fees and $0.4 million decrease in accounting and audit fees due to improved processes internally. Travel and Entertainment costs also decreased $0.6 million, in connection with better cost management of our business.

***Sales and Marketing***

Sales and marketing expenses decreased by $1.3 million for the three months ended September 30, 2023 compared to the three months ended September 30, 2022, primarily due to an overall decrease in marketing activities.

***Interest Expense, Net***

Net interest expense decreased by $0.6 million, for the three months ended September 30, 2023 compared to the three months ended September 30, 2022. As result of the B. Riley Business Combination, all convertible notes were converted into common stock and other debts were paid in cash with the proceeds from the B. Riley Business Combination. After the consummation of the B. Riley Business Combination on July 19, 2022 and as of September 30, 2023, FaZe does not have any outstanding long-term debt. Debt agreements are explained further in the "Liquidity and Capital Resources" section below.

***Other, net***

Other expense decreased by $1.3 million for the three months ended September 30, 2023 compared to the three months ended September 30, 2022 primarily due to the Employee Retention Tax Credit.

**Comparison of the nine months ended September 30, 2023 and 2022**

***Net Income (Loss)***

Net loss decreased by $113.9 million for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022. The Company's revenues decreased by $11.9 million while general and administrative expenses increased by $0.3 million in total.

***Revenues***

Revenues decreased by $11.9 million, or 24% for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022. This change was primarily driven by decrease in the Brand sponsorships business and secondarily by Consumer products business. Brand sponsorships revenue decreased by $13.4 million primarily due to a lack of new sponsorship deals and the delay in renewals of existing sponsorship deals for the financial period 2023. Consumer products revenue decreased by $1.5 million, primarily due to a decrease in the amount of new products drops compared to the nine months ended September 30, 2022.

The following table presents the Company's revenue by type for the nine months ended September 30, 2023 and 2022:

| | Nine months ended September 30, | | | |
|---|---|---|---|---|
| (In thousands, except for percentages) | 2023 | 2022 | $ Change | % Change |
| Brand sponsorships | $ 14,616 | $ 28,054 | (13,438) | (47.9)% |
| Content | 9,658 | 10,641 | (983) | (9.2)% |
| Consumer products | 852 | 2,328 | (1,476) | (63.4)% |
| Esports | 11,537 | 7,285 | 4,252 | 58.4% |
| Other | 86 | 313 | (227) | (72.5)% |
| Total revenue | $ 36,749 | $ 48,621 | (11,872) | (24.4)% |

***Cost of Revenues***

Cost of revenue decreased by $1.1 million, or 3% for the nine months ended September 30, 2023 compared to the Nine months ended September 30, 2022. This change was due to a decrease of consumer products cost of $1.3 million primarily as a function of lower consumer products revenues. Other costs decreased by $4.9 million for the nine months ended September 30, 2023 which is offset partially by the increase of Sponsorship and Esports costs of $1.6 million and $3.6 million, respectively, compared to the nine months ended September 30, 2022. The increase in Esports costs was primarily due prize money costs provided to talent members.

***General and Administrative***

General and administrative expenses decreased by $0.3 million, or 1% for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022, primarily due to the additional cost of becoming a public company, and an increase in compliance and operational staffing in 2022. Our compensation and benefits costs increased by $0.5 million due to increased salaries and one time severance with respect to company restructuring. For the nine months ended September 30, 2023 we also experienced a $0.7 million decrease in other professional fees and $0.4 million decrease in accounting and audit fees due to improved processes internally. Travel and Entertainment costs also decreased $1.4 million, in connection with better cost management of our business.

***Sales and Marketing***

Sales and marketing expenses decreased by $3.1 million for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022, primarily due to an overall decrease in marketing activities.

***Interest Expense, Net***

Net interest expense decreased by $5.0 million, for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022. As result of the B. Riley Business Combination, all convertible notes were converted into common stock and other debts were paid in cash with the proceeds from the B. Riley Business Combination. After the consummation of the B. Riley Business Combination on July 19, 2022 and as of September 30, 2023, the Company does not have any outstanding long-term debt.

***Other, net***

Other expense increased by $0.6 million for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022. Other expense primarily includes the Employee Retention Tax Credit.

***Non-GAAP Information***

Adjusted EBITDA, a non-GAAP measure, is a performance measure that we use to supplement our results presented in accordance with U.S. GAAP. Adjusted EBITDA is defined as net loss before share-based compensation expense, foreign currency gains and losses, interest expense, impairment of content assets, depreciation and amortization, change in fair value of warrant liabilities, loss on debt extinguishment, and non-recurring, non-operating expenses, such as severance. Adjusted EBITDA is used by the FaZe board and management as a key factor in determining the quality of our earnings (loss).

Adjusted EBITDA is a performance measure that we believe is useful to investors and analysts because it helps illustrate the underlying financial and business trends relating to our core, recurring results of operations and also enhances comparability between periods.

Adjusted EBITDA is not a recognized measure under U.S. GAAP and is not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Investors should exercise caution in comparing our non-GAAP measure to any similarly titled measure used by other companies. This non-GAAP measure excludes certain items required by U.S. GAAP and should not be considered as an alternative to information reported in accordance with U.S. GAAP.

The table below presents our adjusted EBITDA, reconciled to our net loss for the periods indicated.

| | Three months ended September 30, | |
|---|---|---|
| (In thousands) | 2023 | 2022 |
| Net loss | $ (7,201) | $ (130,598) |
| Adjusted for: | | |
| Share-based compensation expense | 1,359 | 2,337 |
| Restructuring severance/recruiting/retention expense | 236 | - |
| Foreign exchange loss | - | 3 |
| Interest (income) expense | (138) | 459 |
| Depreciation and amortization of property and equipment | 495 | 567 |
| Amortization of intangible asset | 68 | - |
| Change in fair value of warrant liabilities (1) | (10) | (19) |
| Employee Retention Tax Credit | 1,695 | - |
| Loss on debt extinguishment | - | 115,292 |
| Other, net | (1,273) | - |
| Adjusted EBITDA | $ (4,769) | $ (11,959) |

| (In thousands) | Nine months ended September 30, 2023 | 2022 |
|---|---|---|
| Net loss | $ (35,597) | $ (149,462) |
| Adjusted for: | | |
| Share-based compensation expense | 9,996 | 4,996 |
| Restructuring severance/recruiting/retention expense | 1,710 | - |
| Foreign exchange loss | 1 | 3 |
| Interest expense | (497) | 4,491 |
| Impairment of content assets | - | 1,073 |
| Depreciation and amortization of property and equipment | 1,488 | 1,230 |
| Amortization of intangible asset | 333 | - |
| Change in fair value of warrant liabilities [(1)] | (23) | (19) |
| Employee Retention Tax Credit | 1,695 | - |
| Loss on debt extinguishment | - | 115,292 |
| Other, net | (552) | - |
| Adjusted EBITDA | $ (21,446) | $ (22,396) |

(1) Represents the change in the fair value of the Private Placement Warrants liability. (See Note 6 to the consolidated financial statements)

**Liquidity and Capital Resources**

Our ability to expand and grow our business in the short and long term will depend on many factors, including our working capital needs and the evolution of our operating cash flows.

We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including working capital and capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. We have financed our operations primarily through the proceeds from the B. Riley Business Combination and PIPE offering, the sale of convertible preferred stock, and through debt agreements with third party lenders prior to the closing of the B. Riley Business Combination. See below for a summary of our material debt and equity financing arrangements.

While the residual economic impacts of the COVID-19 pandemic, as well as a more uncertain macro-economic environment are difficult to assess or predict, the impact of these events may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. Nonetheless, FaZe believes it has sufficient resources to fund its operations at least until twelve months from the date of issuance of these financial statements.

Our future short- and long-term capital requirements will depend on several factors, including but not limited to, the rate of our growth, our ability to attract and retain fans and brand sponsorships and their willingness to pay for our services. Further, we may enter into future arrangements to acquire or invest in businesses, products, services and strategic partnerships. To the extent that our current resources are insufficient to satisfy our cash requirements, we may need to seek additional equity or debt financing. If the needed financing is not available, or if the terms of financing are less desirable than we expect, we may be forced to scale back our existing operations and growth plans, which could have an adverse impact on our business and financial prospects and could continue to raise substantial doubt about our ability to continue as a going concern.

As of September 30, 2023, our principal source of liquidity was our cash in the amount of $17.2 million.

As of September 30, 2023, FaZe had 173,333 private placement warrants outstanding with an exercise price of $11.50 per share. The Private Placement Warrants are identical to the Public Warrants, described in Note 7, Equity, of the notes to the consolidated financial statements, except that the Private Placement Warrants (including the common stock underlying the Private Placement Warrants) were not transferable, assignable or salable until August 18, 2022

and they are not redeemable by FaZe for cash so long as they are held by the sponsor or its permitted transferees. During the nine months ended September 30, 2023 there was no exercise of any Private Placement Warrants.

Other Contractual Obligations, Commitments and Contingencies

We may be party to various claims in the normal course of business. Legal fees and other costs associated with such actions are expensed as incurred. We assess the need to record a liability for litigation and other loss contingencies, with reserve estimates recorded if we determine that a loss related to the matter is both probable and reasonably estimable. Legal settlements were immaterial for the three and nine months ended September 30, 2023 and 2022.

Our future contractual commitments related to future minimum payments for non-cancelable operating lease obligations at September 30, 2023 are $0.5 million, $1.1 million for 2024, and $0.0 million for 2025 and thereafter.

**Cash Flows - The nine months ended September 30, 2023 and September 30, 2022**

The following table summarizes our cash flows for the periods indicated (In thousands):

| | Nine months ended September 30, | | | |
|---|---|---|---|---|
| | 2023 | 2022 | $ Change | % Change |
| Net cash used in operating activities | $ (21,219) | $ (48,442) | 27,223 | 56.2% |
| Net cash used in investing activities | (148) | (4,411) | 4,263 | 96.6% |
| Net cash provided by financing activities | 783 | 79,707 | (78,924) | (99.0)% |
| Net increase (decrease) in cash and restricted cash | (20,584) | 26,854 | (47,438) | (176.7)% |
| Cash and restricted cash, beginning of period | 37,807 | 17,618 | 20,189 | 114.6% |
| Cash and restricted cash, end of period | $ 17,223 | $ 44,472 | (27,249) | (61.3)% |

**Cash Flows Used in Operating Activities**

We used $21.2 million in cash for operating activities in the nine months ended September 30, 2023 compared with $48.4 million used in the nine months ended September 30, 2022, a decrease of $26.8 million. This change was largely related to the changes in net loss of $113.9 million explained in the "Results of Operations" section, offset by the impact of various non-cash charges of $14.4 million explained in further detail below.

Net cash used in operating activities was $21.2 million for the nine months ended September 30, 2023. Our net loss of $35.6 million was partially comprised of non-cash charges including: stock-based compensation expense of $10.0 million, depreciation and amortization of $1.8 million, and bad debt expense of $1.4 million. Additionally, during the nine months ended September 30, 2023 changes in operating assets and liabilities decreased cash flows used in operations by $0.1 million, primarily due to a combination of an increase in accounts receivable of $4.0 million, a decrease in contract assets of $5.4 million, an increase in prepaid expenses and other assets of $1.9 million, a decrease in accounts payable and accrued expenses of $0.1 million and a decrease in contract liabilities of $1.3 million.

Net cash used in operating activities was $48.4 million for the nine months ended September 30, 2022. Our net loss of $149.5 million was partially comprised of non-cash charges: loss on debt extinguishment of $115.3 million, interest expenses of $4.5 million, stock-based compensation expense of $5.0 million, depreciation and amortization of $1.2 million, impairments to content assets of $1.1 million, bad debt expense of $0.4 million, and partially offset by additions to content assets of $0.6 million. Additionally, during the nine months ended September 30, 2022, changes in operating assets and liabilities increased cash flows used in operations of $25.8 million, primarily due to a combination of an increase in accounts receivable and contract assets of $11.7 million, an increase in prepaid expenses and other assets of $6.1 million, a decrease in accounts payable and accrued expenses of $9.7 million, a decrease in short-term debt of $0.4 million, and partially offset by an increase in contract liabilities of $2.2 million.

***Cash Flows Used in Investing Activities***

We used $4.3 million less in cash from investing activities in the nine months ended September 30, 2023 compared with the nine months ended September 30, 2022 primarily due to decrease in purchases of property, plant and equipment of $0.1 million.

Net cash used in investing activities of $0.1 million for the nine months ended September 30, 2023 was due to purchases and leasehold improvements of property, plant and equipment of $0.1 million.

Net cash used in investing activities of $4.4 million for the nine months ended September 30, 2022 was due to purchases of property, plant and equipment of $3.8 million and purchases of intangible assets of $0.6 million.

***Cash Flows Provided by Financing Activities***

We generated $78.5 million less cash from financing activities in the nine months ended September 30, 2023 compared with the nine months ended September 30, 2022, primarily due to minimal financing activities.

Net cash provided by financing activities of $0.8 million for the nine months ended September 30, 2023 was due to proceeds from the issuance of common stock in connection with the exercise of stock options of $0.8 million.

Net cash provided by financing activities of $79.7 million for the nine months ended September 30, 2022 was primarily due to proceeds from recapitalization of B. Riley 150 shares, net of B. Riley 150 transaction costs, of $164.6 million, proceeds from PIPE offering of $100.0 million, proceeds from issuance of term loan of $20.0 million, proceeds from the issuance of common stock in connection with the exercise of stock options of $0.2 million, and partially offset by payments for redemptions of B. Riley 150 shares of $159.0 million, payments of transaction fees by Legacy FaZe of $25.1 million, and payments of loan principal of $21.1 million.

***Critical Accounting Policies and Estimates***

Our Condensed Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Preparation of the financial statements requires our management to make judgments, estimates and assumptions that impact the reported amount of net sales and expenses, assets and liabilities and the disclosure of contingent assets and liabilities. We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on our consolidated financial statements. Our significant accounting policies are described in Note 2, Summary of Significant Accounting Policies, of the notes to the consolidated financial statements. Our critical accounting policies are described below.

***Revenue Recognition and Contract Balances***

Effective January 1, 2019, we adopted the new accounting standard under ASC 606, Revenue from Contracts with Customers (“ASC 606”) and related amendments, using the modified retrospective transition method for all contracts. Based on our assessment, the adoption of ASC 606 did not have a material impact to FaZe’s Condensed Consolidated Financial Statements and there were no material differences between FaZe’s adoption of ASC 606 and its historic accounting under ASC 605, Revenue Recognition. For further information regarding the impact of the adoption of this standard, refer to Note 3, Summary of Significant Accounting Policies, of the notes to the consolidated financial statements.

The below describes our revenue recognition policies and significant judgments in further detail:

***Brand Sponsorships***

FaZe offers advertisers a full range of promotional initiatives, including but not limited to online advertising, livestream announcements, content generation, social media posts, logo placement on FaZe’s official merchandise, and special appearances of members of its talent roster. FaZe’s brand sponsorship agreements may include multiple services that are capable of being individually distinct; however, the intended benefit is an association with FaZe’s

brand, and the services are not distinct within the context of the contracts. Revenues from brand sponsorship agreements are recognized ratably over the contract term. Payment terms and conditions vary, but payments are generally due periodically throughout the term of the contract. In instances where the timing of revenue recognition differs from the timing of billing, management has determined the brand sponsorship agreements generally do not include a significant financing component.

***Content***

FaZe and our talent roster generate and produce original content, which FaZe monetizes through Google's AdSense service. Revenue is variable and is earned when the visitor views or "clicks through" on the advertisement. The amount of revenue earned is reported to FaZe monthly and is recognized upon receipt of the report of viewership activity. Payment terms and conditions vary, but payments are generally due within 30 to 45 days after the end of each month.

The Company grants exclusive licenses to customers for certain content produced by FaZe's talent. FaZe grants the customer a license to the intellectual property, which is the content and its use in generating advertising revenues, for a pre-determined period, for an amount paid by the customer, in most instances, upon execution of the contract. FaZe's only performance obligation is to license the content for use in generating advertising revenues, and FaZe recognizes the full contract amount at the point at which FaZe provides the customer access to the content, which is at the execution of the contract. FaZe has no further performance obligations under these types of contracts and does not anticipate generating any additional revenue from these arrangements apart from the contract amount.

***Principal Versus Agent Considerations***

A significant amount of FaZe's brand sponsorship and content revenues are generated from FaZe's talent, who are under multi-year contracts. FaZe's talent consists of independent contractors, whose compensation is tied to the revenue that they generate. Management has evaluated the terms of FaZe's brand sponsorship and content agreements and has concluded FaZe is the principal. Brand sponsorship and content revenues are reported on a gross basis, while revenue-sharing and other fees paid to FaZe's talent are recorded as cost of revenues. FaZe owns the brand and intellectual property, takes primary responsibility for delivery of services, and exercises control over content generation and monetization. FaZe contracts directly with Google on its company operated channels, and the talent contracts directly with Google on their own channels. As part of FaZe's contracts with its talent, FaZe agrees to serve talent's management company as it relates to specific types of work the talent may perform, including content creation and advertising revenue generated from the content. While the talent owns the content they create while they are under contract with FaZe, the talent grants FaZe an exclusive perpetual license to the content, and FaZe grants limited usage rights of that content back to the talent, conditional upon them complying with their contract. Furthermore, all income earned from services provided by the talent related to gaming, Esports, content creation, or the business of FaZe, which includes revenue from advertising via talent content, is subject to the talent agreement and is payable to FaZe. In addition, FaZe's contracts with its talent specify rules and restrictions on the content the talent can create and post. As such, through its contracts with talent, FaZe is the principal because FaZe is the entity exercising primary control over the content generated in the YouTube channels being monetized.

***Consumer Products***

FaZe earns consumer products revenue from sales of FaZe's consumer products on FaZe's website or at live or virtual events. Revenues are recognized at a point in time, as control is transferred to the customer upon shipment. FaZe offers customer returns and discounts through a third-party distributor and accounts for this as a reduction to revenue. FaZe does not offer loyalty programs or other sales incentive programs that are material to revenue recognition. Payment is due at the time of sale. FaZe has outsourced the design, manufacturing, fulfillment, distribution, and sale of FaZe's consumer products to a third party in exchange for royalties based on the amount of revenue generated. Management evaluated the terms of the agreement to determine whether FaZe's consumer products revenues should be reported gross or net of royalties paid. Key indicators that management evaluated in determining whether FaZe is the principal in the sale (gross reporting) or an agent (net reporting) include, but are not limited to:

- FaZe is the party that is primarily responsible for fulfilling the promise to provide the specified good or service,

- FaZe has inventory risk before the good is transferred to the customer, and
- FaZe is the party that has discretion in establishing pricing for the specified good or service.

Based on management's evaluation of the above indicators, FaZe reports consumer products revenues on a gross basis.

***Esports***

League Participation: Generally, FaZe has one performance obligation-to participate in the overall Esport event-because the underlying activities do not have standalone value absent FaZe's participation in the tournament or event. Revenue from prize winnings and profit-share agreements is variable and is highly uncertain. FaZe recognizes revenue at the point in time when the uncertainty is resolved.

Player Transfer Fees: Player transfer agreements include a fixed fee and may include a variable fee component. FaZe recognizes the fixed portion of revenue from transfer fees upon satisfaction of FaZe's performance obligation, which coincides with the execution of the related agreement. The variable portion of revenue is considered highly uncertain and is recognized at the point in time when the uncertainty is resolved.

Licensing of Intellectual Property: FaZe's licenses of intellectual property generate royalties that are recognized in accordance with the royalty recognition constraint. Royalty revenue is recognized at the time when the sale occurs.

Transaction Price Allocated to the Remaining Performance Obligations

For the estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) as of September 30, 2023, FaZe applies the allowable practical expedient and does not disclose information about remaining performance obligations that have original expected durations of one year or less. Revenue expected to be recognized in the future related to performance obligations that have original expected durations greater than one year that are unsatisfied (or partially unsatisfied) as of September 30, 2023 were not material.

***Warrants***

FaZe accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant's specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity and ASC 815, Derivatives and Hedging. Warrants that meet the definition of a derivative financial instrument and the equity scope exception in ASC 815-10-15-74(a) are classified as equity, and are not subject to remeasurement provided that FaZe continues to meet the criteria for equity classification. Warrants that are accounted for as equity-classified are further discussed in Note 7, Equity, of the notes to the consolidated financial statements. Warrants that are classified as liabilities are accounted for at fair value and remeasured at each reporting date until exercise, expiration, or modification that results in equity classification. Any change in the fair value of the warrants is recognized as change in fair value of warrant liabilities in the Consolidated Statements of Operations. The classification of warrants, including whether warrants should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. The fair value of liability-classified warrants is determined using the Black-Scholes options pricing model ("Black-Scholes model") which includes Level 3 inputs as further discussed in Note 6, Private Placement Warrants and Recurring Fair Value Measurements, of the notes to the consolidated financial statements.

***Stock-Based Compensation***

We recognize the cost of stock-based awards granted to FaZe employees, directors, and nonemployee consultants based on the estimated grant-date fair value of the awards. Cost is recognized on a straight-line basis over the service period, which is generally the vesting period of the award. We have elected to recognize the effect of forfeitures in the period they occur.

Based on the early stage of our company's development and other relevant factors, we determined that an Option Pricing Model ("OPM") was the most appropriate method for allocating FaZe's enterprise value to determine the estimated fair value of common stock. Application of the OPM involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding FaZe's expected future revenue, expenses, and cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of future events. Specifically, we have historically used the back solve analysis to estimate the fair value of our common stock, which derives the implied equity value for one type of equity security from a contemporaneous transaction involving another type of security (shares of our preferred stock in this instance).

The estimates utilized in determining the grant date fair value for new awards are no longer necessary now that our shares are publicly traded. The grant date fair value of our common stock was determined with the assistance of an independent third-party valuation specialist.

We specifically determine the fair value of FaZe stock options using the Black-Scholes option pricing model, which is impacted by the following assumptions:

- Expected Term - We use the simplified method when calculating the expected term due to insufficient historical exercise data.

- Expected Volatility - As our stock has recently become publicly traded, the volatility is based on a benchmark of comparable companies within our peer group.

- Expected Dividend Yield - The dividend rate used is zero as we have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.

- Risk-Free Interest Rate - The interest rates used are based on the implied yield available on a U.S. Treasury zero-coupon instrument with an equivalent remaining term equal to the expected life of the award.

***Income Taxes***

We record a tax provision for the anticipated tax consequences of the reported results of operations. In accordance with ASC 740, Income Taxes, the provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases, operating losses and tax credit carryforwards.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities due to a change in tax rates is recognized in income in the period that includes the enactment date. We evaluate deferred tax assets each period for recoverability. For those assets that do not meet the threshold of "more likely than not" that they will be realized in the future, a valuation allowance is recorded. We have considered our history of cumulative tax and book losses incurred since inception, and other positive and negative evidence, and have concluded that it is more likely than not that FaZe will not realize the benefits of the net deferred tax assets as of September 30, 2023 or as of September 30, 2022.

We report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. We recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense, if applicable income tax returns remain open for examination by applicable authorities, generally three years from filing for federal and four years for state. We would classify interest and penalties related to uncertain tax positions as income tax expense, if applicable. There was no interest expense or penalties related to unrecognized tax benefits recorded through September 30, 2023.

Income tax expense for the three months ended September 30, 2023 and 2022 is based on the estimated annual effective tax rate. FaZe expects a 0% estimated annual effective tax rate for 2023. No income tax expense was recognized for the three and nine months ended September 30, 2023 or 2022.

***Recently Adopted and Issued Accounting Pronouncements***

See Note 3, Summary of Significant Accounting Policies, of the notes to the consolidated financial statements, for recently adopted accounting pronouncements and recently issued accounting pronouncements that may have an impact on future results but that have not yet been adopted as of the date of the consolidated financial statements.

***Emerging Growth Company Accounting Election***

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We are an "emerging growth company" as defined in Section 2(a) of the Securities Act of 1933, as amended, and have elected to take advantage of the benefits of this extended transition period. This may make it difficult to compare our financial results with the financial results of other public companies that are either not emerging growth companies or emerging growth companies that have chosen not to take advantage of the extended transition period.

## SCHEDULE F
## INFORMATION CONCERNING THE COMBINED COMPANY

The following information is presented assuming prior completion of the Merger and is reflective of the projected consolidated business, financial and share capital position of the Combined Company assuming the completion thereof. This schedule only includes information respecting GameSquare and FaZe after the Merger that is materially different from information provided in the Circular including in **Schedule C** to the Circular "*Information Concerning FaZe*" and the *pro forma* consolidated financial statements of the Combined Company attached to the Circular as **Schedule G** to the Circular. Capitalized terms not defined in this **Schedule F** have the meanings ascribed thereto in the Management Information Circular dated January 29, 2024 (the "**Circular**") and **Schedule A** to the Circular.

### NAME AND INCORPORATION

Upon completion of the Merger, FaZe will become a wholly-owned subsidiary of GameSquare. As a result, all of the assets of FaZe will become indirectly held by GameSquare. Following the Merger, GameSquare will continue to exist under the BCBCA and GameSquare shares will continue to trade on Nasdaq, TSXV and QTCQB under the trading symbol "GAME".

The registered head office of GameSquare will remain at 6775 Cowboys Way, Ste. 1335, Frisco, Texas, USA, 75034.

### INTER-CORPORATE RELATIONSHIPS

Upon completion of the Merger, the corporate organization chart for the material subsidiaries of the Combined Company will be as follows:


GAMESQUARE HOLDINGS INC.
(Delaware)
100%
FAZE HOLDINGS INC.
(Delaware)
100%
STREAM HATCHET S.L.
(Spain)
100%
FRANKLY INC.
(British Columbia)
100%
SIDEQIK INC.
(Delaware)
100%
GAMESQUARE ESPORTS INC.
(Ontario)
100%
FRANKLY MEDIA LLC
(Delaware)
100%
VEMBA MEDIA TECHNOLOGIES PVT. LTD.
(India)
100%
GAMESQUARE ESPORTS (USA) INC.
(dba Fourth Frame Studios and Mission Supply)
(Nevada)
100%
CODE RED ESPORTS LTD.
(British Columbia)
100%
GCN INC.
(Delaware)
100%
NEXT GEN TECH LLC
(dba Complexity Gaming)
(Texas)
100%
SWINGMAN LLC
(dba Cut+Sew and Zoned)
(California)

***Narrative Description of the Business***

The Merger will bring together two complementary businesses to create one of the world's leading content, media and entertainment companies focused on gaming, esports and youth culture. The acquisition of FaZe continues GameSquare's strategy of acquiring leading companies in esports, gaming and youth culture to increase capabilities, grow scale, unlock cost savings, empower fans and creators and drive value for shareholders and will seek to leverage GameSquare's progressive, end-to-end platform to connect global brands with hard-to-reach audiences.

As part of the Merger, GameSquare is expected to enter into employment agreements with FaZe's founders who are expected to lead the brand and reestablish authenticity. FaZe Clan will operate as a wholly owned subsidiary and independent division of GameSquare with Richard "FaZe Banks" Bengtson as CEO of FaZe Clan, Thomas "FaZe Temperrr" Oliveira as President of FaZe Clan and Yousef "FaZe Apex" Abdelfattah as COO of FaZe Clan.

## GAMESQUARE FINANCING

In connection with the Merger, GameSquare is to complete a financing involving the raising of additional capital or commitments to be made available to it following the Merger consisting of (i) a private placement in public equity to raise $10,000,000 through the sale of GameSquare Shares, which financing is supported by the backstop obligation by the Backstop Investor under the Backstop Agreement and merits the resolution approving, in accordance with Nasdaq rule 5635(d), issuance of more than 20% of GameSquare Shares at a discount to affiliates under the Backstop Agreement and PIPE, a resolution approving, in accordance with MI 61-101, issuance of GameSquare Shares to certain insiders of GameSquare in accordance with the Backstop Agreement and GameSquare PIPE and a resolution approving the potential creation of new "Control Persons" of GameSquare within the meaning of the applicable policies of the TSXV; (ii) GameSquare shall have entered into the Financing and Security Agreement with the Lender, having a three (3) year term and providing for maximum aggregate borrowings thereunder at any one time of not less than $10,000,000, and such facility agreement shall be in full force and effect as of the closing with no principal amounts drawn thereunder; and (iii) GameSquare shall have consummated after the date of the Merger Agreement and prior to closing of the Merger a disposition of non-core assets of GameSquare having a gross sales price of approximately $4,000,000 (subject to certain earnout provisions) (the financings described above in clauses (i), (ii) and (iii) are collectively referred to as the "**GameSquare Financing**").

In connection with partially satisfying its obligations in connection with the GameSquare Financing, on September 14, 2023, the Borrower entered into the Financing and Security Agreement with the Lender and on November 9, 2023 GameSquare announced that it entered into a definitive agreement with SoCast, for SoCast's acquisition of Frankly's radio business assets. In exchange for the Frankly technology platform and customer accounts, SoCast agreed to pay Frankly US$3,400,000. The transaction closed on December 29, 2023. The Parties have confirmed that the Frankly transaction satisfies clause (iii) of the GameSquare Financing.

## PRINCIPAL HOLDERS OF THE COMBINED COMPANY SHARES

To the knowledge of the Combined Company and its directors and executive officers, no Person will beneficially own, directly or indirectly, or exercise control or direction over more than 10% of the outstanding shares of the Combined Company upon the completion of the Merger and the PIPE Financing other than as disclosed below.

| Insiders of the Combined Company | Issued and Outstanding Common Shares of the Combined Company Held by Insiders | Percentage of Total Issued and Outstanding Common Shares of the Combined Company held by Insiders (1) |
|---|---|---|
| Blue & Silver Ventures, Ltd. | 4,220,493 | 14.75% |
| John Goff | 4,125,877 | 14.42% |

**Note:**

(1) Based on the Combined Company having 28,616,584 GameSquare Shares outstanding upon completion of the Merger and the PIPE Financing and assuming 5,494,505 GameSquare Shares are issued pursuant to the PIPE Financing (being the full amount of US$10,000,000, divided by the closing price of the GameSquare Shares on the Nasdaq on the day prior to the date of this Circular of US$1.82).

## PRO-FORMA CONSOLIDATED CAPITALIZATION

The following table sets forth the capitalization of the Combined Company assuming completion of the Merger and the PIPE Financing.

| | Amount Outstanding prior to the Completion of the Merger | Amount Outstanding after the Completion of the Merger and PIPE Financing | Percentage of Total Number of GameSquare Shares to be Issued and Outstanding following Completion of the Merger on a Fully Diluted Basis(4) |
|---|---|---|---|
| GameSquare Shares outstanding prior to the completion of the Merger | 12,989,128 | 12,989,128 | 36.4% |
| GameSquare Shares issuable upon completion of the PIPE Financing | – | 5,494,505 | 15.4% |
| GameSquare Shares issuable upon the completion of the Merger to FaZe Shareholders | – | 10,132,951 | 28.4% |
| **Total (non-diluted)** | **12,989,128** | **28,616,584** | **80.2%** |
| GameSquare Shares reserved for issuance upon exercise of GameSquare Options | 675,205 | 675,205 | 1.9% |
| GameSquare Shares reserved for issuance upon the settlement of the GameSquare RSUs | 664,597 | 664,597 | 1.9% |
| GameSquare Shares reserved for issuance upon exercise of Warrants | 1,037,882 | 1,037,882 | 2.9% |
| GameSquare Shares reserved for issuance upon conversion of Convertible Debt | 1,444,091 | 1,444,091 | 4.0% |
| GameSquare Warrants reserved for issuance upon exercise of the Replacement Warrants(1) | – | 775,415 | 2.2% |
| GameSquare RSUs reserved for settlement under the Omnibus Plan upon transfer of the FaZe Replacement RSUs(2) | – | 327,618 | 0.9% |
| GameSquare Options reserved for exercise under the Omnibus Plan upon transfer of the FaZe Replacement Options(3) | – | 2,146,162 | 6.0% |
| **Total (fully diluted)** | 16,810,903 | 35,687,554 | 100.0% |

**Notes:**

(1) Each FaZe Warrant will be assumed by GameSquare and converted into Replacement Warrants (assumed based on the Exchange Ratio).
(2) Each FaZe restricted shares ad units will be assumed by GameSquare and converted into Replacement RSUs (assumed based on the Exchange Ratio).
(3) Each FaZe option will be assumed by GameSquare and converted into Replacement Options (assumed based on the Exchange Ratio).
(4) Based on the Combined Company having 28,616,584 GameSquare Shares outstanding upon completion of the Merger and the PIPE Financing and assuming 5,494,505 GameSquare Shares are issued pursuant to the PIPE Financing (being the full amount of US$10,000,000, divided by the closing price of the GameSquare Shares on the Nasdaq on the day prior to the date of this Circular of US$1.82).

## EXECUTIVE OFFICERS AND COMPENSATION

Following completion of the Merger, there are not anticipated to be any changes to the current executive compensation arrangements of GameSquare.

## PROSPECTIVE GOVERNANCE AND MANAGEMENT OF THE COMBINED COMPANY

Under the Merger Agreement, GameSquare has agreed to appoint at least two persons determined by FaZe to the GameSquare Board of Directors as of the Effective Time, with such directors to hold office until the earliest to occur of the appointment or election and qualification of their respective successor or their death, resignation, disqualification or proper removal. Each such director must qualify as an "independent director" under applicable Nasdaq rules and regulations and will be designated by the GameSquare Board of Directors after reasonable consultation with, and reasonable consideration of, the recommendations of FaZe.

Justin Kenna will lead the Combined Company as Chief Executive Officer. The directors of the Combined Company are expected to include (i) Justin Kenna, (ii) Lou Schwartz, (iii) Stu Porter, (iv) Tom Walker, (v) Travis Goff, (vi) Jeremi Gorman, (vii) Paul Hamilton, (viii) Nick Lewin, and (ix) a person to be mutually agreed upon by FaZe and GameSquare prior to the closing of the Merger (the "**Closing**").

The following chart sets forth the name, municipality of residence, proposed position and principal occupation of each individual who is expected to be a director or executive officer of the Combined Company following the Merger, and the number of GameSquare Shares and other securities anticipated to be owned by each of such individuals immediately following the Merger.

| Name and Residence | Proposed Position | Principal Occupation For Five Preceding Years | Director or Officer since | Number of GameSquare Shares to be Held(1) | % Of GameSquare Shares Held or Controlled(2) |
|---|---|---|---|---|---|
| Justin Kenna, Dallas, USA | Chief Executive Officer and Director | • Chief Executive Officer of GameSquare<br>• Chief Financial Officer of FaZe Clan<br>• Director of Finance at Madison + Vine<br>• Various roles at Goldman Sachs, Deloitte, and Ernst & Young. | March 2023 | 105,321 | 0.37% |

| | | | | | |
|---|---|---|---|---|---|
| Louis Schwartz<br>Atlanta, USA | President, Director (Chair) | • Chief Executive Officer of GameSquare<br>• Chief Executive Officer of Frankly Inc. | July 2020 | 234,630 | 0.82% |
| Tom Walker<br>Dallas, USA | Director | • Chief Financial Officer of the Dallas Cowboys Football Club | March 2023 | Nil | Nil |
| Travis Goff<br>Dallas, USA | Director | • President of Goff Capital inc. | March 2023 | 10,327 | 0.04% |
| Jeremi Gorman<br>California, USA | Director | • President, Worldwide Advertising of Netflix<br>• Chief Business Officer of Snap Inc.<br>• Head of Global Field Sales – Amazon Advertising of Amazon | March 2023 | Nil | Nil |
| Stuart Porter<br>Boston, USA | Director | • Director of GameSquare. Founder of Denham Capital and is its Chief Executive Officer and Chief Investment Officer. | January 2022 | 365,599 | 1.39% |
| Paul Hamilton<br>Nevada, USA | Director | • Director of FaZe. Co-Owner and CEO of Atlanta Esports Ventues. | N/A | 505,621 | 1.77% |
| Nick Lewin<br>New York, USA | Director | • Director of Faze. General Partner of Crown Predactor Holdings. | N/A | 164,484 | 0.57% |
| Michael Munoz<br>New Jersey, USA | Chief Financial Officer | • Chief Financial Officer of Frankly Media Inc. | May 2020 | 43,423 | 0.15% |
| John Wilk<br>New York, USA | General Counsel | • General Counsel of GameSquare<br>• General Counsel of WorldNow | May 2020 | Nil | Nil |

Notes:

(1) Proforma shares held following application of the Exchange Ratio where applicable, but without giving effect to the exercise of any GameSquare Warrants, FaZe Warrants or other warrants, or the exercise or settlement of any Options, RSUs or DSUs.

(2) Based on the Combined Company having 28,616,584 GameSquare Shares outstanding upon completion of the Merger and the PIPE Financing and assuming 5,494,505 GameSquare Shares are issued pursuant to the PIPE Financing (being the full amount of US$10,000,000, divided by the closing price of the GameSquare Shares on the Nasdaq on the day prior to the date of this Circular of US$1.82).

*Orders, Penalties and Bankruptcies*

On June 22, 2020, the OSC issued a temporary cease trade order against the Corporation for failure to file its second quarter interim financial statements for the six-month period ended February 29, 2020, the related management's discussion and analysis and certificates of its CEO and CFO (the "**Q2 Filings**"). On July 8, 2020, the Corporation filed the Q2 Filings. The OSC lifted the cease trade order on July 10, 2020. The Corporation was reinstated for trading on the TSXV and the Corporation's shares resumed trading on July 27, 2020. At the time, Louis Schwartz and Michael Munoz were directors or officers of the Corporation.

On January 19, 2021, Wellflex Energy Partners Fort Worth, LLC was issued a final order of dismissal by the United States Bankruptcy Court. Goff Capital, Inc. was the manager of Wellflex Energy Partners Fort Worth, LLC and Travis Goff, a director of the Combined Company, is the President of Goff Capital, Inc.

Other than as described elsewhere in this Circular, no Person who is proposed to serve as a director or officer of the Combined Company following the completion of the Merger, or to the knowledge of management of GameSquare or GameSquare or any shareholder who will be holding a sufficient number of GameSquare Shares to affect materially the control of the Combined Company, is, or within the ten years prior to the date hereof has been, a director or officer of any other issuer that, while that Person was acting in the capacity of a director or officer of that issuer, has been subject to:

- a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold the assets of that issuer or appointed to hold the assets of that director or officer; or
- any penalties or sanctions imposed by a court relating to Canadian Securities Laws or a Canadian securities regulatory authority or entered into a settlement agreement with a Canadian securities regulatory authority or been subject to any penalties or sanctions by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Furthermore, other than as described elsewhere in this Circular, no Person who is proposed to be a director or officer of the Combined Company following the completion of the Arrangement or to the knowledge of management of GameSquare or GameSquare or any shareholder who will be holding a sufficient number of GameSquare Shares to affect materially the control of the Combined Company, during the 10 years prior to the date hereof, has been declared bankrupt or made a voluntary assignment into bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or instituted any proceedings, arrangement, or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold their assets.

## INDEBTEDNESS OF DIRECTORS AND OFFICERS

Other than as described elsewhere in the Circular, none of the Persons who are proposed to be directors, employees or executive officers of the Combined Company following the completion of the Merger, and none of the associates of such Persons is or has been indebted to either GameSquare or GameSquare at any time during the most recently completed financial year of each of GameSquare and GameSquare, respectively, or will be indebted to the Combined Company upon completion of the Merger. Furthermore, none of such Persons were indebted to a third party during such period where their indebtedness was the

subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by GameSquare or GameSquare.

## RISK FACTORS

In addition to the risk factors with respect to the Merger set out under "Risk Factors Relating to the Merger" in the accompanying Circular, see "*Additional Information Concerning GameSquare – Risk Factors*" in **Schedule D** to the Circular and "*Information Concerning GameSquare – Risk Factors*" in **Schedule E** to the Circular, with respect to the risk factors of GameSquare and GameSquare, respectively.

***Negative operating cash flow***

Each of GameSquare and FaZe have historically had negative cash flow from operating activities. It is anticipated that the Combined Company will continue to have negative cash flows in the foreseeable future. Continued losses may have the following consequences:

- increasing the Combined Company's vulnerability to general adverse economic and industry conditions;
- limiting the Combined Company's ability to obtain additional financing to fund future working capital, capital expenditures, operating costs and other general corporate requirements; and,
- limiting the Combined Company's flexibility in planning for, or reacting to, changes in its business and the industry.

## MATERIAL CONTRACTS

Please see **Schedule C** to the Circular "*Additional Information Concerning FaZe – Material Contracts*"

# SCHEDULE G
# PRO FORMA FINANCIAL STATEMENTS OF THE COMBINED COMPANY

## UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma financial information has been derived from the audited historical financial statements of GameSquare and FaZe for the fiscal year ended December 31, 2022 and the unaudited historical financial statements of GameSquare and FaZe for the nine-months ended September 30, 2023. The unaudited pro forma statement of financial position as of September 30, 2023 presents the financial positions of GameSquare and FaZe giving pro form effect to the Merger as if these events occurred on September 30, 2023. The unaudited pro forma statements of earnings for the year ended December 31, 2022 and the nine-months ended September 30, 2023 present the results of operations of GameSquare and FaZe giving pro forma effect to the Merger as if these events occurred on January 1, 2022 and January 1, 2023 (collectively, the "***unaudited pro forma financial information***").

The GameSquare financial statements were prepared in accordance with IFRS and the FaZe financial statements were prepared in accordance with GAAP.

**The summary of the unaudited pro forma financial information set out herein should be read together with GameSquare's and FaZe's annual and interim financial statements.**

**GAMESQUARE HOLDINGS, INC.**
Pro Forma Statement of Financial Position at September 30, 2023
**(Expressed in United States Dollars)**
**(In thousands)**
**(Unaudited)**

| ASSETS | GameSquare Holdings, Inc. September 30, 2023 | FaZe Holdings Inc. September 30, 2023 | Pro-forma adjustments | Notes | Pro-forma consolidated September 30, 2023 |
|---|---|---|---|---|---|
| **Current Assets:** | | | | | |
| Cash | 2,447 | 16,623 | 3,317 | 7 | 29,548 |
| | | | (2,250) | 8 | |
| | | | 211 | 9 | |
| | | | (700) | 10 | |
| | | | 9,900 | 12 | |
| Restricted cash | 47 | - | | | 47 |
| Accounts receivable, net | 14,892 | 3,095 | | | 17,987 |
| Government remittances and credits | 1,215 | 1,695 | | | 2,910 |
| Contract assets | - | 8,220 | - | 3 | 8,220 |
| Prepaid expenses and other current assets | 1,357 | 4,850 | (3,317) | 7 | 3,379 |
| | | | (211) | 9 | |
| | | | 700 | 10 | |
| **Total Current Assets** | **19,958** | **34,483** | **7,650** | | **62,091** |
| | | | | | |
| Investment at FVTPL | 3,189 | - | | | 3,189 |
| Restricted cash | - | 600 | | | 600 |
| Property and equipment | 2,614 | 2,550 | | | 5,164 |
| Right-of-use assets | 2,103 | 1,560 | | | 3,663 |
| Intangible assets | 20,524 | 462 | (462) | 3 | 24,974 |
| | | | 4,450 | 3 | |
| Goodwill | 25,600 | - | 3,821 | 3 | 29,421 |
| Other long-term assets | - | 606 | | | 606 |
| **Total Assets** | **73,988** | **40,261** | **15,459** | | **129,708** |
| | | | | | |
| **LIABILITIES** | | | | | |
| **Current liabilities** | | | | | |
| Accounts payable and accrued expenses | 26,086 | 14,308 | 465 | 1 | 41,509 |
| | | | 650 | 2 | |
| Contract liabilities | - | 2,183 | | | 2,183 |
| Players liability account | 47 | - | | | 47 |
| Deferred revenue | 2,292 | - | | | 2,292 |
| Lease liabilities, current | 737 | - | | | 737 |
| Line of credit | 1,037 | - | | | 1,037 |
| Warrant liability | 137 | - | | | 137 |
| Convertible debt, current | 5,095 | - | | | 5,095 |
| Arbitration reserve | 518 | - | | | 518 |
| Other current liabilities | - | 1,488 | | | 1,488 |
| **Total Current Liabilities** | **35,949** | **17,979** | **1,115** | | **55,043** |
| | | | | | |
| Convertible debt, non-current | 1,501 | - | | | 1,501 |
| Lease liabilities, non-current | 2,090 | - | | | 2,090 |
| Warrant liabilities | - | 2 | | | 2 |

| | | | | | |
|---|---|---|---|---|---|
| Other long-term liabilities | 50 | 93 | | | 143 |
| **Total Liabilities** | **39,590** | **18,074** | **1,115** | | **58,779** |
| | | | | | |
| **SHAREHOLDERS' EQUITY (DEFICIT)** | | | | | |
| Share capital | 84,115 | - | 21,600 | **3** | 115,615 |
| | | | 9,900 | **12** | |
| Contributed surplus | 4,902 | - | 6,713 | **3** | 11,615 |
| Warrants | 30 | - | 283 | **3** | 313 |
| Accumulated other comprehensive (loss) income | (168) | - | | | (168) |
| Common stock | - | 8 | (8) | **3** | - |
| Additional paid-in capital | - | 338,718 | (338,718) | **3** | - |
| Accumulated deficit | (54,481) | (316,539) | (465) | **1** | (56,446) |
| | | | 935 | **3** | |
| | | | (650) | **2** | |
| | | | 317,004 | **3** | |
| | | | (2,250) | **8** | |
| **Total Shareholders' Equity (Deficit)** | **34,398** | **22,187** | **14,344** | | **70,929** |
| **Total Liabilities and Shareholders' Equity (Deficit)** | **73,988** | **40,261** | **15,459** | | **129,708** |

See accompanying notes to Pro Forma Consolidated Financial Statements

**GAMESQUARE HOLDINGS, INC.**
Pro Forma Statement of Loss for the year ended December 31, 2022
**(Expressed in United States Dollars)**
**(In thousands, except shares and per-share information)**
**(Unaudited)**

| | GameSquare Holdings, Inc. Year ended December 31, 2022 | FaZe Holdings Inc. Year ended December 31, 2022 | Pro-forma adjustments | Notes | Pro-forma consolidated Year ended December 31, 2022 |
|---|---|---|---|---|---|
| **CONTINUING OPERATIONS** | | | | | |
| Revenues | 28,082 | 70,021 | | | 98,103 |
| Cost of revenues | 18,425 | 54,876 | | | 73,301 |
| **Gross profit** | **9,657** | **15,145** | - | | **24,802** |
| | | | | | |
| **Operating expenses:** | | | | | |
| | | | | | |
| **General and administrative:** | | | | | |
| Salaries and wages and consulting | 10,538 | 29,244 | | | 39,782 |
| Player compensation / talent retainer | 2,825 | 300 | | | 3,125 |
| Content Creation | - | 3,173 | | | 3,173 |
| Professional fees | 1,853 | 6,366 | | | 8,219 |
| Sales and marketing | 4,041 | 3,307 | | | 7,348 |
| Office and general | 3,140 | 7,606 | (1,670) | 7 | 9,713 |
| | | | (63) | 9 | |
| | | | 700 | 10 | |
| Technology expenses | - | 1,651 | | | 1,651 |
| (Gain) loss on foreign exchange | (35) | - | | | (35) |
| Share-based payments | 1,600 | 10,167 | (10,167) | 6 | 1,600 |
| Depreciation and amortization | 2,683 | 2,455 | (101) | 4 | 5,472 |
| | | | 435 | 5 | |
| Impairment of goodwill and intangibles | 701 | - | | | 701 |
| Impairment of content assets | | 1,073 | (1,073) | 11 | - |
| Other net | - | (1,525) | (935) | 3 | (2,460) |
| **Total operating expenses** | 27,346 | 63,816 | (12,874) | | 78,289 |
| | | | | | |
| Loss from operations | (17,689) | (48,671) | 12,874 | | (53,487) |
| | | | | | |
| **Other (income)/expense:** | | | | | |
| | | | | | |
| Interest expense, net | 404 | 4,483 | | | 4,887 |
| Income tax recovery | (304) | - | | | (304) |
| Transaction costs | - | - | 1,069 | 2 | 3,319 |
| | | | 2,250 | 8 | |
| Loss on debt extinguishment | - | 115,292 | | | 115,292 |
| Change in fair value of warrant liability | - | (90) | | | (90) |
| Change in provision for reclamation deposit | 17 | - | | | 17 |
| Change in fair value of consideration payable | 339 | | | | 339 |
| Other, net | - | 178 | | | 178 |

| | | | | | |
|---|---|---|---|---|---|
| Total other (income)/expense: | 456 | 119,863 | 3,319 | | 123,638 |
| **DISCONTINUED OPERATIONS** | | | | | |
| Gain on disposition of assets available for sale | (47) | | | | (47) |
| **Net (gain) loss from discontinued operations** | (47) | - | - | | (47) |
| **Net loss** | **(18,098)** | **(168,534)** | **9,555** | | **(177,078)** |
| Basic and diluted net loss per share - continuing operations | (3.26) | (4.23) | | | (11.45) |
| Basic and diluted net loss per share - discontinued operations | 0.01 | - | | | - |
| **Basic and diluted net loss per share** | **(3.25)** | **(4.23)** | | | **(11.45)** |
| Weighted average number of common shares outstanding - basic and diluted | 5,557,690 | 39,872,308 | (39,872,308) | **3** | 15,466,037 |
| | | | 9,908,347 | **3** | |

See accompanying notes to Pro Forma Consolidated Financial Statements

**GAMESQUARE HOLDINGS, INC.**
Pro Forma Statement of Loss for the nine months ended September 30, 2023
**(Expressed in United States Dollars)**
**(In thousands, except shares and per-share information)**
**(Unaudited)**

| | GameSquare Holdings, Inc. Nine months ended September 30, 2023 | FaZe Holdings Inc. Nine months ended September 30, 2023 | Pro-forma adjustments | Notes | Pro-forma consolidated Nine months ended September 30, 2023 |
|---|---|---|---|---|---|
| **CONTINUING OPERATIONS** | | | | | |
| Revenues | 35,235 | 36,749 | | | 71,984 |
| Cost of revenues | 24,833 | 33,579 | | | 58,412 |
| **Gross profit** | **10,402** | **3,170** | - | | **13,572** |
| | | | | | |
| **Operating expenses:** | | | | | |
| | | | | | |
| **General and administrative:** | | | | | |
| Salaries and wages | 13,434 | 14,036 | | | 27,470 |
| Player compensation / talent retainer | 1,605 | 225 | | | 1,830 |
| Professional fees | 957 | 3,101 | | | 4,058 |
| Sales and marketing | 865 | 503 | | | 1,368 |
| Office and general | 3,223 | 5,564 | (2,777) | 7 | 6,293 |
| | | | (242) | 9 | |
| | | | 525 | 10 | |
| Technology expenses | 315 | 1,266 | | | 1,581 |
| (Gain) loss on foreign exchange | 2 | - | | | 2 |
| Share-based payments | 1,288 | 9,985 | (9,985) | 6 | 1,288 |
| Depreciation and amortization | 2,650 | 4,226 | (101) | 4 | 7,101 |
| | | | 326 | 5 | |
| Other net | - | 834 | | | 834 |
| **Total operating expenses** | 24,339 | 39,740 | (12,254) | | 51,825 |
| | | | | | |
| Loss from operations | (13,937) | (36,570) | 12,254 | | (38,253) |
| | | | | | |
| **Other (income)/expense:** | | | | | |
| | | | | | |
| Interest expense, net | 528 | (497) | | | 31 |
| Income tax recovery | (16) | - | | | (16) |
| Transaction costs | 2,187 | 510 | (510) | 1 | 1,768 |
| | | | (419) | 2 | |
| | | | - | 8 | |
| Arbitration settlement reserve | (952) | - | | | (952) |
| Restructuring costs | 387 | - | | | 387 |
| Legal settlement | 187 | - | | | 187 |
| Change in fair value of warrant liability | (1,844) | (23) | | | (1,867) |
| Change in fair value of convertible debt | (541) | - | | | (541) |
| Other, net | - | (963) | | | (963) |
| Total other (income)/expense: | (64) | (973) | (929) | | (1,966) |

| | | | | | |
|---|---|---|---|---|---|
| **DISCONTINUED OPERATIONS** | | | | | |
| (Gain) loss from discontinued operations | (358) | - | | | (358) |
| **Net (gain) loss from discontinued operations** | (358) | - | - | | (358) |
| **Net loss** | **(13,515)** | **(35,597)** | **13,183** | | **(35,929)** |
| | | | | | |
| Basic and diluted net loss per share - continuing operations | (1.32) | (0.54) | | | (1.78) |
| Basic and diluted net loss per share - discontinued operations | 0.03 | - | | | 0.02 |
| **Basic and diluted net loss per share** | **(1.29)** | **(0.54)** | | | **(1.76)** |
| Weighted average number of common shares outstanding - basic and diluted | 10,510,845 | 66,315,727 | (66,315,727) | **3** | 20,419,192 |
| | | | 9,908,347 | **3** | |

See accompanying notes to Pro Forma Consolidated Financial Statements

## 1. BACKGROUND AND BASIS OF PRESENTATION

### Background

GameSquare Holdings, Inc. (formerly Engine Gaming & Media, Inc.) ("GameSquare" or the "Company") is a corporation existing under the Business Corporations Act (British Columbia) (and was originally incorporated under the Business Corporations Act (Ontario) on April 8, 2011). The registered head office of the Company is 6775 Cowboys Way, Ste. 1335, Frisco, Texas, USA, 75034.

GameSquare Holdings, Inc., (NASDAQ: GAME; TSXV: GAME) completed its plan of arrangement (the "Arrangement") with GameSquare Esports Inc. ("GSQ") on April 11, 2023, resulting in the Company acquiring all the issued and outstanding securities of GSQ.

The Arrangement constituted a Reverse Takeover of the Company by GameSquare Esports, Inc. with GameSquare Esports, Inc as the reverse takeover acquirer and the Company as the reverse takeover acquiree, under applicable securities laws and for accounting purposes under IFRS. At completion of the Arrangement Engine Gaming and Media, Inc. changed its name to GameSquare Holdings Inc.

GameSquare Esports, Inc was traded on the Canadian Securities Exchange (CSE) under the symbol "GSQ" and on the OTCQB Venture Market in the Unites States under the symbol "GMSQF" until April 11, 2023.

GameSquare is a vertically integrated, digital media, entertainment and technology company that connects global brands with gaming and youth culture audiences. GameSquare's end-to-end platform includes GCN, a digital media company focused on gaming and esports audiences, Swingman LLC dba as Zoned, a gaming and lifestyle marketing agency, Code Red Esports Ltd. ("Code Red"), a UK based esports talent agency, NextGen Tech, LLC, dba as Complexity Gaming ("Complexity"), a leading esports organization, GameSquare Esports Inc. dba as Fourth Frame Studios, a creative production studio, Mission Supply, a merchandise and consumer products business, Frankly Media, programmatic advertising, Stream Hatchet, live streaming analytics, and Sideqik a social influencer marketing platform.

FaZe Holdings Inc. ("FaZe"), is a lifestyle and media platform rooted in gaming and youth culture. Faze's premium brand, talent network, and large audience can be monetized across a variety of products and services.

On July 19, 2022, pursuant to an Agreement and Plan of Merger dated as of October 24, 2021 (as amended in December 2021 and March 2022), by and among B. Riley 150 Merger Corp. ("B. Riley 150"), a special purpose acquisition company, and BRPM Merger Sub, Inc., a directly wholly owned subsidiary of B. Riley 150 and FaZe Clan, Inc. ("Legacy FaZe"), the parties consummated the merger of BRPM Merger Sub, Inc. with and into Legacy

FaZe, with Legacy FaZe continuing as the surviving corporation, as well as the other transactions contemplated by the merger agreement (the Merger and such other transactions, the "Business Combination"). In connection with the closing of the Business Combination, Legacy FaZe became a wholly owned subsidiary of B. Riley 150, which changed its name to "FaZe Holdings Inc."

Legacy FaZe determined that it was the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification ("ASC") 805, Business Combinations. The Merger was accounted for as a reverse recapitalization, in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). Under this method of accounting, B. Riley 150 was treated as the acquired company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy FaZe issuing stock for the net assets of B. Riley 150, accompanied by a recapitalization. The net assets of B. Riley 150 were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy FaZe.

In accordance with guidance applicable to these circumstances, the equity structure has been retroactively restated in all comparative periods up to the closing date, to reflect the number of shares of FaZe's common stock issued to Legacy FaZe's common stockholders in connection with the Business Combination. As a result, Faze's financial statements represent the continuation of Legacy FaZe and the historical shareholders' deficit. Common stock, preferred stock and loss per share of Legacy FaZe prior to the Business Combination have been retrospectively adjusted for the Business Combination using an exchange ratio of 2.2267. The accumulated deficit of Legacy FaZe has been carried forward after the Business Combination.

**Basis of Presentation**

The accompanying unaudited pro forma consolidated financial statements of GameSquare have been prepared by the management for illustrative purposes only, give effect to the Company's proposed acquisition of FaZe. The unaudited pro forma consolidated statement of financial position has been prepared assuming the transaction had occurred on September 30, 2023. The unaudited pro forma consolidated statements of loss for the year ended December 31, 2022 and nine months ended September 30, 2023, has been prepared assuming the transaction had occurred on January 1, 2022.

These unaudited pro forma consolidated financial statements have been compiled from and include:

a) An unaudited pro forma consolidated statement of financial position as of September 30, 2023 combining the unaudited statement of financial position of GameSquare as of September 30, 2023 and the unaudited statement of financial position of FaZe as of September 30, 2023;

b) An unaudited pro forma consolidated statement of income (loss) for the year ended December 31, 2022 combining the unaudited statement of income (loss) of GameSquare for the year ended December 31, 2022 and the unaudited statement of income (loss) of FaZe for the year ended December 31, 2022; combining the statements of income (loss) of each company to present the year ended December 31, 2022; and

c) An unaudited pro forma consolidated statement of income (loss) for the nine months ended September 30, 2023 combining the unaudited statement of income (loss) of GameSquare for the nine months ended September 30, 2023 and the unaudited statement of income (loss) of FaZe for nine months ended September 30, 2023; combining the statements of income (loss) of each company to present the nine months ended September 30, 2023.

It is management's opinion that these pro forma consolidated financial statements include all adjustments necessary for the fair presentation of the transactions described herein and are in accordance with International Financial Reporting Standards (IFRS) applied on a basis consistent with the Company's accounting policies. These pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of the Company that would have actually resulted had the transactions been effected on the dates indicated above. Furthermore, the pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. Actual amounts recorded upon consummation of the transactions will differ from those recorded in these unaudited pro forma consolidated financial statements and the differences

may be material. Under acquisition accounting, the measurement of the fair value of certain assets and liabilities of FaZe is dependent on valuations that have not been performed. Accordingly, differences between these preliminary estimates and the final acquisition accounting may be material.

Accounting policies used in the preparation of the pro forma statements are consistent with those used in the audited consolidated financial statements of GameSquare for the year ended December 31, 2022, with the exception of the following new accounting standards.

The unaudited pro forma consolidated financial statements should be read in conjunction with the audited consolidated financial statements of GameSquare for the year ended December 31, 2022 and of FaZe for the year ended December 31, 2022; the unaudited interim consolidated financial statements of GameSquare for the nine months ended September 30, 2023 and of FaZe for the nine months ended September 30, 2023, and the notes included therein, of GameSquare and FaZe.

## 2. DESCRIPTION OF THE TRANSACTION

On October 19, 2023, GameSquare, entered into an Agreement and Plan of Merger (the "Merger Agreement"), with FaZe, and GameSquare Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of GameSquare ("Merger Sub"), pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into FaZe (the "Merger"), with FaZe surviving such Merger as a wholly-owned subsidiary of GameSquare.

*Merger Consideration*

On the terms and subject to the conditions of the Merger Agreement, each share of common stock, par value $0.0001 per share, of FaZe (the "FaZe Common Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") (other than shares held in treasury by FaZe or held directly by GameSquare or Merger Sub) will be converted into the right to receive 0.13091 (the "Exchange Ratio") of a fully paid and non-assessable share of common stock, no par value, of GameSquare (the "GameSquare Common Stock") and, if applicable, cash in lieu of fractional shares of FaZe Common Stock, subject to any applicable withholding.

*Treatment of Equity Awards*

At the Effective Time, (i) all FaZe equity awards outstanding immediately prior to the Effective Time, including options to purchase shares of FaZe Common Stock and each share of FaZe Common Stock subject to vesting, repurchase, or other lapse of restrictions will be assumed by GameSquare and converted into GameSquare equity awards on substantially the same terms, except that the assumed equity awards will cover a number of shares of GameSquare Common Stock, and, if applicable, have an exercise price, determined using the Exchange Ratio and (ii) all outstanding FaZe warrants exercisable for shares of FaZe Common Stock will be assumed by GameSquare and converted into GameSquare warrants on substantially the same terms, except that the assumed warrants will cover a number of shares of GameSquare Common Stock, and, if applicable, have an exercise price, determined using the Exchange Ratio.

## 3. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

1) FaZe Adjustment – On the pro forma statement of financial position, to give effect to estimated remaining transaction costs to be incurred by FaZe in connection with the transaction. Increase in accounts payable and accrued liabilities and accumulated deficit. This is an adjustment to the closing statement of financial position of FaZe as of September 30, 2023 prior to the pro forma adjustment to record the purchase price allocation at 3 below. As such, the estimated remaining transaction costs to be incurred by FaZe do not impact the pro forma statements of loss.

   FaZe Adjustment – On the pro forma statement of loss for the nine months ended September 30, 2023, to reverse transaction costs incurred by FaZe in the nine months ended September 30, 2023 in connection with

the transaction. Transaction costs incurred or to be incurred by FaZe do not have an impact on the post-closing pro forma statement of loss.

2) GameSquare Adjustment – On the pro forma statement of financial position, to give effect to estimated remaining transaction costs to be incurred by GameSquare in connection with the transaction. Increase in accounts payable and accrued liabilities and accumulated deficit.

   GameSquare Adjustment – On the pro forma statement of loss for the year ended December 31, 2022, to give effect to transaction costs incurred by GameSquare. Increase in transaction costs for estimated transaction costs incurred and to be incurred through closing by GameSquare. Adjustment includes actual transaction costs incurred through September 30, 2023 plus estimated remaining transaction costs to be incurred.

   GameSquare Adjustment – On the pro forma statement of loss for the nine months ended September 30, 2023, to give effect to the reversal of transaction costs incurred by GameSquare. Decrease in transaction costs for transaction costs incurred through September 30, 2023.

3) FaZe Adjustment – On the pro forma statement of financial position, to give effect to acquisition of FaZe assuming it closed on September 30, 2023. The following were inputs and assumptions used in deriving the required pro forma adjustments to record the purchase price allocation of the acquisition of FaZe:

   - FaZe reported statement of financial position as of September 30, 2023
   - Recording of pro forma adjustment 1 to arrive at adjusted statement of financial position as of September 30, 2023.
   - Purchase consideration valuation of FaZe reported common shares, warrants and vested options, RSUs and RSAs outstanding as of September 30, 2023.
   - Common shares, vested RSUs and RSAs of FaZe were converted to common shares, RSUs and RSAs of GameSquare using the Exchange Ratio of 0.13091 as discussed above. Post converted common shares, RSUs and RSAs were valued using the closing price of GameSquare common shares as listed on Nasdaq on September 30, 2023 of $2.18 per common share.
   - Warrants and vested options were converted to warrants and options of GameSquare using the Exchange Ratio of 0.13091. Post converted warrants and options were valued using a black-scholes option pricing model and the closing price of GameSquare common shares as listed on Nasdaq on September 30, 2023 of $2.18 per common share.
   - Recording of definite-lived intangible assets for brand name and customer relationships at value of $3.7 million and $0.75 million, respectively. Estimated useful lives assigned of 15 years and 4 years, respectively.
   - Release of the $0.94 million valuation allowance related to the net change of the deferred taxes resulting from the FaZe acquisition.

   FaZe Adjustment – On the pro forma statement of loss for the year ended December 31, 2022, to give effect to common shares issued to FaZe shareholders in the transaction using the Exchange Ratio of 0.13091. An adjusted to weighted average shares outstanding is made to account for the transaction as if it had closed on the first day in the reporting period.

   FaZe Adjustment – On the pro forma statement of loss for the nine months ended September 30, 2023, to give effect to common shares issued to FaZe shareholders in the transaction using the Exchange Ratio of 0.13091. An adjusted to weighted average shares outstanding is made to account for the transaction as if it had closed on the first day in the reporting period.

4) FaZe Adjustment – On the pro forma statement of loss for the year ended December 31, 2022, to give effect to the reversal of actual amortization expense of definite-lived intangible assets recorded at FaZe during this period.

   FaZe Adjustment – On the pro forma statement of loss for the nine months ended September 30, 2023, to give effect to the reversal of actual amortization expense of definite-lived intangible assets recorded at FaZe during this period.

5) FaZe Adjustment – On the pro forma statement of loss for the year ended December 31, 2022, to give effect to the recording of amortization expense of definite-lived intangible assets recognized as part of the proforma purchase price allocation included in adjustment 3.

   FaZe Adjustment – On the pro forma statement of loss for the nine months ended September 30, 2023, to give effect to the recording of amortization expense of definite-lived intangible assets recognized as part of the proforma purchase price allocation included in adjustment 3.

6) FaZe Adjustment – On the pro forma statement of loss for the year ended December 31, 2022, to give effect to the reversal of share-based payments expense. All vested options, RSUs and RSAs of FaZe are part of the value recorded within contributed surplus on the pro forma statement of financial position and part of the purchase price allocation. As such, actual share-based payments expense recorded at FaZe during the period should be reversed.

   FaZe Adjustment – On the pro forma statement of loss for the nine months ended September 30, 2023, to give effect to the reversal of share-based payments expense. All vested options, RSUs and RSAs of FaZe are part of the value recorded within contributed surplus on the pro forma statement of financial position and part of the purchase price allocation. As such, actual share-based payments expense recorded at FaZe during the period should be reversed.

7) FaZe Adjustment – On the pro forma statement of financial position, to give effect to the reversal of prepaid D&O insurance expense of FaZe as of September 30, 2023. As the policy will be cancelled as of the closing date, the prepaid insurance will be returned in the form of cash.

   FaZe Adjustment – On the pro forma statement of loss for the year ended December 31, 2022, to reverse actual D&O insurance expense incurred by FaZe during the period. This expense would not exist post-closing of the transaction with GameSquare as a new policy would have been purchased at closing.

   FaZe Adjustment – On the pro forma statement of loss for the nine months ended September 30, 2023, to reverse actual D&O insurance expense incurred by FaZe during the period. This expense would not exist post-closing of the transaction with GameSquare as a new policy would have been purchased at closing.

8) FaZe Adjustment – On the pro forma statement of financial position, to give effect to the D&O runoff insurance policy to be acquired as of the closing date. Increase in accumulated deficit, as policy to be reflected as part of transaction costs on date of purchase, and decrease in cash for estimated amount of the runoff policy to be purchased.

   FaZe Adjustment – On the pro forma statement of loss for the year ended December 31, 2022, to record transaction costs for the estimated cost of the D&O runoff insurance policy to be acquired as of the closing date.

9) GameSquare Adjustment – On the pro forma statement of financial position, to give effect to the reversal of prepaid D&O insurance expense of GameSquare as of September 30, 2023. As the policy will be cancelled as of the closing date, the prepaid insurance will be returned in the form of cash.

   GameSquare Adjustment – On the pro forma statement of loss for the year ended December 31, 2022, to reverse actual D&O insurance expense incurred by GameSquare during the period. This expense would not exist post-closing of the transaction as a new policy would have been purchased at closing.

   GameSquare Adjustment – On the pro forma statement of loss for the nine months ended September 30, 2023, to reverse actual D&O insurance expense incurred by GameSquare during the period. This expense would not exist post-closing of the transaction as a new policy would have been purchased at closing.

10) GameSquare Adjustment – On the pro forma statement of financial position, to give effect to the D&O insurance policy to be acquired as of the closing date for the go forward business, at its estimated cost.

Increase in prepaid expenses and other current assets and decrease in cash for estimated amount of the policy to be purchased.

GameSquare Adjustment – On the pro forma statement of loss for the year ended December 31, 2022, to record one year of expense for the estimated cost of the D&O insurance policy acquired as of the closing date for the go forward business.

GameSquare Adjustment – On the pro forma statement of loss for the nine months ended September 30, 2023, to record nine months of expense for the estimated cost of the D&O insurance policy acquired as of the closing date for the go forward business.

11) FaZe Adjustment – On the pro forma statement of loss for the year ended December 31, 2022, to reverse impairment of content assets recorded at FaZe during the period. As of the date of closing, a revised purchase price allocation is recorded, and this impairment would not have been recorded.

12) GameSquare Adjustment – On the pro forma statement of financial position, to give effect to the PIPE offering to be closed concurrent with the closing of the transaction. Increase in cash and share capital for the gross proceeds of $10 million less $100,000 of estimated equity issuance costs.

13) Pro forma share capital

Share capital in the unaudited pro forma consolidated financial statements is comprised of the following:

| | # of Common Shares | Share Capital |
|---|---|---|
| **Share capital of GameSquare as of September 30, 2023** | **12,925,828** | **$ 84,115** |
| Common shares issued in acquisition of FaZe - Exchange of common shares of FaZe for common shares of GameSquare at 1 for 0.13091 | 9,908,347 | 21,600 |
| GameSqure PIPE of $10 million at closing | 4,587,156 | 9,900 |
| **Pro forma share capital of GameSquare as of September 30, 2023** | **27,421,331** | **$ 115,615** |

**SCHEDULE H**
**CONTINUANCE RESOLUTION**

**BE IT RESOLVED THAT:**

1. The continuance of GameSquare Holdings, Inc. ("**GameSquare**"), a corporation existing under the laws of the Province of British Columbia, to the State of Delaware, all as more particularly described and set forth in the Circular, is hereby authorized, approved and adopted and GameSquare is hereby authorized to apply to the British Columbia Registrar of Companies pursuant to section 308 of the *Business Corporations Act* (British Columbia) (the "**BCBCA**") for authorization to continue out of British Columbia and into the jurisdiction of the State of Delaware (the "**Continuance**").

2. GameSquare is hereby authorized to apply to the proper office of the Secretary of the State of Delaware requesting that GameSquare become a corporation under and continued into the State of Delaware as if it had been incorporated under the Delaware General Corporation Law of the State of Delaware.

3. The Articles of Domestication providing for the continuation of GameSquare out of British Columbia and into the State of Delaware pursuant to the Delaware General Corporation Law is hereby approved;

4. Conditional upon the Continuance becoming effective, and effective on the issuance by the proper office of the State of Delaware of a Registration by way of Continuation, GameSquare adopt and confirm the certificate of incorporation of GameSquare, which are hereby approved and adopted as the certificate of incorporation of GameSquare substantially in the form set out in **Schedule J** to the Circular with such amendments as any one director or officer may approve, and all amendments to the aforesaid certificate of incorporation and by-laws, as amended reflected therein are approved.

5. Any one officer or any one director of GameSquare is hereby authorized and directed to take all such further actions, to execute and deliver such further agreements, instruments, and documents in writing, and to do all such other acts and things as in their opinion may be necessary and/or desirable in the name and on behalf of GameSquare and under its corporate seal or otherwise to give effect to the foregoing resolutions, which opinion shall be conclusively evidenced by the taking of such further actions, the execution and delivery of such further agreements, instruments, and documents and the doing of such other acts and things.

6. The directors of GameSquare may revoke these resolutions without further approval of the shareholders of GameSquare at any time prior to the Continuance becoming effective in the event that they determine not to proceed with the Continuance.

**SCHEDULE I**
**SECTIONS 237 TO 247 OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)**

Division 2 of Part 8 (sections 237 to 247) of The *BC Business Corporations Act*, S.B.C. 2002, c.57

**Definitions and application**

**237 (1)** In this Division:

"**dissenter**" means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

"**notice shares**" means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

"**payout value**" means,

(a) in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b) in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement,

(c) in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, or

(d) in the case of a dissent in respect of a community contribution company, the value of the notice shares set out in the regulations,

excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2) This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a) the court orders otherwise, or

(b) in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

**Right to dissent**

**238 (1)** A shareholder of a company, whether or not the shareholder's shares carry the right to vote, is entitled to dissent as follows:

(a) under section 260, in respect of a resolution to alter the articles

(i) to alter restrictions on the powers of the company or on the business the company is permitted to carry on,

(ii) without limiting subparagraph (i), in the case of a community contribution company, to alter any of the company's community purposes within the meaning of section 51.91, or

(iii) without limiting subparagraph (i), in the case of a benefit company, to alter the company's benefit provision;

(b) under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c) under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

(d) in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e) under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company's undertaking;

(f) under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g) in respect of any other resolution, if dissent is authorized by the resolution;

(h) in respect of any court order that permits dissent.

(1.1) A shareholder of a company, whether or not the shareholder's shares carry the right to vote, is entitled to dissent under section 51.995 (5) in respect of a resolution to alter its notice of articles to include or to delete the benefit statement.

(2) A shareholder wishing to dissent must

(a) prepare a separate notice of dissent under section 242 for

(i) the shareholder, if the shareholder is dissenting on the shareholder's own behalf, and

(ii) each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is dissenting,

(b) identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c) dissent with respect to all of the shares, registered in the shareholder's name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3) Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a) dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b) cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

**Waiver of right to dissent**

**239** (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2) A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a) provide to the company a separate waiver for

(i) the shareholder, if the shareholder is providing a waiver on the shareholder's own behalf, and

(ii) each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the
shareholder is providing a waiver, and
(b) identify in each waiver the person on whose behalf the waiver is made.

(3) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder's own behalf, the shareholder's right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a) the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b) any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

**Notice of resolution**

**240** (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a) a copy of the proposed resolution, and

(b) a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2) If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a) a copy of the proposed resolution, and

(b) a statement advising of the right to send a notice of dissent.

(3) If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors' resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who

has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a) a copy of the resolution,

(b) a statement advising of the right to send a notice of dissent, and

(c) if the resolution has passed, notification of that fact and the date on which it was passed.

(4) Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

**Notice of court orders**

**241** If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a) a copy of the entered order, and

(b) a statement advising of the right to send a notice of dissent.

**Notice of dissent**

**242** (1) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) or (1.1) must,

(a) if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b) if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c) if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i) the date on which the shareholder learns that the resolution was passed, and

(ii) the date on which the shareholder learns that the shareholder is entitled to dissent.

(2) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a) on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b) if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3) A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a) within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b) if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4) A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;
(b) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i) the names of the registered owners of those other shares,

(ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii) a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c) if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i) the name and address of the beneficial owner, and

(ii) a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder's name.

(5) The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

**Notice of intention to proceed**

**243** (1) A company that receives a notice of dissent under section 242 from a dissenter must,

(a) if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i) the date on which the company forms the intention to proceed, and

(ii) the date on which the notice of dissent was received, or

(b) if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2) A notice sent under subsection (1) (a) or (b) of this section must

(a) be dated not earlier than the date on which the notice is sent,

(b) state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c) advise the dissenter of the manner in which dissent is to be completed under section 244.

**Completion of dissent**

**244** (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a) a written statement that the dissenter requires the company to purchase all of the notice shares,

(b) the certificates, if any, representing the notice shares, and

(c) if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2) The written statement referred to in subsection (1) (c) must

(a) be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b) set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i) the names of the registered owners of those other shares,

(ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii) that dissent is being exercised in respect of all of those other shares.

(3) After the dissenter has complied with subsection (1),

(a) the dissenter is deemed to have sold to the company the notice shares, and

(b) the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4) Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5) Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6) A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

**Payment for notice shares**

**245** (1) A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a) promptly pay that amount to the dissenter, or

(b) if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2) A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a) determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b) join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c) make consequential orders and give directions it considers appropriate.

(3) Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a) pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter's notice shares, or

(b) if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4) If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a) the dissenter may, within 30 days after receipt, withdraw the dissenter's notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b) if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5) A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a) the company is insolvent, or

(b) the payment would render the company insolvent.

**Loss of right to dissent**

**246** The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is

made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a) the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b) the resolution in respect of which the notice of dissent was sent does not pass;

(c) the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d) the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e) the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f) a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g) with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h) the notice of dissent is withdrawn with the written consent of the company;

(i) the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

**Shareholders entitled to return of shares and rights**

**247** If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a) the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b) the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c) the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

**SCHEDULE J**
**CONSTATING DOCUMENTS OF GAMESQUARE FOLLOWING CONTINUANCE**

*See attached.*

**CERTIFICATE OF CORPORATE DOMESTICATION**
**OF GAMESQUARE HOLDINGS, INC.**

Pursuant to Section 388
of the General Corporation Law of the State of Delaware

GameSquare Holdings, Inc., presently organized and existing under the laws of British Columbia, Canada (the "Company"), for the purposes of domesticating a corporation under Section 388 of the General Corporation Law of the State of Delaware, does hereby certify that:

1. The Company (formerly Engine Gaming & Media, Inc.) is a corporation existing under the Business Corporations Act of British Columbia, Canada and was originally incorporated under the Business Corporations Act of Ontario on April 8, 2011.

2. The name of the Company immediately prior to the filing of this Certificate of Corporate Domestication with the Secretary of State of the State of Delaware was GameSquare Holdings, Inc.

3. The name of the Company as set forth in the Certificate of Incorporation being filed with the Secretary of State of the State of Delaware in accordance with Section 388(b) of the General Corporation Law of the State of Delaware is "GameSquare Holdings, Inc.".

4. The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the Company immediately prior to the filing of this Certificate of Corporate Domestication was British Columbia, Canada.

5. The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Company and the conduct of its business or by applicable non-Delaware law, as appropriate.

6. This Certificate of Corporate Domestication shall become complete and effective as of the date of filing ("Effective Date").

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer on this ______ day of February, 2024.

GAMESQUARE HOLDINGS, INC., a
British Columbia corporation

By: ______________________________

Name: Justin Kenna
Title: *Chief Executive Officer and Director*

**CERTIFICATE OF INCORPORATION**

**OF**

**GAMESQUARE HOLDINGS, INC.**

To form a corporation pursuant to the General Corporation Law of the State of Delaware(the "**DGCL**"), the undersigned hereby certifies as follows:

**ARTICLE I**
**NAME**

The name of the corporation is GameSquare Holdings, Inc. (hereinafter called the "**Corporation**").

**ARTICLE II**
**REGISTERED OFFICE AND REGISTERED AGENT**

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

**ARTICLE III**
**PURPOSE**

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The Corporation is incorporated in connection with the domestication of GameSquare Holdings, Inc., a British Columbia corporation, to a Delaware corporation, and this Certificate of Incorporation is filed simultaneously with a Certificate of Corporate Domestication of GameSquare Holdings, Inc. (the "**Certificate of Domestication**").

**ARTICLE IV**
**CAPITAL STOCK**

Section 1. The Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock that the Corporation shall have authority to issue is 150,000,000 shares, of which 100,000,000 shares are Common Stock, $0.0001 par value per share (the "**Common Stock**"), and 50,000,000 shares are Preferred Stock, $0.0001 par value per share (the "**Preferred Stock**").

Section 2. Upon the filing of the Certificate of Domestication and this Certificate of Incorporation (the "**Effective Time**"), which shall occur prior to the closing (the "**Closing Date**") of the transactions contemplated by that certain Agreement and Plan of Merger (as it may be amended from time to time), dated as of October 19, 2023, by and among GameSquare Holdings, Inc., GameSquare Merger Sub I, Inc., and FaZe Holdings, Inc., each Common Stock share of GameSquare Holdings, Inc. issued and outstanding immediately prior to the effectiveness of the Certificate of Domestication and this Certificate of Incorporation will, for all purposes, be deemed to be one issued and outstanding, fully paid and non-assessable share of Common Stock of the Corporation, without any action required on the part of the Corporation or the holders thereof. Any stock certificate that, immediately prior to the Effective Time, represented common shares of the Corporation will, from and after the Effective Time, automatically and without necessity of presenting the same for exchange, represent the same number of shares of the Common Stock, as applicable. All newly issued shares of the Corporation shall be fully paid and nonassessable shares of Common Stock. The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth hereafter in, this Article IV.

Section 3. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors of the Corporation (the "**Board of Directors**") (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers,

preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase or decrease the number of shares of any series, subject to applicable law and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. Except as may be otherwise specified by the terms of any series of Preferred Stock, if the number of shares of any series of Preferred Stock is so decreased, then the Corporation shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 4. Except as otherwise required by law or provided in this Certificate of Incorporation, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) or the DGCL.

Section 5. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote of any holders of one or more series of Preferred Stock is required pursuant to the terms of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), irrespective of the provisions of Section 242(b)(2) of the DGCL.

## ARTICLE V
## BOARD OF DIRECTORS

Section 1. Except as otherwise provided in this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Subject to the rights of holders of Preferred Stock, the number of directors that constitutes the entire Board of Directors of the Corporation shall be fixed only by resolution of the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of this Certificate of Incorporation, the term "**Whole Board**" shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Section 3. The directors of the Corporation (other than any who may be elected by holders of Preferred Stock as provided for or fixed in this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) (the "**Preferred Stock Directors**")) shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. At the first annual meeting of stockholders following the Closing Date, the term of office of the Class I directors shall expire and Class I directors shall be elected for a term of three years. At the second annual meeting of stockholders following the Closing Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a term of three years. At the third annual meeting of stockholders following the Closing Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a term of three years to succeed the directors of the class whose terms expire at such annual meeting. The directors shall be elected by a plurality of the votes cast.

Section 4. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.

Section 5. Subject to the rights of holders of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of a majority of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class.

Section 6. Except as otherwise provided for or fixed by or pursuant to the provisions of ARTICLE IV hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Corporation, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified, or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 7. During any period when the holders of one or more series of Preferred Stock have the separate right to elect Preferred Stock Directors and upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (b) each Preferred Stock Director shall serve until such Preferred Stock Director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided for or fixed pursuant to the provisions of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), whenever the holders of one or more series of Preferred Stock having a separate right to elect additional directors cease to have or are otherwise divested of such right pursuant to said provisions, the terms of office of all Preferred Stock Directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such Preferred Stock Director shall cease to be qualified as a director and shall cease to be a director) and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.

Section 8. The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Section 9. No stockholder will be permitted to cumulate votes at any election of directors.

## ARTICLE VI
## MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 1. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 2. Any action required or permitted to be taken by the Corporation's stockholders may be taken only at a duly called annual or special meeting of the Corporation's stockholders and the power of stockholders to consent in writing without a meeting is specifically denied; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided in the resolution or the resolutions and the related Preferred Stock Designation creating such series of Preferred Stock.

Section 3. Subject to the rights of holders of Preferred Stock as provided for or fixed in this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), special meetings of

stockholders of the Corporation may be called only by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting. Any such special meeting so called may be postponed, rescheduled or cancelled by the Board of Directors.

## ARTICLE VII
## AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

Section 1. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, Articles IV, V, VII, and VIII in this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least two-thirds of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. The affirmative vote of at least a majority of the Whole Board shall be required in order for the Board of Directors to adopt, alter, amend or repeal the Bylaws of the Corporation. The Bylaws of the Corporation may also be adopted, altered, amended or repealed by the stockholders of the Corporation. No Bylaw hereafter legally adopted, altered, amended or repealed shall invalidate any prior act of the directors or officers of the Corporation that would have been valid if such Bylaw had not been adopted, altered, amended or repealed.

## ARTICLE VIII
## LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION

Section 1. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 2. The Corporation shall have the power to indemnify, to the fullest extent permitted by applicable law, any director, officer, employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "**Proceeding**") by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Section 3. Neither any amendment, repeal nor elimination of any Section of this ARTICLE VIII, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Corporation inconsistent with this ARTICLE VIII, shall eliminate or reduce the effect of this ARTICLE VIII in respect of any act or omission which occurred prior to such amendment, repeal, elimination or adoption of an inconsistent provision.

## ARTICLE IX
## EXCLUSIVE FORUM FOR CERTAIN LAWSUITS; CONSENT

Section 1. Unless the Corporation consents in writing to the selection of an alternative forum (an "**Alternative Forum Consent**"), the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director,

officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (c) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL or the Certificate of Incorporation or Bylaws of the Corporation (each, as in effect from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; *provided, however*, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint against any person (including, but not limited to, any underwriters or auditors retained by the Corporation) in connection with any offering of the Corporation's securities, asserting a cause of action arising under the Securities Act of 1933, as amended. This ARTICLE IX does not apply to claims arising under the Securities Exchange Act of 1934, as amended. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation's ongoing consent right as set forth above in this ARTICLE IX with respect to any current or future actions or claims. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE IX.

## ARTICLE X
## MISCELLANEOUS

Section 1. If any provision or provisions of this Certificate of Incorporation shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and the court will replace such invalid, illegal or unenforceable provision with a valid and enforceable provision that most accurately reflects the Corporation's intent in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the invalid, illegal or unenforceable provision and (b) to the fullest extent permitted by applicable law, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Section 2. The incorporator of the Corporation is Alan A. Lanis, Jr., whose mailing address is 11601 Wilshire Boulevard, Suite 1400, Los Angeles, California 90025-0509.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on this ____ day of February, 2024.

/s/
Alan A. Lanis, Jr., Sole Incorporator

**BYLAWS**

**OF**

**GAMESQUARE HOLDINGS, INC.**

**Adopted February __, 2024**

## TABLE OF CONTENTS

*Page*

# BYLAWS

## ARTICLE I — MEETINGS OF STOCKHOLDERS

1.1 ***Place of Meetings***. Meetings of stockholders of GameSquare Holdings, Inc. (the "**Company**") shall be held at any place, within or outside the State of Delaware, determined by the Company's board of directors (the "**Board**"). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the "**DGCL**"). In the absence of any such designation or determination, stockholders' meetings shall be held at the Company's principal executive office.

1.2 ***Annual Meeting***. An annual meeting of stockholders shall be held for the election of directors at such date and time as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting. The Company shall not be required to hold an annual meeting of stockholders, provided that (i) the stockholders are permitted to act by written consent under the Company's certificate of incorporation (the "**Certificate of Incorporation**") and these bylaws, (ii) the stockholders take action by written consent to elect directors and (iii) the stockholders unanimously consent to such action or, if such consent is less than unanimous, all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

1.3 ***Special Meeting***. A special meeting of the stockholders may be called at any time by the Board, Chairperson (as defined below), Chief Executive Officer or President (in the absence of a Chief Executive Officer) or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

If any person(s) other than the Board calls a special meeting, the request shall:

(i) be in writing;

(ii) specify the time of such meeting and the general nature of the business proposed to be transacted; and

(iii) be delivered personally or sent by registered mail or by facsimile transmission to the Chairperson, the Chief Executive Officer, the President (in the absence of a Chief Executive Officer) or the Secretary of the Company.

The officer(s) receiving the request shall cause notice to be promptly given to the stockholders entitled to vote at such meeting, in accordance with these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this **Section 1.3** shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

1.4 ***Notice of Stockholders' Meetings***. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the

purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the Certificate of Incorporation or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

1.5 ***Quorum***. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the Certificate of Incorporation or these bylaws.

If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, in the manner provided in **Section 1.6** of these bylaws, until a quorum is present or represented.

1.6 ***Adjourned Meeting; Notice***. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and **Section 1.10** of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

1.7 ***Conduct of Business***. Meetings of stockholders shall be presided over by the Chairperson, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by the Chief Executive Officer, or in the absence of the foregoing persons by the President, or in the absence of the foregoing persons by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

1.8 ***Voting***. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of **Section 1.10** of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors

of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission (as defined in **Section 7.2** of these bylaws), provided that any such electronic transmission shall either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Except as otherwise required by law, the Certificate of Incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the Certificate of Incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the Certificate of Incorporation or these bylaws.

1.9 ***Stockholder Action by Written Consent Without a Meeting***. Unless otherwise provided in the Certificate of Incorporation, any action required by the DGCL to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

An electronic transmission (as defined in **Section 7.2**) consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for purposes of this **Section 1.9**, provided that any such electronic transmission sets forth or is delivered with information from which the Company can determine (i) that the electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (ii) the date on which such stockholder or proxy holder or authorized person or persons transmitted such electronic transmission.

In the event that the Board shall have instructed the officers of the Company to solicit the vote or written consent of the stockholders of the Company, an electronic transmission of a stockholder written consent given pursuant to such solicitation may be delivered to the Secretary or the President of the Company or to a person designated by the Secretary or the President. The Secretary or the President of the Company or a designee of the Secretary or the President shall cause any such written consent by electronic transmission to be reproduced in paper form and inserted into the corporate records.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company as provided in Section 228 of the DGCL. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the DGCL, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

1.10 ***Record Dates***. In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this **Section 1.10** at the adjourned meeting.

In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

1.11 ***Proxies***. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

1.12 ***List of Stockholders Entitled to Vote***. The officer who has charge of the stock ledger of the Company shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining

the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Company's principal place of business. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

## ARTICLE II — DIRECTORS

2.1 ***Powers***. The business and affairs of the Company shall be managed by or under the direction of the Board, except as may be otherwise provided in the DGCL or the Certificate of Incorporation.

2.2 ***Number of Directors***. The Board shall consist of one or more members, each of whom shall be a natural person. Unless the Certificate of Incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

2.3 ***Election, Qualification and Term of Office of Directors***. Except as provided in **Section 2.4** of these bylaws, and subject to **Sections 1.2** and **1.9** of these bylaws, directors shall be elected at each annual meeting of stockholders. Directors need not be stockholders unless so required by the Certificate of Incorporation or these bylaws. The Certificate of Incorporation or these bylaws may prescribe other qualifications for directors. Each director shall hold office until such director's successor is elected and qualified or until such director's earlier death, resignation or removal.

2.4 ***Resignation and Vacancies***. Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Certificate of Incorporation or these bylaws, when one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, excluding those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the Certificate of Incorporation or these bylaws:

(i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Company should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

2.5 ***Place of Meetings; Meetings by Telephone***. The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

2.6 ***Conduct of Business***. Meetings of the Board shall be presided over by the Chairperson, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

2.7 ***Regular Meetings***. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

2.8 ***Special Meetings; Notice***. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson, the Chief Executive Officer, the President, the Secretary or any two directors.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile; or

(iv) sent by electronic mail,

directed to each director at that director's address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Company's records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Company's principal executive office) nor the purpose of the meeting.

2.9 ***Quorum; Voting***. At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, provided that such number shall in no case be less than one-third of the total number of authorized directors. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws, including with respect to the approval of the following actions for which the affirmative vote of at least seventy-five percent (75%) of all of the directors shall be required to be the act of the Board:

(i) the incurrence of any indebtedness, pledge or granting of liens on any assets, or guaranteeing, assuming, endorsing, or otherwise becoming responsible for the obligations of any person other than the Company, in each case in excess of $50,000 regardless of whether in a single transaction or a series of related transactions;

(ii) the making of any loan or advance to, or a capital contribution or investment in, any person (other than the Company), in excess of $50,000;

(iii) the entry into or effecting of any transaction or series of related transactions involving the purchase, lease, license, exchange, or other acquisition (including by merger, combination, consolidation, acquisition of stock or assets) by the Company of any assets and/or equity interests in excess of $50,000;

(iv) the entry into or effecting of any transaction or series of related transactions involving the sale, lease, license, exchange or other disposition (including by merger, combination, consolidation, sale of stock or assets) by the Company of all or substantially all assets and/or equity interests of the Company;

(v) the assignment of any contracts to which the Company is a party to any person other than the Company;

(vi) to the extent not otherwise included in **Section 2.9(iv)**, the entry into and/or adoption of an agreement or plan of merger or consolidation of the Company; or

(vii) the authorization and/or issuance of additional shares of any existing class and/or series of stock of the Company, or options, restricted stock units, rights, warrants, appreciation rights, or other derivative equity securities thereof, and/or the authorization, creation, and/or issuance of any new class and/or series of stock of the Company, or options, restricted stock units, rights, warrants, appreciation rights, or other derivative equity securities thereof.

If the Certificate of Incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

2.10 ***Board Action by Written Consent Without a Meeting***. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.11 ***Fees and Compensation of Directors***. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

2.12 ***Removal of Directors***. Unless otherwise restricted by statute, the Certificate of Incorporation or these bylaws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

## ARTICLE III — COMMITTEES

3.1 ***Committees of Directors***. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Company.

3.2 ***Committee Minutes***. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

3.3 ***Meetings and Actions of Committees***. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) **Section 2.5** (Place of Meetings; Meetings by Telephone);

(ii) **Section 2.7** (Regular Meetings);

(iii) **Section 2.8** (Special Meetings; Notice);

(iv) **Section 2.9** (Quorum; Voting);

(v) **Section 2.10** (Board Action by Written Consent Without a Meeting); and

(vi) **Section 7.5** (Waiver of Notice)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Any provision in the Certificate of Incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the Certificate of Incorporation or these bylaws.

3.4 ***Subcommittees***. Unless otherwise provided in the Certificate of Incorporation, these bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

## ARTICLE IV — OFFICERS

4.1 ***Officers***. The officers of the Company shall be a President and a Secretary. The Company may also have, at the discretion of the Board, a Chairperson of the Board (the "**Chairperson**"), a Vice Chairperson of the Board, a Chief Executive Officer, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

4.2 ***Appointment of Officers***. The Board shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of **Section 4.3** of these bylaws.

4.3 ***Subordinate Officers***. The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Company may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

4.4 ***Removal and Resignation of Officers***. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or,

except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

4.5 ***Vacancies in Offices***. Any vacancy occurring in any office of the Company shall be filled by the Board or as provided in **Section 4.3** of these bylaws.

4.6 ***Representation of Shares of Other Corporations***. Unless otherwise directed by the Board, the President or any other person authorized by the Board or the President is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares of any other corporation or corporations standing in the name of the Company. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

4.7 ***Authority and Duty of Officers***. Except as otherwise provided in these bylaws, the officers of the Company shall have such powers and duties in the management of the Company as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

**(i) Chairperson**. The Chairperson, if one be elected, shall preside at all meetings of the stockholders and of the Board and shall have and perform such other duties as from time to time may be assigned to him or her by the Board.

**(ii) Chief Executive Officer**. The Chief Executive Officer, if any be elected, shall be the chief executive officer of the Company and, subject to the control of the Board, shall in general manage, supervise and control all of the business and affairs of the Company. He or she shall, when present, preside at meetings of all of the stockholders in the absence of the Chairperson or if no Chairperson has been appointed. Except as the Board shall authorize the execution thereof in some other manner, he or she shall execute bonds, mortgages, and other contracts on behalf of the Company, and shall cause the seal, if any, to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the Secretary or an Assistant Secretary, and all other notices required by law or by these bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairperson, the President, the Board or the stockholders, upon whose request the meeting is called.

**(iii) President**. The President shall have (i) general supervision over the business of the Company and other duties incident to the office of President, (ii) in the absence of the Chief Executive Officer, the powers and authority granted to such office and (iii) any other duties as may be from time to time assigned to the President by the Board and subject to the control of the Board in each case.

**(iv) Secretary**. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings, and shall perform like duties for committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President. The Secretary shall keep in safe custody the seal of the Company, if any, and have authority to affix the seal to all documents requiring it and attest to the same.

**(v) Treasurer**. The Treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the directors, at the regular meetings of the Board, or whenever they may require it, an account of all the Treasurer's transactions as Treasurer and of the financial condition of the Company.

## ARTICLE V — INDEMNIFICATION

5.1 ***Indemnification of Directors and Officers in Third Party Proceedings***. Subject to the other provisions of this **Article V**, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "**Proceeding**") (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of *nolo contendere* or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

5.2 ***Indemnification of Directors and Officers in Actions by or in the Right of the Company***. Subject to the other provisions of this **Article V**, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

5.3 ***Successful Defense***. To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in **Section 5.1** or **Section 5.2** of these bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

5.4 ***Indemnification of Others***. Subject to the other provisions of this **Article V**, the Company shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The Board shall have the power to delegate to such person or persons the determination of whether employees or agents shall be indemnified.

5.5 ***Advanced Payment of Expenses***. Expenses (including attorneys' fees) incurred by an officer or director of the Company in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this **Article V** or the DGCL. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in **Section 5.6(ii)** or **5.6(iii)** of these bylaws prior to a determination that the person is not entitled to be indemnified by the Company.

Notwithstanding the foregoing, unless otherwise determined pursuant to **Section 5.8** of these bylaws, no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

5.6 ***Limitation on Indemnification***. Subject to the requirements in **Section 5.3** of these bylaws and the DGCL, the Company shall not be obligated to indemnify any person pursuant to this **Article V** in connection with any Proceeding (or any part of any Proceeding):

(i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii) for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the "**Sarbanes-Oxley Act**"), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other

indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (c) otherwise required to be made under **Section 5.7** of these bylaws or (d) otherwise required by applicable law; or

(v) if prohibited by applicable law.

5.7 ***Determination; Claim***. If a claim for indemnification or advancement of expenses under this **Article V** is not paid by the Company or on its behalf within 90 days after receipt by the Company of a written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. To the extent not prohibited by law, the Company shall indemnify such person against all expenses actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Company under this **Article V**, to the extent such person is successful in such action, and, if requested by such person, shall advance such expenses to such person, subject to the provisions of **Section 5.5** of these bylaws. In any such suit, the Company shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

5.8 ***Non-Exclusivity of Rights***. The indemnification and advancement of expenses provided by, or granted pursuant to, this **Article V** shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

5.9 ***Insurance***. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.

5.10 ***Survival***. The rights to indemnification and advancement of expenses conferred by this **Article V** shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.11 ***Effect of Repeal or Modification***. Any amendment, alteration or repeal of this **Article V** shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

5.12 ***Certain Definitions***. For the purpose of this **Article V**, references to the "**Company**" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this **Article V** with respect to the resulting or surviving corporation as such person would have with respect

to such constituent corporation if its separate existence had continued. For purposes of this **Article V**, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this **Article V**.

## ARTICLE VI — STOCK

6.1 ***Stock Certificates; Partly Paid Shares***. The shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Company by the Chairperson or Vice-Chairperson of the Board, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Company shall not have power to issue a certificate in bearer form.

The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Company in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Company shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2 ***Special Designation on Certificates***. If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this **Section 6.2** or Sections 156, 202(a) or 218(a) of the DGCL or with respect to this **Section 6.2** a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights

and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3 ***Lost Certificates***. Except as provided in this **Section 6.3**, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4 ***Dividends***. The Board, subject to any restrictions contained in the Certificate of Incorporation or applicable law, may declare and pay dividends upon the shares of the Company's capital stock. Dividends may be paid in cash, in property, or in shares of the Company's capital stock, subject to the provisions of the Certificate of Incorporation.

The Board may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

6.5 ***Stock Transfer Agreements***. The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.6 ***Registered Stockholders***. The Company:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

6.7 ***Transfers***. Transfers of record of shares of stock of the Company shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

## ARTICLE VII — MANNER OF GIVING NOTICE AND WAIVER

7.1 ***Notice of Stockholder Meetings***. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the Company's records. An affidavit of the Secretary or an Assistant Secretary of the Company or of the transfer agent or other agent of the Company that the notice has been given shall, in the absence of fraud, be *prima facie* evidence of the facts stated therein.

7.2 ***Notice by Electronic Transmission***. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these bylaws, any notice to stockholders given by the Company under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any such consent shall be deemed revoked if:

(i) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent; and

(ii) such inability becomes known to the Secretary or an Assistant Secretary of the Company or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be *prima facie* evidence of the facts stated therein.

An "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

7.3 ***Notice to Stockholders Sharing an Address***. Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under the provisions of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any stockholder who fails to object in writing to the Company, within 60 days of having been given written notice by the Company of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.4 ***Notice to Person with Whom Communication is Unlawful***. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.5 ***Waiver of Notice***. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

## ARTICLE VIII — GENERAL MATTERS

8.1 ***Fiscal Year***. The fiscal year of the Company shall be fixed by resolution of the Board and may be changed by the Board.

8.2 ***Seal***. The Company may adopt a corporate seal, which shall be in such form as may be approved from time to time by the Board. The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.3 ***Annual Report***. The Company shall cause an annual report to be sent to the stockholders of the Company to the extent required by applicable law. If and so long as there are fewer than 100 holders of record of the Company's shares, the requirement of sending an annual report to the stockholders of the Company is expressly waived (to the extent permitted under applicable law).

8.4 ***Construction; Definitions***. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

## ARTICLE IX — AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote. However, the Company may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board.

**SCHEDULE K**
**COMPARISON OF SHAREHOLDERS' RIGHTS**

Set forth below is a summary comparison of material differences between the rights of shareholders under GameSquare's articles and notice of articles (together, the "**Articles**") and the *Business Corporations Act* (British Columbia) ("**BCBCA**"), on the one hand, and the rights of GameSquare's shareholders under GameSquare's proposed certificate of incorporation and bylaws and the Delaware General Corporation Law ("**DGCL**"), on the other hand. The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company's governing documents or applicable law and is qualified in its entirety by reference to the full text of each company's governing documents, as well as the relevant provisions of the BCBCA and DGCL, respectively.

| **Pre-Continuance** | **Post-Continuance** |
|---|---|
| **Charter Documents** | |
| Under the BCBCA, the charter documents consist of a "notice of articles," which sets forth, among other things, the name of the corporation and the amount and type of authorized capital, and "articles" which govern the management of the corporation. The notice of articles is filed with the Registrar of Companies, while articles are filed only with the corporation's registered and records office. | The charter documents will consist of a certificate of incorporation, which sets forth, among other things, the name of the corporation and the amount and type of authorized capital, and bylaws that will govern the management of the corporation. The certificate of incorporation will be filed with the Delaware Secretary of State. |
| **Authorized Share Capital** | |
| GameSquare is authorized to issue an unlimited number of common shares and an unlimited number of preference shares. | GameSquare is authorized to issue an unlimited number of common shares and an unlimited number of preferred shares. |
| Holders of GameSquare common shares and preference shares are entitled to all of the applicable rights and obligations provided under the BCBCA and the Articles. | Holders of GameSquare common shares and preferred shares are entitled to all of the applicable rights and obligations provided under the DGCL and GameSquare certificate of incorporation and bylaws. |
| Under the BCBCA, the authorized share structure of a company must consist of one or both of the following kinds of shares: (i) shares without par value; (ii) shares with par value, and one or more classes of shares. The authorized share structure may also on or after the recognition of the company, include one or more series of shares in any class of shares if the special rights or restrictions attached to the shares of that class provide for that inclusion. Each share of a series of shares must have attached to it the same special rights or restrictions as are attached to every other share of that series of shares, and the special rights | |

| Pre-Continuance | Post-Continuance |
|---|---|
| or restrictions attached to shares of a series of shares must be consistent with the special rights or restrictions attached to shares of the class of shares of which the series of shares is a part. | |
| **Preferred Shares** | |
| The preference shares may at any time or from time to time be issued in one or more series. | The preferred shares may at any time or from time to time be issued in one or more series. |
| Subject to the BCBCA, the GameSquare board may by resolution of the directors (and without further resolution of shareholders) with respect to a series if none of the shares of such series are issued (i) determine the maximum number of shares of that series GameSquare is authorized to issue; (ii) create an identifying name for the shares of that series; and (iii) attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions. | Subject to the DGCL, the GameSquare board may by resolution of the directors (and with-out further resolution of share-holders) with respect to a series if none of the shares of such series are issued (i) determine the maxi-mum number of shares of that series GameSquare is authorized to issue; (ii) create an identifying name for the shares of that series; and (iii) attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions. |
| Holders of preference shares will not be entitled to receive notice of or to attend any GameSquare shareholder meetings and will not be entitled to vote at such meetings, except as required by law. | Holders of preferred shares will not be entitled to receive notice of or to attend any GameSquare shareholder meetings and will not be entitled to vote at such meetings, except as required by law. |
| In addition to the rights attaching to any series of preference shares, holders of GameSquare's preference shares are entitled to all of the applicable rights and obligations provided under the BCBCA and GameSquare Articles. | In addition to the rights attaching to any series of preferred shares, holders of GameSquare's preferred shares are entitled to all of the applicable rights and obligations provided under the DGCL and GameSquare certificate of incorporation and bylaws. |
| **Variation of Rights Attaching to a Class or Series of Shares** | |
| Under the BCBCA, the rights attaching to GameSquare common shares and preference shares may be varied only through an amendment of GameSquare Articles and by special resolution of GameSquare Shareholders, including, if applicable, a separate special resolution of the holder of the affected class or series of shares in accordance with the provisions of the BCBCA. For purposes of the BCBCA and the GameSquare Articles, a "special resolution" is a resolution passed by not less than two-thirds (2/3) of the votes case on that resolution. | Under the DGCL, the rights attaching to GameSquare common shares may be varied only through an approved amendment of GameSquare certificate of incorporation and bylaws in accordance with the provision of the DGCL. |

| Pre-Continuance | Post-Continuance |
| --- | --- |
| capital may be reduced by special resolution or court order. A court order is required if the realizable value of the corporation's assets would, after the reduction of capital, be less than the aggregate of its liabilities.<br><br>Under the Articles, subject to any limitations in the BCBCA, GameSquare may eliminate classes or series of shares, reduce or eliminate the number of maximum shares authorized to issue, and decrease the par value of shares. | |
| **Consolidation and Division; Subdivision** | |
| Under the BCBCA and GameSquare Articles, GameSquare may by resolution of directors consolidate or subdivide all or any of its unissued or fully paid issued shares without par value. | Under the DGCL and GameSquare bylaws, GameSquare may by resolution of directors consolidate or subdivide all or any of its unissued or fully paid issued shares without par value. |
| **Reduction of Share Capital** | |
| Under the BCBCA, GameSquare may, by a special resolution of GameSquare Shareholders, reduce its stated capital for a class or series of shares for any reason, provided there are no reasonable grounds for believing that the realizable value of GameSquare's assets would, after the reduction, be less than the aggregate of its liabilities. | Under the DGCL, GameSquare may, by resolution of the GameSquare board, reduce its stated capital by (i) reducing or eliminating the capital associated with shares of capital stock that have been retired, (ii) applying to an otherwise authorized purchase, redemption, conversion or exchange of outstanding shares of its capital stock some or all of the capital represented by the shares being purchased, redeemed, converted or exchanged, or any capital that has not been allocated to any particular class of its capital stock (in the case of a conversion or exchange, to the extent that such capital in the aggregate exceeds the total aggregate par value of the stated capital of any previously unissued shares issuable upon such conversion or exchange) or (iii) transferring to surplus some or all of the capital not represented by any particular class of its capital stock or some or all of the capital represented by certain shares of its stock. No reduction of capital may be made unless the assets of GameSquare remaining after the reduction are sufficient to pay any debts for which payment has not otherwise been provided. |
| **Distributions and Dividends; Repurchases and Redemptions** | |

**Pre-Continuance**

*Distributions / Dividends*

Under the BCBCA, GameSquare Shareholders are entitled to receive dividends if, as and when declared by the directors of GameSquare, subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

Under the BCBCA and GameSquare Articles, the GameSquare Board of Directors may declare and pay dividends to the shareholders unless there are reasonable grounds for believing that: (i) GameSquare is insolvent; or (ii) the payment of the dividend would render GameSquare insolvent. For these purposes, "insolvent" in relation to GameSquare, means unable to pay its debts as they become due in the ordinary course of business.

*Repurchases/Redemptions*

Under the GameSquare Articles, GameSquare may, if it is authorized by its directors, purchase or otherwise acquire any of its shares. Under the BCBCA, GameSquare may not make a payment or provide any other consideration to purchase or otherwise acquire its shares if there are reasonable grounds for believing that: (i) GameSquare is insolvent; or (ii) making the payment or providing the consideration would render GameSquare insolvent.

Under the BCBCA, a subsidiary may purchase or otherwise acquire shares of a corporation of which it is a subsidiary but may not purchase such shares if there are reasonable grounds for believing that: (i) the subsidiary is insolvent; or (ii) the purchase would render the subsidiary insolvent.

**Post-Continuance**

*Distributions / Dividends*

Under the DGCL, GameSquare stockholders are entitled to receive dividends if, as and when declared by the GameSquare board. The GameSquare board may declare and pay a dividend to GameSquare stockholders (i) out of surplus or, (ii) if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the immediately preceding fiscal year except when the capital is diminished to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets. A dividend may be paid in cash, in shares of stock or in other property.

*Repurchases/Redemptions*

Under the DGCL, GameSquare may redeem or repurchase shares of its own common stock, except that generally it may not redeem or repurchase those shares if the capital of GameSquare is impaired at the time or would become impaired as a result of the redemption or repurchase of such shares. If GameSquare were to designate and issue shares of a series of preferred stock that is redeemable in accordance with its terms, such terms would govern the redemption of such shares. Repurchased and redeemed shares may be retired or held as treasury shares. Shares that have been repurchased but have not been retired may be resold by GameSquare for such consideration as the GameSquare board may determine in its discretion.

*Purchases by Subsidiaries of GameSquare*

Under the DGCL, GameSquare common stock may be acquired by subsidiaries of GameSquare without stockholder approval. Shares of such common stock owned by a majority-owned or otherwise controlled subsidiary are neither entitled to vote nor counted as outstanding for quorum purposes.

**Lien on Shares, Calls for Shares and Forfeiture of Shares**

Under the BCBCA, shares must not be issued until they are fully paid and are non-assessable. GameSquare shares will not be issued until the

Under the DGCL, GameSquare may issue the whole or any part of its shares of common stock or preferred stock as partly paid and subject to call for

| Pre-Continuance | Post-Continuance |
| --- | --- |
| consideration for the shares is fully paid in money or in property or past services performed for the company that is equal to or greater than the par value of the shares.<br><br>The determination of whether the aggregate value of past services, property and money equals or exceeds par value will be made by the GameSquare board. | the remainder of the consideration to be paid therefor. When the whole of the consideration payable for the shares of GameSquare has not been paid in full, the assets of GameSquare are insufficient to satisfy the claims of creditors, each holder of shares not paid in full will be bound to pay the unpaid balance due for such shares. |
| **Voting Rights** | |
| The holders of GameSquare common shares are entitled to receive notice of and to attend all annual and special meetings of the shareholders of GameSquare and to one vote in respect of each common share held at all such meetings, except at separate meetings of or on separate votes by the holders of another class or series of shares of GameSquare.<br><br>The holders of preference shares will not be entitled to receive notice of or to attend any meeting of the shareholders of GameSquare and will not be entitled to vote at any such meeting, except as may be required by law. | Each share of GameSquare common stock entitles the holder to one vote in the election of each director and all other matters voted on generally by GameSquare stockholders, other than any matter that solely relates to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to the GameSquare certificate of incorporation and bylaws. |
| **Number of Directors** | |
| Under GameSquare's Articles, the actual number of directors on the GameSquare board may be determined from time to time by resolution of the directors, provided that GameSquare board consists of at least three (3).<br><br>Under the BCBCA, a board of directors of a BCBCA corporation that is a public company must have not fewer than three (3) and more than ten (10) directors. | Delaware law provides that a corporation's board of directors must consist of one or more members and that the number of directors will be fixed by, or in the manner provided in, the corporation's bylaws, or GameSquare's certificate of incorporation.<br><br>GameSquare's bylaws provide that the number of directors constituting its board of directors is determined from time to time by resolution adopted by a majority of the "whole board" of directors, meaning the total number of directors that GameSquare would have if there were no vacancies or unfilled newly created directorships. Six directors currently serve on the GameSquare board. |
| **Qualification of Directors** | |

| Pre-Continuance | Post-Continuance |
| --- | --- |
| Under the BCBCA, a director must (i) be 18 years of age or older; (ii) be capable of managing the individual's own affairs; (iii) have no undischarged bankruptcy; and (iv) subject to certain limited exceptions, not be convicted of an offence in connection with the promotion, formation or management of a corporation or unincorporated business or of an offence involving fraud. | Under the DGCL, directors need not be stockholders and the GameSquare certificate of incorporation or bylaws may prescribe other qualifications for directors. GameSquare's Articles and bylaws do not provide for any other qualifications for directors.<br><br>No person nominated for election as a director at a meeting of stockholders shall be eligible to serve as director unless nominated in accordance with the procedures set forth in GameSquare's bylaws.<br><br>*Nomination Procedures*<br><br>Nominations of persons for election to the GameSquare board may be made at an annual meeting of stockholders:<br><br>(a) pursuant to GameSquare's notice of meeting delivered pursuant to the bylaws (or any supplement thereto);<br><br>(b) by or at the direction of the board or any committee thereof; or<br><br>(c) by any GameSquare stockholder who (i) was a stockholder of record at the time of giving of notice provided for in GameSquare's bylaws and at the time of the meeting (including any postponement or adjournment thereof), (ii) is entitled to vote at the meeting, and (iii) complies with the notice and other procedures set forth in GameSquare's bylaws as to such nomination.<br><br>In addition, nominations for persons for election to the GameSquare board may be made at a special meeting of stockholders at which GameSquare's notice of meeting:<br><br>(a) by or at the direction of the Board of Directors; or<br><br>(b) by any GameSquare stockholder who (i) was a stockholder of record at the time of giving of notice provided for in GameSquare's bylaws and at the time of the meeting (including any postponement |

| Pre-Continuance | Post-Continuance |
|---|---|
| | or adjournment thereof) (ii) is entitled to vote at the meeting and (iii) complies with the notice and other procedures set forth in GameSquare's bylaws as to such nomination. |
| **Citizenship and Residency of Directors** | |
| Not applicable. | Not applicable. |
| **Election of Directors; Classification of the Board of Directors** | |
| No person will be will be elected, appointed or designated a director if the person is disqualified from being a director under the BCBCA.<br><br>A director ceases to hold office at the end of an expressly stated term, at the close of the next annual meeting of shareholders or when the director ceases to be qualified as a director under the BCBCA or GameSquare Articles.<br><br>GameSquare Articles provide that nominations of persons for election to the GameSquare board may be made at any annual meeting of shareholders, or at any special meeting of shareholders (if one of the purposes for which the special meeting was called is the election of directors): (i) by or at the direction of the board; (ii) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the BCBCA; or (iii) by any person who is a shareholder of GameSquare and complies with the advance notice procedures set out in the GameSquare Articles.<br><br>Under the BCBCA and GameSquare Articles, the GameSquare board has the ability to appoint additional directors between shareholder meetings without shareholder approval, provided that such additional number does not exceed one third of the number of directors elected at the most recent shareholder meeting. | Directors are elected at the annual meeting of stockholders or at a special meeting called for such purpose and hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors of GameSquare are elected by a plurality of the votes cast at an annual or special meeting called for the election of directors; provided that, in uncontested elections (meaning elections in which the number of individuals nominated does not exceed the number of directors to be elected in such election as of the date which is five days prior to the date that GameSquare first mails notice of the meeting), a majority of the votes cast is required to elect each director. GameSquare's bylaws contemplate that, in an uncontested election, any director who receives a greater number of "against" votes than "for" votes must submit his or her resignation for consideration by the GameSquare board.<br><br>GameSquare bylaws provide that nominations of persons for election to the GameSquare board may be made at any annual meeting of shareholders, or at any special meeting of shareholders (if one of the purposes for which the special meeting was called is the election of directors): (i) by or at the direction of the board; (ii) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the DGCL; or (iii) by any person who is a shareholder of GameSquare and complies with the advance notice procedures set out in the GameSquare certificate of incorporation and bylaws. |

| Pre-Continuance | Post-Continuance |
| --- | --- |
| **Cumulative Voting** | |
| GameSquare's Articles do not provide for cumulative voting. The BCBCA does not contain a provision relating to cumulative voting. | Under the DGCL, cumulative voting is only permitted if the certificate of incorporation specifically provides for it. GameSquare certificate of incorporation and bylaws do not provide for cumulative voting. |
| **Vacancies** | |
| The BCBCA and the GameSquare Articles allow any casual vacancy on the board of directors to be filled by the remaining directors. | Under the GameSquare bylaws, the GameSquare board has the exclusive power to fill all vacancies and newly created directorships by resolution adopted by a majority of the whole board. |
| **Votes to Govern** | |
| At all meetings of GameSquare Board of Directors, every question must be decided by a majority of the votes cast. The chair of any meeting may vote as a director but does not have a second or casting vote. | Under GameSquare's bylaws, a majority of GameSquare whole board at a meeting duly assembled constitutes a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present will be the act of the FaZe board unless otherwise provided by the FaZe Certificate of Incorporation or required by law or the FaZe Bylaws. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another place, date or time without further notice or waiver thereof. |
| **Duties of Directors** | |
| Under the BCBCA, the directors of a company must manage or supervise the management of the business and affairs of the company subject to the board transferring such powers in whole or in part.<br><br>A director, when exercising the powers and performing the functions of a director of the company, must (i) act honestly and in good faith with a view to the best interest of the company; (ii) exercise the degree of care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; (iii) act in accordance with the BCBCA and the regulations; and (iv) subject to paragraphs (i) to (iii), act in accordance with GameSquare Articles. | Under Delaware law, the directors of GameSquare owe a duty of care and a duty of loyalty. The duty of care requires that directors act on an informed basis after appropriate deliberation and that they inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing the business of the corporation. The duty of loyalty requires directors to act in good faith and in what they reasonably believe to be the best interests of GameSquare and its stockholders and not in their own interests. A party challenging the propriety of a decision of a board of directors typically bears the burden of rebutting the applicability of the "business judgment rule" presumption, which |

| Pre-Continuance | Post-Continuance |
|---|---|
| | presumes that directors acted in accordance with the duties of care and loyalty. Notwithstanding the foregoing, Delaware courts may subject directors' conduct to enhanced scrutiny of, among other matters, defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a "sale of control" of the corporation, as the term "sale of control" is used in Delaware caselaw.<br><br>Under Delaware law, a member of the board of directors, or a member of any committee designated by the board of directors, shall, in the performance of such member's duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation. |
| **Conflicts of Interest of Directors and Officers** | |
| The BCBCA provides that, subject to certain limited exceptions, a director or senior officer of a company holds a disclosable interest in a contract or transaction if (i) the contract or transaction is material to the company; (ii) the company has entered, or proposes to enter, into the contract or transaction; (iii) either the following applies to the director or senior officer: (1) the director or senior officer has a material interest in the contract or transaction; (2) the director or senior officer is a director or senior officer of, or has a material relationship in, a person who has a material interest in the contract or transaction; and (iv) the interest is known by the director or senior officer or reasonably ought to have been known. A director or senior officer of a company is liable to account to the company for any profit that accrues to the director or senior officer under or as a result of a contract or transaction in which the director or | Under Delaware law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest will not be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because any such director's or officer's votes are counted for such purpose if (i) the material facts about such interested director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors |

| Pre-Continuance | Post-Continuance |
| --- | --- |
| senior officer holds a disclosable interest unless, among other things, the disclosable interest was disclosed and the contract or transaction was approved by the directors and the director who holds a disclosable interest was not entitled to vote on such resolution. | (even if the disinterested directors are less than a quorum), (ii) the material facts about such interested director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes the contract or transaction. |
| **Shareholders' Disclosure of Interests in Shares** | |
| Not applicable. | Neither the DGCL nor GameSquare certificate of incorporation or bylaws impose an obligation with respect to disclosure by stockholders of their interests in GameSquare common stock, except, in the case of GameSquare's bylaws, as part of a stockholders' nomination of a director or proposal of business to be made at a stockholder meeting.<br><br>Under the U.S. Exchange Act, all beneficial owners of holders of 5% or greater of the outstanding shares of GameSquare's capital stock must report their holdings to the SEC on "Schedule 13G" if the holdings are passive and held not with an intent to acquire control and on "Schedule 13D" if the holdings are non-passive and held with an intent to acquire control. |
| **Record Dates** | |
| Under the GameSquare Articles, the directors must set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders which date must not precede the date of the meeting by fewer than 21 days. Under the BCBCA, the directors may also set the record date for the purpose of determining shareholders entitled to receive payment of a dividend or participate in a liquidation distribution. | Under GameSquare's bylaws and DGCL, the directors may fix a record date to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, which record date must not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date must be not |

| Pre-Continuance | Post-Continuance |
| --- | --- |
| BCBCA, a shareholder, defined as including a beneficial shareholder and any other person whom the court considers to be an appropriate person to make an application under the BCBCA, or a director of a corporation may, with leave of the court, bring a legal proceeding in the name and on behalf of the corporation to enforce an obligation owed to the corporation that could be enforced by the corporation itself, or to obtain damages for any breach of such an obligation. An applicant may also, with leave of the court, defend a legal proceeding brought against a corporation. | more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the day on which the board of directors adopts the resolution relating thereto.<br><br>Under GameSquare's bylaws and the DGCL, the directors may fix a record date to determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, which record date must not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date must not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a date, such date will also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting will be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case will also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting. |
| **Annual Meetings of Shareholders** | |
| Under BCBCA, a company must, subject to limited exceptions, hold an annual meeting at least once in each calendar year and not more than 15 months after the annual reference date for the | Under the DGCL, an annual meeting of stockholders is required for the election of directors and for such other proper business as may be conducted thereat. If there is a failure to hold the |

| Pre-Continuance | Post-Continuance |
| --- | --- |
| preceding calendar year. At each annual meeting, the company must place the annual financial statements in relation to the most recently completed financial year. | annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of any stockholder or director.<br><br>The GameSquare bylaws provide that the annual meeting of stockholders will be held at the time and place determined by GameSquare's board, and that meetings of the stockholders may be within or without the State of Delaware. |
| **Meeting Notice Provisions** | |
| Under the GameSquare Articles, notice of any meeting of shareholders must be provided twenty-one (21) days prior to the meeting if and for so long as GameSquare is a public company and, otherwise, ten (10) days before the meeting. | Under the DGCL and the GameSquare bylaws, notice of annual and special meetings of GameSquare stockholders must be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.<br><br>The GameSquare bylaws provide that notice of an annual and special meeting of stockholders must be in writing or given by electronic transmission and, in the case of special meetings, state the purpose for which the special meeting is called. |
| **Notice of Shareholder Nominations and Proposals** | |
| Under the BCBCA, a qualified shareholder (being a person who is a registered owner or beneficial owner of one or more shares of the company that carry the right to vote at general meetings and has been a registered owner or beneficial owner for an uninterrupted period of at least two years before the date of the signing of the proposal) is permitted to submit proposals to the company.<br><br>Under GameSquare Articles, a nominating shareholder's notice to the secretary of the company must be given, subject to certain exceptions: (i) in the case of an annual meeting of shareholders, not less than 30 days nor more than 65 days prior to the date of the annual meeting and (ii) in the case of a special meeting of shareholders called for purpose of electing directors, not later | Under GameSquare's bylaws, a GameSquare stockholder wishing to nominate a director for election to the GameSquare board, or make a proposal for business other than the nomination of directors, must provide written notice, in proper form, within the following time period:<br><br>(i) *annual meetings*: not less than 90 nor more than 120 days prior to the first anniversary of the date on which GameSquare first mailed its proxy materials for the preceding year's annual meeting, provided that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year's annual meeting, notice must be so |

| **Pre-Continuance** | **Post-Continuance** |
| --- | --- |
| than the close of business on the 15th day following the day on which the first public announcement of the date of the meeting was made. The nominating shareholders' notice must be in written form and must set forth the required information as per GameSquare Articles financial statements in relation to the most recently completed financial year. | delivered not later than the close of business on the later of (i) the 90th day prior to the annual meeting or (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by GameSquare; and<br><br>(ii) *special meetings*: not earlier than the close of business on the 120th day before such special meeting and not later than the close of business on the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which the date of the special meeting and the nominees to be elected is first announced.<br><br>In the case of special meetings, the time periods are applicable only with respect to nominations of persons for election at a special meeting at which directors are to be elected pursuant to GameSquare's notice of meeting. Only such business shall be conducted at a special meeting as shall have been brought before the meeting pursuant to GameSquare's notice of meeting.<br><br>The public announcement of an adjournment or postponement of an annual meeting of stockholders will not commence a new time period for the giving of a stockholder's notice as described above.<br><br>To be in proper form, the notice must include certain information about the stockholder making such nomination or proposal (including any beneficial owner on whose behalf the nomination or proposal is made or their affiliates, associates or others acting in concert therewith) and, in the case of a nomination, the nominee, and in the case of a proposal other than the nomination of directors, a description of the business, the reasons for conducting such business and any |

| Pre-Continuance | Post-Continuance |
| --- | --- |
| | material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. The notice must also state whether either the stockholder, or beneficial owner on whose behalf a nomination or proposal is made, intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of GameSquare's common stock required by law to carry the proposal or, in the case of a nomination, a sufficient number of holders of GameSquare's common stock to elect such nominees, and such stockholder or beneficial owner must have acted consistent with such statement in order to make such proposal or nomination. Information included in the notice must be supplemented, if necessary, so that the information provided or required to be provided is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, within the time periods contemplated by the GameSquare bylaws.<br><br>With respect to any proposed nominee for director, GameSquare may require such proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director.<br><br>A stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934. |
| **Proxy Access** | |
| Under BCBCA, assuming that a proposal is valid, a company that receives such valid proposal must (i) send to all persons that are entitled to notice of the next annual general meeting in relation to which the proposal is made the text of the proposal, the names and mailing addresses of the submitter and the supporters, and the text of any statement accompanying the proposal; and (ii) allow the submitter to present the proposal, in person or by proxy, at the annual general meeting in relation to which the proposal was made if the submitter is a qualified shareholder at the time of | Delaware law authorizes the bylaws of any corporation to require that, if the corporation solicits proxies with respect to an election of directors, it include in its proxy solicitation materials (including any form of proxy it distributes), in addition to individuals nominated by the board of directors, one or more individuals nominated by a stockholder.<br><br>GameSquare's bylaws do not provide for such proxy access. GameSquare's bylaws provide that the nomination procedures set forth therein shall |

| Pre-Continuance | Post-Continuance |
|---|---|
| that meeting. To be a valid proposal, the proposal must (a) be signed by the submitter, (b) be signed by qualified shareholders who, together with the submitter, are, at the time of signing, registered owners or beneficial owners of shares that, in the aggregate, constitute at least 1% of the issued shares of the company that carry the right to vote at general meetings, or have a fair market value in excess of the prescribed amount (at present, C$2,000), (c) have been received at the registered office of the company at least three (3) months before the anniversary of the previous year's annual reference date, and (d) be accompanied by a declaration from the submitter and each supporter. | not be deemed to affect any rights of stockholders request inclusion of proposals in GameSquare's proxy statement pursuant to Rule 14a-8 under the Exchange Act. |
| **Calling Special Meeting of Shareholders** | |
| Pursuant to GameSquare Articles, the directors may, whenever they think fit, call a meeting of shareholders.<br><br>The BCBCA provides that one or more shareholders of a corporation holding not less than 5% of the issued voting shares of the corporation may give notice to the directors requiring them to call and hold a general meeting which meeting must be held within 4 months. Subject to certain exceptions, if the directors fail to provide notice of a meeting within 21 days of receiving the requisition, the requisitioning shareholders, or any one or more of them holding more than 2.5% of the issued shares of the corporation that carry the right to vote at general meetings may send notice of a general meeting to be held to transact the business stated in the requisition. | Under Delaware law, a special meeting of stockholders may be called only by a corporation's board of directors or other persons authorized in the corporation's certificate of incorporation or bylaws.<br><br>Pursuant to GameSquare bylaws, the directors may, whenever they think fit, call a meeting of shareholders. |
| **Shareholder Action by Written Consent** | |
| Under the BCBCA, a consent resolution by shareholders is deemed to be valid and effective as if it had been passed at a meeting of shareholders as long as it satisfies all of the requirements of the BCBCA and articles of the company. GameSquare Articles provide that if all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the BCBCA to all of the business that is required to be transacted at that annual general meeting, the | Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing is signed by the holders of the minimum number of votes necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted. |

| Pre-Continuance | Post-Continuance |
|---|---|
| annual general meeting is deemed to have been held on the date of the unanimous resolution. | |

**Quorum of Shareholders**

| Pre-Continuance | Post-Continuance |
|---|---|
| Under the GameSquare Articles, the quorum for the transaction of business at a meeting of shareholders is one or more persons, present in person or by proxy.<br><br>No business, other than the election of a chair of the meeting and adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum is present at the commencement of the meeting. | GameSquare's bylaws provide that the holders of a majority of the voting power of all of the outstanding shares of the stock entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at all meetings of the stockholders, except to the extent that the presence of a larger number may be required by law or GameSquare's Articles. Where a separate vote by a class or classes or series is required, the holders of a majority of the voting power of all of the outstanding shares of such class or classes or series, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter. |

**Adjournment of Shareholder Meetings**

| Pre-Continuance | Post-Continuance |
|---|---|
| GameSquare Articles provide that the chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting. No notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders is necessary except that, when a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting must be given as in the case of the original meeting. | GameSquare bylaws provide that the chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting. No notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders is necessary except that, when a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting must be given as in the case of the original meeting. |

**Amendments to Articles or Certificate of Incorporation**

| Pre-Continuance | Post-Continuance |
|---|---|
| Changes to the articles of a company under the BCBCA will be affected by the type of resolution specified in the articles of the company, which could provide for approval solely by a resolution of the directors. Generally, amendments to the articles will require a special resolution of the shareholders to be approved by not less than two-thirds of the votes cast by the shareholders voting on the resolution. Alteration of the special rights and restrictions attached to issued shares requires, subject to the requirements set forth in the company's articles, consent by a special | Generally, a proposal to amend, alter, change or repeal any provision of GameSquare's bylaws and certificate of incorporation, requires approval by the GameSquare board and the holders of a majority of the voting power of all of the shares of GameSquare's capital stock entitled to vote thereon and, if applicable, the holders of a majority of the voting power of each class entitled to vote thereon as a separate class, provided that no such stockholder vote is required to amend the certificate of incorporation to change the name of the corporation. However, except as otherwise |

| Pre-Continuance | Post-Continuance |
|---|---|
| resolution. A proposed amalgamation or continuation of a corporation out of the jurisdiction requires shareholder approval of such transaction by way of a special resolution.<br><br>Under the GameSquare Articles, the directors may authorize an amendment to the GameSquare Articles in order to change its name or adopt or change any translation of that name. | required by law, holders of common stock, as such, are not entitled to vote on any amendment to GameSquare's Articles that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to applicable law or GameSquare's Articles. |
| **Amendments to By-laws** | |
| Not applicable. | Delaware law provides that the stockholders entitled to vote have the power to adopt, amend or repeal bylaws. A corporation may also confer, in its certificate of incorporation, the power upon the board of directors. |
| **Rights of Inspection** | |
| Under the BCBCA, a shareholder of a company or a former shareholder of a company (to the extent those records relate to the period when that person was a shareholder) may, without charge, inspect, during business hours, all of the records of such company required to be kept by the company under section 42 of the BCBCA.<br><br>Under the BCBCA, a company must keep a central securities register at its records office. The central securities register must register (a) the shares issued by the company, or transferred; and (b) with respect to those shares, (i) the name and last known address of each person to whom those shares have been issued or transferred, (ii) the class, and any series, of those shares, (iii) the number of those shares held by each of the persons referred to in item (i), (iv) the date and particulars of each such issue, and (v) the date and particulars of each such transfer. In addition, every company with more than one-hundred (100) shareholders must, unless the central securities register is in a form constituting itself an index, keep an index of the names of the shareholders of the company as a part of its central securities register. Under the BCBCA, if and to the extent permitted by the articles, a shareholder of the company or any other | Under Delaware Law, a stockholder, in person or by attorney or other agent, has the right, upon written demand, during regular business hours to inspect for any purpose reasonably related to such person's interest as a stockholder, GameSquare's stock ledger, a list of its stockholders, and its other books and records, and to make copies therefrom. If GameSquare or an officer or agent thereof, refuses to permit the inspection sought by the stockholder or attorney or other agent acting for the stockholder or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to the Court of Chancery for an order to compel the inspection. |

| Pre-Continuance | Post-Continuance |
| --- | --- |
| person may, without charge, inspect a company's central securities register. | |
| **Shareholder Suits** | |
| Under the BCBCA, a shareholder, defined as including a beneficial shareholder and any other person whom the court considers to be an appropriate person to make an application under the BCBCA, or a director of a corporation may, with leave of the court, bring a legal proceeding in the name and on behalf of the corporation to enforce an obligation owed to the corporation that could be enforced by the corporation itself, or to obtain damages for any breach of such an obligation. An applicant may also, with leave of the court, defend a legal proceeding brought against a corporation.<br><br>Under the BCBCA, shareholders can only complain of oppressive conduct of the corporation. The applicant must bring the application in a timely manner and the court may make an order in respect of the complaint if it is satisfied that the application was brought by the shareholder in a timely manner. The court may make such order as it sees fit, including an order to prohibit any act proposed by the corporation. If there are reasonable grounds for believing that the corporation is, or after a payment to a successful applicant in an oppression claim would be, unable to pay its debts as they become due in the ordinary course of business, the corporation must make as much of the payment as possible and pay the balance when the corporation is able to do so. | Under Delaware law, a stockholder may bring a derivative action on behalf of, and for the benefit of, a corporation. Generally, a person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction that is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff unless such demand would be futile. In certain circumstances, class action lawsuits are available to stockholders.<br><br>The DGCL does not provide for a remedy similar to the oppression remedy under the BCBCA; however, stockholders may be entitled to remedies for violation of a director's fiduciary duties under Delaware common law. |
| **Enforcement of Civil Liabilities Against Foreign Persons** | |
| Not applicable | A judgment for the payment of money rendered by a U.S. federal court or any state court based on civil liability generally would be enforceable elsewhere in the U.S. |
| **Limitation of Personal Liability of Directors and Officers** | |
| Under the BCBCA, directors of a company who vote for or consent to a resolution authorizing the company to: (i) carry on a business or exercise a power contrary to its articles; (ii) pay an | GameSquare bylaws and certificate of incorporation provide that, to the fullest extent permitted by the DGCL, a director of GameSquare will not be personally liable to |

| Pre-Continuance | Post-Continuance |
|---|---|
| unreasonable commission or allow an unreasonable discount to a person agreeing to procure or purchasing shares of the company; (iii) pay a dividend or purchase, redeem or otherwise acquire shares where the company is insolvent, or (iv) make or give an indemnity to a party contrary to the BCBCA, are jointly and severally liable to restore to the company any amount paid as a result and not otherwise recovered by the company. A director is not liable for any such amount if the director has relied, in good faith, on (i) financial statements represented by an officer of the company or in the written report of the auditor of the company to fairly reflect the financial position of the company; (ii) the written report of a lawyer, accountant, engineer, appraiser or other person whose profession adds credibility to a statement made by that person; (iii) a statement of fact represented to the director by an officer of the company to be correct; or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate. | GameSquare or its stockholders for monetary damages for breach of fiduciary duty as a director. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. |
| **Indemnification of Directors and Officers** | |
| GameSquare Articles provide that the GameSquare must indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by the BCBCA.<br><br>Under the BCBCA, a director or officer, a former director or officer who acts or has acted at the company's request as a director or officer of another company is entitled to be indemnified by the company in respect of all costs, charges and expenses reasonably incurred by the person in connection with any legal proceeding or investigative action if (i) the person acted honestly and in good faith with a view to the best interests of the company; and (ii) in the case of an eligible proceeding other than a civil proceeding, the person had reasonable grounds for believing that this conduct was lawful. | Section 145 of the DGCL provides that a corporation may indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party or threatened to be made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity (other than an action by or in the right of GameSquare), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A similar standard is applicable in the case of actions by or in the right of GameSquare, except that indemnification only |

| Pre-Continuance | Post-Continuance |
|---|---|
| | extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by GameSquare's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.<br><br>In addition, GameSquare may purchase and maintain insurance against liability asserted against or incurred by any of the persons referred to above whether or not it would have the power to indemnify them against such liability under Delaware law.<br><br>A corporation must indemnify directors and officers (as defined in the statute) to the extent they are successful on the merits or otherwise in defense of the action or matter at issue.<br><br>In addition, Delaware law allows for the advance payment of expenses prior to final disposition of an action, so long as, in the case of a current director or officer, the person undertakes to repay any amount advanced if it is later determined that the person is not entitled to indemnification. |
| **Appraisal / Dissent Rights** | |
| The BCBCA provides that shareholders, including beneficial holders, who dissent from certain actions being taken by a corporation, may exercise a right of dissent and require the corporation to purchase the shares held by such shareholder at the fair value of such shares. The dissent right is applicable where the corporation proposes to: (i) alter the articles to alter restrictions on the powers of the corporation or on the business it is permitted to carry on; (ii) adopt an amalgamation agreement; (iii) approve an amalgamation under Division 4 of Part 9 of the BCBCA; (iv) approve an arrangement, the terms of which arrangement permit dissent; (v) authorize or ratify the sale, lease or other disposition of all or substantially all of the corporation's undertaking; or (vi) authorize | Delaware law provides that a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder's shares equal to the fair value of those shares, as determined by the Delaware Court of Chancery in an action timely brought by the corporation or a dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the |

| Pre-Continuance | Post-Continuance |
| --- | --- |
| the continuation of the corporation into a jurisdiction other than British Columbia.<br><br>In certain circumstances, shareholders may also be entitled to dissent in respect of a resolution if dissent is authorized by such resolution, or if permitted by court order. | agreement of merger or consolidation requires the holders to accept for their shares anything other than:<br><br>● Shares of stock of the surviving corporation;<br><br>● Shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;<br><br>● Cash in lieu of fractional shares of the stock described in the two precedent clauses; or<br><br>● Any combination of the above.<br><br>In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation. |

**Approval of Extraordinary Transactions; Anti-Takeover Provisions**

| Pre-Continuance | Post-Continuance |
| --- | --- |
| Under the BCBCA and GameSquare Articles, the following powers, in addition to others, are available to GameSquare to make itself potentially less vulnerable to hostile takeover attempts: (i) GameSquare Articles include an advance notice provision; and (ii) any other shareholder proposals must be signed by qualified shareholders who, together with the submitter, are, at the time of signing, registered owners or beneficial owners of shares that, in the aggregate, constitute at least 1% of the issued shares of the company that carry the right to vote at general meetings, or have a fair market value in excess of the prescribed amount (at present, C$2,000) and must have been received by the company at least three months before the anniversary of the previous year's annual reference date (see "- Notice of Shareholder Nominations and Proposals" above. | A sale, lease or exchange of all or substantially all of a corporation's assets, a merger or consolidation of a corporation with another corporation or a dissolution of a corporation generally requires the approval of the corporation's board of directors and, with limited exceptions, the affirmative vote of at least a majority of the shares of GameSquare common stock outstanding as of the record date and entitled to vote.<br><br>GameSquare is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with any interested stockholder for a three-year period following the time that such stockholder becomes an interested stockholder, unless (i) the board of directors approves the business combination or the transaction by which such stockholder becomes an interested stockholder, in either case, before the stockholder becomes an interested stockholder, (ii) the interested stockholder acquires 85% of the corporation's outstanding voting stock in the transaction by |

| Pre-Continuance | Post-Continuance |
|---|---|
| | which such stockholder becomes an interested stockholder, or (iii) the business combination is subsequently approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds (2/3) of the corporation's outstanding voting stock not owned by the interested stockholder. |
| **Compulsory Acquisition** | |
| The BCBCA provides that where an offeror does not use the compulsory acquisition right when entitled to do so, a securityholder who did not accept the original offer may require the offeror to acquire the securityholder's securities on the same terms as contained in the original offer. | Not applicable. |
| **Rights Upon Liquidation** | |
| In case of dissolution, subject to the rights of the holders of preferred shares, the remaining assets and funds of GameSquare available for distribution following payment or making provision for all of the company's liabilities, will be paid to the holders of common shares either in money or in kind. | In case of liquidation or dissolution of GameSquare, subject to the rights of the holders of GameSquare preferred stock, if any, the remaining assets and funds of GameSquare available for distribution will be paid to the holders of common stock. |